    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 2000
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       FELCOR LODGING LIMITED PARTNERSHIP
                       FELCOR LODGING TRUST INCORPORATED
                           FELCOR/CSS HOTELS, L.L.C.
                           FELCOR/LAX HOTELS, L.L.C.
                          FELCOR EIGHT HOTELS, L.L.C.
                           FELCOR/CSS HOLDINGS, L.P.
                         FELCOR/ST. PAUL HOLDINGS, L.P.
                           FELCOR/LAX HOLDINGS, L.P.
                       FELCOR HOTEL ASSET COMPANY, L.L.C.
                           FHAC TEXAS HOLDINGS, L.P.
                       FELCOR OMAHA HOTEL COMPANY, L.L.C.
                          FELCOR MOLINE HOTEL, L.L.C.
                       FELCOR COUNTRY VILLA HOTEL, L.L.C.
                               FELCOR CANADA CO.
           (Exact name of co-registrant as specified in its charter)

              DELAWARE                            7011                            75-2564994
              MARYLAND                (Primary Standard Industrial                72-2541756
              DELAWARE                 Classification Code Number)                75-2624290
              DELAWARE                                                            75-2647535
              DELAWARE                                                            75-2582006
              DELAWARE                                                            75-2620463
              DELAWARE                                                            75-2624292
              DELAWARE                                                            75-2624293
              DELAWARE                                                            75-2770156
               TEXAS                                                              75-2797670
              DELAWARE                                                            75-2769826
              DELAWARE                                                            75-2771084
              DELAWARE                                                            75-2771072
        NOVA SCOTIA, CANADA                                                       75-2773637
    (State or other jurisdiction                                     (I.R.S. Employer Identification No.)
 of incorporation or organization)

                                                                                   LAWRENCE D. ROBINSON
                                                                        SENIOR VICE PRESIDENT AND GENERAL COUNSEL
        545 E. JOHN CARPENTER FRWY., SUITE 1300                          545 E. JOHN CARPENTER FRWY., SUITE 1300
                  IRVING, TEXAS 75062                                              IRVING, TEXAS 75062
                     (972) 444-4900                                                   (972) 444-4900
   (Address, including zip code and telephone number,               (Name, address, including zip code, and telephone
including area code, of registrant's principal executive                                 number,
                        offices)                                        including area code, of agent for service)

                             ---------------------

                         FELCOR NEVADA HOLDINGS, L.L.C.
                          FHAC NEVADA HOLDINGS, L.L.C.
           (Exact name of co-registrant as specified in its charter)

               NEVADA                             7011                            74-2906947
               NEVADA                 (Primary Standard Industrial                74-2906949
    (State or other jurisdiction       Classification Code Number)   (I.R.S. Employer Identification No.)
 of incorporation or organization)

                                                                                   LAWRENCE D. ROBINSON
              101 CONVENTION CENTER DRIVE                               SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                       SUITE 850                                         545 E. JOHN CARPENTER FRWY., SUITE 1300
                LAS VEGAS, NEVADA 89109                                            IRVING, TEXAS 75062
                     (702) 949-0211                                                   (972) 444-4900
   (Address, including zip code and telephone number,               (Name, address, including zip code, and telephone
including area code, of registrant's principal executive                                 number,
                        offices)                                        including area code, of agent for service)

                             ---------------------

                                   Copies to:

                               ROBERT W. DOCKERY
                              JENKENS & GILCHRIST,
                           A PROFESSIONAL CORPORATION
                          1445 ROSS AVENUE, SUITE 3200
                              DALLAS, TEXAS 75202
                                 (214) 855-4500

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                                  AMOUNT BEING        OFFERING PRICE     AGGREGATE OFFERING
SECURITIES BEING REGISTERED                              REGISTERED            PER UNIT             PRICE(1)
------------------------------------------------------------------------------------------------------------------
9 1/2% Senior Notes Due 2008.......................     $400,000,000             100%             $400,000,000
------------------------------------------------------------------------------------------------------------------
Guarantees of Senior Notes(2)......................     $400,000,000             100%             $400,000,000
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                                    AMOUNT OF
SECURITIES BEING REGISTERED                            REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
9 1/2% Senior Notes Due 2008.......................        $105,600
------------------------------------------------------------------------------------------------------------------
Guarantees of Senior Notes(2)......................          (3)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2) The following co-registrants have each guaranteed the notes issued by FelCor Lodging Limited Partnership that are being registered pursuant hereto:
    FelCor Lodging Trust Incorporated; FelCor/CSS Hotels, L.L.C., FelCor/LAX Hotels, L.L.C., FelCor Eight Hotels, L.L.C., FelCor/CSS Holdings, L.P., FelCor/St. Paul Holdings, L.P., FelCor/LAX Holdings, L.P., FelCor Hotel Asset Company, L.L.C., FelCor Nevada Holdings, L.L.C., FHAC Nevada Holdings, L.L.C., FHAC Texas Holdings, L.P., FelCor Omaha Hotel Company, L.L.C., FelCor Moline Hotel, L.L.C., FelCor Country Villa Hotel, L.L.C., and FelCor Canada Co.

(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the notes being registered.

       THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 6, 2000

LOGO                    FELCOR LODGING LIMITED PARTNERSHIP

--------------------------------------------------------------------------------

OFFER TO EXCHANGE
ALL OUTSTANDING 9 1/2% SENIOR NOTES DUE 2008
($400,000,000 PRINCIPAL AMOUNT OUTSTANDING)
FOR REGISTERED 9 1/2% SENIOR NOTES DUE 2008
--------------------------------------------------------------------------------

We are offering to exchange all of our $400 million in outstanding 9 1/2% Senior Notes Due 2008 ("Old Notes") for $400 million in registered 9 1/2% Senior Notes Due 2008 ("New Notes"). The Old Notes and New Notes are collectively referred to as the "Notes." The Old Notes were issued on September 15, 2000. The terms of the New Notes are identical to the terms of the Old Notes except that the New Notes are registered under the Securities Act of 1933, as amended, and therefore are freely transferable, subject to certain conditions.

You should consider the following:

- INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS.

- Our offer to exchange Old Notes for New Notes will be open until 5:00 p.m.,
  New York City time, on             , 2000, unless we extend the offer.

- You should also carefully review the procedures for tendering the Old Notes beginning on page 25 of this prospectus.

- If you fail to tender your Old Notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

- No public market currently exists for the Notes. We do not intend to list the New Notes on any securities exchange and, therefore, no active public market is anticipated.

Information about the Notes:

- The Notes will mature on September 15, 2008.

- We will pay interest on the Notes semi-annually on March 15 and September 15 of each year, beginning March 15, 2001 at the rate of 9 1/2% per annum.

- We may redeem the Notes on or after September 15, 2004 at certain rates set forth on page 92 of this prospectus.

- We also have the option until September 15, 2003, to redeem up to 35% of the original aggregate principal amount of the Notes with the net proceeds of certain equity offerings.

- The Notes are unsecured obligations and rank equally with our existing and future unsecured senior debt.

- The Notes are fully and unconditionally guaranteed on an unsecured senior basis by FelCor Lodging Trust Incorporated and by certain of our subsidiaries.

- If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase Notes from you.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS OCTOBER   , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary.....................................................    1
Risk Factors................................................   16
The Exchange Offer..........................................   25
Capitalization..............................................   35
Selected Historical and Pro Forma Financial Information.....   36
Management's Discussion and Analysis of Financial Condition
  and
  Results of Operations.....................................   40
Business and Properties.....................................   59
Management..................................................   78
Certain Relationships and Related Transactions..............   84
Description of Certain Indebtedness.........................   86
Description of the New Notes and Guarantees.................   91
Certain United States Federal Income Tax Considerations.....  129
Plan of Distribution........................................  129
Legal Matters...............................................  130
Experts.....................................................  130
Index to Financial Statements...............................  F-1

                                  ------------

     We obtained market data and certain other industry data and forecasts used throughout this prospectus from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources they believe to be reliable, but they do not guarantee the accuracy and completeness of such information. Similarly, while we believe that the internal surveys, industry data and forecasts and market research are reliable, we have not independently verified such data, and neither FelCor LP nor FelCor make any representation as to the accuracy of such information.
                                  ------------

     This prospectus contains registered trademarks owned or licensed by companies other than the Company, including but not limited to Bristol House(R), Club Hotels by Doubletree(R), Conrad International(R), Courtyard by Marriott(R), Crowne Plaza(R), Disney(R), Doubletree(R), Doubletree Guest Suites(R), Embassy Suites(R), Fairfield Inn(R), Four Points by Sheraton(R), Hampton Inn(R), Hampton Inn & Suites(R), Harrison Conference Centers(R), Harvey Hotel(R), Hilton(R), Hilton Garden Inn(R), Hilton HHonors(R), Holiday Inn(R), Holiday Inn Express(R), Holiday Inn Select(R), Homewood Suites(R) by Hilton, Inter-Continental(R), Radisson(R), Red Lion Hotels & Inns(R), Sheraton(R), Sheraton Suites(R), Walt Disney World(R) and Westin(R).

                           FORWARD-LOOKING STATEMENTS

     The information contained in this prospectus contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "may," "will," "should," "seeks," "pro forma" or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions. A number of factors could cause results to differ materially from those anticipated by such forward-looking statements. Among these factors are:

     - overall debt levels and the ability to obtain new financing and service debt;

     - inability to retain earnings;

     - liquidity and capital expenditures;

     - price and number of FelCor equity securities repurchased;

     - growth strategy and acquisition activities;

     - inability to reach definitive agreements for the acquisition of the lessees of, or of the leases covering, our hotels;

     - competitive conditions in the lodging industry; and

     - general economic conditions.

In addition, such forward-looking statements are necessarily dependent upon assumptions and estimates that may prove to be incorrect. Accordingly, while we believe that the plans, intentions and expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. The information contained in this prospectus and in the other documents referenced herein, including "Risk Factors," identifies important factors that could cause such differences.

                      WHERE YOU CAN FIND MORE INFORMATION

     Both FelCor and FelCor LP file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at "http://www.sec.gov" and from our web site at "http://www.felcor.com." You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

     We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to our offering of New Notes. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement on Form S-4. You will find additional information about us and the New Notes in the registration statement on Form S-4. All statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed by us with the Commission.

     We "incorporate by reference" into this prospectus the information that FelCor and FelCor LP file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. Both FelCor and FelCor LP have filed the following documents with the SEC and they are incorporated herein by reference:

          (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, with the exception of the consolidated financial statements of FelCor Lodging Limited Partnership, which are included in this prospectus;

          (2) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000;

          (3) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000;

          (4) Current Report on Form 8-K dated October 4, 2000; and

          (5) all documents subsequently filed by either FelCor or FelCor LP with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: Lawrence
D. Robinson, Senior Vice President, General Counsel and Secretary, FelCor Lodging Trust Incorporated, 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062, telephone (972) 444-4900, or by e-mail at information@felcor.com.

                                    SUMMARY

     You should read the following summary together with the more detailed information regarding our company, the exchange offer and our financial statements and the notes thereto appearing elsewhere in this prospectus or incorporated herein by reference. Unless the context otherwise requires, the words "we," "our," "ours," "us" and the "Company" refer to FelCor Lodging Trust Incorporated (FelCor), FelCor Lodging Limited Partnership (FelCor LP) and their respective subsidiaries, collectively.

                                  THE COMPANY

OVERVIEW

     We are one of the nation's largest hotel REITs, with ownership interests in 188 hotels at August 31, 2000, with nearly 50,000 rooms and suites. We own a 100% interest in 163 hotels with 42,292 rooms and suites, a 90% or greater interest in entities owning seven hotels with 1,745 rooms and suites, a 60% interest in an entity owning two hotels with 983 rooms and a 50% interest in separate entities that own 16 hotels with 4,018 rooms and suites. Our hotels are located in the United States (35 states) and Canada, with a concentration in Texas (41 hotels), California (20 hotels), Florida (18 hotels) and Georgia (15 hotels).

     We own the largest number of Embassy Suites, Crowne Plaza, Holiday Inn and independently owned Doubletree-branded hotels in the world. The following table lists our hotels, by brand, at August 31, 2000:

BRAND                                                         TOTAL
-----                                                         -----
Embassy Suites..............................................    60*
Holiday Inn.................................................    44
Crowne Plaza and Crowne Plaza Suites........................    18
Doubletree and Doubletree Guest Suites......................    14
Holiday Inn Select..........................................    10
Sheraton and Sheraton Suites................................    10
Hampton Inn.................................................     9
Holiday Inn Express.........................................     5
Fairfield Inn...............................................     5
Harvey Hotel................................................     4
Independents................................................     3
Courtyard by Marriott.......................................     2
Four Points by Sheraton.....................................     1
Hilton Suites...............................................     1
Homewood Suites.............................................     1
Westin......................................................     1
                                                               ---
          Total Hotels......................................   188
                                                               ===

---------------

* Includes one Embassy Suites hotel that was sold on September 27, 2000.

     We seek to increase operating cash flow through both internal growth and selective acquisitions, while maintaining a flexible and conservative capital structure. In addition to renovating, redeveloping and repositioning our acquired hotels, we may seek to acquire new upscale properties that will benefit from affiliation with one of the premium brands available to us through our strategic brand owner and manager relationships with Hilton Hotels Corporation, Bass plc and Starwood Hotels & Resorts Worldwide, Inc.

     We recently identified 25 non-strategic hotels which we presently intend to sell. If sold, we expect gross sales proceeds from these hotels should be approximately $150 million and net proceeds should be approximately $136 million (after deducting estimated transaction costs and the costs of terminating the existing leases and management rights). To date, we have reached an agreement in principle on the cost of terminating the leases on only 12 of these hotels. We anticipate that the sale of these 25 hotels would result in a book loss of approximately $63 million. Accordingly, our Board of Directors approved a $63 million reserve for the hotels held for sale at June 30, 2000, to reflect the difference between our book value and the estimated market value of these hotels. In addition to these hotels, on September 27, 2000, we sold our Embassy Suites hotel, Los Angeles International Airport (North), California for a gross sale price of approximately $24 million, resulting in a gain on sale of approximately $2.5 million.

     The Leases. To enable us to satisfy certain requirements for qualification as a REIT, generally we cannot operate the hotels in which we invest. Accordingly, we have leased 85 hotels to DJONT Operations, L.L.C. and its consolidated subsidiaries (DJONT) and 100 hotels to Bristol Hotels & Resorts and its consolidated subsidiaries (Bristol). Bristol became a subsidiary of Bass plc
(Bass) by virtue of a merger between Bristol and a subsidiary of Bass on March 31, 2000. Two of the hotels are not leased.

     Our leases generally have initial terms of five to 15 years and provide for rent equal to the greater of a minimum base rent or a percentage rent based on room and suite revenues, food and beverage revenues, food and beverage rents and, in certain instances, other hotel revenues. Such arrangements are generally referred to as Percentage Leases.

     The Lessees. Bass, which is a publicly traded company, is one of the largest hotel operating companies in the world. DJONT is a private company controlled by Thomas J. Corcoran, Jr., the President, Chief Executive Officer and a director of FelCor.

     Subsidiaries of Bass manage all of the hotels leased by Bristol, plus one of the two FelCor hotels that are not leased. DJONT has entered into management agreements pursuant to which 71 hotels leased by it are managed by subsidiaries of Hilton, 11 are managed by subsidiaries of Starwood and three are managed by two independent management companies.

     On July 21, 2000, our independent directors approved the acquisition of 100% of DJONT effective January 1, 2001. The purchase price is expected to be approximately 417,000 FelCor LP units (valued at $9.3 million based upon the $22.375 closing share price on August 31, 2000). No binding agreements have been entered into for this acquisition. We expect that the benefits to us from the purchase of DJONT, if completed, will include: (i) a more direct relationship with the hotel and brand managers, (ii) elimination of potential conflicts of interest and (iii) consolidated hotel level financial reporting. We are currently negotiating with Bass to acquire the Bristol lessee or the leases held by it. We cannot assure you that we will successfully complete these transactions.

     The Corporate Structure. The following diagram depicts our general corporate structure and debt outstanding at June 30, 2000, after giving effect to the private offering of the Old Notes, and share repurchases through August 31, 2000:

                                    [CHART]
---------------

* The line of credit was reduced to $600 million effective August 1, 2000.

THE INDUSTRY

     The United States hotel industry profitability has improved each year since 1992, the longest sustained growth in history. According to PricewaterhouseCoopers LLP's 1999 Lodging Industry Briefing, after a period of extended unprofitability in the late 1980's and early 1990's, during which time the increase in the supply of new hotel rooms significantly outpaced growth in room demand, lodging industry profit increased every year from 1992 through 1999 and is expected to increase again in 2000. The percentage growth in room demand exceeded percentage growth in new room supply from 1992 through 1996. While 1997 and 1998 experienced the highest number of new room starts in the prior 10 years, 1999 showed a decline in new room starts of 8.2% from the 1998 level. In spite of the above-average increases in room supply since 1995, according to PricewaterhouseCoopers LLP's September 1997 and May 2000 Hospitality Directions, annual revenue per available room has grown each year from 1995 through 1999 and is expected to continue to grow in 2000.

     Smith Travel Research, a leading provider of industry data, classifies hotel chains into five distinct categories: Upper Upscale, Upscale, Midscale With Food & Beverage, Midscale Without Food & Beverage, and Economy. We remain focused on properties in the Upper Upscale (including Doubletree Guest Suites, Embassy Suites, Sheraton and Westin hotels), Upscale (including Crowne Plaza, Doubletree Hotels and Homewood Suites), and Midscale With Food & Beverage (including Harvey, Holiday Inn and Holiday Inn Select hotels) categories, from which we derived approximately 97% of our revenues in 1999. PricewaterhouseCoopers LLP's

Hospitality Directions, December 1999/January 2000, projects that 2000 RevPAR growth will be 2.4% for Upper Upscale hotels, 2.9% for Upscale hotels, and 3.0% for hotels in the Midscale With Food & Beverage category. The same publication projects 2000 changes in supply and demand for each segment: Upper Upscale hotels, supply growth of 4.3% and demand growth of 3.2%; Upscale hotels, supply growth of 7.0% and demand growth of 7.3%: and hotels in the Midscale with Food and Beverage category should have no change in supply with a slight decline (0.7%) in demand.

BUSINESS STRATEGY

     We seek to increase operating cash flow through active asset management. In addition to actively overseeing the operation of our hotels by our lessees and their managers, we apply our asset management expertise to the renovation, redevelopment and rebranding of hotels, the maintenance of strong strategic relationships with our brand owners and managers and the maintenance of financial flexibility.

  HOTEL RENOVATION, REDEVELOPMENT AND REBRANDING

     We have historically differentiated ourselves from many of our competitors by:

     - our practice of upgrading, renovating and/or redeveloping most of our acquired hotels to enhance their competitive position and, in certain instances, rebranding them to improve their revenue generating capacity; and

     - our ongoing program for the maintenance of our upgraded hotel assets, which includes:

      - our contribution of at least 4% of annual room and suite revenue for the DJONT hotels and 3% of total annual hotel revenue for the Bristol hotels for routine capital replacements and improvements; and

      - our ensuring that the lessees adhere to a maintenance and repair program amounting to approximately 4.5% of annual hotel revenues.

    During 1998 and 1999, an aggregate of approximately $442 million in capital improvements and other capital expenditures were made to our hotels, with approximately 3% of total hotel room nights being lost in 1998 and 2% in 1999 due to renovations. During 2000, we currently expect to spend approximately $15 million on the renovation of 28 hotels, approximately $42 million to complete renovations started in 1999 at 28 hotels, and approximately $40 million for other capital expenditures. We are currently reviewing the feasibility of undertaking between $4 and $10 million of additional renovations during 2000. We expect an insignificant number of room nights to be lost during 2000 as a result of renovations. By the end of 2000, the Company will have spent more than $900 million since 1994 on renovation and other capital expenditures to its hotel portfolio, which should limit the need for future renovation expenditures primarily to those necessary to maintain the hotels in their upgraded condition.

     The largest single renovation project completed during 1999 was the Allerton Crowne Plaza in Chicago, which reopened in July 1999, after having been closed for more than a year. This project has received numerous awards, including Lodging Hospitality magazine's Year's Best Design competition in two categories, Bass Hotels & Resorts 1999 Newcomer of the Year award, and Chicago's Greater North Michigan Avenue Association 1999 Avenue Enhancement award.

  MAINTENANCE OF STRONG STRATEGIC RELATIONSHIPS

     We benefit from strategic brand owner and manager relationships with Hilton (Embassy Suites and Doubletree), Bass (Crowne Plaza and Holiday Inn) and Starwood (Sheraton and Westin).

     - Hilton, which acquired Promus Hotel Corporation in 1999, now has a hotel portfolio of more than 1,800 hotels with more than 300,000 rooms in 50 states and the District of Columbia, and is now the largest operator of full-service, all-suite hotels in the United States. In addition to its Hilton and Conrad International-branded hotels, Hilton now owns the Embassy Suites, Doubletree and Doubletree Guest Suites brands and manages 71 of our hotels. As a result of its acquisition of Promus, Hilton acquired an equity interest in our Company having an aggregate value of approximately $32 million at August 31, 2000, and it became a 50% partner in joint ventures with us in the ownership of 12 hotels and the holder of a 10% equity interest in certain subsidiaries owning six hotels. The relationship with Promus and its Embassy Suites brand provided the foundation for our historical growth, and we expect to expand our relationship with Hilton, as the successor to Promus.

     - Bass operates or franchises more than 2,900 hotels worldwide. Among the brands owned by Bass are Crowne Plaza, Holiday Inn, Holiday Inn Select, Holiday Inn Express and Inter-Continental. Bass, which acquired Bristol on March 31, 2000, manages 101 of our hotels. Bass also owns FelCor common stock and FelCor LP units aggregating approximately 15.5% of our outstanding common stock and units. Bass is one of the largest hotel operating companies in the world.

     - Starwood is one of the world's largest hotel operating companies. Directly and through subsidiaries, Starwood owns, leases, manages or franchises approximately 700 hotels with more than 217,000 rooms in 70 countries. Our strategic alliance with Starwood, coupled with the purchase of seven Sheraton hotels in 1997, provided us with our initial entry into the upscale, full-service, non-suite hotel market. Starwood manages 11 of our hotels and is a 40% joint venture partner with us in the ownership of two hotels and a 50% joint venture partner with us in the ownership of one hotel.

  MAINTENANCE OF FINANCIAL FLEXIBILITY

     We are committed to maintaining substantial financial flexibility. In funding our growth, we have used a broad selection of financing sources to minimize our cost of capital, including public equity, collateralized mortgage-backed securities, public and private debt, and asset divestitures. We believe that our capital structure will continue to be among the most conservative in the hotel REIT industry. We believe our financial flexibility should enable us to pursue selective hotel acquisition and expansion opportunities and to take advantage of renovation, redevelopment and rebranding opportunities to help us improve our competitive position.

RECENT DEVELOPMENTS

     During the first six months of 2000, we:

     - had revenues of $283 million, after adding back deferred rent of $19 million, as compared to revenues of $262 million in the first six months of 1999;

     - repurchased 3.1 million common shares pursuant to our share repurchase program, for approximately $56.7 million;

     - had Funds From Operations (FFO) of $149 million, as compared to $154 million for the same period of 1999;

     - had EBITDA of $239 million, as compared to EBITDA of $224 million for the same period of 1999;

     - completed an aggregate of $331 million of long-term fixed rate mortgage financings, the proceeds of which were used to fund repurchases of our stock and to reduce borrowings under our line of credit; and

     - identified 25 non-strategic hotels to be sold, with estimated aggregate net proceeds of $136 million, and recorded a one-time reserve of $63 million in the second quarter to reflect the difference between our book value and the estimated market value of these hotels.

     Since June 30, 2000:

     - we sold our Embassy Suites hotel, Los Angeles International Airport (North), California (215 suites), for a gross sale price of approximately $24 million, resulting in a gain on sale of approximately $2.5 million;

     - we renewed our line of credit; the line of credit was reduced from $850 million to $600 million and the maturity was extended from July 2001 to August 2003; the effective interest rate ranges from 87.5 basis points to 250 basis points above LIBOR depending on our leverage and corporate rating; and

     - our independent directors approved the acquisition of 100% of DJONT, effective January 1, 2001, for an expected purchase price of approximately 417,000 FelCor LP units; no binding agreements have been entered into for this acquisition, and we cannot assure you that we will successfully complete this transaction.

     On January 1, 2001, the provisions of the REIT Modernization Act will become effective. These provisions will:

     - reduce the percentage of taxable income required to be distributed by a REIT from 95% to 90%, and

     - subject to certain limitations, permit a REIT to own taxable subsidiaries that engage in businesses previously prohibited to a REIT, including, among other things, leasing hotels from a hotel REIT, provided that the hotels in question continue to be managed by unrelated third parties.

     This act and its potential impact on the Company are discussed in further detail elsewhere in this prospectus.

                               THE EXCHANGE OFFER

     On September 15, 2000, we completed the private offering of $400 million of 9 1/2% Senior Notes Due 2008. We entered into a registration rights agreement with the initial purchasers in the private offering of such Old Notes in which we agreed, among other things, to deliver to you this prospectus and to complete this exchange offer within 180 days of the original issuance of the Old Notes. You are entitled to exchange in this exchange offer Old Notes that you hold for registered New Notes with substantially identical terms. If this exchange offer is not completed within 180 days of September 15, 2000, then the interest rate on the Old Notes will increase to 10.0% until it is completed or, under certain circumstances, a resale registration statement with respect to the Old Notes is declared effective by the SEC. You should read the discussion under the headings "-- Description of New Notes" and "Description of the New Notes and Guarantees" for further information regarding the New Notes.

     We believe that the New Notes to be issued in this exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions.

     The following summarizes the terms of the exchange offer. You should read the discussion under the heading "The Exchange Offer" for further information regarding this exchange offer and resale of the New Notes.

Securities to be
  Exchanged................  On September 15, 2000, we issued $400 million in aggregate principal amount of Old Notes to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The terms of the New Notes and the Old Notes are substantially identical in all material respects, except that the New Notes will be freely transferable by the holders except as otherwise provided in this prospectus. See "Description of the New Notes and Guarantees."

The Exchange Offer.........  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, Old Notes representing $400 million aggregate principal amount are outstanding.

                             Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to certain third parties unrelated to us, we believe that New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an "affiliate" of FelCor LP, FelCor or certain of their subsidiaries (the "Subsidiary Guarantors") within the meaning of Rule 405 under the Securities Act, or a broker-dealer who purchased Old Notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities
                             Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to engage in a distribution of New Notes.

                             However, the Commission has not considered the exchange offer in the context of a no-action letter and we cannot be sure that the staff of the Commission would make a similar determination with respect to the exchange offer as in such other circumstances. Furthermore, each holder, other than a broker-dealer, must acknowledge that is not engaged in, and does not intend to engage or participate in, a distribution of New Notes. Each broker-dealer that receives New Notes for his own account pursuant to the exchange offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of such New Notes. Broker-dealers who acquired Old Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the Old Notes.

Registration Rights
  Agreement................  We sold the Old Notes on September 15, 2000, in a private placement in reliance on Section 4(2) of the Securities Act. The Old Notes were immediately resold by the initial purchasers in reliance on Rule 144A under the Securities Act. In connection with the sale, we, together with FelCor and the Subsidiary Guarantors, entered into a Registration Rights Agreement with the initial purchasers (the "Registration Rights Agreement") requiring us to make the exchange offer. The Registration Rights Agreement further provides that we must cause the Registration Statement with respect to the exchange offer to be declared effective within 180 days of September 15, 2000. See "The Exchange
                             Offer -- Purpose and Effect."

Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, on             , 2000 or a later
                             date and time if we extend it (the "Expiration Date").

Withdrawal.................  The tender of the Old Notes pursuant to the exchange offer may be withdrawn at any time prior to the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense as soon as practicable after the expiration or termination of the exchange offer.

Interest on the New Notes
  and the Old Notes........  Interest on the New Notes will accrue from
                             September 15, 2000, or from the date of the last payment of interest on the Old Notes, whichever is later. No additional interest will be paid on Old Notes tendered and accepted for exchange.

Conditions of the Exchange
  Offer....................  The exchange offer is subject to certain customary conditions, certain of which may be waived by us. See "The Exchange Offer -- Conditions of the Exchange Offer."

Procedures for Tendering
  Old Notes................  Each holder of the Old Notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the letter of transmittal, or the copy, together with the Old Notes and any other required documentation, to the exchange agent at the address set forth herein. Persons holding the Old Notes through the Depository Trust Company ("DTC") and wishing to accept the exchange offer must do so pursuant to DTC's Automated Tender Offer Program, by which each tendering participant will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, each holder will represent to us that, among other things, (1) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, (2) the holder is not engaging in and does not intend to engage in a distribution of the New Notes, (3) the holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes, and (4) the holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of FelCor LP, FelCor or any of the Subsidiary Guarantors.

                             We will accept for exchange any and all Old Notes which are properly tendered (and not withdrawn) in the exchange offer prior to the Expiration Date. The New Notes will be delivered promptly following the Expiration Date. See "The Exchange
                             Offer -- Terms of the Exchange Offer."

Exchange Agent.............  SunTrust Bank is serving as Exchange Agent (the
                             "Exchange Agent") in connection with the exchange offer.

Federal Income Tax
  Considerations...........  We believe the exchange of Old Notes for New Notes pursuant to the exchange offer will not constitute a sale or an exchange for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Effect of Not Tendering....  Old Notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer. We will have no further obligation to provide for the registration under the Securities Act of the Old Notes.

                            DESCRIPTION OF NEW NOTES

Issuer.....................  FelCor Lodging Limited Partnership.

Securities Offered.........  $400,000,000 aggregate principal amount of 9 1/2%
                             Senior Notes Due 2008.

Maturity...................  September 15, 2008.

Interest...................  Interest will be payable in cash on March 15 and
                             September 15 of each year, beginning March 15, 2001.

Optional Redemption........  We cannot redeem the New Notes until September 15,
                             2004, except as described below in connection with certain equity offerings. At any time on or after September 15, 2004, we may redeem some or all of the New Notes at the redemption prices listed under the heading "Description of the Notes and Guarantees -- Optional Redemption," plus accrued and unpaid interest.

Optional Redemption
  After Equity Offerings...  At any time before September 15, 2003, we may elect to redeem up to 35% of the outstanding New Notes with funds that we raise in one or more equity offerings, as long as:

                             - we pay 109.5% of the face amount of the New
                               Notes, plus interest;

                             - we redeem the New Notes within 90 days of
                               completing the equity offering; and

                             - at least 65% of the aggregate principal amount of
                               the New Notes remains outstanding afterwards.

Change of Control..........  Upon a change of control, we will be required to make an offer to purchase the New Notes at 101% of the principal amount plus accrued and unpaid interest. We may not have sufficient funds available at the time of any change of control to effect the purchase.

Guarantees.................  The New Notes will be unconditionally guaranteed on an unsecured senior basis by FelCor and by certain wholly owned subsidiaries that are obligors on other senior debt of FelCor or FelCor LP.

Ranking....................  The New Notes will be unsecured and will rank equally with all our existing and future unsecured senior debt. The New Notes will be effectively subordinated to all of our and our consolidated subsidiaries' secured debt and to all other debt of our non-guarantor subsidiaries. As of June 30, 2000, after giving effect to the private offering of the Old Notes and the application of the net proceeds, and share repurchases through August 31, 2000, we and our consolidated subsidiaries would have had approximately $789 million of secured debt, all of which is mortgage and capitalized lease debt and effectively senior to the New Notes to the extent of the value of the underlying assets.

                             At June 30, 2000, our non-guarantor subsidiaries had no other debt.

Certain Other Covenants....  The indenture governing the New Notes restricts our ability and the ability of our restricted subsidiaries to:

                             - incur additional debt;

                             - incur additional secured debt and subsidiary
                               debt;

                             - make certain distributions, investments and other
                               restricted payments;

                             - limit the ability of restricted subsidiaries to
                               make payments to us;

                             - issue or sell stock of restricted subsidiaries;

                             - enter into transactions with affiliates;

                             - create liens;

                             - sell assets;

                             - enter into certain sale-leaseback transactions;
                               and

                             - with respect to FelCor LP and FelCor,
                               consolidate, merge or sell all or substantially all of their assets.

                             These covenants are subject to a number of important limitations and exceptions.

Ratings Downgrade..........  Upon the occurrence of, and during the continuance of, a ratings downgrade, as defined, the New Notes will bear yearly interest at a rate equal to 10%. See "Description of the Notes and Guarantees -- Certain Definitions -- Ratings Downgrade."

Fall-Away Covenants........  Under the indenture governing the New Notes, in the event, and only for as long as, the New Notes are rated investment grade and no default or event of default has occurred and is continuing, many of the covenants described above will not be applicable to FelCor, FelCor LP and their restricted subsidiaries.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 16 BEFORE INVESTING IN THE NOTES.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     The following tables set forth summary historical and pro forma consolidated financial information for FelCor Lodging Limited Partnership and FelCor Lodging Trust Incorporated. The summary historical information is presented for the years ended December 31, 1997, 1998 and 1999 and the six months ended June 30, 1999 and 2000. We derived the historical financial information for the years ended December 31, 1997, 1998 and 1999 from our financial statements and the notes thereto, audited by PricewaterhouseCoopers LLP, independent accountants. The summary historical financial information as of and for the six months ended June 30, 1999 and 2000 have been derived from the unaudited financial statements which have been prepared by management on the same basis as the audited financial statements and, in the opinion of management, include all adjustments consisting of normal recurring accruals that are considered necessary for a fair presentation of the results for such periods. The results of operations for the six months ended June 30, 1999 and 2000 are not necessarily indicative of results to be anticipated for the entire year. The summary unaudited pro forma consolidated financial information for the year ended December 31, 1999, twelve months ended June 30, 2000, and the six months ended June 30, 2000, are presented for illustrative purposes only and are not necessarily indicative of what our actual results of operations would have been had the transactions described below been consummated on the date indicated. You should read the following information together with the "Selected Historical and Pro Forma Consolidated Financial Information;" "Management's Discussion and Analysis of Financial Condition and Results of Operations;" the Pro Forma Consolidated Statements of Operations, Balance Sheets and Notes thereto; and the Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus or incorporated herein by reference.

     The pro forma consolidated financial information is presented as if the following occurred on January 1, 1999: (i) the issuance of $400 million of the Old Notes and the application of the net proceeds, (ii) the completion of the other financing transactions which occurred in 2000, (iii) the repurchase by FelCor of $164.3 million of its common stock through August 31, 2000, and (iv) the sale of 25 non-strategic hotels identified in the second quarter of 2000.

                       FELCOR LODGING LIMITED PARTNERSHIP

                                                           ACTUAL
                               --------------------------------------------------------------
                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                     YEAR ENDED DECEMBER 31,                (UNAUDITED)
                               ------------------------------------   -----------------------
                                  1997         1998         1999         1999       2000(1)
                               ----------   ----------   ----------   ----------   ----------
                                              (IN THOUSANDS EXCEPT RATIO DATA)
STATEMENT OF OPERATIONS DATA:
Total revenue................  $  176,651   $  339,617   $  504,001   $  262,104   $  264,670
Income (loss) before
 nonrecurring items..........  $   69,652   $  123,937   $  136,653   $   81,521   $  (13,247)
Net income (loss)............  $   69,467   $  121,339   $  135,776   $   80,408   $  (12,372)
Net income (loss) applicable
 to unitholders..............  $   57,670   $   99,916   $  111,041   $   68,040   $  (24,730)
OTHER DATA:
Funds From Operations(2).....  $  129,815   $  217,363   $  286,895   $  154,232   $  149,380
EBITDA(3)....................  $  165,613   $  306,361   $  432,689   $  223,590   $  238,753
Ratio of EBITDA to interest
 expense.....................        4.8x         3.8x         3.3x         4.1x         2.9x
Ratio of earnings to combined
 fixed charges and preferred
 distributions(4)............        2.6x         2.2x         1.8x         2.0x          .9x
Adjusted ratio of earnings to
 combined fixed charges and
 preferred
 distributions(5)............        2.6x         2.2x         1.8x         2.0x         1.6x
BALANCE SHEET DATA:
Total assets.................  $1,673,364   $4,175,383   $4,255,751   $4,280,626   $4,176,765
Debt.........................  $  476,819   $1,594,734   $1,833,954   $1,712,540   $1,882,743

                                               PRO FORMA
                                              (UNAUDITED)
                               ------------------------------------------

                                                               SIX MONTHS
                                YEAR ENDED    TWELVE MONTHS      ENDED
                               DECEMBER 31,   ENDED JUNE 30,    JUNE 30,
                                   1999            2000           2000
                               ------------   --------------   ----------
                                    (IN THOUSANDS EXCEPT RATIO DATA)
STATEMENT OF OPERATIONS DATA:
Total revenue................    $480,885        $484,600      $  253,438
Income (loss) before
 nonrecurring items..........    $107,608        $ 87,351      $   44,685
Net income (loss)............    $107,844        $ 88,462      $   45,560
Net income (loss) applicable
 to unitholders..............    $ 83,109        $ 63,737      $   33,202
OTHER DATA:
Funds From Operations(2).....    $251,085        $257,316      $  140,644
EBITDA(3)....................    $412,871        $429,143      $  229,229
Ratio of EBITDA to interest
 expense.....................        2.8x            2.7x            2.8x
Ratio of earnings to combined
 fixed charges and preferred
 distributions(4)............        1.6x            1.5x            1.5x
Adjusted ratio of earnings to
 combined fixed charges and
 preferred
 distributions(5)............        1.6x            1.5x            1.5x
BALANCE SHEET DATA:
Total assets.................                                  $4,050,047
Debt.........................                                  $1,768,693

                       FELCOR LODGING TRUST INCORPORATED

                                                           ACTUAL
                               --------------------------------------------------------------
                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                     YEAR ENDED DECEMBER 31,                (UNAUDITED)
                               ------------------------------------   -----------------------
                                  1997         1998         1999         1999       2000(1)
                               ----------   ----------   ----------   ----------   ----------
                                              (IN THOUSANDS EXCEPT RATIO DATA)
STATEMENT OF OPERATIONS DATA:
Total revenue................  $  176,651   $  339,617   $  504,001   $  262,104   $  264,670
Income (loss) before
 nonrecurring items..........  $   63,835   $  117,437   $  131,957   $   78,682   $  (10,848)
Net income (loss)............  $   63,650   $  114,839   $  131,080   $   77,569   $   (9,973)
Net income (loss) applicable
 to common shareholders......  $   51,853   $   93,416   $  106,345   $   65,201   $  (22,331)
OTHER DATA:
Funds From Operations(2).....  $  129,815   $  217,363   $  286,895   $  154,232   $  149,380
EBITDA(3)....................  $  165,613   $  306,361   $  432,689   $  223,590   $  238,753
Ratio of EBITDA to interest
 expense.....................        4.8x         3.8x         3.3x         4.1x         2.9x
Ratio of earnings to combined
 fixed charges and preferred
 distributions(4)............        2.6x         2.2x         1.8x         2.0x          .9x
Adjusted ratio of earnings to
 combined fixed charges and
 preferred
 distributions(5)............        2.6x         2.2x         1.8x         2.0x         1.6x
BALANCE SHEET DATA:
Total assets.................  $1,673,364   $4,175,383   $4,255,751   $4,280,626   $4,176,765
Debt.........................  $  476,819   $1,594,734   $1,833,954   $1,712,540   $1,882,743

                                               PRO FORMA
                                              (UNAUDITED)
                               ------------------------------------------

                                                               SIX MONTHS
                                YEAR ENDED    TWELVE MONTHS      ENDED
                               DECEMBER 31,   ENDED JUNE 30,    JUNE 30,
                                   1999            2000           2000
                               ------------   --------------   ----------
                                    (IN THOUSANDS EXCEPT RATIO DATA)
STATEMENT OF OPERATIONS DATA:
Total revenue................    $480,885        $484,600      $  253,438
Income (loss) before
 nonrecurring items..........    $103,586        $ 82,698      $   41,388
Net income (loss)............    $103,822        $ 83,809      $   42,263
Net income (loss) applicable
 to common shareholders......    $ 79,087        $ 59,084      $   29,905
OTHER DATA:
Funds From Operations(2).....    $251,085        $257,316      $  140,644
EBITDA(3)....................    $412,871        $429,143      $  229,229
Ratio of EBITDA to interest
 expense.....................        2.8x            2.7x            2.8x
Ratio of earnings to combined
 fixed charges and preferred
 distributions(4)............        1.6x            1.5x            1.5x
Adjusted ratio of earnings to
 combined fixed charges and
 preferred
 distributions(5)............        1.6x            1.5x            1.5x
BALANCE SHEET DATA:
Total assets.................                                  $4,050,047
Debt.........................                                  $1,768,693

------------

(1) In the second quarter of 2000, the Company recorded a $63 million one-time reserve for the sale of non-strategic hotel assets, which is reflected in the income statements presented for the period.

(2) The Company considers Funds From Operations to be a key measure of a REIT's performance which should be considered along with, but not as an alternative to, net income and cash flow as a measure of operating performance and liquidity.

    The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) defines Funds From Operations as net income or loss (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains or losses from debt restructuring which would be extraordinary items in accordance with GAAP and sales of depreciable operating properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company believes that Funds From Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures, and to fund other cash needs. The Company computes Funds From Operations in accordance with standards established by NAREIT, except that the Company adds back rent deferred under SAB 101 to derive Funds From Operations. This may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, that interpret the current NAREIT definition differently than the Company or that do not adjust Funds From Operations for rent deferred under SAB 101. Funds From Operations does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. Funds From Operations may include funds that may not be available for management's discretionary use due to requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties.

    The computation of Funds From Operations for FelCor LP and FelCor yields the same result. The following table details the computation of Funds From Operations for FelCor LP.

                                                        ACTUAL                                          PRO FORMA
                                 ----------------------------------------------------   -----------------------------------------
                                                                   SIX MONTHS ENDED
                                                                       JUNE 30,                        TWELVE MONTHS   SIX MONTHS
                                    YEAR ENDED DECEMBER 31,           (UNAUDITED)        YEAR ENDED        ENDED         ENDED
                                 ------------------------------   -------------------   DECEMBER 31,     JUNE 30,       JUNE 30,
                                   1997       1998       1999       1999       2000         1999           2000           2000
                                 --------   --------   --------   --------   --------   ------------   -------------   ----------
                                                                          (IN THOUSANDS)
    Net income (loss)..........  $ 69,467   $121,339   $135,776   $ 80,408   $(12,372)    $107,844       $ 88,462       $ 45,560
    Deferred rent..............                                                18,604                      18,604         18,604
    Reserve for assets held for
     sale......................                                                63,000
    Series B redeemable
     preferred distributions...               (8,373)   (12,937)    (6,468)    (6,468)     (12,937)       (12,937)        (6,468)
    Extraordinary charge from
     write off of deferred
     financing fees............       185      3,075      1,113      1,113
    Depreciation...............    50,798     90,835    152,948     74,162     81,480      146,183        153,073         77,812
    Depreciation from
     unconsolidated entities...     9,365     10,487      9,995      5,017      5,136        9,995         10,114          5,136
                                 --------   --------   --------   --------   --------     --------       --------       --------
    Funds From Operations
     (FFO).....................  $129,815   $217,363   $286,895   $154,232   $149,380     $251,085       $257,316       $140,644
                                 ========   ========   ========   ========   ========     ========       ========       ========

(3) EBITDA is computed by adding FFO, interest expense, the Company's portion of interest expense from unconsolidated entities, amortization expense, and the Company's Series B redeemable preferred distributions. The computation of EBITDA for FelCor LP and FelCor yields the same result. EBITDA is presented because it provides useful information regarding our ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with GAAP). EBITDA as presented by us may not be comparable to other similarly titled measures used by other companies. A reconciliation of Funds From Operations to EBITDA is as follows:

                                                       ACTUAL                                          PRO FORMA
                                ----------------------------------------------------   ------------------------------------------
                                                                  SIX MONTHS ENDED                    TWELVE MONTHS    SIX MONTHS
                                   YEAR ENDED DECEMBER 31,            JUNE 30,          YEAR ENDED        ENDED          ENDED
                                ------------------------------   -------------------   DECEMBER 31,      JUNE 30,       JUNE 30,
                                  1997       1998       1999       1999       2000         1999            2000           2000
                                --------   --------   --------   --------   --------   ------------   --------------   ----------
                                                                         (IN THOUSANDS)
    Funds From Operations.....  $129,815   $217,363   $286,895   $154,232   $149,380     $251,085        $257,316       $140,644
    Interest expense..........    28,792     73,182    125,435     59,172     77,644      141,427         149,925         76,856
    Interest expense from
     unconsolidated
     entities.................     5,895      6,521      6,729      3,343      4,787        6,729           8,173          4,787
    Amortization expense......     1,111        922        693        375        474          693             792            474
    Series B redeemable
     preferred
     distributions............                8,373     12,937      6,468      6,468       12,937          12,937          6,468
                                --------   --------   --------   --------   --------     --------        --------       --------
    EBITDA....................  $165,613   $306,361   $432,689   $223,590   $238,753     $412,871        $429,143       $229,229
                                ========   ========   ========   ========   ========     ========        ========       ========

    A reconciliation of EBITDA and Consolidated EBITDA as defined for the Notes is as follows:

                                                       ACTUAL                                          PRO FORMA
                                ----------------------------------------------------   ------------------------------------------
                                                                  SIX MONTHS ENDED                    TWELVE MONTHS    SIX MONTHS
                                   YEAR ENDED DECEMBER 31,            JUNE 30,          YEAR ENDED        ENDED          ENDED
                                ------------------------------   -------------------   DECEMBER 31,      JUNE 30,       JUNE 30,
                                  1997       1998       1999       1999       2000         1999            2000           2000
                                --------   --------   --------   --------   --------   ------------   --------------   ----------
                                                                         (IN THOUSANDS)
    EBITDA....................  $165,613   $306,361   $432,689   $223,590   $238,753     $412,871        $429,143       $229,229
    Deduct -- Interest Expense
     from unconsolidated
     entities.................    (5,895)    (6,521)    (6,729)    (3,343)    (4,787)      (6,729)         (8,173)        (4,787)
    Income from unconsolidated
     entities.................    (6,963)    (7,017)    (8,484)    (3,837)    (5,648)      (8,484)        (10,295)        (5,648)
    Gain on asset sales.......                 (477)      (236)                 (875)        (236)         (1,111)          (875)
    Add -- Distributions from
     unconsolidated
     entities.................     4,211     19,066     19,581     13,297     11,708       19,581          17,992         11,708
                                --------   --------   --------   --------   --------     --------        --------       --------
    Consolidated EBITDA.......  $156,966   $311,412   $436,821   $229,707   $239,151     $417,003        $427,556       $229,627
                                ========   ========   ========   ========   ========     ========        ========       ========

(4) For the purpose of computing the ratio of earnings to combined fixed charges and preferred distributions, earnings consist of income from continuing operations plus fixed charges and minority interest in FelCor LP (with respect to FelCor), excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, and amortization of loan costs.

(5) The adjusted ratio of earnings to combined fixed charges and preferred distributions is computed the same as described in footnote (4) except that income from continuing operations is adjusted to add back a $63 million one-time reserve for the sale of non-strategic hotel assets recorded in the second quarter of 2000.

                                  RISK FACTORS

     An investment in the Notes involves a significant degree of risk. You should carefully consider the following risk factors, together with all of the other information included in this prospectus, in evaluating the exchange offer.

IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OLD NOTES AND YOUR ABILITY TO TRANSFER OLD NOTES WILL BE ADVERSELY AFFECTED.

     We will only issue New Notes in exchange for Old Notes that are timely received by the Exchange Agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the Exchange Agent are required to tell you of any defects or irregularities with respect to your tender of the Old Notes. If you do not tender your Old Notes properly, then, after we consummate the exchange offer, you may continue to hold Old Notes that are subject to the existing transfer restrictions. In addition, if you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. If you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such New Notes. After the exchange offer is consummated, if you continue to hold any Old Notes, you may have difficulty selling them because there may be only a small amount of Old Notes outstanding. In addition, if a large amount of Old Notes are not tendered or are tendered improperly, the limited amount of New Notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such New Notes.

WE HAVE HAD INCREASES IN LEVERAGE THAT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

     As a result of our 1998 merger with Bristol Hotel Company, our leverage increased during 1998, and it has increased further to fund our renovation, redevelopment and rebranding program and our share repurchase program. The share repurchase program authorizes repurchases up to an aggregate maximum of $300 million. Through August 31, 2000, we have repurchased approximately 9.3 million shares of common stock under this program at an aggregate cost of approximately $164.3 million.

     At June 30, 2000, after giving effect to the private offering of the Old Notes and the application of the net proceeds, and share repurchases through August 31, 2000:

     - we would have had approximately $1.9 billion in consolidated debt, of which approximately $789 million would have been secured by mortgages or capital leases;

     - we would have had a ratio of consolidated debt to investment in hotels at cost of 42%;

     - our ratio of EBITDA to interest expense for the six months then ended would have been 2.7-to-1; and

     - we would have had $248 million of floating rate debt, which would have constituted 13% of our total debt. Most of this floating rate debt bears interest at a rate equal to between 0.795% and 2.00% plus the one month LIBOR rate. At August 31, 2000, the one month LIBOR rate was 6.630%. Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense on our floating rate debt and reducing funds available for our current renovation, redevelopment and rebranding plans and our share repurchase program.

     Our leverage could have important consequences for you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the Notes;

     - limit our ability to obtain additional financing, if we need it, for working capital, our renovation, redevelopment and rebranding plans, acquisitions, debt service requirements or other purposes;

     - increase our vulnerability to adverse economic and industry conditions;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities or other purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

     - place us at a competitive disadvantage compared to our competitors that have less debt.

THE NOTES ARE EFFECTIVELY JUNIOR TO CERTAIN OF OUR AND OUR SUBSIDIARIES' EXISTING DEBT

     The Old Notes are, and the New Notes will be, unsecured and will rank equally with our existing and future unsecured senior debt. The Notes will be effectively subordinated to all of our and our consolidated subsidiaries' secured debt and to all other debt of our non-guarantor subsidiaries. As of June 30, 2000, after giving effect to the private offering of the Old Notes and the application of the net proceeds, and share repurchases through August 31, 2000, we and our consolidated subsidiaries would have had approximately $789 million of secured debt, all of which is mortgage and capitalized lease debt and effectively senior to the Notes to the extent of the value of the underlying assets.

     At June 30, 2000, our non-guarantor subsidiaries had no other debt.

     The Old Notes have, and the New Notes will have, substantially the same covenants and other terms and conditions as our existing 7 3/8% and 7 5/8% senior notes, due 2004 and 2007, respectively, except that the redemption of the Notes and the repurchase of capital stock will be subject to certain additional restrictions.

WE MAY BE UNABLE TO REALIZE THE ANTICIPATED BENEFITS OF OUR RENOVATIONS

     The majority of our hotels either recently have been, or are in the process of being, substantially renovated, redeveloped and, in certain cases, rebranded. If the completion of the current renovation projects are significantly delayed, our operating results could be adversely affected. In addition, no assurance can be given that the recently completed and ongoing improvements will achieve the results anticipated when we made the decision to invest in the improvements.

WE DEPEND ON THE LESSEES' HOTEL OPERATIONS FOR OUR REVENUES

     Our revenues consist primarily of rents received under our leases. The lessees' payment of such rental obligations is generally unsecured. As the lessee of 100 of our hotels, Bristol must maintain certain net worth and liquidity requirements. DJONT, which leases 85 of our hotels, has limited assets, derives its revenue solely from the operation of our hotels and, at June 30, 2000, had a shareholders' deficit of approximately $13.0 million. We substantially depend upon the successful operation of our hotels to enable the lessees, particularly DJONT, to meet their rental obligations under the leases.

     The leases with Bristol and DJONT have varying terms, generally no longer than 15 years. At the expiration of the lease terms, we will be required to negotiate renewals or seek replacement leases. We cannot guarantee you that we will be able to replace or renew such leases successfully or at all, and any failure to do so could adversely affect our business, financial condition and results of operations.

CONFLICTS OF INTEREST COULD ADVERSELY AFFECT OUR BUSINESS

     CERTAIN FELCOR DIRECTORS. DJONT leases 85 of our hotels. All of the voting interests (and a 50% common equity interest) in DJONT are beneficially owned by Hervey A. Feldman and Thomas J. Corcoran, Jr., co-founders of the Company. Furthermore, Mr. Feldman is the Chairman Emeritus of FelCor and Mr. Corcoran is the President, Chief Executive Officer and a director of FelCor. The children of Charles N. Mathewson beneficially own the remaining 50% common equity, non-voting interest in DJONT. Mr. Mathewson serves as a director of FelCor.

     Bristol leases or manages 101 of our hotels. Bristol became a wholly-owned subsidiary of Bass plc in March 2000. Richard C. North, who joined FelCor's Board during 1998, is the Group Finance Director of Bass plc, which is also the parent of Holiday Hospitality Franchising, Inc. Holiday Hospitality is the franchisor of most of the Bristol hotels and, together with its affiliates, owns FelCor common stock and FelCor LP units aggregating approximately 15.5% of our outstanding common stock and units.

     Issues may arise under the leases, franchise agreements and management contracts, and in the allocation of acquisition and leasing opportunities, that present conflicts of interests due to the relationship of these directors to the companies with which they are associated. As an example, any decreases in lease rental rates payable by DJONT may increase the profits of DJONT, in which Messrs. Feldman and Corcoran and Mr. Mathewson's children have a direct economic interest, at our expense. In the event we enter into new or additional hotel leases or other transactions with Bristol, the interests of Mr. North, by virtue of his relationship with Bass, may conflict with our interests. For example, any decrease in lease rental rates payable by Bristol may decrease our profits to the benefit of Bristol. Also, in the selection of franchises under which our hotels will be operated, Mr. North by virtue of his relationship with Holiday Hospitality, may have interests that conflict with our interest. We anticipate that any director who has a conflict of interest with respect to an issue presented to the FelCor board will abstain from voting upon that issue, although he will have no legal obligation to do so. We have no provisions in our bylaws or charter that require an interested director to abstain from voting upon an issue. Although each director has a fiduciary duty of loyalty to the Company, there is a risk that, should an interested director vote upon an issue in which he or one of his affiliates has an interest, his vote may reflect a bias that could be contrary to our best interests. In addition, even if an interested director abstains from voting, the director's participation in the meeting and discussion of an issue in which he or companies with which he is associated have an interest could influence the votes of other directors regarding the issue.

     ANTICIPATED ACQUISITION OF LESSEES. As a result of the passage of the REIT Modernization Act, we will be able to form or acquire a taxable REIT subsidiary
(TRS) to acquire all or a portion of our existing hotel leases, and to serve as the lessee for any hotels we acquire after January 1, 2001. In this regard, our independent directors approved the acquisition of 100% of DJONT, effective January 1, 2001, for an expected purchase price of approximately 417,000 units of limited partner interest in FelCor LP. In addition, we currently are negotiating with Bass to acquire our remaining lessee, Bristol, or the leases owned by it. There are no binding agreements with Bass, DJONT or the owners of DJONT, and any such acquisitions will be subject to further negotiations between us and the lessees or their owners. These negotiations may involve potential conflicts of interest which will need to be resolved before we can ultimately acquire these lessees or leases. We cannot assure you that we will successfully complete these transactions.

     NO ARMS-LENGTH BARGAINING ON DJONT PERCENTAGE LEASES. We did not negotiate the terms of the leases with DJONT on an arms-length basis. Accordingly, these Percentage Leases may not reflect fair market values or terms. However, we believe that the terms of these leases are fair to us. The rental terms of these leases were set based upon historical financial information and projected operating performance of the applicable hotel. The other terms of the leases are typical of the provisions found in other leases entered into in similar circumstances. A majority of the independent directors of FelCor approved the leases at the time they were executed.

     ADVERSE TAX CONSEQUENCES TO CERTAIN AFFILIATES ON A SALE OF CERTAIN HOTELS. Messrs. Corcoran and Mathewson may incur additional tax liability if we sell our investments in six hotels that we acquired in July 1994 from partnerships controlled by these individuals. Consequently, our interests could differ from Messrs. Corcoran and Mathewson's interests in the event that we consider a sale of any of these hotels. Decisions regarding a sale of any of these six hotels must be made by a majority of the independent directors.

WE HAVE RESTRICTIVE DEBT COVENANTS THAT COULD ADVERSELY AFFECT OUR ABILITY TO RUN OUR BUSINESS

     At June 30, 2000, after giving effect to the private offering of the Old Notes and the application of the net proceeds, and share repurchases through August 31, 2000, we would have had approximately $406 million borrowed under our line of credit. We also had issued and outstanding $300 million in principal amount of existing 7 3/8% and 7 5/8% senior notes, in addition to the Old Notes. The indenture governing the Notes, the agreements governing our line of credit and the indenture governing our existing 7 3/8% and 7 5/8% senior notes contain various restrictive covenants including, among others, provisions restricting us from:

     - incurring indebtedness;

     - making distributions;

     - making investments;

     - engaging in transactions with affiliates;

     - incurring liens;

     - merging or consolidating with another person;

     - disposing of all or substantially all of our assets; or

     - permitting limitations on the ability of our subsidiaries to make payments to us.

     These restrictions may adversely affect our ability to finance our operations or engage in other business activities that may be in our best interest.

     In addition, certain of these agreements require us to maintain certain specified financial ratios. Our ability to comply with such ratios may be affected by events beyond our control. Under the most restrictive of these provisions, the maximum additional debt that we could incur for investment in hotel properties was limited to approximately $1 billion at June 30, 2000. These covenants also may restrict our ability to engage in certain transactions. In addition, any breach of these limitations could result in the acceleration of most of our debt, including the Notes. We may not be able to refinance or repay this debt in full under such circumstances.

WE WILL ENCOUNTER INDUSTRY RELATED RISKS THAT MAY ADVERSELY AFFECT OUR BUSINESS

     INVESTING IN HOTEL ASSETS INVOLVES SPECIAL RISKS. We have invested only in hotel-related assets, and our hotels are subject to all of the risks common to the hotel industry. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms, and generally include:

     - competition from other hotels;

     - construction of more hotel rooms in a particular area than needed to meet demand;

     - increases in energy costs and other travel expenses that reduce business and leisure travel;

     - adverse effects of declines in general and local economic activity;

     - fluctuations in our revenue caused by the seasonal nature of the hotel industry;

     - adverse effects of a downturn in the hotel industry; and

     - risks generally associated with the ownership of hotels and real estate, as discussed below.

In addition, annual adjustments (based on changes in the Consumer Price Index) are made to the base rent and the thresholds used to compute percentage rent under the Percentage Leases. These adjustments, unless offset by increases in hotel revenues, would reduce the amount of rent payable to us under the Percentage Leases and, consequently, adversely affect our results of operations.

     ACQUISITION OF THE LESSEES OR THE LEASES OF OUR HOTELS MAY INVOLVE ADDITIONAL RISKS. Currently, as a lessor of hotels, our revenue under the percentage leases may vary as a result of factors which affect the revenues of the hotels, but we are not subject to the risks of changes in the operating expenses of the hotels, all of which risks are now borne by the lessees. If we are successful in acquiring our lessees, or the leases held by them, we will become subject to additional risks of adverse changes in operating expenses, including but not limited to:

     - wage and benefit costs;

     - repair and maintenance expenses;

     - the cost of liability insurance; and

     - other operating expenses.

     WE COULD FACE INCREASED COMPETITION. Each of our hotels competes with other hotels in its geographic area. A number of additional hotel rooms have been or may be built in a number of the geographic areas in which our hotels are located, which could adversely affect the results of operations of these hotels. According to PricewaterhouseCoopers LLP's December 1999/ January 2000 Hospitality Directions, total hotel room supply in the United States is expected to increase by 4.3%, or approximately 503,000 rooms, from 1999 to 2000, while the demand for hotel rooms is expected to increase only 3.2% during the same period. An oversupply of hotel rooms could adversely affect both occupancy and rates in the markets in which our hotels are located. A significant increase in the supply of Midprice, Upscale and Upper Upscale hotel rooms and suites, if demand fails to increase proportionately, could have a severe adverse effect on our business, financial condition, and results of operations.

     ACQUISITION GROWTH OPPORTUNITIES HAVE DECREASED. There has been substantial consolidation in, and capital allocated to, the U.S. lodging industry since the early 1990's. This generally has resulted in higher prices for hotels. In addition, current market prices of FelCor's common stock make its cost of equity capital relatively high. These conditions have resulted in fewer attractive acquisition opportunities. An important part of our historical growth strategy has been the acquisition and, in many instances, the renovation and repositioning of hotels at less than replacement cost. Continued industry consolidation and competition for acquisitions could adversely affect our growth prospects. We compete for hotel investment opportunities with other companies, some of which have greater financial or other resources than we have. Certain competitors may have a lower cost of capital and may be able to pay higher prices or assume greater risks than would be prudent for us to pay or assume.

     WE MUST COMPLY WITH REQUIREMENTS OF FRANCHISE AGREEMENTS. Most of our hotels are operated under various franchise licenses. Each license agreement requires that the franchised hotel be maintained and operated in accordance with certain standards. The franchisors also may require substantial improvements to our hotels, for which we would be responsible under the Percentage Leases, as a condition to the renewal or continuation of these franchise licenses. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may be liable to the franchisor for a termination payment. These termination payments would vary by franchise agreement and by hotel. The loss of a substantial number of franchise licenses and the related termination payments could have a material adverse effect on our business, financial condition and results of operations.

OUR ABILITY TO GROW MAY BE LIMITED BY OUR ABILITY TO ATTRACT DEBT FINANCING

     Since the merger with Bristol Hotel Company, we have focused on our internal growth strategy, which includes the renovation, redevelopment and rebranding of our hotels to achieve improved revenue performance. We may not be able to fund growth solely from cash provided from operating activities because we must distribute at least 95% (90% beginning in 2001) of our taxable income each year to maintain our status as a REIT. Consequently, we must rely primarily upon the availability of debt or equity capital to fund hotel acquisitions and improvements. We do not presently intend to effect a public offering of equity securities at current market prices. Consequently, we will be largely dependent upon our ability to attract debt financing from public or institutional lenders. We cannot assure you that we will be successful in attracting sufficient debt financing to fund future growth at an acceptable cost. In addition, we currently have a policy of limiting debt to not more than 50% of our investment in hotel assets, at cost, which (unless waived or modified by our board of directors) could also limit our ability to incur additional debt to fund our continued growth. After giving effect to the completion of the private offering of Old Notes and the application of the net proceeds, and share repurchases through August 31, 2000, at June 30, 2000, our consolidated debt would have represented 42% of our investment in hotels at cost.

THE RECENT MERGERS OF PROMUS AND BRISTOL CREATE UNCERTAINTIES FOR THE FUTURE

     While we expect our positive historical relationships with Promus and Bristol to continue with their successors, the merger of Promus Hotel Corporation into a subsidiary of Hilton Hotels Corporation, and of Bristol Hotels & Resorts into a subsidiary of Bass plc, give rise to some uncertainties. Changes in personnel, brand standards or operating methods could adversely affect our relationships, result in increases in required capital expenditures, reductions in hotel revenues or other adverse consequences of which we are not presently aware.

WE ARE SUBJECT TO POTENTIAL TAX RISKS

     THE FEDERAL INCOME TAX LAWS GOVERNING REITS ARE COMPLEX. FelCor has operated and intends to continue to operate in a manner that is intended to qualify it as a REIT under the federal income tax laws. The REIT qualification requirements are extremely complicated, however, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, FelCor cannot be certain that it has been or will continue to be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws or the federal income tax consequences of qualification as a REIT.

     FAILURE TO MAKE REQUIRED DISTRIBUTIONS WOULD SUBJECT FELCOR TO TAX. In order to qualify as a REIT, each year FelCor must pay out to its shareholders at least 95% (90% beginning in 2001) of its taxable income (other than any net capital gain). To the extent that FelCor satisfies the applicable distribution requirement, but distributes less than 100% of its taxable income, it will be subject to federal corporate income tax on its undistributed taxable income. In addition, FelCor will be subject to a 4% nondeductible tax if the actual amount it pays out to its shareholders in a calendar year is less than a minimum amount specified under federal tax laws. FelCor's only source of funds to make such distributions comes from distributions to FelCor from FelCor LP. Accordingly, we may be required to borrow money or sell assets to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the applicable distribution requirement and to avoid corporate income tax and the 4% tax in a particular year.

     FAILURE TO QUALIFY AS A REIT WOULD SUBJECT FELCOR TO FEDERAL INCOME
TAX. If FelCor fails to qualify as a REIT, FelCor would be subject to federal income tax on its taxable income. We might need to borrow money or sell hotels in order to pay any such tax. If we cease to be a REIT, we no longer would be required to distribute most of our taxable income to our shareholders. Unless our failure to qualify as a REIT were excused under federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we failed to qualify.

     FAILURE TO HAVE DISTRIBUTED BRISTOL HOTEL COMPANY'S EARNINGS AND PROFITS IN 1998 COULD CAUSE FELCOR TO FAIL TO QUALIFY AS A REIT. At the end of any taxable year, a REIT may not have any accumulated earnings and profits (described generally for federal income tax purposes as cumulative undistributed net income) from a non-REIT corporation. Arthur Andersen LLP prepared and provided to FelCor its computation of the accumulated earnings and profits of Bristol Hotel Company through the date of the merger of Bristol Hotel Company into FelCor, and we made a corresponding special one-time distribution to our shareholders. However, the determination of accumulated earnings and profits for federal income tax purposes is extremely complex and the computations by Arthur Andersen LLP are not binding upon the IRS. Should the IRS successfully assert that the accumulated earnings and profits of Bristol Hotel Company were greater than the amount so distributed by FelCor, we may fail to qualify as a REIT.

     SALE OF ASSETS ACQUIRED FROM BRISTOL HOTEL COMPANY WITHIN TEN YEARS AFTER THE MERGER WILL RESULT IN TAX. If, within ten years after the Bristol merger, we sell any asset acquired in the merger and recognize a taxable gain on such sale, FelCor will be taxed at the highest corporate rate on an amount equal to the lesser of (i) the amount of gain that FelCor recognizes at the time of the sale or (ii) the amount of gain that FelCor would have recognized if it had sold the asset at the time of the merger for its then fair market value. The sales of Bristol hotels that have been made to date have not resulted in any material amount of tax liability. If FelCor is successful in selling all of the 25 hotels shown as assets held for sale, FelCor could incur a significant tax liability, the amount of which cannot yet be determined.

DEPARTURE OF KEY PERSONNEL, INCLUDING MR. CORCORAN, COULD ADVERSELY AFFECT OUR FUTURE OPERATING RESULTS.

WE WILL ENCOUNTER RISKS THAT MAY ADVERSELY AFFECT REAL ESTATE OWNERSHIP

     GENERAL RISKS. Our investments in hotels are subject to the numerous risks generally associated with owning real estate, including among others:

     - adverse changes in general or local economic or real estate market conditions;

     - changes in zoning laws;

     - changes in traffic patterns and neighborhood characteristics;

     - increases in assessed valuation and tax rates;

     - increases in the cost of property insurance;

     - governmental regulations and fiscal policies;

     - the potential for uninsured or underinsured property losses;

     - the impact of environmental laws and regulations; and

     - other circumstances beyond our control.

     Moreover, real estate investments are relatively illiquid, and we may not be able to vary our portfolio in response to changes in economic and other conditions.

     COMPLIANCE WITH ENVIRONMENTAL LAWS MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION. Real estate owners are subject to numerous federal, state and local environmental laws and regulations. Under these laws, a current or prior owner of real estate may be liable for the costs of cleaning up and removing hazardous or toxic substances found on his property, whether or not he was responsible for their presence. In addition, if an owner of real property arranges for the disposal of hazardous or toxic substances at another site, it may also be liable for the costs of cleaning up and removing such substances from the disposal site, even if it did not own or operate the disposal site. A property owner may also be liable to third parties for personal injuries or property damage sustained as a result of its release of hazardous or toxic substances (including asbestos-containing materials) into the environment. Environmental laws may require us to incur substantial expenses and limit the use of our properties. We could be liable for substantial amounts for a failure to comply with applicable environmental laws, which may be enforced by the government or, in certain instances, by private parties. The existence of hazardous or toxic substances on a property can also adversely affect the value of, and the owner's ability to use, sell or borrow against, the property.

     No assurances can be given that future or amended laws, ordinances or regulations or more stringent interpretations or enforcement policies of existing environmental requirements, will not impose any material environmental liability, or that the environmental condition of the hotels will not be affected by changes (of which we are unaware) occurring subsequent to the dates of such audits, by the condition of properties in the vicinity of such hotels (such as the presence of leaking underground storage tanks) or by the actions of unrelated third parties.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION. Under the Americans with Disabilities Act of 1990, all public accommodations (including hotels) are required to meet certain federal requirements for access and use by disabled persons. We believe that our hotels substantially comply with the requirements of the Americans with Disabilities Act. However, a determination that the hotels are not in compliance with that Act could result in liability for both governmental fines and damages to private parties. If we were required to make unanticipated major modifications to the hotels to comply with the requirements of the Americans with Disabilities Act, it could adversely affect our ability to pay our obligations.

UNDER CERTAIN CIRCUMSTANCES, COURTS MAY VOID THE GUARANTEES UNDER FRAUDULENT TRANSFER LAWS

     Federal and state fraudulent conveyance laws allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors in the event of the bankruptcy or other financial difficulty of the subsidiary guarantor. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the Notes could be voided, or claims in respect of a guarantee could be subordinated to all other debt of the guarantor, if, among other things, at the time the guarantor incurred the debt evidenced by its guarantee, the guarantor:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     - was insolvent or was rendered insolvent by reason of such incurrence; or

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor of the Notes would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

     - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured; or

     - it could not pay its debts as they become due.

     A court is likely to find that a guarantor of the Notes did not receive fair consideration or reasonably equivalent value for its guarantee to the extent that its liability under the guarantee is greater than the direct benefit it received from the issuance of the Notes. By its terms, each guarantee of the Notes will limit the liability of the guarantor to the maximum amount that it can pay without the guarantee being deemed a fraudulent transfer. A court may not give effect to this limitation on liability. In that event, a court may find that the issuance of the guarantee rendered the subsidiary guarantor insolvent. If a court avoids the guarantee or holds it unenforceable, you will cease to have a claim against the guarantor and will be solely a creditor of FelCor LP. If the limitation on liability is effective, the amount that the guarantor is found to have guaranteed might be so low that there will not be sufficient funds to pay the Notes in full.

YOU CANNOT BE SURE THAT AN ACTIVE PUBLIC TRADING MARKET WILL DEVELOP FOR THE
NOTES

     The New Notes will be a new issue of securities for which there is currently no active trading market. We do not intend to list the New Notes on any securities exchange. Although we expect the New Notes to be eligible for trading in the PORTAL market, we cannot assure you that an active trading market for the New Notes will develop. The placement agents have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and may discontinue market-making at any time without notice.

     The liquidity of any market for the New Notes will depend upon various factors, including:

     - the number of holders of the New Notes;

     - the interest of securities dealers in making a market for the New Notes;

     - the overall market for high yield securities;

     - our financial performance and prospects; and

     - the prospects for companies in our industry generally.

     Accordingly, we cannot assure you that an active trading market will develop for the New Notes. If the New Notes are traded after their initial issuance, they may trade at a discount from the initial offering price of the Old Notes, depending upon prevailing interest rates and other factors including those listed above.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. Any market for the New Notes may be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the New Notes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     We sold the Old Notes on September 15, 2000 to Deutsche Bank Alex. Brown, Chase Securities Inc., Morgan Stanley Dean Witter, Banc of American Securities LLC, Banc One Capital Markets, Inc., Credit Lyonnais Securities, and Scotia Capital Markets as the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently resold the Old Notes under Rule 144A under the Securities Act. As part of the offering of the Old Notes, we entered into a registration rights agreement ("Registration Rights Agreement"). The Registration Rights Agreement requires, unless the exchange offer is not permitted by applicable law or Commission policy, that we

     - use our best efforts to cause the registration statement to become effective within 180 days following September 15, 2000; and

     - upon effectiveness of the registration statement, commence the exchange offer and keep the exchange offer open for at least 20 business days and not more than 30 business days.

     Except as provided below, upon the completion of the exchange offer, the Company's obligations with respect to the registration of the Old Notes and the New Notes will terminate. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement, of which this prospectus is a part, and this summary of the material provisions of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Registration Rights Agreement. As a result of the timely filing and the effectiveness of the Registration Statement, the Company will not have to pay certain additional interest on the Old Notes provided in the Registration Rights Agreement. Following the completion of the exchange offer (except as set forth in the paragraph immediately below), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon consummation of the exchange offer.

     In order to participate in the exchange offer, a holder must represent to the Company, among other things, that (i) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder, (ii) the holder is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) the holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes and (iv) the holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of FelCor LP, FelCor or the Subsidiary Guarantors. Under certain circumstances specified in the Registration Rights Agreement, the Company may be required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of resales of the Old Notes. See "Description of the New Notes and Guarantees -- Registration Rights." For purposes of the foregoing, "Transfer Restricted

Securities" means each Old Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an New Note in the exchange offer, (ii) following the exchange by a broker-dealer in the exchange offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with such "shelf" registration statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act or may be distributed to the public pursuant to Rule 144(k) under the Act. See
"-- Procedures for Tendering Old Notes."

     Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that, with the exceptions set forth below, New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act, or a broker-dealer who purchased Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of business of the holder and the holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." Broker-dealers who acquired Old Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in order to sell the Old Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Following the completion of the exchange offer, holders of Old Notes who did not tender their Old Notes, or who did not properly tender their Old Notes, will not have any further registration rights and such Old Notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon expiration of the exchange offer if such holder elects to not participate in the exchange offer.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m. New York City time, on the Expiration Date. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of the outstanding Old Notes accepted in the exchange offer. Holders who have tendered their Old Notes may withdraw their tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the exchange offer is subject to the terms and provisions of the Registration Rights Agreement. See "-- Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, holders of Old Notes may tender less than the aggregate principal amount represented by the Old Notes they hold, provided that they appropriately indicate this fact on the letter of transmittal accompanying the tendered Old Notes.

     The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued.

     As of the date of this prospectus, $400 million in aggregate principal amount of the Old Notes is outstanding. As of September 15, 2000, Cede & Co., was the only registered holder of the Old Notes. Cede & Co. held the Old Notes
for        of its participants. We have fixed the close of business on
            , 2000 as the record date for purposes of determining the persons to whom we will mail this prospectus and the letter of transmittal initially. Only a holder of the Old Notes, or such holder's legal representative or attorney-in-fact, may participate in the exchange offer. We will not fix a record date for determining holders of the Old Notes entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no such holder is our affiliate, as defined in Rule 405 under the Securities Act.

     We will be deemed to have accepted validly tendered Old Notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of Old Notes and for the purpose of receiving the New Notes from us.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

     Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date shall be             , 2000, at 5:00 p.m., New York
City time, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the
exchange offer is extended, but shall not be later than                , 2000.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion,

     - to delay accepting any Old Notes,

     - to extend the exchange offer,

     - if any of the conditions set forth below under "-- Conditions of the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension, or termination to the exchange agent, and

     - to amend the terms of the exchange offer in any manner.

     If we amend the exchange offer in a manner we determine to constitute a material change, we will promptly disclose such amendments by means of a prospectus supplement that we will distribute to the registered holders of the Old Notes. Modification of the exchange offer, including, but not limited to,

     - extension of the period during which the exchange offer is open, and

     - satisfaction of the conditions set forth below under "-- Conditions of the Exchange Offer"

may require that at least five business days remain in the exchange offer.

CONDITIONS OF THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for the Old Notes, the Company determines that the exchange offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

ACCRUED INTEREST

     The New Notes will bear interest at a rate equal to 9 1/2% per annum, which interest shall accrue from September 15, 2000 or from the most recent interest payment date with respect to the Old Notes to which interest was paid or duly provided for. See "Description of the New Notes and Guarantees -- Principal, Maturity and Interest."

PROCEDURES FOR TENDERING OLD NOTES

     Only a holder of Old Notes may tender the Old Notes in the exchange offer. Except as set forth under "-- Book Entry Transfer," to tender in the exchange offer a holder must complete, sign, and date the letter of transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the Exchange Agent prior to the expiration date. In addition, (i) certificates for the Old Notes must be received by the Exchange Agent along with the letter of transmittal prior to the expiration date, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the expiration date or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the letter of transmittal and other required documents must be received by the Exchange Agent at the address set forth under "-- The Exchange Agent; Assistance" prior to the expiration date.

     The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUSTS COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker-dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (ii) for the account of an Eligible Institution. If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an "eligible guarantor institution" with the meaning on Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

     If the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the letter of transmittal unless waived by the Company.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the letter of
transmittal, as soon as practicable following             , 2000, unless the
exchange offer is extended.

     In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the expiration date or, as set forth under "-- Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     By tendering, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder, (ii) the holder is not engaging in and does not intend to engage in a distribution of such New Notes, (iii) the holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes and (iv) the holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of an agreement to be bound by the letter of transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the exchange offer.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-

Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "-- Exchange Agent; Assistance" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must reflect that the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and whose Old Notes are not immediately available, or who cannot deliver their Old Notes or any other documents required by the letter of transmittal to the Exchange Agent prior to the expiration date, may tender their Old Notes according to the guaranteed delivery procedures set forth in the letter of transmittal. Pursuant to such procedures:

          (1) the holder tenders through an eligible institution and signs a notice of guaranteed delivery,

          (2) on or prior to the Expiration Date, the Exchange Agent receives from the holder and the eligible institution a written or facsimile copy of a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by the Company, setting forth the name and address of the holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within five business days after the date of delivery of the notice of guaranteed delivery, the tendered Old Notes, a duly executed letter of transmittal and any other required documents will be deposited by the eligible institution with the Exchange Agent, and

          (3) such properly completed and executed documents required by the letter of transmittal and the tendered Old Notes in proper form for transfer are received by the Exchange Agent within five business days after the Expiration Date.

     Any holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the notice of guaranteed delivery and letter of transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept any and all Old Notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the Old Notes. For purposes of the exchange offer, we shall be deemed to have accepted validly tendered Old Notes, when, as, and if we have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after the Exchange Agent timely receives such Old Notes, a properly completed and duly executed letter of transmittal and all other required documents; provided, however, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If we do not accept any tendered Old Notes for any reason, we will return such unaccepted Old Notes without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

WITHDRAWAL RIGHTS

     Holders may withdraw tenders of Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For the withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at its address set forth on the back cover page of this prospectus. The notice of withdrawal must:

     - specify the name of the person who tendered the Old Notes to be withdrawn (the "Depositor");

     - identify the Old Notes to be withdrawn, including the certificate number or numbers and principal amount of withdrawn Old Notes;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an eligible institution together with the other documents required upon transfer by the indenture; and

     - specify the name in which such Old Notes are to be registered, if different from the person who deposited the Old Notes, pursuant to such documents of transfer.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices in our sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to their holder without cost to such holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

     SunTrust Bank is the Exchange Agent. All tendered Old Notes, executed letters of transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

                        BY REGISTERED OR CERTIFIED MAIL:

                                 SunTrust Bank
                          Attention: George T. Hogan,
                           Corporate Trust Department
                           25 Park Place, 24th Floor
                          Atlanta, Georgia 30303-2900

                                       or

                                 SunTrust Bank
                          c/o Harris Trust of New York
                     Attention: Corporate Trust Department
                               Wall Street Plaza
                           88 Pine Street, 19th Floor
                            New York, New York 10005

                         BY HAND OR OVERNIGHT COURIER:

                                 SunTrust Bank
                          Attention: George T. Hogan,
                           Corporate Trust Department
                           25 Park Place, 24th Floor
                          Atlanta, Georgia 30303-2900

                                       or

                                 SunTrust Bank
                          c/o Harris Trust of New York
             Attention: Mary Ann Luisi, Corporate Trust Department
                               Wall Street Plaza
                           88 Pine Street, 19th Floor
                            New York, New York 10005

                                 BY FACSIMILE:

                              (404) 588-7335 (GA)
                                       or
                              (212) 701-7648 (NY)

         Confirm by Telephone: (404) 588-7591 (GA); (212) 701-7673 (NY)

FEES AND EXPENSES

     We will bear all expenses incident to the consummation of the exchange offer and compliance with the Registration Rights Agreement, including, without limitation: (1) all registration and filing fees, including fees and expenses of compliance with state securities or Blue Sky laws; (2) printing expenses, including expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing prospectuses; (3) messenger, telephone and delivery expenses; (4) fees and disbursements of our counsel; (5) fees and disbursements of independent certified public accountants; (6) rating agency fees; (7) our internal expenses, including all salaries and expenses of our officers and employees performing legal or accounting duties; and (8) fees and expenses, if any, incurred in connection with the listing of the New Notes on a securities exchange.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize expenses of the exchange offer over the term of the New Notes.

                                 CAPITALIZATION

     The following table sets forth the capitalization of FelCor, L.P. at June 30, 2000, and as adjusted to reflect (i) the issuance of the Old Notes and the application of the net proceeds, (ii) the repurchase of $9.2 million of FelCor's common stock from July 1, 2000 through August 31, 2000 and (iii) the writeoff of $3.4 million of unamortized loan costs associated with the term loan repaid with the proceeds of the Old Notes.

                                                       JUNE 30, 2000
                                        --------------------------------------------
                                          ACTUAL     ADJUSTMENTS(1)   AS ADJUSTED(1)
                                        ----------   --------------   --------------
                                                       (IN THOUSANDS)
Short-term debt:
  Current portion of mortgage and
     capital lease debt...............  $   20,866     $                $   20,866
  Current portion of other debt.......      10,383                          10,383
  Current portion of term loan........       1,000        (1,000)
                                        ----------     ---------        ----------
          Total short-term debt.......  $   32,249     $  (1,000)       $   31,249
                                        ==========     =========        ==========
Long-term debt(2):
  Line of credit......................  $  410,000     $  (4,403)       $  405,597
  Term loan...........................     373,000      (373,000)
  Existing senior notes(3)
     Due 2004.........................     125,000                         125,000
     Due 2007.........................     175,000                         175,000
  Old Notes...........................                   400,000           400,000
  Mortgage and capital lease debt.....     768,126                         768,126
  Other debt..........................         650                             650
                                        ----------     ---------        ----------
          Total long-term debt........   1,851,776        22,597         1,874,373
Redeemable units at redemption value..     151,548                         151,548
Preferred units.......................     294,515                         294,515
Partners' capital.....................   1,669,188       (12,668)        1,656,520
                                        ----------     ---------        ----------
          Total capitalization........  $3,967,027     $   9,929        $3,976,956
                                        ==========     =========        ==========

------------

(1) The adjustments as presented do not include approximately $131 million reduction in the line of credit, and a $5 million reduction in other mortgage debt, from the pro forma sale of 25 non-strategic hotels, for which we had no binding sale agreements as of the date of this prospectus.

(2) The line of credit, term loan, existing 7 3/8% and 7 5/8% senior notes due 2004 and 2007, and the Notes are effectively subordinated to the mortgage debt.

(3) Does not reflect approximately $1.3 million in aggregate unamortized discount.

                       SELECTED HISTORICAL AND PRO FORMA
                             FINANCIAL INFORMATION

     The following tables set forth selected historical and pro forma consolidated financial information for FelCor Lodging Limited Partnership and FelCor Lodging Trust Incorporated.
The selected historical information is presented for the years ended December 31, 1995,
1996, 1997, 1998 and 1999 and the six months ended June 30, 1999 and 2000.
We derived the historical financial information for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 from our financial statements and the notes thereto, audited by PricewaterhouseCoopers LLP, independent accountants. The selected historical financial information as of and for the six months ended June 30, 1999 and 2000 have been derived from the unaudited financial statements which have been prepared by management on the same basis as the audited financial statements and, in the opinion of management, include all adjustments consisting of normal recurring accruals that are considered necessary for a fair presentation of the results for such periods. The results of operations for the six months ended June 30, 1999 and 2000 are not necessarily indicative of results to be anticipated for the entire year. The selected unaudited pro forma consolidated financial information for the year ended December 31, 1999, the twelve months ended June 30, 2000, and the six months ended June 30, 2000, are presented for illustrative purposes only and are not necessarily indicative of what our actual results of operations would have been had the transactions described below been consummated on the date indicated. You should read the following information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Pro Forma Consolidated Statements of Operations, Balance Sheets and Notes thereto, and the Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus or incorporated herein by reference.

     The pro forma consolidated financial information is presented as if all of the following occurred on January 1, 1999: (i) the issuance of $400 million of the Old Notes and application of the net proceeds, (ii) the completion of the other financing transactions which occurred in 2000, (iii) the repurchase by FelCor of $164.3 million of its common stock through August 31, 2000, and (iv) the sale of 25 non-strategic hotels identified in the second quarter of 2000.

                       FELCOR LODGING LIMITED PARTNERSHIP

                                                  YEAR ENDED DECEMBER 31,
                                 ----------------------------------------------------------
                                   1995       1996        1997         1998         1999
                                 --------   --------   ----------   ----------   ----------
                                       (IN THOUSANDS EXCEPT PER UNIT AND RATIO DATA)
STATEMENT OF OPERATIONS DATA:
 Total revenue.................  $ 25,991   $100,944   $  176,651   $  339,617   $  504,001
 Income (loss) before
   nonrecurring items..........  $ 15,322   $ 48,881   $   69,652   $  123,937   $  136,653
 Net income (loss).............  $ 15,322   $ 46,527   $   69,467   $  121,339   $  135,776
 Net income (loss) applicable
   to unitholders..............  $ 15,322   $ 38,793   $   57,670   $   99,916   $  111,041
DILUTED EARNINGS PER UNIT:
 Income (loss) applicable to
   unitholders before
   extraordinary charge........  $   1.70   $   1.58   $     1.68   $     1.95   $     1.59
 Net income (loss) applicable
   to unitholders..............  $   1.70   $   1.49   $     1.67   $     1.87   $     1.57
OTHER DATA:
 Cash distributions per unit...  $   1.84   $   1.92   $     2.10   $    2.545   $     2.20
 Funds From Operations(2)......  $ 20,707   $ 77,141   $  129,815   $  217,363   $  286,895
 EBITDA(3).....................  $ 22,869   $ 88,355   $  165,613   $  306,361   $  432,689
 Weighted average units
   outstanding.................     8,989     29,306       39,157       58,013       75,251
 Ratio of earnings to combined
   fixed charges and preferred
   distributions(4)............      8.6x       3.5x         2.6x         2.2x         1.8x
Adjusted ratio of earnings to
 combined fixed charges and
 preferred distributions(5)....      8.6x       3.5x         2.6x         2.2x         1.8x
BALANCE SHEET DATA:
Total assets...................  $548,359   $978,788   $1,673,364   $4,175,383   $4,255,751
 Debt..........................  $ 19,666   $239,425   $  476,819   $1,594,734   $1,833,954

                                                                           PRO FORMA
                                       SIX MONTHS                         (UNAUDITED)
                                          ENDED            -----------------------------------------
                                        JUNE 30,                          TWELVE MONTHS   SIX MONTHS
                                       (UNAUDITED)          YEAR ENDED        ENDED         ENDED
                                 -----------------------   DECEMBER 31,     JUNE 30,       JUNE 30,
                                    1999       2000(1)         1999           2000           2000
                                 ----------   ----------   ------------   -------------   ----------
                                            (IN THOUSANDS EXCEPT PER UNIT AND RATIO DATA)
STATEMENT OF OPERATIONS DATA:
 Total revenue.................  $  262,104   $  264,670     $480,885       $484,600      $  253,438
 Income (loss) before
   nonrecurring items..........  $   81,521   $  (13,247)    $107,608       $ 87,351      $   44,685
 Net income (loss).............  $   80,408   $  (12,372)    $107,844       $ 88,462      $   45,560
 Net income (loss) applicable
   to unitholders..............  $   68,040   $  (24,730)    $ 83,109       $ 63,737      $   33,202
DILUTED EARNINGS PER UNIT:
 Income (loss) applicable to
   unitholders before
   extraordinary charge........  $     0.97   $    (0.39)    $   1.34       $   1.03      $     0.54
 Net income (loss) applicable
   to unitholders..............  $     0.95   $    (0.39)    $   1.34       $   1.03      $     0.54
OTHER DATA:
 Cash distributions per unit...  $     1.10   $     1.10     $   2.20       $   2.20      $     1.10
 Funds From Operations(2)......  $  154,232   $  149,380     $251,085       $257,316      $  140,644
 EBITDA(3).....................  $  223,590   $  238,753     $412,871       $429,143      $  229,229
 Weighted average units
   outstanding.................      76,008       67,987       58,926         57,219          55,660
 Ratio of earnings to combined
   fixed charges and preferred
   distributions(4)............        2.0x          .9x         1.6x           1.5x            1.5x
Adjusted ratio of earnings to
 combined fixed charges and
 preferred distributions(5)....        2.0x         1.6x         1.6x           1.5x            1.5x
BALANCE SHEET DATA:
Total assets...................  $4,280,626   $4,176,765                                  $4,050,047
 Debt..........................  $1,712,540   $1,882,743                                  $1,768,693

                       FELCOR LODGING TRUST INCORPORATED

                                                            ACTUAL
                                  ----------------------------------------------------------
                                                   YEAR ENDED DECEMBER 31,
                                  ----------------------------------------------------------
                                    1995       1996        1997         1998         1999
                                  --------   --------   ----------   ----------   ----------
                                        (IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
STATEMENT OF OPERATIONS DATA:
 Total revenue..................  $ 25,991   $100,944   $  176,651   $  339,617   $  504,001
 Income (loss) before
   nonrecurring item............  $ 12,191   $ 43,291   $   63,835   $  117,437   $  131,957
 Net income (loss)..............  $ 12,191   $ 40,937   $   63,650   $  114,839   $  131,080
 Net income (loss) applicable to
   common shareholders..........  $ 12,191   $ 33,203   $   51,853   $   93,416   $  106,345
DILUTED EARNINGS PER SHARE:
 Income (loss) applicable to
   common shareholders before
   extraordinary charge.........  $   1.69   $   1.53   $     1.65   $     1.92   $     1.59
 Net income (loss) applicable to
   common shareholders..........  $   1.69   $   1.43   $     1.64   $     1.86   $     1.57
OTHER DATA:
 Cash dividends per common
   share........................  $   1.84   $   1.92   $     2.10   $    2.545   $     2.20
 Funds From Operations(2).......  $ 20,707   $ 77,141   $  129,815   $  217,363   $  286,895
 EBITDA(3)......................  $ 22,869   $ 88,355   $  165,613   $  306,361   $  432,689
 Weighted average common shares
   and units outstanding........     8,989     29,306       39,157       58,013       75,257
 Ratio of earnings to combined
   fixed charges and preferred
   distributions(4).............      8.6x       3.5x         2.6x         2.2x         1.8x
Adjusted ratio of earnings to
 combined fixed charges and
 preferred distributions(5).....      8.6x       3.5x         2.6x         2.2x         1.8x
BALANCE SHEET DATA:
 Total assets...................  $548,359   $978,788   $1,673,364   $4,175,383   $4,255,751
 Debt...........................  $ 19,666   $239,425   $  476,819   $1,594,734   $1,833,954

                                                                         PRO FORMA
                                                                        (UNAUDITED)
                                                            ------------------------------------
                                     SIX MONTHS ENDED                       TWELVE
                                                                            MONTHS    SIX MONTHS

                                         JUNE 30,
                                        (UNAUDITED)          YEAR ENDED     ENDED       ENDED
                                  -----------------------   DECEMBER 31,   JUNE 30,    JUNE 30,
                                     1999       2000(1)         1999         2000        2000
                                  ----------   ----------   ------------   --------   ----------
                                          (IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
STATEMENT OF OPERATIONS DATA:
 Total revenue..................  $  262,104   $  264,670     $480,885     $484,600   $  253,438
 Income (loss) before
   nonrecurring item............  $   78,682   $  (10,848)    $103,586     $ 82,698   $  4 1,388
 Net income (loss)..............  $   77,569   $   (9,973)    $103,822     $ 83,809   $   42,263
 Net income (loss) applicable to
   common shareholders..........  $   65,201   $  (22,331)    $ 79,087     $ 59,084   $   29,905
DILUTED EARNINGS PER SHARE:
 Income (loss) applicable to
   common shareholders before
   extraordinary charge.........  $     0.97   $    (0.39)    $   1.34     $   1.03   $     0.54
 Net income (loss) applicable to
   common shareholders..........  $     0.96   $    (0.39)    $   1.34     $   1.03   $     0.54
OTHER DATA:
 Cash dividends per common
   share........................  $     1.10   $     1.10     $   2.20     $   2.20   $     1.10
 Funds From Operations(2).......  $  154,232   $  149,380     $251,085     $257,316   $  140,644
 EBITDA(3)......................  $  223,590   $  238,753     $412,871     $429,143   $  229,229
 Weighted average common shares
   and units outstanding........      76,008       67,987       58,926       57,219       55,660
 Ratio of earnings to combined
   fixed charges and preferred
   distributions(4).............        2.0x          .9x         1.6x         1.5x         1.5x
Adjusted ratio of earnings to
 combined fixed charges and
 preferred distributions(5).....        2.0x         1.6x         1.6x         1.5x         1.5x
BALANCE SHEET DATA:
 Total assets...................  $4,280,676   $4,176,765                             $4,050,047
 Debt...........................  $1,712,540   $1,882,743                             $1,768,693

------------

(1) In the second quarter of 2000 the Company recorded a $63 million one-time reserve for the sale of non-strategic hotel assets, which is reflected in the income statements presented for the period.

(2) The Company considers Funds From Operations to be a key measure of a REIT's performance which should be considered along with, but not as an alternative to, net income and cash flow as a measure of operating performance and liquidity.

    The White Paper on Funds From Operations approved by the Board of Governors of NAREIT defines Funds From Operations as net income or loss (computed in accordance with GAAP), excluding gains or losses from debt restructuring which would be extraordinary items in accordance with GAAP and sales of depreciable operating properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company believes that Funds From Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures, and to fund other cash needs. The Company computes Funds From Operations in accordance with standards established by NAREIT, except that the Company adds back rent deferred under SAB 101 to derive Funds From Operations. This may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, that interpret the current NAREIT definition differently than the Company or that do not adjust Funds From Operations for rent deferred under SAB 101. Funds From Operations does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. Funds From Operations may include funds that may not be available for management's discretionary use due to requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties.

    The computation of Funds From Operations for FelCor LP and FelCor yields the same results. The following table details the computation of Funds From Operations for FelCor LP.

                                                                               ACTUAL
                                              ------------------------------------------------------------------------
                                                                                                    SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                      JUNE 30,
                                              --------------------------------------------------   -------------------
                                               1995      1996       1997       1998       1999       1999       2000
                                              -------   -------   --------   --------   --------   --------   --------
                                                                           (IN THOUSANDS)
    Net income (loss).......................  $15,322   $46,527   $ 69,467   $121,339   $135,776   $ 80,408   $(12,372)
    Deferred rent...........................                                                                    18,604
    Reserve for assets held for sale........                                                                    63,000
    Series B redeemable preferred
     distributions..........................                                   (8,373)   (12,937)    (6,468)    (6,468)
    Extraordinary charge from write off of
     deferred financing fees................              2,354        185      3,075      1,113      1,113
    Depreciation............................    5,232    26,544     50,798     90,835    152,948     74,162     81,480
    Depreciation from unconsolidated
     entities...............................      153     1,716      9,365     10,487      9,995      5,017      5,136
                                              -------   -------   --------   --------   --------   --------   --------
    Funds From Operations (FFO).............  $20,707   $77,141   $129,815   $217,363   $286,895   $154,232   $149,380
                                              =======   =======   ========   ========   ========   ========   ========
    Weighted average units outstanding......    8,989    29,306     39,157     58,013     75,251     76,008     67,987

                                                          PRO FORMA
                                              ----------------------------------
                                                              TWELVE      SIX
                                                              MONTHS     MONTHS
                                               YEAR ENDED     ENDED      ENDED
                                              DECEMBER 31,   JUNE 30,   JUNE 30,
                                                  1999         2000       2000
                                              ------------   --------   --------
                                                        (IN THOUSANDS)
    Net income (loss).......................    $107,844     $ 88,462   $ 45,560
    Deferred rent...........................                   18,604     18,604
    Reserve for assets held for sale........
    Series B redeemable preferred
     distributions..........................     (12,937)     (12,937)    (6,468)
    Extraordinary charge from write off of
     deferred financing fees................
    Depreciation............................     146,183      153,073     77,812
    Depreciation from unconsolidated
     entities...............................       9,995       10,114      5,136
                                                --------     --------   --------
    Funds From Operations (FFO).............    $251,085     $257,316   $140,644
                                                ========     ========   ========
    Weighted average units outstanding......      58,926       57,219     55,660

(3) EBITDA is computed by adding FFO, interest expense, the Company's portion of interest expense from unconsolidated entities, amortization expense, and the Company's Series B redeemable preferred distributions. The computation of EBITDA for FelCor LP and FelCor yields the same result. EBITDA is presented because it provides useful information regarding our ability to service debt. EBITDA should not be considered as an alternative measure of operating results or cash flow from operations (as determined in accordance with GAAP). EBITDA as presented by us may not be comparable to other similarly titled measures used by other companies. A reconciliation of Funds From Operations to EBITDA is as follows:

                                                                               ACTUAL
                                              ------------------------------------------------------------------------
                                                                                                    SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                      JUNE 30,
                                              --------------------------------------------------   -------------------
                                               1995      1996       1997       1998       1999       1999       2000
                                              -------   -------   --------   --------   --------   --------   --------
                                                                           (IN THOUSANDS)
    Funds From Operations...................  $20,707   $77,141   $129,815   $217,363   $286,895   $154,232   $149,380
    Interest expense........................    2,004     9,803     28,792     73,182    125,435     59,172     77,644
    Interest expense from unconsolidated
     entities...............................                818      5,895      6,521      6,729      3,343      4,787
    Amortization expense....................      158       593      1,111        922        693        375        474
    Series B redeemable preferred
     distributions..........................                                    8,373     12,937      6,468      6,468
                                              -------   -------   --------   --------   --------   --------   --------
    EBITDA..................................  $22,869   $88,355   $165,613   $306,361   $432,689   $223,590   $238,753
                                              =======   =======   ========   ========   ========   ========   ========

                                                          PRO FORMA
                                              ----------------------------------
                                                              TWELVE      SIX
                                                              MONTHS     MONTHS
                                               YEAR ENDED     ENDED      ENDED
                                              DECEMBER 31,   JUNE 30,   JUNE 30,
                                                  1999         2000       2000
                                              ------------   --------   --------
                                                        (IN THOUSANDS)
    Funds From Operations...................    $251,085     $257,316   $140,644
    Interest expense........................     141,427      149,925     76,856
    Interest expense from unconsolidated
     entities...............................       6,729        8,173      4,787
    Amortization expense....................         693          792        474
    Series B redeemable preferred
     distributions..........................      12,937       12,937      6,468
                                                --------     --------   --------
    EBITDA..................................    $412,871     $429,143   $229,229
                                                ========     ========   ========

    A reconciliation of EBITDA and Consolidated EBITDA as defined in the Notes is as follows:

                                                                                ACTUAL
                                               ------------------------------------------------------------------------

                                                                                                     SIX MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                      JUNE 30,
                                               --------------------------------------------------   -------------------
                                                1995      1996       1997       1998       1999       1999       2000
                                               -------   -------   --------   --------   --------   --------   --------
                                                                            (IN THOUSANDS)
    EBITDA...................................  $22,869   $88,355   $165,613   $306,361   $432,689   $223,590   $238,753
    Deduct --
     Interest expense from unconsolidated
       entities..............................               (818)    (5,895)    (6,521)    (6,729)    (3,343)    (4,787)
     Income from unconsolidated entities.....     (513)   (2,010)    (6,963)    (7,017)    (8,484)    (3,837)    (5,648)
     Gain on asset sale......................                                     (477)      (236)                 (875)
    Add --
     Distributions from unconsolidated
       entities..............................              1,954      4,211     19,066     19,581     13,297     11,708
                                               -------   -------   --------   --------   --------   --------   --------
    Consolidated EBITDA......................  $22,356   $87,481   $156,966   $311,412   $436,821   $229,707   $239,151
                                               =======   =======   ========   ========   ========   ========   ========

                                                           PRO FORMA
                                               ----------------------------------
                                                               TWELVE      SIX
                                                               MONTHS     MONTHS
                                                YEAR ENDED     ENDED      ENDED
                                               DECEMBER 31,   JUNE 30,   JUNE 30,
                                                   1999         2000       2000
                                               ------------   --------   --------
                                                         (IN THOUSANDS)
    EBITDA...................................    $412,871     $429,143   $229,229
    Deduct --
     Interest expense from unconsolidated
       entities..............................      (6,729)      (8,173)    (4,787)
     Income from unconsolidated entities.....      (8,484)     (10,295)    (5,648)
     Gain on asset sale......................        (236)      (1,111)      (875)
    Add --
     Distributions from unconsolidated
       entities..............................      19,581       17,992     11,708
                                                 --------     --------   --------
    Consolidated EBITDA......................    $417,003     $427,556   $229,627
                                                 ========     ========   ========

(4) For the purpose of computing the ratio of earnings to combined fixed charges and preferred distributions, earnings consist of income from continuing operations plus fixed charges and minority interest in FelCor LP (with respect to FelCor), excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, and amortization of loan costs.

(5) The adjusted ratio of earnings to combined fixed charges and preferred distributions is computed the same as described in footnote (4) except that income from continuing operations is adjusted to add back a $63 million one-time reserve for the sale of non-strategic hotel assets recorded in the second quarter of 2000.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     FelCor Lodging Limited Partnership and its subsidiaries (the "Company"), at June 30, 2000, owned interests in 188 hotels with nearly 50,000 rooms and suites. Additional organizational information relating to the Company, and the definitions of certain capitalized terms, are contained in the Notes to Consolidated Financial Statements of FelCor Lodging Limited Partnership appearing elsewhere in this prospectus or incorporated herein by reference.

     The Company is the owner of the largest number of Embassy Suites, Crowne Plaza, Holiday Inn and independently owned Doubletree-branded hotels in the world.

     At June 30, 2000, the Company leased 86 of the hotels to DJONT Operations, L.L.C., a Delaware limited liability company, or a consolidated subsidiary thereof (collectively "DJONT"), and leased 100 of the hotels to Bristol Hotels & Resorts, or a consolidated subsidiary thereof ("Bristol" and, together with DJONT, the "Lessees"). Two hotels were operated without a lease.

     The following table provides a schedule of the hotels, by brand, operated by each of the Company's Lessees at June 30, 2000:

                                                                  NOT OPERATED
BRAND                                           DJONT   BRISTOL   UNDER A LEASE   TOTAL
-----                                           -----   -------   -------------   -----
Embassy Suites................................   60                                 60*
Holiday Inn...................................             43           1           44
Crowne Plaza and Crowne Plaza Suites..........             18                       18
Doubletree and Doubletree Guest Suites........   14                                 14
Holiday Inn Select............................             10                       10
Sheraton and Sheraton Suites..................   10                                 10
Hampton Inn...................................              9                        9
Holiday Inn Express...........................              5                        5
Fairfield Inn.................................              5                        5
Harvey Hotel..................................              4                        4
Independents..................................              2           1            3
Courtyard by Marriott.........................              2                        2
Hilton Suites.................................    1                                  1
Homewood Suites...............................              1                        1
Four Points by Sheraton.......................              1                        1
Westin........................................    1                                  1
                                                 --       ---          --          ---
          Total Hotels........................   86       100           2          188
                                                 ==       ===          ==          ===

------------

* Includes one Embassy Suites hotel that was sold on September 27, 2000.

     The hotels are located in 35 states and Canada with concentrations in Texas
(41), California (20), Florida (18), and Georgia (15).

     The principal factors affecting the Company's results of operations are changes in room and suite revenues reflected by revenue per available room ("RevPAR"), renovations, redevelopments, and rebrandings of hotels and acquisitions. On July 28, 1998, the Company completed the acquisition of the real estate assets of Bristol Hotel Company through a merger, which resulted in the net addition of 107 hotels, valued at approximately $2 billion, to the Company's portfolio. In addition to the assets acquired in the merger, the Company acquired ownership interests in 16 hotels in 1998 and one additional hotel in 1999. Nine of the hotels acquired in the merger which did not meet the Company's investment criteria were sold in 1998 and 1999.

     In the second quarter of 2000, the Company identified 25 of its hotels as non-strategic hotels to be sold. The Company estimates that the aggregate net sales proceeds from these hotels will approximate $136 million. In connection with the decision to sell these hotels, the Company has recorded a one time reserve of $63 million. Additionally, on September 27, 2000 the Company sold its Embassy Suites hotel, Los Angeles International Airport (North), California for a gross sale price of approximately $24 million, resulting in a gain on sale of approximately $2.5 million.

     In 1999, the Company completed the major portion of its program of renovation, redevelopment, and rebranding of hotels, undertaken to improve under-performing assets and increase revenues. The Company and, prior to the merger, Bristol Hotel Company, spent nearly $220 million in 1998 on renovations, redevelopments, rebrandings, room additions to existing hotels, and other hotel improvements. In 1999 the Company completed renovations at 44 hotels during the year, totaling $193 million. Twenty-eight hotels were undergoing renovation at the end of 1999 and renovation expenditures on the hotel portfolio totaled $177 million during the year. A total of eight hotels were rebranded during 1999. Through June 30, 2000, the Company completed renovations at eight hotels. Thirteen hotels were undergoing renovation at June 30, 2000. Renovation expenditures on the hotel portfolio totaled $22.9 million through June 30, 2000, and the Company expects to spend an additional $35.0 million on renovations through the remainder of 2000. On January 1, 2000, two Doubletree Guest Suites hotels were rebranded as Embassy Suites hotels. In 2000, the Company started construction on a 90 room addition at its Holiday Inn -- French Quarter hotel located on Royal Street in New Orleans, Louisiana, with an expected cost of $10 million. Management believes that its strategy of renovating, redeveloping and rebranding selected hotels continues to be effective in improving revenue performance.

     Historically the Company has been financed primarily with equity, resulting in a conservative financial structure. The Company's emphasis on maintaining this conservative approach is evidenced in part, by the following, as of June 30, 2000:

     - Interest coverage ratio of 2.9x

     - Consolidated debt equal to 41% of its investment in hotels at cost

     - Fixed interest rate debt comprising 68% of total debt

     - Secured mortgage debt to total assets of 19%

     - Debt of approximately $17 million maturing in 2000

     The Company's historical results of operations for the six months ended June 30, 2000 and 1999 and the years ended 1999, 1998, and 1997 are summarized as follows (in millions, except percentages and hotel counts):

                                                                                                     PERCENTAGE CHANGE
                                                YEARS ENDED           SIX MONTHS ENDED    ---------------------------------------
                                                DECEMBER 31,              JUNE 30,                                   SIX MONTHS
                                          ------------------------   ------------------                            ENDED JUNE 30,
                                           1999     1998     1997     2000        1999    99 VS. 98    98 VS. 97    99 VS. 2000
                                          ------   ------   ------   ------      ------   ---------    ---------   --------------
Hotels owned at end of period...........     188      193       73      188         187     (2.6)%       164.4%           0.1%
Revenues................................  $504.0   $339.6   $176.7   $264.7(1)   $262.1     48.4%         92.2%           1.0%
Income (loss) before nonrecurring
 items..................................  $136.7   $123.9   $ 69.7   $(13.2)(2)  $ 81.5     10.3%         77.8%        (116.2)%(2)
Net income (loss) applicable to
 unitholders............................  $111.0   $ 99.9   $ 57.7   $(24.7)(2)  $ 68.0     11.1%         73.1%        (136.3)%(2)
Funds From Operations (FFO).............  $286.9   $217.4   $129.8   $149.4      $154.2     32.0%         67.5%          (3.1)%

------------

(1) Revenues for 2000 do not include rent deferred under Staff Accounting Bulletin 101 of $18.6 million. This deferred rent is expected to be fully earned and recognized as Percentage Lease Revenue by the end of 2000. There was no deferred rent recorded in 1999.

(2) Includes a one time reserve of $63 million established for the proposed sale of 25 non-strategic hotels.

RESULTS OF OPERATIONS

  FelCor Lodging Limited Partnership -- Actual

     Comparison of the Six Months Ended June 30, 2000 and 1999

     For the six months ended June 30, 2000 and 1999, the Company had revenues of $264.7 million and $262.1 million, respectively, consisting primarily of Percentage Lease revenues of $256.3 million and $256.9 million, respectively. The reason for the decline in Percentage Lease revenues is approximately $18.6 million of rent deferred in 2000 but not in 1999.

     Effective January 2000, Percentage Leases for 68 of the Company's 188 hotels were changed to provide for the computation of rent on an annual, rather than quarterly basis. This should result in no change in annual Percentage Rent or cash flows. However, this change requires the deferral of Percentage Lease revenue until annual thresholds are exceeded in accordance with Staff Accounting Bulletin No. 101 (SAB 101). The deferred rent is expected to be fully earned and recognized as Percentage Lease revenue by the end of 2000. After adding back rent deferred under SAB 101, Percentage Lease revenues for the six months ended June 30, 2000, increased 7.0% to $274.9 million as compared to the six months ended June 30, 1999. The reason for this comparative increase is attributed to an overall increase in RevPAR of 7.7%. This change in hotel RevPAR is more fully discussed under "The Hotels" section of this "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Total expenses increased $97.3 million for the six months ended June 30, 2000, from $180.6 million to $277.9 million, compared to the same period in 1999. Since there was no deferred rent recorded in 1999, for comparison purposes deferred rent recorded in 2000 has been added back to total revenue for the computation of expenses as a percent of total revenue. Total expenses as a percentage of total revenue after adding back deferred rent, increased to 98.1% for the six months ended June 30, 2000, from 68.9% in the same period of 1999.

     Included in total expenses is a one-time reserve of $63.0 million related to the 25 non-strategic hotels the Company has identified as held for sale. This reserve represents the difference between the book value and the estimated market value of the hotels.

     Other major components of the increase in expenses, as a percentage of total revenue after adding back deferred rent, were interest expense and land lease expenses.

     Interest expense increased, as a percentage of total revenue, after adding back deferred rent, to 27.4% in the six months ended June 30, 2000, from 22.6% in the six months ended June 30, 1999. This increase in interest expense is attributed to the following:

     - increased debt, which was used to finance renovations and to fund $155 million of stock repurchases in 1999 and 2000,

     - higher average interest rates for debt refinanced in 2000 to extend maturities and convert variable rates to fixed,

     - an increase in the LIBOR rate which affects the Company's variable rate debt, and

     - reduction of interest capitalized on major renovations and construction from $3.2 million for the six months ended June 30, 1999 to approximately $497,000 in 2000.

     Land leases as a percent of total revenue, after adding back deferred rent, increased from 3.2% to 4.1% for the six months ended June 30, 1999 and 2000, respectively. The increase in land lease expense is primarily attributed to a reserve established in June 2000, for prior year disputed land lease expense and current year land lease expense for two hotels. The land lease rent for these hotels is computed as a percentage of hotel revenues and these two hotels had larger than average percentage increases in revenue for the period.

     Comparison of the Years Ended December 31, 1999 and 1998.

     For the years 1999 and 1998, the Company had total revenue of $504.0 million and $339.6 million, respectively, consisting primarily of Percentage Lease revenue of $490.9 million and $328.0 million. The increase in revenue is primarily attributable to the Company's acquisition and subsequent leasing, pursuant to Percentage Leases, of interests in more than 100 hotels in 1998, including the hotels that were acquired through the merger on July 28, 1998. The hotels which were acquired during 1998, including those acquired through the merger, accounted for $151.1 million (93%) of the change in Percentage Lease revenue for the twelve months ended December 31, 1999 compared to 1998. The 73 hotels owned throughout both of the years ended December 31, 1999 and 1998 produced an increase in Percentage Lease revenues of $10.9 million (or 1.9%) between 1998 and 1999.

     Changes in room and suite revenues significantly affect the Company because its principal source of revenue is rent payments from the Lessees under the Percentage Leases. The Percentage Leases provide for rent based on a percentage of room and suite revenue, food and beverage revenue, food and beverage rents, and in some instances, other hotel revenues. In 1999 and 1998, Percentage Lease revenue derived from room and suite revenue represented 91% and 93% of total Percentage Lease revenue, respectively. The 73 hotels owned throughout both 1999 and 1998 increased room and suite revenue by $11.6 million (or 2%) in 1999 compared to 1998 and increased RevPAR by 1.4%. The RevPAR increase was driven by an increase in average daily rate ("ADR") of 1.5%, despite a slight drop in occupied rooms ("Occupancy") of 0.1 percentage points. Of the 73 hotels, 18 had undergone renovation in either 1998 or 1999. Those renovated hotels reflected increases in ADR of 2.2% and in RevPAR of 1.9%, which was greater than the results for hotels that had not undergone renovation. This reflects both the improvement from renovation and the impact of taking rooms out of service for such renovation.

     The Company generally seeks to improve those of its hotels that management believes can achieve increases in room and suite revenue and RevPAR as a result of renovation, redevelopment and rebranding. However, during the course of such improvements hotel revenue performance is often adversely affected, compared to the prior year, by such temporary factors as rooms and suites out of service and disruptions of hotel operations. During 1999, the Company spent $177 million on the renovation, redevelopment and rebranding of its hotels. As a result of the extensive renovations, the Company's portfolio experienced significant disruption during 1999, with approximately 350,000 room nights out of service, or 2% of its portfolio. (A more detailed discussion of hotel room and suite revenue is contained in the "The Hotels -- Actual" section of this Management's Discussion and Analysis of Financial Condition and Results of Operations.)

     Total expenses increased $151.7 million in the year ended December 31, 1999, to $367.3 million from $215.7 million in 1998. This increase resulted primarily from the additional hotels acquired in July 1998 through the merger.

     Total expenses as a percentage of total revenue increased to 72.9% for the twelve months ended December 31, 1999, compared to 63.4% in the same period of 1998. The major components of the increase in expenses, as a percentage of total revenue, are depreciation, land leases, and interest expense.

     Depreciation increased as a percentage of total revenue to 30.4% in the twelve months ended December 31, 1999, from 26.8% in 1998. The relative increase in depreciation expense is primarily attributed to depreciation on $341.4 million in capital expenditures made over the past two years, approximately 40% of which are short-lived assets that are depreciated over 3 to 5 years.

     Land lease expenses represent 3.5% of total revenue in 1999 as compared to 2.4% in 1998. This increase, as a percentage of total revenue, results primarily from the larger percentage of hotels subject to land leases among those acquired through the merger.

     Interest expense increased, as a percentage of total revenue, to 24.9% in the twelve months ended December 31, 1999, from 21.6% in 1998. This increase in interest expense is attributed to the increased debt used to finance renovations, higher interest rates on debt that was refinanced to extend maturities and convert such debt from variable to fixed rates, the assumption of debt related to the more highly leveraged Bristol assets, and borrowings to fund the Company's stock repurchase program.

     General and administrative expenses and taxes, insurance and other expense remained relatively constant as a percentage of total revenue in 1999 and 1998.

     Comparison of the Years Ended December 31, 1998 and 1997.

     For the years 1998 and 1997, the Company had revenue of $339.6 million and $176.7 million, respectively, consisting primarily of Percentage Lease revenue of $328.0 million and $169.1 million. The 43 hotels owned by the Company throughout both of the years 1998 and 1997, which reflect the effect of the Company's ownership and the management by its strategic partners, experienced a growth in RevPAR during 1998 of 5.4% over 1997. The largest portion of this increase came from the 18 former Crown Sterling Suite hotels, which continued their trend of improved RevPAR throughout 1998, achieving a RevPAR of $92.05 in 1998 compared to $85.04 for 1997, an increase of 8.2%. These hotels have improved their RevPAR performance by 31.4% since 1996. The Company attributes this dramatic increase to the renovation, redevelopment and rebranding of these hotels in 1996 and early 1997.

     The improvement in room and suite revenue significantly impacts the Company because its principal source of revenue is rent payments from the Lessees under the Percentage Leases. The Percentage Leases provide for rent based on a percentage of room and suite revenue, food and beverage revenue, food and beverage rents, and in some instances, other hotel revenues. The portion of the Percentage Lease revenue derived from room and suite revenues was approximately 93% in 1998 and 97% in 1997. The decrease in the portion of Percentage Lease revenue derived from room and suite revenues is attributed primarily to the more extensive food and beverage operations in the Bristol hotels.

     Total expenses increased $108.7 million in 1998 over 1997, primarily resulting from the net acquisition of 120 hotels during 1998 and 30 hotels in 1997. Total expenses as a percentage of total revenue increased in 1998 to 63.4% from 60.6% in 1997.

     The major component of the increase in expenses, as a percentage of total revenue, was interest expense. Interest expense increased by $44.4 million, from $28.8 million in 1997 to $73.2 million in 1998, and increased as a percentage of total revenue, from 16.3% in 1997 to 21.6% in 1998. The relative increase in interest expense is attributed to the assumption of debt related to the more highly leveraged Bristol assets. Debt as a percentage of total assets increased from 28.5% at December 31, 1997 to 38.2% at December 31, 1998.

     General and administrative expenses, depreciation, and taxes, insurance and other expenses remained relatively constant as a percentage of total revenue in 1998 and 1997.

  Funds From Operations and EBITDA

     The Company considers Funds From Operations ("FFO") and earnings before interest, taxes, depreciation and amortization ("EBITDA") to be key measures of a REIT's performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's operating performance and liquidity.

     The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of properties, plus real estate related depreciation and amortization, after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company believes that FFO and EBITDA are helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, they provide investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures, to pay dividends and to fund other cash needs. The Company computes FFO in accordance with standards established by NAREIT, except that the Company adds back rent deferred under SAB 101 to derive FFO. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, that interpret the current NAREIT definition differently than the Company or that do not adjust FFO for rent deferred under SAB 101. FFO and EBITDA do not represent cash generated from operating activities as determined by GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor does it necessarily reflect the funds available to fund the Company's cash needs, including its ability to make cash distributions. FFO and EBITDA may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions, and other commitments and uncertainties.

     The following table details the computation of FFO (in thousands):

                                                                  SIX MONTHS ENDED
                                   YEARS ENDED DECEMBER 31,           JUNE 30,
                                ------------------------------   -------------------
             FFO:                 1997       1998       1999       1999       2000
             ----               --------   --------   --------   --------   --------
Net income (loss).............  $ 69,467   $121,339   $135,776   $ 80,408   $(12,372)
  Deferred rent...............                                                18,604
  Reserve for assets held for
     sale.....................                                                63,000
  Series B preferred unit
     distributions............               (8,373)   (12,937)    (6,468)    (6,468)
  Extraordinary charge from
     write off of deferred
     financing fees...........       185      3,075      1,113      1,113
  Depreciation................    50,798     90,835    152,948     74,162     81,480
  Depreciation for
     unconsolidated
     entities.................     9,365     10,487      9,995      5,017      5,136
                                --------   --------   --------   --------   --------
FFO...........................  $129,815   $217,363   $286,895   $154,232   $149,380
                                ========   ========   ========   ========   ========
Weighted average units
  outstanding.................    39,157     58,013     75,251     76,008     67,987

------------

(1) Weighted average units outstanding are computed including dilutive options, unvested stock grants, and assuming conversion of Series A Preferred Units to Units.

     The following table details the computation of EBITDA (in thousands):

                                                                  SIX MONTHS ENDED
                                   YEARS ENDED DECEMBER 31,           JUNE 30,
                                ------------------------------   -------------------
           EBITDA:                1997       1998       1999       1999       2000
           -------              --------   --------   --------   --------   --------
Funds from Operations.........  $129,815   $217,363   $286,895   $154,232   $149,380
  Interest expense............    28,792     73,182    125,435     59,172     77,644
  Interest expense of
     unconsolidated
     subsidiaries.............     5,895      6,521      6,729      3,343      4,787
  Amortization of unearned
     compensation.............     1,111        922        693        375        474
  Series B preferred
     distributions............                8,373     12,937      6,468      6,468
                                --------   --------   --------   --------   --------
EBITDA........................  $165,613   $306,361   $432,689   $223,590   $238,753
                                ========   ========   ========   ========   ========

  The Hotels -- Actual

     Upscale and full service hotels like Embassy Suites, Crowne Plaza, Holiday Inn and Holiday Inn Select, Doubletree and Doubletree Guest Suites, and Sheraton and Sheraton Suites hotels account for approximately 97% of the Company's Percentage Lease revenue. As a result of the renovation and rebranding of hotels, approximately 98% of Percentage Lease revenue for 2000 is expected to be derived from upscale and full service hotels.

     The Company believes that when analyzing the performance of the hotels, looking at "Comparable Hotels" is the most meaningful. The Company defines "Comparable Hotels" as those not undergoing renovation, redevelopment or rebranding in either of the comparison periods. Major renovations generally have an adverse affect on hotel earnings by taking rooms out of service and disrupting hotel operations. "Non-comparable Hotels" are those undergoing renovation, redevelopment or rebranding during either period.

  Comparison of The Hotels' Operating Statistics for the Six Months Ended June 30, 2000 and 1999

     The following table sets forth historical Occupancy, ADR and RevPAR and the percentage changes therein between the periods presented for the hotels in which the Company had an ownership interest at June 30, 2000. This information is presented regardless of the date of acquisition.

                                                     SIX MONTHS ENDED JUNE 30, 2000
                                                     -------------------------------
                                                     OCCUPANCY      ADR      REVPAR
                                                     ----------   --------   -------
DJONT Comparable Hotels............................     75.4%     $126.27    $95.07
Bristol Comparable Hotels..........................     72.3        91.48     66.14
  Total Comparable Hotels(A).......................     73.8       109.00     80.49
Non-comparable Hotels(B)...........................     71.6       101.04     72.32
  Total Hotels excluding hotels held for sale......     73.2       106.92     78.30
Hotels held for sale(C)............................     60.1        72.02     43.28
  Total Hotels.....................................     72.1%     $104.52    $75.41

                                                     SIX MONTHS ENDED JUNE 30, 1999
                                                     -------------------------------
                                                     OCCUPANCY      ADR      REVPAR
                                                     ----------   --------   -------
DJONT Comparable Hotels............................     73.2%     $123.07    $90.04
Bristol Comparable Hotels..........................     70.0        89.81     62.84
  Total Comparable Hotels..........................     71.5       106.68     76.33
Non-comparable Hotels..............................     62.1        99.18     61.54
  Total Hotels excluding hotels held for sale......     69.0       104.88     72.39
Hotels held for sale...............................     60.5        72.38     43.76
  Total Hotels.....................................     68.3%     $102.50    $70.02

                                                       CHANGE FROM PRIOR PERIOD
                                                      2000 VS. 1999 YEAR TO DATE
                                                     ----------------------------
                                                     OCCUPANCY     ADR    REVPAR
                                                     ----------   -----   -------
DJONT Comparable Hotels............................   2.2  pts     2.4%     5.6%
Bristol Comparable Hotels..........................   2.3  pts     1.9      5.3
  Total Comparable Hotels..........................   2.3  pts     2.2      5.5
Non-comparable Hotels..............................   9.5  pts     1.9     17.5
  Total Hotels excluding hotels held for sale......   4.2  pts     1.9      8.2
Hotels held for sale...............................  (0.4) pts    (0.5)   (1.1)
  Total Hotels.....................................   3.8  pts     2.0%     7.7%

------------

(A) DJONT Comparable Hotels include 65 hotels and Bristol Comparable Hotels include 56 hotels which were not undergoing renovation, redevelopment, or rebranding in either the 2000 or 1999 periods reported, and exclude hotels held for sale.

(B) Non-comparable Hotels include 42 hotels undergoing redevelopment in either the 2000 or 1999 periods reported, and exclude hotels held for sale.

(C) Hotels held for sale includes three DJONT leased hotels and 22 Bristol leased hotels, consisting of two Courtyard by Marriott hotels, five Fairfield Inn hotels, six Hampton Inn hotels, eight Holiday-branded hotels, three Doubletree Guest Suites hotels, and one Four Points by Sheraton.

     For the six months ended June 30, 2000, the Company's Comparable Hotels' RevPAR, excluding hotels held for sale, increased compared to the same period in 1999, by 5.5%. For the same period the Comparable Hotels' ADR and Occupancy increased 2.2% and 2.3 percentage points, respectively. A large portion of the increase in year-to-date 2000 RevPAR came from the second quarter 2000 hotel performance. For the second quarter, the Company's Comparable Hotels' RevPAR, excluding hotels held for sale, increased 8.2%. The ADR and Occupancy for these hotels increased 3.4% and 3.4 percentage points, respectively. The total hotel portfolio RevPAR, excluding hotels held for sale, increased 9.9%. This represents the fourth consecutive quarter that the Company's hotels reported increases in both ADR and Occupancy.

     The DJONT Comparable Hotels are predominately Embassy Suites, Doubletree and Doubletree Guest Suites, and Sheraton hotels. The Bristol Comparable Hotels are predominately Holiday Inn and Crowne Plaza hotels. The following table shows the Comparable Hotel RevPAR changes (excluding hotels held for sale) for the six months ended June 30, 2000, compared to 1999:

                                                          REVPAR   PERCENTAGE OF TOTAL
                                                          CHANGE      ROOM REVENUE
                                                          ------   -------------------
Embassy Suites (50 hotels)..............................    6.5%           46.8%
Holiday-branded (33 hotels).............................    7.5            25.2
Crowne Plaza (13 hotels)................................    6.2            11.9
Doubletree-branded (8 hotels)...........................    1.7             5.2
Sheraton (4 hotels).....................................    1.4             4.1
Other (13 hotels).......................................   (3.8)            6.8
All Comparable Hotels (121 hotels)......................    5.5%          100.0%

     The Company attributes much of the improvement in RevPAR to the renovation, rebranding and repositioning program in which the Company has spent approximately $465 million in 1998, 1999 and the first six months of 2000. The Company's Hotels outperformed most other hotels in their respective markets during the second quarter and the Company expects this strong performance to continue.

     The Company's Embassy Suites hotels experienced an increase in occupancy with 50 Comparable Embassy Suites hotels achieving a 6.5% RevPAR improvement for the six months compared to the prior year. These hotels, which constitute nearly 47% of Comparable Hotel room revenues, increased ADR by 3.2% and Occupancy by
2.3 percentage points over the same six month period in 1999. The Company's Comparable Doubletree hotels had a 1.7% RevPAR gain for the six months. The Company believes, in addition to the renovation program, the recent Hilton/Promus merger and the addition of the Hilton HHonors(R) program has had and will continue to have a positive impact on its Embassy Suite and Doubletree portfolios.

     Bass completed its merger with Bristol Hotels & Resorts at the end of the first quarter of 2000. The Company expects the integration of the Bristol management team with Bass will continue to be beneficial to the development and strengthening of the Crowne Plaza and Holiday brands.

     The Company's 13 Comparable Crowne Plaza hotels (all of which were renovated and rebranded from Holiday Inn and Harvey hotels), reported increased RevPAR of 6.2% for the six months ended June 30, 2000 compared to the same period in 1999. This increase resulted from an increase of 5.8 percentage points in occupancy, which brought the average occupancy for these hotels up to 74.0% for the six months. In addition to the recent renovations, the Company attributes a portion of this improvement to the change in marketing for the brand, which now supports the marketing of Crowne Plaza with the Inter-Continental(R)brand.

     The Company's Holiday Inn and Holiday Inn Select hotels continue to outperform their competition. The Company's Holiday-branded hotels increased RevPAR for the six months by 7.5%. The six month increase in RevPAR resulted from a 2.4 percentage point increase in Occupancy and a 3.9% increase in ADR. The Company's 19 Comparable Holiday-branded hotels with greater than 250 rooms (representing 82% of the Company's Holiday-branded revenue) reported an increase in RevPAR of 7.9% for the six months, which came from Occupancy and ADR increases of 2.3 percentage points and 4.7%, respectively.

     Nearly 60% of the Company's Comparable Hotel room revenues in the six months were derived from four states: Texas, California, Florida and Georgia. Changes in Comparable Hotel RevPAR during the six months for these states, excluding hotels held for sale, compared to the same period in 1999, are illustrated in the following table:

                                                          REVPAR   PERCENTAGE OF TOTAL
                                                          CHANGE      ROOM REVENUE
                                                          ------   -------------------
Texas (30 hotels).......................................    2.8%          19.2%
California (17 hotels)..................................   13.0           21.3
Florida (12 hotels).....................................    2.4           12.3
Georgia (9 hotels)......................................    3.0            6.6

     The Comparable Hotels in Texas, which account for approximately 19.2% of FelCor's Comparable Hotel total room revenue, experienced the second consecutive quarter with positive RevPAR growth compared to prior year. The growth in supply from new hotels in most major markets in Texas appears to have slowed and management believes that their recently renovated hotels will continue to effectively compete in their market segments. The Company's 15 comparable hotels located in Dallas, which had been adversely affected by new competition in recent quarters, had RevPAR increases of 3.7% year-to-date.

     The Company's Non-comparable Hotels (42 hotels) reported an increase in RevPAR of 17.5% year-to-date. These hotels were profoundly affected by the Allerton Crowne Plaza (increased RevPAR by 391% for the first six months of 2000), which was closed for renovation in the third quarter 1998 and partially reopened in the second quarter of 1999. The Non-comparable Hotels, excluding the Allerton, reported increased RevPAR of 12.1% year-to-date.

     Comparison of the Hotels' Operating Statistics for the Years Ended December 31, 1999 and 1998.

     The following tables set forth historical Occupancy, ADR and RevPAR at December 31, 1999 and 1998, and the percentage changes therein between the years presented for the hotels in which the Company had an ownership interest at December 31, 1999. This information is presented regardless of the date of acquisition.

                                                                 1999
                                                     ----------------------------
                                                     OCCUPANCY     ADR     REVPAR
                                                     ---------   -------   ------
DJONT Comparable Hotels............................    73.0%     $123.00   $89.79
Bristol Comparable Hotels..........................    65.7        81.55    53.59
  Total Comparable Hotels(A).......................    69.6       104.61    72.79
DJONT Non-Comparable Hotels........................    67.9       108.58    73.74
Bristol Non-Comparable Hotels......................    66.4        89.84    59.64
  Total Non-Comparable Hotels(B)...................    66.9        96.64    64.68
  Total Hotels.....................................    68.3%     $100.72   $68.77

                                                                 1998
                                                     ----------------------------
                                                     OCCUPANCY     ADR     REVPAR
                                                     ---------   -------   ------
DJONT Comparable Hotel.............................    73.0%     $121.42   $88.67
Bristol Comparable Hotels..........................    67.3        80.00    53.86
  Total Comparable Hotels..........................    70.3       102.74    72.27
DJONT Non-comparable Hotels........................    69.7       106.08    73.96
Bristol Non-comparable Hotels......................    65.9        83.67    55.14
  Total Non-comparable Hotels......................    67.3        92.02    61.90
  Total Hotels.....................................    68.8%     $ 97.56   $67.16

                                                          CHANGE FROM PRIOR PERIOD
                                                               1999 VS. 1998
                                                          ------------------------
                                                          OCCUPANCY   ADR   REVPAR
                                                          ---------   ---   ------
DJONT Comparable Hotels.................................   0.0  pts   1.3%    1.3%
Bristol Comparable Hotels...............................  (1.6) pts   1.9    (0.5)
  Total Comparable Hotels...............................  (0.7) pts   1.8     0.7
DJONT Non-comparable Hotels.............................  (1.8) pts   2.4    (0.3)
Bristol Non-comparable Hotels...........................   0.5  pts   7.4     8.2
  Total Non-comparable Hotels...........................  (0.3) pts   5.0     4.5
  Total Hotels..........................................  (0.5) pts   3.2%    2.4%

------------

(A) DJONT Comparable Hotels includes 55 hotels and Bristol Comparable Hotels includes 49 hotels which were not undergoing renovation, redevelopment, or rebranding in either the 1999 or 1998 periods reported.

(B) DJONT Non-comparable Hotels includes 32 hotels and Bristol Non-comparable Hotels includes 52 hotels undergoing redevelopment in either the 1999 or 1998 periods reported.

     For the twelve months ended December 31, 1999, the Company's Comparable Hotels' RevPAR increased, compared to the same period in 1998, by 0.7%. In the twelve months ended December 31, 1999, the Comparable Hotels' ADR increased 1.8%, but Occupancy fell 0.7 percentage points. In general, the Company is encouraged by the relative firming of room rates in the last half of the year, which appears to be indicative of the absorption of the new rooms introduced in certain markets during the past year.

     The DJONT Comparable Hotels are predominately Embassy Suites, Doubletree and Doubletree Guest Suites, and Sheraton hotels. The Bristol Comparable Hotels are predominately Holiday Inn and Crowne Plaza hotels. The following table shows the Comparable Hotel RevPAR changes for these five brands for the year ended December 31, 1999, compared to 1998:

                                                          REVPAR   PERCENTAGE OF TOTAL
                                                          CHANGE      ROOM REVENUE
                                                          ------   -------------------
Embassy Suites (45 hotels)..............................    1.3%          56.9%
Holiday Inn (29 hotels).................................    1.4           22.5
Sheraton (3 hotels).....................................    1.4            4.4
Doubletree (5 hotels)...................................    2.5            2.9
Crowne Plaza (2 hotels).................................   (8.9)           2.0

     The poor performance of the Comparable Crowne Plaza hotels is primarily the result of one hotel in Jackson, Mississippi, which was converted to a Crowne Plaza in 1997. This hotel suffered both significant competition from a new full service hotel and the relocation of a major employer that had contributed significant business in prior years. The Comparable Embassy Suites and Holiday Inn hotels showed improving RevPAR trends in the last half of 1999, which appear to be continuing into 2000.

     Nearly 52% of the Company's 1999 Comparable Hotel revenue was derived from four states: Texas, California, Georgia and Florida. Changes in Comparable Hotel RevPAR during 1999 for these states, compared to 1998, are illustrated in the following table:

                                                          REVPAR   PERCENTAGE OF TOTAL
                                                          CHANGE      ROOM REVENUE
                                                          ------   -------------------
Texas (25 hotels)......................................    (3.9)%         24.0%
California (12 hotels).................................     3.3           11.5
Georgia (10 hotels)....................................     1.0            9.6
Florida (7 hotels).....................................     4.6            6.7

     The Company's exposure in overbuilt markets, such as Dallas, Texas, had a negative impact on Comparable Hotel trends during 1999, although management expects the rate of new supply additions to decline in 2000. During 1999, the Company's Texas hotels, experienced a 3.9% decrease in RevPAR, while the 10 Comparable Hotels in the Dallas market experienced a 5.9% decline in RevPAR. Management is encouraged, although it continues to see an oversupply in the Dallas market, that the situation appears to be improving and supply growth is now expected to begin a gradual decline. In addition, the Company has recently renovated eight of its 18 Dallas-based properties and management is currently projecting positive RevPAR growth for the majority of its hotels in this market during 2000.

     The Non-comparable Hotel performance was most profoundly affected by the Allerton Crowne Plaza, which was closed for renovation in the third quarter of 1998 and partially reopened in the second quarter of 1999. The Allerton generated an 84.3% increase in its RevPAR for the year ended December 31, 1999, as compared to the same period in 1998. The remainder of the Bristol Non-comparable Hotels also showed improvements in RevPAR, which are attributed to the completion of renovations at many of these hotels. Most of the DJONT Non-comparable Hotels where renovations had been completed also showed strong RevPAR increases for the year, compared to the same period last year.

     Other factors which management believes will have favorable impacts on future hotel revenues are the recent merger between Hilton Hotels Corporation and Promus Hotel Corporation and the recently completed merger between Bristol and Bass plc.

     The Hilton/Promus merger, which was completed in November 1999, should provide stability and focus for the Embassy Suites and Doubletree brands. In addition, the Promus brands should benefit from the distribution of the Hilton brands in the United States and worldwide, cross-selling through the larger Hilton/Promus reservation system and the addition of Hilton's Honors frequent traveler and loyalty program to the Company's Embassy Suites and Doubletree hotels.

     The Bass/Bristol merger, which was completed March 31, 2000, will serve to match the management of the Company's Bass branded hotels with the brand owner, which management expects to be beneficial to the development and strengthening of these brands and should help strengthen the Company's relationship with the brand owner.

  DJONT - Actual

     Comparison of the Six Months Ended June 30, 2000 and 1999

     Total revenues increased to $448.7 million in the first six months of 2000, from $409.6 million in the first six months of 1999, an increase of 9.5% Total revenues consisted primarily of room and suite revenue of $364.7 million and $334.8 million in the first six months of 2000 and 1999, respectively.

     The increase in room and suite revenue resulted from a 2.7 percentage point increase in Occupancy combined with a 2.3% increase in ADR and the addition of one hotel to the DJONT portfolio in January of 2000, which contributed $14.4 million in room and suite revenue.

     DJONT's total expenses decreased as a percentage of total revenues from 101.5% in the six months ended June 30, 1999, to 100.0% in the six months ended June 30, 2000. This is largely due to reductions of Percent Rent as a percentage of total revenue from 41.4% to 39.7%.

     Net income for DJONT for the six months ended June 30, 2000, was $104,000 compared to a loss of $6.3 million in the same period in 1999.

     Comparison of the Years Ended December 31, 1999 and 1998

     Total revenues increased to $797.6 million in the twelve months ended December 31, 1999, from $749.5 million in the same period of 1998, an increase of 6.4%. Total revenues consisted primarily of room and suite revenue of $649.3 million and $618.1 million in the twelve months of 1999 and 1998, respectively.

     The increase in total revenues is primarily a result of the acquisition of twelve additional hotels in 1998. Room and suite revenues from the these twelve hotels, for the twelve months ended December 31, 1999 over 1998, increased 1.9% or $10.6 million. The room and suite revenue for 73 hotels which were leased for all of 1999 and 1998 increased $11.6 million as a result of an increase in ADR of $1.81, with a slight decrease, Occupancy of 0.1%.

     The Embassy Suites and Doubletree branded hotels, collectively 74 hotels, should benefit from the recently completed merger between Hilton Hotel Corporation and Promus Hotel corporation (the brand manager for all but two of DJONT's Embassy Suites and Doubletree hotels). Hilton's upscale hotel experience and integration into Hilton's central reservation system, marketing infrastructure and frequent stay program has the potential to increase both incremental occupancy and rate.

     DJONT's income before Percentage Lease rent decreased as a percentage of total revenues from 38.8% in the twelve months ended December 31, 1998 to 37.9% in the twelve months ended December 31, 1999. For the twelve months ended December 31, 1999, DJONT incurred losses of $4.9 million. This is largely due to increased property operating costs resulting from higher labor costs and related payroll benefits, increased reservation costs, and increased fees related to the former Crowne Sterling hotels.

     Percentage lease expense remained relatively constant as a percentage of total revenue in 1999 and 1998.

     Comparison of the Years Ended December 31, 1998 and 1997

     Total revenues increased to $749.5 million in 1998 from $534.5 million in 1997, an increase of 40.2%. Total revenues consisted primarily of suite revenue of $618.1 million and $456.6 million in 1998 and 1997, respectively.

     The increase in total revenues is primarily a result of the increase in the number of hotels leased to 86 hotels at December 31, 1998, from 73 hotels at December 31, 1997. Suite revenues for the 43 hotels which were leased for all of 1998 and 1997 increased 8.0% or $19.3 million. The increase in revenues at these hotels is due primarily to improved average daily room rates of $122.33, for the year ended December 31, 1998, as compared to $114.77 for the year ended December 31, 1997.

     DJONT recorded a net income of $844,000 in 1998 compared to a net loss of $2.7 million in 1997. This improvement in operating performance is primarily attributed to improved profitability of food and beverage operations for DJONT and a decrease in percentage lease expenses as a percentage of total revenue.

     Food and beverage profits increased to 1.6% of total revenue in 1998 from 0.3% in 1997, an increase of $10.2 million. This change is attributed to the increased number of hotels leased by DJONT which have a greater emphasis on food and beverage than the traditional Embassy Suites. Food and beverage revenue, as a percentage of total revenue, increased to 10.4% in 1998 compared to 6.5% in 1997.

     Percentage lease expenses as a percentage of total revenue decreased to 39% from 41%. A portion of this change is attributed to the increase in food and beverage revenues, as a percentage of total revenues, which bear a lower percentage rent than room revenues.

  Renovations, Redevelopments and Rebrandings

     The Company has historically differentiated itself from many of its competitors by:

     - the practice of upgrading, renovating and/or redeveloping most of its acquired hotels to enhance their competitive position, and, in certain instances, rebranding them to improve their revenue generating capacity; and

     - the ongoing program for the maintenance of the Company's upgraded hotel assets, which includes:

      - the contribution of at least 4% of annual room and suite revenue for the DJONT hotels, and 3% of total annual hotel revenue for the Bristol hotels, for routine capital replacements and improvements; and

      - ensuring the Lessees' adherence to a maintenance and repair program amounting to approximately 4.5% of annual hotel revenues.

     Renovation and Redevelopment Program

     The Company has demonstrated its ability to successfully execute renovations. Its renovation and rebranding of the 18 Crown Sterling Suites hotels, which were acquired during 1996 and 1997, achieved an overall RevPAR increase of 34.1% between 1996 and 1999. During 1998 and 1999, an aggregate of approximately $442 million in capital improvements and other capital expenditures were made to the Company's hotels, with approximately 3% of total hotel room nights being lost due to renovation in 1998 and 2% in 1999. During 2000, the Company currently expects to spend approximately $15 million on the renovation of 28 hotels, approximately $42 million to complete renovations started in 1999 at 28 hotels, and approximately $40 million for other capital expenditures. The Company is currently reviewing the feasibility of undertaking between $4 and $10 million of additional renovations during 2000. The Company currently expects an insignificant number of room nights to be lost during 2000 as a result of renovations. By the end of 2000, the Company will have spent more than $900 million since 1994 on renovations and other capital expenditures to its hotel portfolio, which should limit the need for future renovation expenditures primarily to those necessary to maintain the hotels in their upgraded condition.

     The largest single renovation project completed during 1999 was the Allerton Crowne Plaza in Chicago, which was partially reopened in July 1999, after having been closed for more than a year. This project has received numerous awards, including Lodging Hospitality magazine's Year's Best Design competition in two categories, Bass Hotels & Resorts 1999 Newcomer of the Year award, and Chicago's Greater North Michigan Avenue Association 1999 Avenue Enhancement award.

     Rebranding

     In 1998, 1999, and through the first six months of 2000, the Company re-branded 26 hotels as follows:

NEW BRAND                             PRIOR BRAND                   LOCATION
---------                             -----------                   --------
Crowne Plaza..................  Holiday Inn                Hartford, Connecticut
Crowne Plaza..................  Holiday Inn                San Francisco, California
Crowne Plaza..................  Hilton                     Secaucus, New Jersey
Crowne Plaza..................  Holiday Inn                Houston, Texas
Crowne Plaza..................  Holiday Inn Select         Greenville, South Carolina
Crowne Plaza..................  Holiday Inn Select         Miami, Florida
Crowne Plaza..................  Holiday Inn Select         Philadelphia, Pennsylvania
Crowne Plaza..................  Harvey Hotel               Atlanta, Georgia
Crowne Plaza..................  Harvey Hotel               Dallas, Texas
Crowne Plaza..................  Harvey Hotel               Addison, Texas
Crowne Plaza..................  Holiday Inn Select         Irvine, California
Crowne Plaza..................  Holiday Inn                San Jose, California
Crowne Plaza..................  Independent                Chicago, Illinois
Crowne Plaza..................  Holiday Inn                Omaha, Nebraska
Crowne Plaza Suites...........  Bristol Suites             Dallas, Texas
Doubletree....................  Radisson                   Wilmington, Delaware
Embassy Suites................  Doubletree Guest Suites    BWI, Maryland
Embassy Suites................  Doubletree Guest Suites    Troy, Michigan
Embassy Suites................  Doubletree Guest Suites    Bloomington, Minnesota
Embassy Suites................  Doubletree Guest Suites    Dallas, Texas
Holiday Inn & Suites..........  Harvey Suites              Houston, Texas
Independent...................  Embassy Suites             Beaver Creek, Colorado
Sheraton......................  Radisson                   Dallas, Texas
Sheraton Suites...............  Doubletree Guest Suites    Lexington, Kentucky
Sheraton Suites...............  Doubletree Guest Suites    Ft. Lauderdale, Florida
Westin........................  Sheraton                   Dallas, Texas

     Room Additions

     During 1998, the Company completed construction of an aggregate of 224 suites at its Embassy Suites hotels in Jacksonville (67) and Orlando (North)
(67), Florida, and New Orleans (90), Louisiana. In 2000, the Company completed construction on a 90 room addition to its Doubletree hotel in Wilmington, Delaware and started construction on a 90 room addition to its Holiday
Inn -- French Quarter hotel in New Orleans, Louisiana, with an estimated cost of $10 million.

     Capital Reserve

     It is the Company's policy to contribute a minimum of 4% of room and suite revenue from the DJONT leased hotels and 3% of total hotel revenue from the Bristol leased hotels to a capital reserve account in order to provide funds for necessary ongoing capital replacements and improvements. During 1999, approximately $49.3 million was spent on such replacements and improvements (which is in addition to the $161 million spent under the Renovation and Redevelopment Program described above). During 2000, the Company expects to spend approximately $40 million on replacements and improvements, of which approximately $20.3 million had been spent through June 30, 2000.

     Repairs and Maintenance

     During the year ended December 31, 1999, approximately $38.5 million and $32.7 million were spent by the Lessees on routine repairs and maintenance at the Hotels leased by DJONT and Bristol, respectively. This represents approximately 4.6% of total hotel revenues.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal source of cash to meet its cash requirements, including distributions to unitholders and repayments of indebtedness, is its share of the cash flow from the Percentage Leases. For the six months ended June 30, 2000, net cash flow provided by operating activities, consisting primarily of Percentage Lease revenue, was $138.7 million and Funds From Operations was $149.4 million.

     The Lessees' obligations under the Percentage Leases are largely unsecured. The Lessees have limited capital resources, and, accordingly, their ability to make lease payments under the Percentage Leases is substantially dependent on the ability of the Lessees to generate sufficient cash flow from the operation of the hotels.

     DJONT recorded net income of $104,000 for the six months ended June 30, 2000, but had a cumulative shareholders' deficit of $13.0 million, largely as a result of losses in prior years. Consistent with the operating results for the six months ended June 30, 2000, management anticipates revenue growth at the DJONT hotels during 2000, but DJONT may record a small operating loss for the year 2000.

     On July 21, 2000, FelCor's Independent Directors approved the acquisition of 100% of DJONT Operations, LLC and its subsidiaries effective January 1, 2001 (the effective date for the recently passed REIT Modernization Act). The purchase price is expected to be approximately 417,000 FelCor LP units (valued at $9.3 million based upon the $22.375 closing share price on August 31, 2000). No binding agreements have been entered into for this acquisition. The Company expects the benefits to it from the purchase of DJONT, if completed, will include: (i) a more direct relationship with the hotel and brand managers, (ii) elimination of potential conflicts of interest and (iii) consolidated hotel level financial reporting. There can be no assurance that the Company will successfully complete this transaction.

     Bristol had entered into an absolute and unconditional guarantee of the obligations of the Bristol Lessees under the Percentage Leases, and is required to maintain a minimum liquid net worth. At June 30, 2000, a portion of this liquid net worth was being satisfied through a letter of credit for the benefit of the Company, in the amount of $9.1 million. On July 27, 2000, the letter of credit was replaced with an absolute and unconditional guarantee not to exceed $20 million, by a wholly owned subsidiary of Bass.

     The Company currently is negotiating to acquire the Bristol Percentage Leases from Bass by January 1, 2001, but at this date has not entered into any agreements to acquire the Bristol Lessees or their leasehold interests. There can be no assurance that the Company will successfully complete this transaction.

     The Company has identified 25 non-strategic hotels which it intends to sell. The Company expects gross sale proceeds from these hotels to be approximately $150 million and net proceeds to be approximately $136 million (after deducting estimated transaction costs). The Company anticipates that the sale of these 25 hotels will result in a book loss of approximately $63 million. Accordingly, FelCor's Board of Directors approved the establishment of a $63 million reserve for hotels held for sale, to reflect the difference between book value and the estimated market value of these hotels.

     In January 2000, FelCor's Board of Directors authorized an increase in its share repurchase program to an aggregate of $300 million. The stock repurchases may, at the discretion of

FelCor's management, be made from time to time at prevailing prices in the open market or through privately negotiated transactions. FelCor expects to fund the repurchase of stock through redemption of FelCor LP's units, which will be funded from existing credit facilities and proceeds from the sale of assets. From January 2000 through June 30, 2000, FelCor repurchased approximately 3.1 million shares of its outstanding common stock on the open market for approximately $56.7 million and FelCor LP has redeemed a like number of units.

     The Company may incur indebtedness to make property acquisitions, to purchase shares of its capital stock, or to meet distribution requirements imposed on a REIT under the Internal Revenue Code, to the extent that working capital and cash flow from the Company's investments and asset sales are insufficient for such purposes.

     Debt at June 30, 2000, and December 31, 1999, consisted of the following (in thousands):

                                                                                          JUNE 30,    DECEMBER 31,
                                   COLLATERAL         INTEREST RATE      MATURITY DATE      2000          1999
                                ----------------   -------------------   -------------   ----------   ------------
Floating Rate Debt:
  Line of credit..............        (a)             LIBOR + 163bp      June 2001       $  285,000    $  351,000
  Senior term loan............        (a)             LIBOR + 275bp      March 2004         249,000       250,000
  Mortgage debt...............      3 hotels          LIBOR + 200bp      February 2003       62,239        62,553
  Other.......................  Uncollateralized   Up to LIBOR + 200bp   Various             11,032        32,282
                                                                                         ----------    ----------
        Total floating rate
          debt................                                                              607,271       695,835
                                                                                         ----------    ----------
Fixed Rate Debt:
  Line of credit -- swapped...        (a)              7.17-7.56%        June 2001          125,000       313,000
  Publicly-traded term
    notes.....................        (a)                 7.38%          October 2004       174,441       174,377
  Publicly-traded term
    notes.....................        (a)                 7.63%          October 2007       124,271       124,221
  Mortgage debt...............     15 hotels              7.24%          November 2007      141,367       142,542
  Senior term loan --
    swapped...................        (a)                 8.56%          March 2004         125,000       125,000
  Mortgage debt...............      7 hotels              7.54%          April 2009          98,354        99,075
  Mortgage debt...............      6 hotels              7.55%          June 2009           73,946        74,483
  Mortgage debt...............      7 hotels              8.73%          May 2010           144,865
  Mortgage debt...............      8 hotels              8.70%          May 2010           185,762
  Other.......................     13 hotels           6.96%-7.23%       2000-2005           82,466        85,421
                                                                                         ----------    ----------
        Total fixed rate
          debt................                                                            1,275,472     1,138,119
                                                                                         ----------    ----------
        Total debt............                                                           $1,882,743    $1,833,954
                                                                                         ==========    ==========

------------

(a) Collateralized by stock and partnership interests in certain subsidiaries of FelCor, which were released upon the completion of the private offering of Old Notes and the application of the net proceeds thereof.

     The line of credit and the senior term loan contain various affirmative and negative covenants, including limitations on total indebtedness, total secured indebtedness, restricted payments (such as stock repurchases and cash distributions), as well as the obligation to maintain certain minimum tangible net worth and certain minimum interest and debt service coverage ratios. At June 30, 2000, the Company was not in default with respect to any such covenants.

     The Company's other borrowings contain affirmative and negative covenants that are generally equal to or less restrictive than the line of credit and senior term loan. Most of the mortgage debt is nonrecourse to the Company (with certain exceptions) and contains provisions allowing for the substitution of collateral upon satisfaction of certain conditions. Most of the mortgage debt is prepayable, subject, however, to various prepayment penalties, yield maintenance, or defeasance obligations.

     At June 30, 2000, the Company had $50.8 million of cash and cash equivalents and had utilized $410 million of the $850 million then available under the line of credit.

     On August 1, 2000, the Company renewed, reduced in size, and extended for two years its line of credit. The new $600 million line of credit matures in August 2003. The effective interest rate ranges from 87.5 basis points to 250 basis points above LIBOR depending on the Company's leverage and corporate rating. The initial spread is 200 basis points.

     To manage the relative mix of its debt between fixed and variable rate instruments, the Company has entered into interest rate swap agreements with six financial institutions. These interest rate swap agreements modify a portion of the interest characteristics of the Company's outstanding debt under its line of credit and senior term loan without an exchange of the underlying principal amount and effectively convert variable rate debt to a fixed rate. The fixed rates to be paid, the effective fixed rate, and the variable rate to be received by the Company at June 30, 2000, are summarized in the following table:

                                                                  EFFECTIVE
                                                                  SWAP RATE
                                                                  RECEIVED
  NOTIONAL                           SWAP RATE     EFFECTIVE    (VARIABLE) AT     SWAP
   AMOUNT                           PAID (FIXED)   FIXED RATE      6/30/00      MATURITY
------------                        ------------   ----------   -------------   ---------
$ 25 million .....................     5.5575%       7.1825%       8.2663%      July 2001
  25 million .....................     5.5480        7.1730        8.2663       July 2001
  75 million .....................     5.5550        7.1800        8.2663       July 2001
 100 million .....................     5.7955        8.5455        9.3913       July 2003
  25 million .....................     5.8260        8.5760        9.3913       July 2003
------------
$250 million
============

     The differences to be paid or received by the Company under the terms of the interest rate swap agreements are accrued as interest rates change and recognized as an adjustment to interest expense by the Company, pursuant to the terms of its interest rate agreement, and will have a corresponding effect on its future cash flows. Agreements such as these contain a credit risk in that the counterparties may be unable to meet the terms of the agreement. The Company minimizes that risk by evaluating the creditworthiness of its counterparties, who are limited to major banks and financial institutions, and does not anticipate nonperformance by the counterparties.

     The Company spent approximately $8.3 million during the quarter on upgrading and renovating its hotels during the three months ended June 30, 2000 and a total of $22.9 million for the year 2000. It had completed renovations at three hotels during the quarter and had 13 additional hotels undergoing renovation at the end of the quarter. Room nights out-of-service, due to renovation, were less than 1% during the quarter. The Company currently plans to spend an additional $35 million on hotel renovations during the remainder of 2000 and expects an insignificant number of room nights to be lost as a result of such renovations.

  Quantitative and Qualitative Disclosures About Market Risk

     The Company's primary market risk exposure is to changes in interest rates on its floating rate debt. The Company manages the risk of increasing interest rates on its floating rate debt through the use of interest rate swaps, which effectively convert variable rate debt to a fixed rate, by locking the interest rates paid. The Company had entered into interest rate swap contracts relating to debt of $250 million at June 30, 2000.

     The following table provides information about the Company's financial instruments that are sensitive to changes in interest rates, including interest rate swaps and debt obligations. For debt obligations at June 30, 2000, the table presents scheduled maturities and weighted average interest rates, by maturity dates. For interest rate swaps, the table presents notional amounts and weighted average interest rates, by contractual maturity dates. Weighted average variable rates are based on implied forward rates in the yield curve as of June 30, 2000. The Fair Value of the Company's fixed rate debt indicates the estimated principal amount of debt having the same debt service requirements which could have been borrowed at June 30, 2000 at then current market interest rates. The Fair Value of the Company's variable to fixed interest rate swaps indicates the estimated amount that would have been received by the Company had they been sold at June 30, 2000.

                                         EXPECTED MATURITY DATE
                              --------------------------------------------
                              REMAINDER OF
                                  2000         2001      2002       2003
                              ------------   --------   -------   --------
                                      (IN THOUSANDS, EXCEPT RATES)
LIABILITIES
Debt:
 Fixed rate.................    $ 6,656      $ 23,721   $13,040   $ 34,905
   Average interest rate....       8.01%         9.38%     8.19%      8.09%
 Variable rate..............    $10,712      $411,711   $ 1,785   $ 61,413
   Average interest rate....       8.29%         8.84%     9.92%      9.57%
INTEREST RATE DERIVATIVES
Interest rate swaps:
 Variable to fixed..........                 $125,000             $125,000
   Average pay rate.........                     5.55%                5.80%
   Average receive rate.....                     7.21%                7.56%

                                  EXPECTED MATURITY DATE
                              -------------------------------

                                2004      2005     THEREAFTER     TOTAL      FAIR VALUE
                              --------   -------   ----------   ----------   ----------
                                            (IN THOUSANDS, EXCEPT RATES)
LIABILITIES
Debt:
 Fixed rate.................  $188,669   $43,090    $715,391    $1,025,472    $913,929
   Average interest rate....      7.44%     8.67%       8.05%
 Variable rate..............  $371,000              $    650    $  857,271    $857,271
   Average interest rate....     10.31%                 9.63%
INTEREST RATE DERIVATIVES
Interest rate swaps:
 Variable to fixed..........                                    $  250,000    $  6,207
   Average pay rate.........
   Average receive rate.....

     Swap contracts, such as those described above, contain a credit risk, in that the counterparties may be unable to fulfill the terms of the agreement. The Company minimizes that risk by evaluating the creditworthiness of its counterparties, who are limited to major banks and financial institutions, and does not anticipate nonperformance by the counterparties.

INFLATION

     Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the Lessees' ability to raise room rates.

SEASONALITY

     The hotels' operations historically have been seasonal in nature, reflecting higher occupancy rates primarily during the first three quarters of each year. This seasonality can be expected to cause fluctuations in the Company's quarterly lease revenue, particularly during the fourth quarter, to the extent that it receives Percentage Rent. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in lease revenue, the Company expects to utilize cash on hand or borrowings under the line of credit to make distributions to its equity holders.

                            BUSINESS AND PROPERTIES

COMPANY OVERVIEW

     We are one of the nation's largest hotel REITs, with ownership interests in 188 hotels at August 31, 2000, with nearly 50,000 rooms and suites. We own a 100% interest in 163 hotels with 42,292 rooms and suites, a 90% or greater interest in entities owning seven hotels with 1,745 rooms and suites, a 60% interest in an entity owning two hotels with 983 rooms and a 50% interest in separate entities that own 16 hotels with 4,018 rooms and suites. Our hotels are located in the United States (35 states) and Canada, with a concentration in Texas (41 hotels), California (20 hotels), Florida (18 hotels) and Georgia (15 hotels).

     We own the largest number of Embassy Suites, Crowne Plaza, Holiday Inn and independently owned Doubletree-branded hotels in the world.

     We seek to increase operating cash flow through both internal growth and selective acquisitions, while maintaining a flexible and conservative capital structure. In addition to renovating, redeveloping and repositioning our acquired hotels, we may seek to acquire new upscale properties that will benefit from affiliation with one of the premium brands available to us through our strategic brand owner and manager relationships with Hilton, Bass and Starwood.

     In support of this strategy, on July 28, 1998, we merged Bristol Hotel Company into FelCor, acquiring its 107 primarily full-service hotels. These hotels added more than 28,000 rooms and suites to our portfolio, more than doubling our size. The merger also provided diversification, both geographically and by asset class, by adding hotels in many of our key markets and broadening our portfolio in the full-service, upscale and midscale hotel markets. During 1998, we purchased 16 hotels in addition to those acquired in the merger. During 1999, we sold six of the hotels acquired in the Bristol merger that did not meet our investment criteria and acquired a 50% joint venture interest in one hotel.

     We recently identified 25 non-strategic hotels which we presently intend to sell. If sold, we expect gross sales proceeds from these hotels should be approximately $150 million and net proceeds should be approximately $136 million (after deducting estimated transaction costs, and the costs of terminating the existing leases and management rights). To date, we have reached an agreement in principle on the cost of terminating the leases on only 12 of these hotels. We anticipate that the sale of these 25 hotels would result in a book loss of approximately $63 million. Accordingly, our Board of Directors approved a $63 million reserve for the hotels held for sale at June 30, 2000, to reflect the difference between our book value and the estimated market value of these hotels. In addition to these hotels, on September 27, 2000, we sold our Embassy Suites hotel, Los Angeles International Airport (North), California, for a gross sale price of approximately $24 million, resulting in a gain on sale of approximately $2.5 million.

THE INDUSTRY

     The United States hotel industry profitability has improved each year since 1992, the longest sustained growth in history. According to PricewaterhouseCoopers LLP's 1999 Lodging Industry Briefing, after a period of extended unprofitability in the late 1980's and early 1990's, during which time the increase in the supply of new hotel rooms significantly outpaced growth in room demand, lodging industry profit increased every year from 1992 through 1999 and is expected to increase again in 2000. The percentage growth in room demand exceeded percentage growth in new room supply from 1992 through 1996. While 1997 and 1998 experienced the highest number of new room starts in the prior 10 years, 1999 showed a decline in new room starts of 8.2% from the 1998 level. In spite of the above-average increases in room supply since 1995, according to PricewaterhouseCoopers LLP's September 1997 and May 2000 Hospitality Directions, annual revenue per available room has grown each year from 1995 through 1999 and is expected to continue to grow in 2000.

     Smith Travel Research, a leading provider of industry data, classifies hotel chains into five distinct categories: Upper Upscale, Upscale, Midscale With Food & Beverage, Midscale Without Food & Beverage, and Economy. We remain focused on properties in the Upper Upscale (including Doubletree Guest Suites, Embassy Suites, Sheraton and Westin hotels), Upscale (including Crowne Plaza, Doubletree Hotels and Homewood Suites), and Midscale With Food & Beverage (including Harvey, Holiday Inn and Holiday Inn Select hotels) categories, from which we derived approximately 97% of our revenues in 1999.

     Smith Travel Research also categorizes hotels based upon their relative market positions, as measured by ADR, as Luxury, Upscale, Midprice, Economy and Budget. The following table contains information with respect to average occupancy, ADR and RevPAR for our hotels, as well as all Upscale U.S. hotels, Midprice U.S. hotels and U.S. hotels as reported by Smith Travel Research, for the periods indicated.

                                                                                         SIX
                                                                                        MONTHS
                                                 YEAR ENDED DECEMBER 31,                ENDED
                                       --------------------------------------------    JUNE 30,
                                        1995     1996      1997      1998     1999       2000
                                       ------   -------   -------   ------   ------   ----------
NUMBER OF FELCOR HOTELS..............      19        43        73      193      188        188
OCCUPANCY:
  FelCor hotels(1)...................    73.8%     71.6%     73.2%    68.3%    68.3%      72.1%
  All Upscale U.S. hotels(2).........    68.5      68.4      67.9     65.9     65.1%      65.0
  All Midprice U.S. hotels(3)........    65.7      65.5      64.9     62.0     61.3%      61.2
  All U.S. hotels....................    65.2      65.1      64.5     63.8     63.3%      63.5
ADR:
  FelCor hotels(1)...................  $95.23   $105.50   $112.47   $96.62   100.72    $104.52
  All Upscale U.S. hotels(2).........   79.27     83.94     88.25    85.33    87.37      90.17
  All Midprice U.S. hotels(3)........   60.42     62.85     67.67    62.15    64.74      67.20
  All U.S. hotels....................   66.67     70.95     75.31    78.15    81.27      84.88
REVPAR:
  FelCor hotels(1)...................  $70.31   $ 75.52   $ 82.37   $66.02    68.77    $ 75.41
  All Upscale U.S. hotels(2).........   54.27     57.40     59.92    56.23    56.88      58.61
  All Midprice U.S. hotels(3)........   39.71     41.16     43.91    38.53    39.69      41.13
  All U.S. hotels....................   43.45     46.21     48.44    49.86    51.44      53.90

------------

(1) Information is historical, including periods prior to ownership by FelCor.

(2) This category includes hotels in the "upscale price level," defined as hotels with ADRs in the 70th to 85th percentiles in their respective markets.

(3) This category includes hotels in the "midprice level," defined as hotels with ADRs in the 40th to 70th percentiles in their respective markets.

BUSINESS STRATEGY

     We seek to increase operating cash flow through active asset management. In addition to actively overseeing the operation of our hotels by our lessees and their managers, we apply our asset management expertise to the renovation, redevelopment and rebranding of hotels, the maintenance of strong strategic relationships with our brand owners and managers and the maintenance of financial flexibility.

  Hotel Renovation, Redevelopment and Rebranding

     We have historically differentiated ourselves from many of our competitors by:

     - our practice of upgrading, renovating and/or redeveloping most of our acquired hotels to enhance their competitive position, and, in certain instances, rebranding them to improve their revenue generating capacity; and

     - our ongoing program for the maintenance of our upgraded hotel assets, which includes:

     - our contribution of at least 4% of annual room and suite revenue for the DJONT hotels and 3% of total annual hotel revenue for the Bristol hotels for routine capital replacements and improvements; and

     - our ensuring that the lessees adhere to a maintenance and repair program amounting to approximately 4.5% of annual hotel revenues.

     We have demonstrated our ability to successfully execute renovations. Our renovation and rebranding of the 18 Crown Sterling Suites hotels, which were acquired during 1996 and 1997, achieved an overall RevPAR increase of 34.1% between 1996 and 1999. During 1998 and 1999, an aggregate of approximately $442 million in capital improvements and other capital expenditures were made to our hotels, with approximately 3% of total hotel room nights being lost in 1998 and 2% in 1999 due to renovations. During 2000, we currently expect to spend approximately $15 million on the renovation of 28 hotels, approximately $42 million to complete renovations started in 1999 at 28 hotels, and approximately $40 million for other capital expenditures. We are currently reviewing the feasibility of undertaking between $4 and $10 million of additional renovations during 2000. We expect an insignificant number of room nights to be lost during 2000 as a result of renovations. By the end of 2000, the Company will have spent more than $900 million since 1994 on renovation and other capital expenditures to its hotel portfolio, which should limit the need for future renovation expenditures primarily to those necessary to maintain the hotels in their upgraded condition.

     The largest single renovation project completed during 1999 was the Allerton Crowne Plaza in Chicago, which reopened in July 1999, after having been closed for more than a year. This project has received numerous awards, including Lodging Hospitality magazine's Year's Best Design competition in two categories, Bass Hotels & Resorts 1999 Newcomer of the Year award, and Chicago's Greater North Michigan Avenue Association 1999 Avenue Enhancement award.

  Maintenance of Strong Strategic Relationships

     We benefit from strategic brand owner and manager relationships with Hilton (Embassy Suites and Doubletree), Bass (Crowne Plaza and Holiday Inn) and Starwood (Sheraton and Westin).

     - Hilton, which acquired Promus Hotel Corporation in 1999, now has a hotel portfolio of more than 1,800 hotels with more than 300,000 rooms in 50 states and the District of Columbia, and is now the largest operator of full-service, all-suite hotels in the United States. In addition to its Hilton and Conrad International-branded hotels, Hilton now owns the Embassy Suites, Doubletree and Doubletree Guest Suites brands and manages 71 of our hotels. As a result of its acquisition of Promus, Hilton acquired an equity interest in our Company having an aggregate value of approximately $32 million at August 31, 2000, and it became a 50% partner in joint ventures with us in the ownership of 12 hotels and the holder of a 10% equity interest in certain subsidiaries owning six hotels. The relationship with Promus and its Embassy Suites brand provided the foundation for our historical growth and we expect to expand our relationship with Hilton, as the successor to Promus.

     - Bass operates or franchises more than 2,900 hotels worldwide. Among the brands owned by Bass are Crowne Plaza, Holiday Inn, Holiday Inn Select, Holiday Inn Express and Inter-Continental. Bass, which acquired Bristol on March 31, 2000, manages 101 of our hotels. Bass, also owns FelCor common stock and FelCor LP units aggregating approximately 15.5% of our outstanding common stock and units. Bass is one of the largest hotel operating companies in the world.

     - Starwood is one of the world's largest hotel operating companies. Directly and through subsidiaries, Starwood owns, leases, manages or franchises approximately 700 hotels with more than 217,000 rooms in 70 countries. Our strategic alliance with Starwood, coupled with the purchase of seven Sheraton hotels in 1997, provided us with our initial entry into the upscale, full-service, non-suite hotel market. Starwood manages 11 of our hotels and is a 40% joint venture partner with us in the ownership of two hotels and a 50% joint venture partner with us in the ownership of one hotel.

MAINTENANCE OF FINANCIAL FLEXIBILITY

     We are committed to maintaining substantial financial flexibility. In funding our growth, we have used a broad selection of financing sources to minimize our cost of capital, including public equity, collateralized mortgage-backed securities, public and private debt, and asset divestitures. We believe that our capital structure will continue to be among the most conservative in the hotel REIT industry. We believe our financial flexibility should enable us to purse selective hotel acquisition and expansion opportunities and to take advantage of renovation, redevelopment and rebranding opportunities to help us improve our competitive position.

MERGER WITH BRISTOL HOTEL COMPANY

     Effective July 28, 1998, we merged with Bristol. As a result of the merger, we issued approximately 31 million shares of FelCor common stock to Bristol's shareholders (approximately 46% of FelCor's then outstanding common stock), and FelCor succeeded to Bristol's interests in a net 107 owned or leased hotels. Based upon the closing price of FelCor's common stock on the NYSE on July 27, 1998, the transaction was valued at approximately $1.7 billion, including the assumption of approximately $870 million in debt.

     As a result of the merger, we established ourself as one of the largest lodging REITs in the nation. The merger added more than 28,000 rooms and suites to our portfolio, more than doubling the size of the portfolio and providing diversification, both geographically and by asset class, by adding hotels in many key markets and broadening the portfolio in the full-service, upscale and midscale hotel markets. Of the 107 acquired Bristol hotels, 87 are either all-suite upscale, upscale full service, or traditional full service hotels. The average Bristol hotel has 266 rooms or suites and more than 8,000 square feet of meeting space. Based upon the closing price of FelCor's common stock on the NYSE on July 27, 1998, the price per room/suite paid for the Bristol hotels was approximately $59,000.

     Following the effectiveness of the merger, FelCor contributed substantially all of the assets acquired by it in the merger to FelCor LP in exchange for additional units of general partner interest in FelCor LP. In addition, following the merger, FelCor refinanced approximately $496 million of assumed secured indebtedness, constituting approximately 72% of Bristol's total secured debt, with borrowings under its credit facility.

     Through the merger we established a significant brand owner and manager relationship with Bass plc and its subsidiary, Bass Hotels & Resorts, which acquired approximately 14% of FelCor's then outstanding common stock in the merger. On March 31, 2000 Bass acquired Bristol through a merger. In connection with the efforts of Bass to acquire Bristol, a Bass subsidiary contributed approximately 4.7 million outstanding shares of FelCor common stock to the Operating Partnership in exchange for a like number of units of limited partnership interest.

This exchange did not effect the Company's FFO or earnings per share, although it resulted in reducing FelCor's percentage ownership in the Operating Partnership from approximately 95% to approximately 88%. It is currently anticipated that Bass will contribute an additional 1 million shares of FelCor common stock to FelCor LP, for a like number of additional units, during September 2000. As a result of the merger, in addition to being the owner of the largest number of Embassy Suites hotels, FelCor also became the owner of the largest number of Bass-branded hotels, including Crowne Plaza and Holiday Inn hotels. The merger also established a strategic relationship with Bristol, which is now a wholly-owned subsidiary of Bass plc following the merger of Bristol and a subsidiary of Bass in March 2000. The Bristol hotels are leased to Bristol pursuant to Percentage Leases. By the end of 2000, we expect to have substantially completed the renovation, redevelopment and rebranding program commenced by Bristol in November 1997, providing for the investment of approximately $400 million in the renovation, redevelopment and/or rebranding of Crowne Plaza and Holiday Inn hotels owned by FelCor and leased to Bristol. Under this program, at June 30, 2000, the redevelopment of 60 hotels had been completed and redevelopment was planned or in process on an additional 14 hotels.

     Bass operates or franchises more than 2,700 hotels and 450,000 guestrooms in more than 90 countries and territories under the brand names Holiday Inn, Crowne Plaza and Inter-Continental Hotels, among others.

HOTELS HELD FOR SALE

     FelCor has identified 25 non-strategic hotels which it presently intends to sell. If sold, the Company expects gross sales proceeds from these hotels should be approximately $150 million and net proceeds should be approximately $136 million (after deducting estimated transaction costs, and the costs of terminating the existing leases and management rights). These hotels include most of the Company's limited service hotels, a number of its small market Holiday Inn hotels, and all of the Company's Marriott-branded hotels. These hotels represent 8.3% of total rooms owned by the Company, but only 4.2% of total revenues. Management believes the sale of these non-strategic hotels will allow the Company and its brand managers to focus their efforts on the Company's upscale and full service hotels in more strategic markets.

     The Company anticipates that the sale of these hotels will result in a book loss of approximately $63 million. Accordingly, FelCor's Board of Directors approved a $63 million reserve for the hotels held for sale, to reflect the difference between our book value and estimated market value for these hotels.

RECENT DEVELOPMENTS

     During the first six months of 2000, we:

     - had revenues of $283 million, after adding back deferred rent of $19 million, as compared to $262 million in the first six months of 1999;

     - repurchased 3.1 million common shares pursuant to our stock repurchase program, for approximately $56.7 million;

     - had Funds From Operations (FFO) of $149 million, as compared to $154 million for the same period of 1999;

     - had EBITDA of $239 million, as compared to EBITDA of $224 million for the same period of 1999;

     - completed an aggregate of $331 million of long-term fixed rate mortgage financings, the proceeds of which were used to fund repurchases of our stock and to reduce the size of our line of credit; and

     - identified 25 non-strategic hotels to be sold, with estimated aggregate net proceeds of $136 million, and recorded a one-time reserve of $63 million in the second quarter to reflect the difference between our book value and the estimated market value of these hotels.

     Since June 30, 2000:

     - we sold our Embassy Suites hotel, Los Angeles International Airport(North), California (215 suites), for a gross sale price of approximately $24 million, resulting in a gain on sale of approximately $2.5 million;

     - we renewed our line of credit; the line of credit was reduced from $850 million to $600 million and the maturity was extended from July 2001 to August 2003; the effective interest rate ranges from 87.5 basis points to 250 basis points above LIBOR depending on our leverage and corporate rating; and

     - our independent directors approved the acquisition of 100% of DJONT effective January 1, 2001, for an expected purchase price of approximately 417,000 FelCor LP units; no binding agreements have been entered into for this acquisition, and we cannot assure you that we will successfully complete this transaction.

     On January 1, 2001, the provisions of the REIT Modernization Act will become effective. These provisions, among other things, will reduce the distribution requirement for REITs from 95% of taxable income to 90% of taxable income.

     In addition, these provisions will allow REITs, subject to certain limitations, to own (directly or indirectly) up to 100% of the stock of a taxable REIT subsidiary ("TRS") that can engage in businesses previously prohibited to a REIT. In particular, these provisions will permit hotel REITs to own a TRS that can lease hotels from the REIT, rather than requiring the lessee to be a separate, unaffiliated party. Hotels leased to a TRS will still have to be managed, however, by an unaffiliated third party. The TRS provisions are complex and impose several conditions on the use of TRSs, generally to assure that TRSs are subject to an appropriate level of corporate taxation. Further, no more than 20% of a REIT's assets may consist of securities of TRSs, and no more than 25% of a REIT's assets may consist of non-qualifying assets, including securities of TRSs and other taxable subsidiaries. Although the TRS provisions will become effective on January 1, 2001, a taxable subsidiary of FelCor in existence on July 12, 1999, such as Kingston Plantation Development Corp. ("Kingston"), a corporation of which FelCor LP owns 100% of the nonvoting stock, representing 97% of the value of Kingston's outstanding stock, will be grandfathered unless and until (1) it engages in a new line of business or acquires a substantial new asset or (2) FelCor acquires additional stock in the taxable subsidiary. Such existing taxable subsidiaries can be converted into TRSs on a tax-free basis at any time before January 1, 2004. As a result of these provisions, we will be able to form or acquire a TRS to acquire all or a portion of our existing hotel leases and to serve as the lessee for any hotels we acquire after the effective date of the TRS provisions. Any "profit" from leases held by the TRS, after payment of the applicable corporate tax, will be available for distribution to us.

     As a result of the passage of the REIT Modernization Act, on July 21, 2000, our independent directors approved the acquisition of 100% of DJONT effective January 1, 2001. The purchase price is expected to be approximately 417,000 FelCor LP units (currently valued at $9.3 million based upon the $22.375 closing share price on August 31, 2000). No binding agreements have been entered into for this acquisition. We expect the benefits to us from the purchase of DJONT, if completed, will include: (i) a more direct relationship with the hotel and brand managers, (ii) elimination of potential conflicts of interest and (iii) consolidated hotel level financial reporting. We are currently negotiating with Bass to acquire the Bristol lessee or the leases held by it, although at this time we have not entered into a definitive agreement for this acquisition. We cannot assure you that we will successfully complete these transactions.

HOTEL BRANDS

  Embassy Suites Hotels

     Fifty-nine of our hotels are Embassy Suites hotels operating under franchise licenses from Hilton. Embassy Suites hotels are upscale, full-service, all-suite hotels designed to attract frequent business travelers, leisure travelers and weekend guests. Embassy Suites consistently achieves one of the highest guest satisfaction ratings in the industry. Embassy Suites hotels offer numerous services and amenities, such as:

     - two-room suites, containing two telephones, a mini-refrigerator, coffee maker, microwave oven, wet bar, and two color televisions;

     - complimentary, full, cooked-to-order breakfast;

     - complimentary cocktails during two hours every evening (subject to local laws and regulations) in an atrium environment;

     - fitness center, indoor heated pool, sauna, whirlpool and steam room; and

     - guest laundry and valet services.

Restaurant, banquet, in-room dining and lounge services are available to guests at customary rates. Embassy Suites hotels are constructed, maintained and operated in accordance with a comprehensive set of building, maintenance, operational, record keeping and reservation system guidelines designed to ensure a uniformly high level of service, appearance and quality. The Embassy Suites system was among the first hotel chains to offer guests an unconditional 100% satisfaction guarantee.

     Embassy Suites, the predecessor-in-interest to Promus, was organized in 1983, and the first Embassy Suites hotel was opened in Overland Park, Kansas in 1984. Mr. Feldman, Chairman Emeritus of the Company, served as the founding President and Chief Executive Officer of Embassy Suites from 1983 until 1990, and as its Chairman of the Board from 1990 until January 1992. From 30 hotels in 10 states at December 31, 1984, the Embassy Suites chain has grown to over 150 hotels in 35 states.

     In November 1999, Promus Hotel Corporation and Hilton Hotels Corporation merged, resulting in Hilton becoming one of the world's largest hotel companies. It now franchises and operates the following hotels:

     - Conrad International;

     - Doubletree, Doubletree Guest Suites, and Doubletree Club Hotels;

     - Embassy Suites;

     - Hampton Inn;

     - Hampton Inn & Suites;

     - Hilton;

     - Hilton Garden Inn;

     - Harrison Conference Centers;

     - Homewood Suites by Hilton; and

     - Red Lion Hotels & Inns.

Hilton's hotel portfolio includes more than 1,800 hotels with more than 300,000 rooms in 50 states and the District of Columbia.

  Doubletree and Doubletree Guest Suites Hotels

     Eleven of our hotels are Doubletree Guest Suites hotels. The Doubletree Guest Suites all-suite hotels comprise one of the largest all-suite hotel chains in the United States, as measured by number of suites and system revenues. The Doubletree Guest Suites all-suite hotels are targeted at business travelers and families who need or desire greater space than that which is typically provided at traditional hotels. Each guest suite has a separate living room and dining/work area, with a color television, refrigerator and wet bar.

     Three of our hotels are licensed as full-service Doubletree hotels. Traditional full-service Doubletree hotels are targeted at business travelers, group meetings and leisure travelers, and typically include a swimming pool, gift shop, meeting and banquet facilities, at least one restaurant and cocktail lounge, room service, parking facilities and other amenities.

  Holiday Inn and Holiday Inn Select Hotels

     Forty-four of our hotels are Holiday Inn hotels and 10 of our hotels are Holiday Inn Select hotels. The Holiday Inn brand is positioned to attract the business and leisure traveler seeking up-to-date products and features, value and friendly service. Holiday Inn hotels typically offer a full-service restaurant and lounge, swimming pool, meeting and banquet facilities, optional fitness center and electronic locks. In-room amenities generally include a hair dryer, coffee maker, iron and ironing board, alarm/clock radio and 25" television. The Holiday Inn name is recognized around the world, with more than 1,500 hotels currently being operated under this brand.

     The Holiday Inn Select hotels are focused on the business traveler. Each room offers a residential decor with a well-lit work area, including a dataport and voicemail, and in-room coffee makers. Amenities offered at the Holiday Inn Select hotels generally include full business services such as photocopying and telecopying, meeting capabilities for small to mid-size groups, swimming pool, exercise facilities and full-service restaurant and lounge. There are more than 70 Holiday Inn Select hotels operating in the Americas.

     The Holiday Inn, Holiday Inn Select and Crowne Plaza brands are part of the family of brands owned, operated and franchised by Bass. Bass operates or franchises more than 2,900 hotels worldwide.

  Crowne Plaza Hotels

     Eighteen of our hotels are Crowne Plaza and Crowne Plaza Suites hotels. Crowne Plaza hotels offer upscale accommodations for business and leisure travelers looking for a full range of services. Guests receive personalized attention, including welcoming valet and bell staff, concierge service and full health and exercise facilities. Large guest rooms provide a well-lit work area, two telephones with dataport and voicemail, in-room coffee maker, iron, hair dryer, make-up mirror and free newspaper delivered every weekday. Full business services are available to handle guest secretarial requirements. Crowne Plaza hotels also provide attractive and functional meeting areas that are suitable for a variety of occasions, ranging from small private gatherings to banquets and large conferences. There are currently more than 140 Crowne Plaza hotels and over 40,000 guest rooms in major urban centers, gateway cities and resort destinations worldwide.

  Sheraton Hotels

     Four of our hotels are Sheraton Suites hotels. Sheraton Suites hotels typically offer two-room suites, each with a wet bar, refrigerator, microwave, coffee maker and two televisions. Restaurant, lounge, swimming pool and fitness center facilities are also typically available to guests.

     Six of our hotels are full-service upscale Sheraton hotels. While each of these hotels offers some suite accommodations, the substantial percentage of the accommodations are non-suite rooms. Sheraton hotels generally offer numerous amenities and facilities, such as multiple restaurants, banquet and meeting space, recreational facilities (including indoor and/or outdoor pools and fitness centers) and business centers.

     Sheraton hotels, including Sheraton Suites, are part of Starwood Hotels & Resorts, which owns the Sheraton, Westin and other brand names. Starwood owns, leases, manages and/or franchises approximately 700 hotels with over 217,000 rooms in over 70 countries.

  Other Hotels

     Thirty-two hotels are operated under other brands, as follows:

     - Hampton Inn (9 hotels);

     - Holiday Inn Express (5 hotels);

     - Fairfield Inn (5 hotels);

     - Harvey Hotel (4 hotels);

     - Courtyard by Marriott (2 hotels);

     - Hilton Suites (1 hotel);

     - Homewood Suites (1 hotel);

     - Four Points by Sheraton (1 hotel);

     - Westin (1 hotel); and

     - Independents (3 hotels).

HOTEL PORTFOLIO

     The following table sets forth certain descriptive information regarding our hotels at August 31, 2000:

                                                                                  YEAR ACQUIRED     NUMBER OF
LOCATION                                             FRANCHISE BRAND      LESSEE  BY THE COMPANY   ROOMS/SUITES
--------                                         -----------------------  ------  --------------   ------------
Birmingham, AL(4)..............................  Embassy Suites           DJONT        1996            242
Montgomery (East I-85), AL.....................  Holiday Inn              Bristol      1998            213
Flagstaff, AZ..................................  Embassy Suites           DJONT        1995            119
Phoenix (Airport-44th St.), AZ.................  Embassy Suites           DJONT        1998            229
Phoenix (Camelback), AZ........................  Embassy Suites           DJONT        1996            233
Phoenix (Crescent), AZ(4)......................  Sheraton                 DJONT        1997            342
Scottsdale (Downtown), AZ(1)(7)................  Fairfield Inn            Bristol      1998            218
Tempe (ASU), AZ(4).............................  Embassy Suites           DJONT        1998            224
Texarkana (I-30), AR(1)........................  Holiday Inn              Bristol      1998            210
Anaheim (Disney Area), CA(4)...................  Embassy Suites           DJONT        1996            222
Burlingame (S.F. Airport So.), CA(1)...........  Embassy Suites           DJONT        1995            339
Covina (I-10), CA(2)(4)........................  Embassy Suites           DJONT        1997            264
Dana Point, CA.................................  Doubletree Guest Suites  DJONT        1997            198
El Segundo (LAX Airport South), CA(1)..........  Embassy Suites           DJONT        1996            350
Irvine (Orange County Airport), CA.............  Crowne Plaza             Bristol      1998            335
Los Angeles (LAX Airport North), CA(6).........  Embassy Suites           DJONT        1997            215
Milpitas, CA(4)................................  Embassy Suites           DJONT        1996            267
Milpitas (San Jose North), CA..................  Crowne Plaza             Bristol      1998            305
Napa, CA(4)....................................  Embassy Suites           DJONT        1996            205
Oxnard (Mandalay Beach), CA....................  Embassy Suites           DJONT        1996            249
Palm Desert, CA(4).............................  Embassy Suites           DJONT        1998            198
Pleasanton, CA.................................  Crowne Plaza             Bristol      1998            244
Santa Barbara, CA(4)...........................  Holiday Inn              Bristol      1998            160
San Diego (On the Bay), CA(1)..................  Holiday Inn              Bristol      1998            600
San Francisco (Financial District), CA(1)......  Holiday Inn              Bristol      1998            566

                                                                                  YEAR ACQUIRED     NUMBER OF
LOCATION                                             FRANCHISE BRAND      LESSEE  BY THE COMPANY   ROOMS/SUITES
--------                                         -----------------------  ------  --------------   ------------
San Francisco (Fisherman's Wharf), CA(1).......  Holiday Inn              Bristol      1998            584
San Francisco (Union Square), CA...............  Crowne Plaza             Bristol      1998            400
San Rafael (Marin Co.), CA(2)(4)...............  Embassy Suites           DJONT        1996            235
South San Francisco (S.F. Airport No.), CA(4)..  Embassy Suites           DJONT        1996            312
Aurora (Denver (SE)), CO.......................  Doubletree               DJONT        1998            248
Avon (Beaver Creek Resort), CO.................  Independent                           1996             72
Hartford (Downtown), CT........................  Crowne Plaza             Bristol      1998            342
Stamford, CT(1)................................  Holiday Inn Select       Bristol      1998            383
Wilmington, DE.................................  Doubletree               DJONT        1998            244
Boca Raton, FL(7)..............................  Doubletree Guest Suites  DJONT        1995            182
Boca Raton, FL.................................  Embassy Suites           DJONT        1996            263
Cocoa Beach (Oceanfront Resort), FL............  Holiday Inn              Bristol      1998            500
Deerfield Beach, FL(4).........................  Embassy Suites           DJONT        1996            244
Ft. Lauderdale, FL(4)..........................  Embassy Suites           DJONT        1996            359
Ft. Lauderdale (Cypress Creek), FL(4)..........  Sheraton Suites          DJONT        1998            253
Jacksonville, FL...............................  Embassy Suites           DJONT        1994            277
Kissimmee (Nikki Bird), FL(1)..................  Holiday Inn              Bristol      1998            529
Lake Buena Vista (Walt Disney World), FL(1)....  Doubletree Guest Suites  DJONT        1997            229
Miami (Airport), FL(1).........................  Crowne Plaza             Bristol      1998            304
Miami (Airport), FL(4).........................  Embassy Suites           DJONT        1996            314
Orlando (North), FL............................  Embassy Suites           DJONT        1994            277
Orlando (South), FL(4).........................  Embassy Suites           DJONT        1994            244
Orlando (International Drive Resort), FL.......  Holiday Inn              Bristol      1998            652
Orlando (Airport), FL..........................  Holiday Inn Select       Bristol      1998            288
Tampa (Busch Gardens), FL(7)...................  Doubletree Guest Suites  DJONT        1995            129
Tampa (Rocky Point), FL........................  Doubletree Guest Suites  DJONT        1997            203
Tampa (Near Busch Gardens), FL(1)..............  Holiday Inn              Bristol      1998            395
Atlanta (Downtown), GA(7)......................  Courtyard by Marriott    Bristol      1998            211
Atlanta (Airport), GA..........................  Crowne Plaza             Bristol      1998            378
Atlanta (Powers Ferry), GA(4)..................  Crowne Plaza             Bristol      1998            296
Atlanta (Buckhead), GA(4)......................  Embassy Suites           DJONT        1996            317
Atlanta (Airport), GA..........................  Embassy Suites           DJONT        1998            233
Atlanta (Perimeter Center), GA(2)(4)...........  Embassy Suites           DJONT        1997            241
Atlanta (Downtown), GA(7)......................  Fairfield Inn            Bristol      1998            242
Marietta, GA(7)................................  Hampton Inn              Bristol      1998            140
Atlanta (Airport North), GA(1)(4)..............  Holiday Inn              Bristol      1998            493
Atlanta (Jonesboro South), GA(4)...............  Holiday Inn              Bristol      1998            180
Atlanta (Perimeter Dunwoody), GA(4)............  Holiday Inn Select       Bristol      1998            250
Atlanta (Airport Gateway), GA..................  Sheraton                 DJONT        1997            395
Atlanta (Galleria), GA(4)......................  Sheraton Suites          DJONT        1997            278
Brunswick, GA..................................  Embassy Suites           DJONT        1995            130
Columbus (Airport North), GA(1)................  Holiday Inn              Bristol      1998            223
Chicago (Allerton), IL.........................  Crowne Plaza             Bristol      1998            443
Chicago (Lombard), IL(2)(4)....................  Embassy Suites           DJONT        1995            262
Chicago (O'Hare), IL(4)........................  Sheraton Suites          DJONT        1997            297
Deerfield, IL(4)...............................  Embassy Suites           DJONT        1996            237
Moline, IL(7)..................................  Hampton Inn              Bristol      1998            138
Moline (Airport), IL(7)........................  Holiday Inn              Bristol      1998            216
Moline (Airport), IL(7)........................  Holiday Inn Express      Bristol      1998            111
Indianapolis (North), IN(2)(4).................  Embassy Suites           DJONT        1996            222
Davenport, IA(7)...............................  Hampton Inn              Bristol      1998            132
Davenport, IA(7)...............................  Holiday Inn              Bristol      1998            287
Colby, KS(7)...................................  Holiday Inn Express      Bristol      1998             72
Great Bend, KS(7)..............................  Holiday Inn              Bristol      1998            175
Hays, KS(7)....................................  Hampton Inn              Bristol      1998            116
Hays, KS(7)....................................  Holiday Inn              Bristol      1998            190
Overland Park, KS(2)(4)........................  Embassy Suites           DJONT        1997            199
Salina, KS(4)(7)...............................  Holiday Inn              Bristol      1998            192

                                                                                  YEAR ACQUIRED     NUMBER OF
LOCATION                                             FRANCHISE BRAND      LESSEE  BY THE COMPANY   ROOMS/SUITES
--------                                         -----------------------  ------  --------------   ------------
Salina (I-70), KS(7)...........................  Holiday Inn Express      Bristol      1998             93
                                                   Hotel & Suites
Lexington, KY..................................  Hilton Suites            DJONT        1996            174
Lexington, KY(4)...............................  Sheraton Suites          DJONT        1998            155
Baton Rouge, LA(4).............................  Embassy Suites           DJONT        1996            224
New Orleans, LA(4).............................  Embassy Suites           DJONT        1994            372
New Orleans (Chateau LeMoyne), LA(1)(2)(4).....  Holiday Inn                           1998            171
New Orleans (French Quarter), LA(1)(4).........  Holiday Inn              Bristol      1998            276
Baltimore, MD..................................  Embassy Suites           DJONT        1997            251
Boston (Marlborough), MA(4)....................  Embassy Suites           DJONT        1995            229
Boston (Government Center), MA(1)..............  Holiday Inn Select       Bristol      1998            303
Leominster, MA(7)..............................  Four Points(R)           Bristol      1998            187
Troy, MI.......................................  Embassy Suites           DJONT        1997            251
Bloomington, MN................................  Embassy Suites           DJONT        1997            219
Minneapolis (Airport), MN(4)...................  Embassy Suites           DJONT        1995            311
Minneapolis (Downtown), MN.....................  Embassy Suites           DJONT        1995            218
St. Paul, MN(3)................................  Embassy Suites           DJONT        1995            210
Jackson (Downtown), MS(4)......................  Crowne Plaza             Bristol      1998            354
Jackson (Briarwood), MS(4)(7)..................  Hampton Inn              Bristol      1998            119
Jackson (North), MS(4).........................  Holiday Inn Hotel &      Bristol      1998            224
                                                   Suites
Olive Branch (Whispering Woods Hotel and
  Conference Center), MS.......................  Independent              Bristol      1998            179
Kansas City (Country Club Plaza),
  MO(1)(2)(4)..................................  Embassy Suites           DJONT        1997            266
Kansas City (Northeast), MO....................  Holiday Inn              Bristol      1998            167
St. Louis (Downtown), MO.......................  Embassy Suites           DJONT        1998            297
St. Louis (Westport), MO(4)....................  Holiday Inn              Bristol      1998            318
Omaha, NE......................................  Doubletree Guest Suites  DJONT        1998            189
Omaha (Central), NE(4).........................  Hampton Inn              Bristol      1998            132
Omaha (Southwest), NE..........................  Hampton Inn              Bristol      1998            131
Omaha (I-80), NE(4)............................  Holiday Inn              Bristol      1998            383
Omaha (Old Mill Northwest), NE.................  Crowne Plaza             Bristol      1998            213
Omaha (Southwest), NE..........................  Holiday Inn Express      Bristol      1998             78
                                                   Hotel & Suites
Omaha (Southwest), NE..........................  Homewood Suites          Bristol      1998            108
Parsippany, NJ(2)(4)...........................  Embassy Suites           DJONT        1996            274
Piscataway, NJ(4)..............................  Embassy Suites           DJONT        1996            225
Secaucus, NJ(1)(2).............................  Embassy Suites           DJONT        1997            261
Meadowlands, NJ................................  Crowne Plaza             Bristol      1998            301
Albuquerque (Mountainview), NM.................  Holiday Inn              Bristol      1998            360
Syracuse, NY...................................  Embassy Suites           DJONT        1997            215
Charlotte, NC(2)(4)............................  Embassy Suites           DJONT        1996            274
Raleigh/Durham, NC.............................  Doubletree Guest Suites  DJONT        1997            203
Raleigh, NC(2)(4)..............................  Embassy Suites           DJONT        1997            225
Cleveland, OH..................................  Embassy Suites           DJONT        1995            268
Columbus, OH...................................  Doubletree Guest Suites  DJONT        1998            194
Dayton, OH(4)..................................  Doubletree Guest Suites  DJONT        1997            138
Tulsa, OK......................................  Embassy Suites           DJONT        1994            240
Philadelphia (Center City), PA(4)..............  Crowne Plaza             Bristol      1998            445
Philadelphia (Independence Mall), PA(4)........  Holiday Inn              Bristol      1998            364
Philadelphia (Society Hill), PA(4).............  Sheraton                 DJONT        1997            365
Pittsburgh, PA(1)(4)...........................  Holiday Inn Select       Bristol      1998            251
Charleston (Mills House), SC...................  Holiday Inn              Bristol      1998            214
Greenville (Roper), SC.........................  Crowne Plaza             Bristol      1998            208
Myrtle Beach (Kingston Plantation), SC.........  Embassy Suites           DJONT        1996            255
Knoxville (Central), TN(1).....................  Holiday Inn              Bristol      1998            242
Nashville (Airport), TN(7).....................  Doubletree Guest Suites  DJONT        1997            138
Nashville, TN..................................  Embassy Suites           DJONT        1994            296
Nashville (Opryland/Airport), TN(1)............  Holiday Inn Select       Bristol      1998            385

                                                                                  YEAR ACQUIRED     NUMBER OF
LOCATION                                             FRANCHISE BRAND      LESSEE  BY THE COMPANY   ROOMS/SUITES
--------                                         -----------------------  ------  --------------   ------------
Amarillo (I-40), TX(1).........................  Holiday Inn              Bristol      1998            247
Austin (Downtown), TX..........................  Doubletree Guest Suites  DJONT        1997            189
Austin (Airport North), TX(2)(4)...............  Embassy Suites           DJONT        1997            261
Austin (Town Lake), TX.........................  Holiday Inn              Bristol      1998            320
Beaumont (Midtown I-10), TX....................  Holiday Inn              Bristol      1998            253
Corpus Christi, TX(4)..........................  Embassy Suites           DJONT        1995            150
Dallas, TX, Bristol House......................  Independent              Bristol      1998            127
Addison (North Dallas), TX(4)..................  Crowne Plaza             Bristol      1998            429
Dallas (Market Center), TX(4)..................  Crowne Plaza             Bristol      1998            354
Dallas (Park Central), TX(4)...................  Crowne Plaza Suites      Bristol      1998            295
Dallas (Campbell Center), TX...................  Doubletree               DJONT        1998            302
Dallas (DFW Airport South), TX.................  Embassy Suites           DJONT        1998            305
Dallas (Love Field), TX(4).....................  Embassy Suites           DJONT        1995            248
Dallas (Market Center), TX(4)..................  Embassy Suites           DJONT        1997            244
Dallas (Park Central), TX......................  Embassy Suites           DJONT        1994            279
Dallas (Regal Row), TX(7)......................  Fairfield Inn            Bristol      1998            204
Dallas (Downtown West End), TX.................  Hampton Inn              Bristol      1998            311
Dallas, TX(4)..................................  Harvey Hotel             Bristol      1998            313
Irving (DFW Airport North), TX(4)..............  Harvey Hotel             Bristol      1998            506
Irving (DFW Airport North), TX(4)..............  Harvey Suites            Bristol      1998            164
Dallas (Park Central), TX(5)...................  Sheraton                 DJONT        1998            438
Dallas (Park Central), TX(5)...................  Westin                   DJONT        1997            545
Houston (Near the Galleria), TX(7).............  Courtyard by Marriott    Bristol      1998            209
Houston (Medical Center), TX(4)................  Crowne Plaza             Bristol      1998            297
Houston (Near the Galleria), TX(7).............  Fairfield Inn            Bristol      1998            107
Houston (I-10 East), TX(7).....................  Fairfield Inn            Bristol      1998            160
Houston (I-10 East), TX(7).....................  Hampton Inn              Bristol      1998             90
Houston (Medical Center), TX(1)(4).............  Holiday Inn Hotel &      Bristol      1998            285
                                                   Suites
Houston (International Airport), TX(4).........  Holiday Inn              Bristol      1998            401
Houston (I-10 West), TX........................  Holiday Inn Select       Bristol      1998            345
Houston (Near Greenway Plaza), TX(4)...........  Holiday Inn Select       Bristol      1998            355
Midland (Country Villa), TX....................  Holiday Inn              Bristol      1998            250
Odessa (Parkway Blvd.), TX.....................  Holiday Inn Express      Bristol      1998            186
                                                   Hotel & Suites
Odessa (Centre), TX............................  Holiday Inn Hotel &      Bristol      1998            245
                                                   Suites
Plano, TX(4)...................................  Harvey Hotel             Bristol      1998            279
Plano, TX......................................  Holiday Inn              Bristol      1998            161
San Antonio (Airport), TX(2)(4)................  Embassy Suites           DJONT        1997            261
San Antonio (Northwest), TX(2)(4)..............  Embassy Suites           DJONT        1997            217
San Antonio (Downtown), TX(1)..................  Holiday Inn              Bristol      1998            315
San Antonio (International Airport), TX........  Holiday Inn Select       Bristol      1998            397
Waco (I-35), TX................................  Holiday Inn              Bristol      1998            171
Salt Lake City (Airport), UT(1)................  Holiday Inn              Bristol      1998            191
Burlington, VT(4)..............................  Sheraton                 DJONT        1997            309
Tysons Corner, VA(2)(4)........................  Sheraton                 DJONT        1999            437
Cambridge, Canada..............................  Holiday Inn              Bristol      1998            139
Kitchener (Waterloo), Canada...................  Holiday Inn              Bristol      1998            182
Peterborough (Waterfront), Canada..............  Holiday Inn              Bristol      1998            155
Sarnia, Canada.................................  Holiday Inn              Bristol      1998            151
Toronto (Yorkdale), Canada.....................  Holiday Inn              Bristol      1998            370
Toronto (Airport), Canada......................  Holiday Inn Select       Bristol      1998            444

------------

(1) Situated on land leased under a long-term ground lease.

(2) This hotel is one of 16 hotels owned by unconsolidated entities in which the Company owns a 50% equity interest.

(3) Owned subject to a capitalized industrial revenue bond lease that expires in 2011 and permits the Company to purchase the fee interest at expiration for a nominal amount.

(4) Encumbered by mortgage debt.

(5) This hotel is one of two hotels owned by a joint venture in which the Company owns a 60% equity interest.

(6) This hotel was sold on September 27, 2000.

(7) This hotel is one of the 25 non-strategic hotels which the Company intends to sell.

HOTEL OPERATIONS

  The Six Months Ended June 30, 2000

     For the six months ended June 30, 2000, RevPAR of the comparable hotel portfolio (which includes those hotels that were not undergoing major renovations for the period in either the current year or prior year and excludes hotels held for sale) (121 hotels) increased 5.5% over the same period in 1999. Comparable hotel RevPAR changes for the six months by brand are as follows:

Embassy Suites (50 hotels)..................................   6.5%
Holiday Inn branded hotels (33 hotels)......................   7.5
Crown Plaza (13 hotels).....................................   6.2
Doubletree branded hotels (8 hotels)........................   1.7
Sheraton (4 hotels).........................................   1.4
Other (13 hotels)...........................................  (3.8)
All comparable hotels (121 hotels)..........................   5.5%

     The Company attributes much of the improvement in RevPAR to the renovation, rebranding and reposition program in which the Company has spent approximately $465 million in 1998, 1999 and the first six months of 2000.

     The non-comparable hotel portfolio's (42 hotels) RevPAR increased 17.5% over the same period in 1999. Included in the non-comparable hotels is the Allerton Crowne Plaza (increased RevPAR by 236% for the second quarter), which was closed for renovation in the third quarter of 1998 and partially reopened in the second quarter of 1999. The non-comparable hotels, excluding the Allerton, had an increase in RevPAR of 11.6%.

  The Year Ended December 31, 1999

     Our 104 comparable hotels, owned at December 31, 1999, produced a RevPAR increase of 0.7% over 1998. The Company's exposure in overbuilt markets, such as Dallas, Texas, had a negative impact on comparable hotel trends during 1999, although management expects the rate of new supply additions to decline in 2000. During 1999, the Company's Texas hotels, experienced a 3.9% decrease in RevPAR, while the 10 comparable hotels in the Dallas market experienced a 5.9% decline in RevPAR. Management is encouraged, although it continues to see an oversupply in the Dallas market, that the situation appears to be improving and supply growth is now expected to begin a gradual decline. In addition, the Company has recently renovated eight of its 18 Dallas-based properties and management is currently projecting positive RevPAR growth for the majority of its hotels in this market during 2000.

     The non-comparable hotel portfolio's (84 hotels) RevPAR increased 4.5% over the same period in 1999. The portfolio's performance was most profoundly affected by the Allerton Crowne Plaza, which was closed for renovation in the third quarter 1998 and partially reopened in the second quarter of 1999. The Allerton generated an 84.3% increase in its RevPAR for the year ended December 31, 1999, as compared to the same period in 1998. Many of the remainder of the non-comparable hotels where renovations had been completed also showed improvements in RevPAR, which are attributed to the completion of renovations at these hotels.

THE PERCENTAGE LEASES

  Lease Terms

     Each of the hotels (with two exceptions) is leased pursuant to a Percentage Lease. The terms of each Percentage Lease with DJONT were approved by FelCor's independent directors at the time the lease was executed.

  The DJONT Percentage Leases

     The principal terms of the Percentage Leases with DJONT (DJONT Leases) are summarized below, although certain terms vary from hotel to hotel.

     Term.  The DJONT Leases typically have a term of 10 years.

     Rent. The annual base rent is typically set at approximately 60% of the initial year's anticipated total rent. The percentage rent is calculated in two tiers: a first tier typically equal to 17% of room and suite revenues up to a specified amount (Room and Suite Revenue Breakpoint) and a second tier typically equal to 65% of room and suite revenues above such Room and Suite Revenue Breakpoint. In addition, the DJONT Lessee typically pays us 5% of the food and beverage revenues from each hotel in which the restaurant and bar operations are conducted directly by the DJONT Lessee and 98% of the food and beverage rent revenues from each hotel in which the restaurant and bar operations are subleased by the DJONT Lessee to an unrelated third party.

     The amount of base rent and of the Room and Suite Revenue Breakpoint in each DJONT Lease formula generally is subject to adjustment, annually, based upon a formula taking into account changes in the Consumer Price Index. The adjustment is calculated at the beginning of each calendar year, for the hotels acquired prior to July of the previous year. The adjustment in any year may not exceed 7%. The Consumer Price Index adjustment for 1996 was 0.74%, for 1997 was 1.42%, for 1998 was 0.50%, for 1999 was 0.55% and for 2000 was 1.05%.

     Events of Default. If an event of default occurs and continues beyond any curative period, we may terminate the DJONT Lease or any or all other DJONT Leases. Events of default under the DJONT Leases include typical defaults such as failure to pay rent, certain insolvency events and, among others, the following:

     - the breach by the DJONT Lessee of any term of a DJONT Lease that is not cured within certain specified periods or an event of default under any other DJONT Lease;

     - if the DJONT Lessee voluntarily discontinues operations of a leased hotel for more than 30 days, except as a result of damage, destruction, or condemnation; or

     - if the franchise agreement with respect to a leased hotel is terminated by the franchisor as a result of any action or failure to act by the DJONT Lessee or its agents.

     Termination of Percentage Leases on Disposition of the Hotels. If we enter into an agreement to sell or otherwise transfer a leased hotel, we may terminate the DJONT Lease with respect to such leased hotel upon 90 days' prior written notice upon either (1) paying the DJONT lessee the fair market value of the leasehold interest in the remaining term of the DJONT lease to be terminated or
(2) offering to lease a substitute hotel on terms that would create a leasehold interest with a fair market value equal to or exceeding the fair market value of the remaining leasehold interest under the DJONT Lease to be terminated. We must also pay, or reimburse the DJONT lessee, for certain fees and expenses resulting from the termination of the DJONT Lease.

     Maintenance and Modifications.  Under the DJONT Leases, we must:

     - maintain the underground utilities and the structural elements of the improvements, including exterior walls (excluding plate glass) and the roof of each leased hotel;

     - fund periodic improvements (in addition to maintenance of structural elements) to the buildings and grounds comprising the leased hotels; and

     - fund the periodic repair, replacement and refurbishment of furniture, fixtures and equipment in the leased hotels, when and as required to meet the requirements of the applicable franchise licenses.

     We are required to establish and maintain a reserve in an amount equal to 4% of hotel room and suite revenues, on a cumulative basis. Our obligation is not limited to the amount in such reserve. Otherwise, the DJONT lessee must, at its expense, maintain the leased hotels in good order and repair, except for ordinary wear and tear, and make nonstructural repairs, whether foreseen or unforeseen, ordinary or extraordinary, which may be necessary and appropriate to keep the leased hotels in good order and repair.

     Insurance and Property Taxes. We pay real estate and personal property taxes and property insurance premiums on the leased hotels (except to the extent that personal property associated with the leased hotels is owned by the DJONT lessee). The DJONT lessee pays the cost of all liability insurance on the leased hotels, which includes extended coverage, comprehensive general public liability, workers' compensation and other insurance appropriate and customary for properties similar to the leased hotels.

     Indemnification. Each DJONT lessee must indemnify us for certain losses relating to the leased hotel, including:

     - losses related to any accident or injury to person or property at the leased hotels,

     - certain environmental liability, taxes and assessments (other than real estate and personal property taxes and any income taxes of the Company on income attributable to the leased hotels),

     - the sale or consumption of alcoholic beverages, or

     - any breach of the DJONT Leases by the DJONT lessee.

     Other Lease Covenants. Each DJONT lessee has agreed to maintain a ratio of total debt to consolidated net worth of less than or equal to 50%, exclusive of capitalized leases and debt subordinated in right to repayment to the rent due under the DJONT Leases. In addition, each DJONT lessee has agreed to refrain from paying fees to any of its affiliates.

     Breach by Company. Upon notice from the DJONT lessee that we have breached the lease, we have 30 days to cure the breach or proceed to cure the breach, which period may be extended in the event of certain specified, unavoidable delays. If we fail to cure our breach, the DJONT lessee may purchase the leased hotel from us for a purchase price equal to the leased hotel's then fair market value.

  Bristol Master Hotel Agreement

     We are a party with Bristol to an Amended and Restated Master Hotel Agreement, pursuant to which, among other things, the Bristol lessees are required to use their reasonable best efforts to permit us to continue to qualify as a REIT under the Code. The Bristol lessees are required to maintain a minimum liquid net worth (including not only working capital and other liquid assets, but also income-producing or readily-marketable assets, and any letters of credit or other credit enhancements necessary to meet such requirement) at all times at least equal to fifteen percent (15%) of projected annual rent under all of the Bristol leases during each calendar year. If such minimum liquid net worth is not maintained and Bristol fails to cure the deficiency, the leases will be in default, and the Bristol lessees generally will be prohibited from making cash dividends or other distributions or any other payments to affiliates.

     Under the Master Hotel Agreement, the Bristol hotels are treated as a whole, and the leases are cross-defaulted, for purposes of our remedies upon default. Upon certain material defaults under one or more leases, we may terminate the particular lease(s) in default, or all leases to which the defaulting Bristol lessee is a party, or all (but not less than all) of the Bristol leases.

  The Bristol Percentage Leases

     The principal terms of the Percentage Leases with Bristol are summarized below, although certain terms vary from hotel to hotel.

     Term. The Bristol Leases are for initial terms of five to ten years, with renewal options on the same terms for a total of 15 years. If a Bristol lease has been extended to 15 years, the Bristol lessee may renew the lease for an additional five years at then current market rates.

     Rent. The Bristol lessees pay a monthly rent equal to the greater of base rent or percentage rent. The percentage rent is based on specified percentages of various revenue streams. Those percentages vary from hotel to hotel within the following ranges:

Room and Suite Revenues....  0% to 10%, up to a revenue breakpoint amount specified for each hotel, then 60% to 75% above
                               such breakpoint.
Food & Beverage Revenues...  5% to 25%.
Telephone Revenues.........  5% to 10%.
Other Revenues.............  Varying percentages depending on the nature and source of such revenues.

     The base rent and the thresholds for computing percentage rent under the Bristol leases are adjusted annually to reflect changes in the Consumer Price Index. The CPI adjustment for 1999 was 1.6% and for 2000 was 2.2%. The parties to the Bristol leases will renegotiate the rent in the event of any rebranding, substantial renovations (other than those agreed upon prior to the execution of the Bristol leases) or other, future hotel repositioning strategies resulting in significant disruption of the operations of the leased hotels.

     The Bristol lessees have the right to require us to renegotiate the rent for all the hotels in a particular region if there is an extended, material reduction in midscale hotel occupancy rates in the United States and in such region. If we cannot agree on a reduction in rent, the Bristol lessees may terminate all Bristol leases in the respective region. The Bristol lessee also may require us to renegotiate the rent for a particular hotel if, as a result of certain force majeure events, there is an extended, material decline in the travel or hotel business and a material reduction in the occupancy rate of such hotel and the hotel's competitive set. If we are unable to agree on a change in rent, the Bristol lessee may terminate the lease for such hotel.

     Termination. We may terminate a Bristol lease for typical defaults such as failure to pay rent, certain insolvency events and the following reasons, among others:

     - if Bristol fails to satisfy certain performance targets for any one hotel and all other hotels in the aggregate during any three consecutive years based on budgeted room revenues, unless Bristol pays us the difference between the actual rent paid and 80% (or, in certain circumstances, 90%) of the budgeted rent;

     - if there is a change in control of Bristol (defined as the acquisition of more than 50% of Bristol's stock by any person or group not approved by Bristol's board of directors) or the election of a majority of directors not supported by Bristol's board of directors;

     - if there is any breach by the Bristol lessee of the agreements under the lease that is not cured within certain specified periods;

     - if Bristol fails to maintain a minimum liquid net worth or to provide other credit support for the obligations of the Bristol lessees under the Bristol leases;

     - if a franchisor terminates a franchise license as a result of the Bristol lessee's default under the franchise agreement; or

     - if we sell the hotel to an unaffiliated third party.

If we terminate the lease upon the sale of a hotel and Bristol does not continue as a manager or lessee of the hotel (or a substitute hotel offered by the Company), Bristol will be entitled to monthly termination payments during the remainder of the lease term equal to one-twelfth of 60% of the average monthly profit and allocable overhead contribution associated with operating the hotel over the 12 months ending on the termination date.

     Indemnification. The Bristol lessee will indemnify us for certain losses relating to the hotel, including losses related to any accident or injury to persons or property at the hotel, any breach of the lease by the Bristol lessee and certain environmental and tax liabilities not assumed by us in connection with our acquisition of the Bristol hotels. We will indemnify the Bristol lessee for any breach of the lease by us, for liability for the environmental condition of the hotel at the time the lease commences and for our acts of gross negligence or willful misconduct.

     Maintenance and Capital Expenditures. The Bristol lessee is responsible for maintaining the leased hotel in good order and repair and for making all repairs that do not constitute capital improvements. The Bristol lessee is generally required to budget and expend an amount equal to at least 4.5% of gross revenues of the hotel for maintenance and repairs (other than capital improvements) during each lease year. The Bristol lessee must supply and maintain the inventory that is necessary to operate the leased hotel. We are responsible for all hotel capital improvements (including those required by applicable law or, with certain exceptions, the respective franchise license) and for maintaining the underground utilities and all hotel improvements, furniture, fixtures and equipment owned by us to the extent such maintenance constitutes capital expenditures in accordance with GAAP or the capital improvements policy agreed to by both us and the Bristol lessee. We must make available an amount equal to at least 3% of the hotel's gross revenues, on a cumulative basis, for budgeted or other approved capital expenditures.

     Insurance and Property Taxes. We pay all real estate and personal property taxes and property insurance premiums on the leased hotels, other than with respect to the Bristol lessee's personal property. The Bristol lessee pays for all liability insurance on the leased hotels, including extended coverage, comprehensive general public liability, workers' compensation and other insurance appropriate and customary for properties similar to the leased hotels.

COMPETITION

     The hotel industry is highly competitive. Each of our hotels is located in a developed area that includes other hotel properties and competes for guests primarily with other upscale hotels in its immediate vicinity and secondarily with other full service hotel properties in its geographic market. We believe that brand recognition, location, the quality of the hotel and services provided, and price are the principal competitive factors affecting our hotels.

ENVIRONMENTAL MATTERS

     We customarily obtain a Phase I environmental audit from independent environmental engineers before acquiring a hotel. The principal purpose of a Phase I audit is to identify indications of potential environmental contamination for which such hotels may be responsible and, secondarily, to assess, to a limited extent, the potential for environmental regulatory compliance liabilities. The Phase I audits of the hotels were designed to meet the requirements of the then current industry standards governing Phase I audits, and consistent with those requirements, none of the audits involved testing of groundwater, soil or air. Accordingly, they do not represent evaluations of conditions at the studied sites that would be revealed only through such testing. In addition, their assessment of environmental regulatory compliance issues was general in scope and was not a detailed determination of the hotels' complete compliance status. Similarly, the audits did not involve comprehensive analysis of potential off-site liability. The Phase I audit reports did not reveal any environmental liability that we believe would have a material adverse effect on our business, assets or results of operations, nor are we aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which we are unaware.

     We believe that the hotels are in compliance, in all material respects, with all federal, state and local ordinances and regulations regarding hazardous or toxic substances and other environmental matters, the violation of which would have a material adverse effect on us. We have not been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental matters in connection with any of its present or former properties.

TAX STATUS

     FelCor elected to be taxed as a REIT under the federal income tax laws, commencing with its initial taxable year ended December 31, 1994. As a REIT, FelCor generally is not subject to federal income taxation, at the corporate level, on its taxable income that is distributed to its shareholders. FelCor may, however, be subject to certain state and local taxes on its income and property. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% (90% beginning in 2001) of its taxable income. In connection with FelCor's election to be taxed as a REIT, FelCor's charter imposes restrictions on the transfer of shares of its stock. FelCor has adopted the calendar year as its taxable year.

EMPLOYEES

     FelCor LP has no employees. Management functions of FelCor LP are performed by FelCor as the sole general partner. Mr. Corcoran entered into an employment agreement with FelCor in 1994 that continues through 2000. None of FelCor's other executive officers has an employment agreement with FelCor. In addition to Mr. Corcoran, FelCor had 48 other full-time employees at August 31, 2000. All persons employed in the day-to-day operation of our hotels are employees of the lessees, or of the management companies engaged by the lessees, to operate such hotels and are not our employees.

PERSONNEL AND OFFICE SHARING ARRANGEMENTS

     The Company shares executive offices with DJONT and FelCor, Inc. (a private company controlled by Messrs. Feldman and Corcoran). Each entity bears an allocated share of the costs thereof, including but not limited to rent, salaries of certain personnel (other than Mr. Corcoran, who is compensated solely by FelCor), office supplies, telephones and depreciation of office furniture, fixtures and equipment. FelCor LP reimburses FelCor for its share of such allocated costs. Such allocations of shared costs are subject to the approval of a majority of the independent directors of FelCor. During 1999 and the first six months of 2000, approximately $5.9 million and $3.3 million, respectively (approximately 89.5% of all allocable expenses) were ultimately borne by FelCor LP under this arrangement.

LEGAL PROCEEDINGS

     There is no litigation pending or known to be threatened against us or affecting any of our hotels other than claims arising in the ordinary course of business or which are not considered to be material. Furthermore, most of such claims are substantially covered by insurance. We do not believe that any claims known to us (individually or in the aggregate) will have a material adverse effect on us, without regard to any potential recoveries from insurers or other third parties.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The board of directors has eleven members, at least seven of whom are not officers or employees of the Company or the lessees (independent directors). The board of directors is divided into three classes who serve staggered three-year terms with the term of each director expiring at the annual meeting of shareholders held three years after his election.

     Executive officers of FelCor constitute all of the managers and executive officers of the subsidiary guarantors and serve in such capacities without additional compensation. The directors and executive officers are as follows:

                                                                    YEAR
                                                                    FIRST                 TERM
NAME                                      POSITION                 ELECTED     CLASS     EXPIRES
----                                      --------                 -------   ---------   -------
Donald J. McNamara........  Chairman of the Board                   1998     Class II     2002
Thomas J. Corcoran,         President, Chief Executive Officer      1994     Class II     2002
  Jr. ....................  and Director
Melinda J. Bush...........  Independent Director                    2000     Class I      2001
Richard S. Ellwood........  Independent Director                    1994     Class III    2000
Richard O. Jacobson.......  Independent Director                    1994     Class III    2000
Charles A. Ledsinger,       Independent Director                    1997     Class I      2001
  Jr. ....................
Robert H. Lutz, Jr. ......  Independent Director                    1998     Class I      2001
Charles N. Mathewson......  Independent Director                    1994     Class III    2000
Thomas A. McChristy.......  Independent Director                    1994     Class II     2002
Richard C. North..........  Director                                1998     Class II     2002
Michael D. Rose...........  Independent Director                    1998     Class I      2001
Lawrence D. Robinson......  Senior Vice President, General          1996     --             --
                              Counsel and Secretary
William P. Stadler........  Senior Vice President, Director of      1995     --             --
                              Corporate Acquisitions
Jack Eslick...............  Senior Vice President, Director of      1996     --             --
                              Asset Management
June H. McCutchen.........  Senior Vice President, Director of      1995     --             --
                              Design and Construction
Larry J. Mundy............  Senior Vice President, Director of      1998     --             --
                              Administration and Business
                              Initiatives
Andrew J. Welch...........  Vice President and Treasurer            1998     --             --
Lester C. Johnson.........  Vice President and Controller           1995     --             --

     Donald J. McNamara (age 47). Mr. McNamara was the Chairman of the Board of Bristol Hotel Company from November 1994 until its merger into FelCor in July 1998. Since the merger, he has served as the Chairman of the Board of FelCor. Mr. McNamara previously served as a director of FelCor from July 1994 until November 1997. He is also the Chairman of The Hampstead Group, a private equity real estate investment company, and is an affiliate of certain partnerships owning, in the aggregate, approximately 14.1% of FelCor's outstanding common stock.

     Thomas J. Corcoran, Jr. (age 51). Mr. Corcoran is the President and Chief Executive Officer of FelCor and has served in that capacity since its formation in 1994. From 1991 to 1994, Mr. Corcoran held the same positions with the general partner of the partnerships that were merged into FelCor at its formation. From October 1990 to December 1991, he served as the Chairman, President and Chief Executive Officer of Fiesta Foods, Inc., a manufacturer of tortilla chips and taco shells. From 1979 to 1990, Mr. Corcoran held various positions with ShowBiz Pizza Time, Inc. (now CEC Entertainment, Inc.), an operator and franchisor of family entertainment center/pizza restaurants, and with Integra -- A Hotel and Restaurant Company

(formerly Brock Hotel Corporation). He served as the President and Chief Executive Officer of Integra from 1986 to 1990.

     Melinda J. Bush (age 60). Mrs. Bush was elected as a director of FelCor in May 2000. From more than five years ago until September 1996, she was Executive Vice President of Reed Elsevier's Reed Travel Group/Hotel & Travel Index, which was engaged in hotel industry marketing and publishing activities on a global basis. Since that time, she has served as the Executive Vice President, Editorial and Publishing Director of Premier Hotels & Resorts, www.premierhotels.com, a division of Advanstar Communications. Mrs. Bush has more than 20 years experience in the hospitality industry, and is also a director and trustee of the American Hotel Foundation. She has honorary degrees from Cornell Hotel School and Johnson & Wales Universities and carries the CHA (Certified Hotel Administrator) designation awarded by the industry to hotel operators and general managers. She was also named Woman of the Year in Travel by the Travel Industry of America and is the recipient of several other industry awards for her achievements in the industry.

     Richard S. Ellwood (age 69). Mr. Ellwood, a director of FelCor since its formation in 1994, is the founder and President of R.S. Ellwood & Co., Inc., a real estate investment banking firm which was organized in 1987. Prior to 1987, as an investment banker, Mr. Ellwood was elected successively in 1963 a vice president of Morgan Guaranty Trust Company, in 1968 a general partner of White Weld & Co., in 1978 a managing director of Warburg Paribas Becker, Incorporated and in 1984 a managing director and senior banker of Merrill Lynch Capital Markets. Mr. Ellwood has extensive experience in hotel financing. He was a founder of Hotel Investors Trust, a REIT, and served as a trustee from 1970 until its merger with another REIT in 1987. He is currently a director of Apartment Investment and Management Company and Florida East Coast Industries, Inc.

     Richard O. Jacobson (age 63). Mr. Jacobson has served as a director of FelCor since its formation in 1994 and is the Chairman of the Board of Jacobson Warehouse Company, Inc., a privately held warehouse company with facilities in 17 locations in eight states, which Mr. Jacobson founded 31 years ago. He is also Chairman of the Board of Jacobson Transportation Company, Inc., a truckload common carrier with authority to operate in the United States (48 states) and Canada. Mr. Jacobson is a member of the boards of directors of Atrion Corporation, Firstar Bank Des Moines, N.A., Firstar Bank of Iowa, N.A. and Heartland Express, Inc.

     Charles A. Ledsinger, Jr. (age 50). Mr. Ledsinger has served as a director of FelCor since November 1997. Mr. Ledsinger became the President and Chief Executive Officer of Choice Hotels International in August 1998. Prior to that time, Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of St. Joe Corporation from May 1997 until his election as President and Chief Operating Officer of that corporation in February 1998. From June 1995 until May 1997, Mr. Ledsinger was Senior Vice President and Chief Financial Officer of Harrah's Entertainment, Inc. For more than three years prior to that, Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of The Promus Companies Incorporated, the former parent of Harrah's Entertainment, Inc. He is also a director of Choice Hotels International, TBC Corporation and Friendly Ice Cream Corporation. He is a member and a past chairman of the Real Estate Financial Advisory Council of the American Hotel and Motel Association.

     Robert H. Lutz, Jr. (age 51). Mr. Lutz served as a director of Bristol from December 1995 until its merger into FelCor in July 1998, and has served as a director of FelCor since that time. Since 1994, Mr. Lutz has been the Chairman and Chief Executive Officer, and is a member of the executive committee, of Amresco, Inc., a financial services company. From 1991 to 1994, Mr. Lutz served as President and Chief Operating Officer of Balcor/Allegiance Realty Group, a subsidiary of the American Express Company engaged in real estate ownership and management.

     Charles N. Mathewson (age 72). Mr. Mathewson has served as a director of FelCor since its formation in 1994. Additionally, Mr. Mathewson has served, for more than the past five years, in various positions with International Game Technology (IGT), a company engaged in the design and manufacture of microprocessor based gaming products and gaming monitoring systems. Since February 1988, he has served as the Chairman of the Board of IGT. He has served as a director of IGT since December 1985, as President from December 1986 to February 1988, and as Chief Executive Officer from December 1986 until June 1993 and from February 1996 until the present. Mr. Mathewson is also a member of the board of directors of Baron Asset Fund.

     Thomas A. McChristy (age 74). Mr. McChristy has served as a director of FelCor since its formation in 1994. He was the President of T.A. McChristy Co., Inc., a real estate investment company from 1957 to 1996. Mr. McChristy also served as the president and Chief Operating Officer of Syntech International, Inc., a lottery systems and equipment manufacturing company, from 1986 to 1988 and as its Chief Executive Officer from 1989 to 1992.

     Richard C. North (age 50). Mr. North served as a director of Bristol from 1997 until its merger into FelCor in July 1998, and has served as a director of FelCor since that time. Mr. North has been the Group Finance Director of Bass plc since 1994. Bass plc is the parent of Bass Hotels & Resorts, Inc., which operates or franchises more than 2,700 hotels in more than 75 countries under various brands, including Crowne Plaza and Holiday Inn. Prior to 1994, Mr. North served as the Group Finance Director of The Burton Group.

     Michael D. Rose (age 58). Mr. Rose has served as a director of FelCor since July 1998. He served as the Chairman of the Board of Promus from April 1995 through December 1997 and, thereafter, as a director until December 1998. Mr. Rose served as Chairman of the Board of Harrah's Entertainment Inc. from June 1995 until his retirement as of December 31, 1996. He also served as Chairman of the Board of The Promus Companies Incorporated from November 1989 through June 1995 and as Chief Executive Officer of that company from November 1989 to April 1994. Mr. Rose is also a director of Ashland, Inc., First Tennessee National Corporation, General Mills, Inc., Stein Mart, Inc., Resortquest International, Inc. and Darden Restaurants, Inc.

     Lawrence D. Robinson (age 57). Mr. Robinson has served as the Senior Vice President, General Counsel and Secretary of FelCor since May 1996. From 1972 to 1989, Mr. Robinson was a partner in the Kansas City-based law firm of Stinson, Mag & Fizzell, for which he founded and managed a Dallas, Texas office from 1982 to 1989. From 1989 through April 1996, Mr. Robinson was a partner in the Houston-based law firm of Bracewell & Patterson, L.L.P., where he served as the managing partner of its Dallas office until 1992, as the head of that office's corporate and securities law section and as chairman of its firmwide hospitality group.

     William P. Stadler (age 46). Mr. Stadler began his employment with FelCor in July 1995 as Vice President, Director of Acquisition and Development. On January 14, 1998, Mr. Stadler was promoted to Senior Vice President, Director of Corporate Acquisitions. Mr. Stadler has more than 20 years of experience in hotel acquisition and development, having served as Vice President Development for Coastal Hotel Group from 1994 until he joined FelCor in 1995, as Vice President-Development for Embassy Suites, Inc. from 1992 to 1994, as Senior Vice President-Development for Landmark Hotels, Inc. from 1989 to 1991 and as Vice President-Development for Marriott Corporation from 1985 to 1989.

     Jack Eslick (age 49). Mr. Eslick joined FelCor in April 1996 as its Vice President, Director of Asset Management. He was named Senior Vice President, Director of Asset Management in 1998. Mr. Eslick has more than 20 years experience in hotel operations. From April 1991 until he joined FelCor, Mr. Eslick served as Vice President of Operations of Promus, where he had direct responsibility for all operations in a region that grew from 14 hotels to 26 hotels. Prior to

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

April 1991, he served in various capacities with Holiday Inns, Inc., including serving as general manager of various hotels and as a Regional Director of Operations.

     June H. McCutchen (age 44). Ms. McCutchen joined FelCor in October 1995 as Vice President, Director of Design and Construction, and was named Senior Vice President, Director of Design and Construction in 1998. Prior to her engagement by FelCor, she was an Account Executive for Hospitality Restoration & Builders, Inc. From 1992 to 1994 she was Project Manager for American General Hospitality, Inc. where she managed all capital improvement work for more than 35 properties. Prior to 1992, Ms. McCutchen was Project Manager for Hilton Hotels, Inc. from 1987 to 1992, and prior to 1987, she served as design coordinator and purchasing manager for Embassy Suites, Inc.

     Larry J. Mundy (age 50). Mr. Mundy joined FelCor in January 1998 and is the Senior Vice President, Director of Administration and Business Initiatives. From 1995 until he joined FelCor, he was Vice President of Franchise Development for Motel 6. From 1987 to 1995, he was Vice President of Development in the South/Southeast for Hilton Hotels and prior to 1987 he served as corporate counsel for Residence Inns and Embassy Suites.

     Andrew J. Welch (age 38). Mr. Welch joined FelCor in July 1998 and is the Company's Vice President and Treasurer. Prior to joining FelCor, Mr. Welch had served as Vice President and Treasurer of Bristol Hotel Company from August 1997. Prior to joining Bristol, Mr. Welch was responsible for originating investment banking and corporate banking business for Bank of America, N.A., from October 1991 to August 1997, Citibank, N.A., from January 1990 to October 1991, and NationsBank, N.A., from May 1984 to January 1990.

     Lester C. Johnson (age 48). Mr. Johnson joined FelCor in September 1995 as its Vice President and Controller. Prior to joining FelCor, Mr. Johnson held various positions with Integra -- A Hotel and Restaurant Company and Show Biz Pizza Time, Inc. (now CEC Entertainment, Inc.) from 1981 to 1995. He served as the Vice President and Controller of Integra from 1991 to 1995.

     In addition to the executive officers, Hervey A. Feldman, the founding Chairman of the Board of FelCor, serves as the Chairman Emeritus of FelCor, a position he has held since his retirement from the board of directors in July 1998. In his capacity as Chairman Emeritus, Mr. Feldman is an honorary non-voting member of the board of directors who is entitled to attend meetings of the board, although his presence or absence from a meeting is not considered for purposes of determining a quorum of the board of directors. We expect that Mr. Feldman will be available from time to time to consult with the board of directors and senior management on significant strategic and other corporate matters. Mr. Feldman spent over 25 years in the hotel industry, including serving in various management positions with Embassy Suites, Inc., Brock Hotel Corporation, Holiday Inns, Inc. and Brock Residence Inns, Inc.

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

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows how much FelCor common stock, Series A preferred stock and Series B preferred stock was beneficially owned on August 31, 2000, by certain executive officers, each director and all directors and those executive officers as a group. Unless otherwise indicated, each person owns directly the shares shown after his name in the following table.

                                                              AMOUNT AND                   AMOUNT AND
                                   AMOUNT AND                  NATURE OF                    NATURE OF
                                   NATURE OF                  BENEFICIAL                   BENEFICIAL
                                   BENEFICIAL    PERCENT     OWNERSHIP OF     PERCENT     OWNERSHIP OF     PERCENT
NAME OF                           OWNERSHIP OF      OF         SERIES A          OF         SERIES B          OF
BENEFICIAL OWNER                  COMMON STOCK   CLASS(1)   PREFERRED STOCK   CLASS(1)   PREFERRED STOCK   CLASS(1)
----------------                  ------------   --------   ---------------   --------   ---------------   --------
Melinda J. Bush.................        1,000(2)      *               0           *               0            *
Thomas J. Corcoran, Jr. ........      772,379(3)    1.3%          3,000           *             800            *
Richard S. Ellwood..............       14,300(4)      *               0           *               0            *
Richard O. Jacobson.............       42,058         *               0           *               0            *
Charles A. Ledsinger, Jr. ......        3,975         *               0           *               0            *
Robert H. Lutz, Jr. ............       26,614(5)      *               0           *               0            *
Charles N. Mathewson............    1,351,993(6)    2.5%        170,000(15)     2.8%         71,600(15)      1.2%
Thomas A. McChristy.............      144,973(7)      *               0           *               0            *
Donald J. McNamara..............    9,639,178(8)   17.7%              0           *               0            *
Richard C. North................            0         *               0           *               0            *
Michael D. Rose.................       68,425(9)      *               0           *          10,000(16)        *
Jack Eslick.....................       71,268(10)     *               0           *               0            *
Lawrence D. Robinson............      138,032(11)     *               0           *           1,267(17)        *
William P. Stadler..............       68,090(12)     *             100           *               0            *
June H. McCutchen...............       50,860(13)     *               0           *               0            *
All executive officers and
  directors as a group (18
  persons)......................   12,260,524(14)   22.5%       173,100         2.9%         82,067          1.4%

------------

  *  Represents less than 1% of the outstanding shares of such class.

 (1) Based upon 54,393,790 shares of common stock, 6,030,600 shares of Series A preferred stock and 5,750,000 Depository Shares representing 57,500 shares of Series B preferred stock outstanding as of August 31, 2000.

 (2) Represents shares owned by her IRA.

 (3) Includes 294,915 shares that FelCor, Inc. has the right to receive upon redemption of FelCor LP Units. Mr. Corcoran is a 50% shareholder and director of FelCor, Inc. and may be deemed to beneficially own all of the units owned by FelCor, Inc. Also includes (1) an aggregate of 63,600 shares issued pursuant to stock grants (9,000 in February 1995, 9,000 in December 1995, 15,000 in February 1997 and 30,600 in April 2000), which vest over a five-year period from the date of grant at 20% annually and of which 25,200 shares are fully vested, (2) 364,257 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days, (3) 2,325 shares issuable upon conversion of 3,000 shares of Series A preferred stock, (4) 4,285 shares owned by his children, (5) 100 shares owned by his spouse, (6) 500 shares owned by Corcoran Investments, L.L.C., a limited liability company wholly-owned by him, and (7) 1,995 shares owned by his IRA.

 (4) Includes (1) 3,000 shares held by trusts of which Mr. Ellwood is a beneficiary and trustee and (2) 1,500 shares held by R. S. Ellwood & Co., Inc., of which Mr. Ellwood is the sole shareholder.

 (5) Includes (1) 15,414 shares issuable pursuant to currently exercisable stock options, and (2) 2,500 shares owned by Mr. Lutz's spouse.

 (6) Includes 540,009 shares representing Mr. Mathewson's pro rata interest in partnerships having the right to receive common stock upon redemption of FelCor LP units. Also includes 131,784 shares issuable upon conversion of 170,000 shares of Series A preferred stock held by the Charles N. Mathewson Trust.

 (7) Includes (1) 101,503 shares held by the T. A. McChristy Living Trust, (2) 4,200 shares held by his spouse's trust, (3) 1,800 shares held by his spouse's IRA, and (4) 3,000 shares held by his IRA.

 (8) Includes 9,630,878 shares held by United/Harvey Investor I, L.P.; United/Harvey Investors II, L.P.; United/ Harvey Investors III, L.P.; United/Harvey Investors IV, L.P.; and United/Harvey Investors V, L.P. ("Partnerships"). Mr. McNamara is the sole shareholder and director of Hampstead Associates, Inc., which is the managing general partner of HH GenPar Partners. HH GenPar Partners is the managing general partner of

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

     Hampstead GenPar, L.P., which is the general partner of each of the Partnerships. Mr. McNamara disclaims beneficial ownership of the shares held by the Partnerships, except to the extent of his pecuniary interest therein.

 (9) Includes (1) 21,600 shares owned by a trust of which Mr Rose is the trustee, (2) 43,275 shares owned by a corporation controlled by Mr. Rose,
     (3) 750 shares owned by Mr. Rose's spouse, and (4) 2,800 shares credited to his account in the FelCor Deferred Compensation Plan.

(10) Includes (1) 44,768 shares issuable pursuant to currently exercisable stock options and (2) 25,500 issued pursuant to stock grants which vest over a five-year period from the date of grant at 20% annually and of which 2,000 shares are fully vested.

(11) Includes (1) 38,000 shares issued pursuant to stock grants, which shares vest over a five-year period from the date of grant at 20% annually, of which 11,100 shares are fully vested, (2) 95,744 shares issuable pursuant to stock options exercisable within 60 days, (3) 2,288 shares held by his IRA, and (4) 2,000 shares credited to his account in the FelCor Deferred Compensation Plan.

(12) Includes (1) 26,000 shares issued pursuant to stock grants, which shares vest over a five-year period from the date of grant at 20% annually, of which 2,500 shares are fully vested, (2) 42,013 shares issuable pursuant to stock options exercisable within 60 days, and (3) 77 shares issuable upon conversion of 100 shares of Series A preferred stock.

(13) Includes (1) 23,500 shares issued pursuant to a stock grant which vests over a five-year period from the date of grant at 20% annually, none of which shares are currently vested and (2) 27,360 shares issuable pursuant to stock options exercisable within 60 days.

(14) See notes 2 through 11.

(15) Represents shares held by the Charles N. Mathewson Trust.

(16) Represents shares owned by a corporation controlled by Mr. Rose.

(17) Represents shares owned by his IRA.

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

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We leased all but two of the 188 hotels owned at August 31, 2000 directly to, or to subsidiaries of, either DJONT (86 hotels) or Bristol (100 hotels) under Percentage Leases. Hervey A. Feldman and Thomas J. Corcoran, Jr. own all of the voting common equity interests (50% common equity interest) in, and serve as officers and managers of, DJONT. The remaining 50% non-voting common equity interest in DJONT is owned by entities owned by the children of Charles N. Mathewson. Bristol is a subsidiary of Bass plc. Subsidiaries of Bass plc own FelCor common stock and FelCor units aggregating approximately 15.5% of the outstanding common stock and units of the Company. Richard C. North, a director of FelCor, is the Group Finance Director of Bass plc.

     On July 21, 2000, FelCor's independent directors approved the acquisition of 100% of DJONT effective January 1, 2001. The purchase price is expected to be approximately 417,000 FelCor LP units (currently valued at $9.3 million based upon the $22.375 closing share price on August 31, 2000). No binding agreements have been entered into for this acquisition and we cannot assure you that we will successfully complete this transaction.

THE PERCENTAGE LEASES

     The Percentage Leases generally have initial terms of five to 15 years and provide for the payment by the lessees to the FelCor subsidiary that owns the property a minimum base rent or, if greater, rent measured as a percentage of room or suite revenue and certain other hotel revenues. The lessees are entitled to all profits from the operation of the hotels leased by them, after the payment of rent and the operating, management and certain other expenses of the hotels. During 1999, lease rent earned from DJONT was approximately $256.1 million and lease rent earned from Bristol was approximately $234.8 million. For the six months ended June 30, 2000, lease rent earned from DJONT was approximately $142.7 million and lease rent earned from Bristol was approximately $119.2 million.

SHARING OF OFFICES AND EMPLOYEES

     FelCor shares its executive offices and certain employees with DJONT and another entity controlled by Messrs. Feldman and Corcoran, and each company bears its share of the costs thereof, including an allocated portion of the rent, salaries of certain personnel (other than Mr. Corcoran), office supplies, telephones and depreciation of office furniture, fixtures and equipment. The allocation of shared expenses to FelCor must be approved by a majority of the independent directors of FelCor. During 1999 and the six months ended June 30, 2000, FelCor paid approximately $5.9 million and $3.3 million, respectively (approximately 89.5% of all allocable expenses) under this arrangement. Mr. Corcoran's salary is paid solely by FelCor, and he receives no salary from either of the other entities. Mr. Corcoran is the President, Chief Executive Officer and a director of FelCor and also serves as a director (or manager) and the President of each of such other entities.

EMPLOYMENT ARRANGEMENTS

     We have entered into an employment agreement with Mr. Corcoran that expires on December 31, 2000, and automatically renews for successive one-year terms unless otherwise terminated. Under this agreement, Mr. Corcoran serves as the President and Chief Executive Officer of FelCor. The agreement provides for a salary of not less than $120,000 per year and a comprehensive medical plan for Mr. Corcoran and his dependents. None of the other officers of FelCor has an employment agreement.

     FelCor has entered into change in control and severance agreements with each of its executive officers and certain other key employees. Each of these agreements expires on December 31, 2000, and automatically renews for successive one-year terms unless otherwise
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

terminated. Under the agreements, each covered employee agrees to remain in the employ of FelCor until the earlier of one year following the "potential change in control" or six months following an actual "change in control." "Change in control" is defined to include (1) the acquisition of 35% or more of FelCor's voting stock by any person or group, (2) a change in a majority of the board of directors not approved by existing directors, (3) a merger in which existing shareholders of FelCor would own less than 65% of the surviving corporation's voting stock (but excluding transactions which are the functional equivalent of an asset acquisition by FelCor and in which there is no change in its senior management), and (4) the adoption of a plan for the liquidation, sale or other disposition (excluding leases in the ordinary course of business) of all or substantially all of FelCor's assets.

     Following a "change in control," if a covered employee's employment is terminated by FelCor other than for disability, retirement, or "cause" (or by the employee for "good reason"), then the employee will be entitled to (1) the immediate vesting of all stock options, awards of restricted stock and other benefits previously awarded or credited to his account and (2) a lump sum severance payment of between 0.5 and 2.99 times the employee's average total annual compensation over the past three years. FelCor will be required to "gross-up" the severance payment to cover excise taxes on the benefits, thereby providing such benefits to the employee on a net basis, after payment of any such excise taxes.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     Our debt consists primarily of the Old Notes, the existing 7 3/8% and 7 5/8% senior notes due 2004 and 2007, amounts borrowed under our line of credit, and nonrecourse mortgage debt. As of June 30, 2000, after giving effect to the private offering of the Old Notes and the application of the net proceeds, and share repurchases through August 31, 2000, our total consolidated debt would have been approximately $1.9 billion, including the following:

     - $400 million under the Old Notes,

     - $300 million under the existing 7 3/8% and 7 5/8% senior notes,

     - $406 million under our line of credit,

     - $789 million under nonrecourse mortgage and lease debt, and

     - $11 million under other debt.

     Line of Credit. On August 1, 2000, we entered into an amended and restated credit agreement, pursuant to which we reduced our line of credit to $600 million. The Chase Manhattan Bank serves as administrative agent under the line of credit. The line of credit has a term of three years ending August 1, 2003, provided that the maturity date may be extended to March 31, 2004, subject to certain conditions. The line of credit is guaranteed by certain of our subsidiaries, which are also guarantors of the existing 7 3/8% and 7 5/8% senior notes and the Old Notes, and which will be guarantors of the New Notes.

     Borrowings under the line of credit bear interest, at our option,

     - at a base rate ("Base Rate") equal to the higher of the base rate announced from time to time by The Chase Manhattan Bank or 0.5% plus the Federal funds rate, in either case plus an applicable margin of 0% to 1.000%, or

     - at a Eurodollar rate ("Eurodollar Rate") based upon the 1, 2, 3, 6, 9 or 12-month LIBOR plus an applicable margin of 0.875% to 2.500%.

The applicable margin varies depending upon our long-term senior unsecured actual debt rating or leverage ratio. At August 31, 2000, the margin was 0.30% in the case of Base Rate borrowings and 2.00% in the case of Eurodollar Rate borrowings. At August 31, 2000, borrowings outstanding under our line of credit aggregated $410 million and bore interest at a weighted average interest rate of 8.62% per annum.

     Our line of credit requires FelCor and FelCor LP to comply with certain financial tests and to maintain certain financial ratios. We must maintain: (1) a ratio of Unencumbered NOI to Unsecured Interest Expense for the four most recent quarters of not less than 2.25 to 1.0; (2) a ratio of Adjusted EBITDA to Fixed Charges for the four most recent quarters of not less than 1.75 to 1.0; and (3) Tangible Net Worth of not less than the sum of (a) $1.5 billion plus (b) 50% of the aggregate net proceeds received by us after June 30, 2000 in connection with any offering of stock or stock equivalents. We must ensure that at the end of each fiscal quarter at least 50% of the aggregate Adjusted NOI generated by all hotels during the preceding four fiscal quarters shall be generated by hotels wholly owned or leased by us or our wholly owned subsidiaries; provided that, for hotels owned or leased for less than four fiscal quarters only the Adjusted NOI generated by such hotels since the date of acquisition of such hotel shall be included in calculating such aggregate Adjusted NOI. In addition, we shall not, during each fiscal quarter on a consolidated basis permit (a) Total Indebtedness to exceed 55% of Total Value or
(b) Total Secured Indebtedness to exceed 25% of Total Value or (c) Recourse Secured Indebtedness to exceed the lesser of 7.5% of Total Value and $200 million.

     For purposes of the financial covenants in our line of credit, the following terms have the definitions set forth below:

     "Adjusted EBITDA" means, for any person, EBITDA less the aggregate FF&E Reserves for such period in respect of each hotel owned or leased by such person and its subsidiaries.

     "Adjusted NOI" means, with respect to any hotel, for any period, the net operating income for such hotel for such period less the FF&E Reserve for such hotel.

     "EBITDA" means, for any person for any period, the net income (loss) for such period plus (a) the sum of the following amounts: (1) depreciation expense,
(2) amortization expense and other non-cash charges, (3) interest expense, (4) income tax expense, (5) extraordinary losses (and other losses on certain asset sales not otherwise included in extraordinary losses determined on a consolidated basis in accordance with GAAP) and (6) minority interests attributable to FelCor LP's partnership units, less (b) the sum of the following amounts: (1) extraordinary gains (and in the case of FelCor and FelCor LP, other gains on certain asset sales not otherwise included in extraordinary gains), (2) the applicable share of net income (loss) of such person's unconsolidated entities and (3) cash payments made with respect to any non-cash charge that was added back to net operating income to determine EBITDA for any prior period; plus (c) such person's pro rata share of EBITDA of such person's unconsolidated entities, but excluding dividends on qualified preferred stock).

     "FF&E Reserve" means, for any person (or with respect to any hotel) for any period, a reserve equal to 4% of room or suite revenues from any hotel owned by such person for such period plus for any person, such person's pro rata share of any FF&E Reserve for any hotel owned by such person's unconsolidated entities.

     "Fixed Charges" means, for any person for any period, (a) Gross Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments on the Total Indebtedness of such person (excluding optional prepayments and scheduled principal payments in respect of any such Total Indebtedness which is payable in a single installment at final maturity) required to be made during such period, plus (c) dividends required to be paid by such person (and its consolidated subsidiaries) in connection with preferred stock issued by such person (including such person's pro rata share of dividends required to be paid by such person's unconsolidated entities but excluding dividends on qualified preferred stock).

     "Gross Interest Expense" means, for any person for any period, the sum of
(a) the total interest expense in respect of all Indebtedness (excluding all contingent obligations) of such person and its subsidiaries for such period determined on a consolidated basis in conformity with GAAP, plus capitalized interest of such person and its subsidiaries plus (b) such person's pro rata share of Gross Interest Expense of such person's unconsolidated entities.

     "Indebtedness" of any person means, without duplication, the principal amount of (1) all indebtedness of such person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (2) all obligations of such person evidenced by notes, bonds, debentures or similar instruments, (3) all indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, (4) all capitalized lease obligations of such person,
(5) all contingent obligations of such person, (6) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any stock or stock equivalents of such person, valued, in the case of mandatorily redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (7) all Indebtedness referred to in clauses (1), (2), (3), (4), (5) or (6) above secured by any lien upon or in property owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness and (8) all liabilities of such person under Title IV of ERISA.

     "Recourse Secured Indebtedness" of any person means the sum of the following: (A) all Indebtedness of such person and its subsidiaries determined on a consolidated basis in conformity with GAAP which (x) is secured by a lien and (y) recourse for payment is not limited to the specific assets encumbered by such lien (provided that certain recourse liability that is limited to (1) any subsidiary or unconsolidated entity of FelCor or FelCor LP formed specifically for the limited purpose of owning the assets which secure the Indebtedness which do not exceed 65% of the value of the assets owned by such subsidiary or unconsolidated entity or (2) certain customary exclusions from non-recourse provisions in non-recourse financings of real estate, shall not cause such Indebtedness to be characterized as Recourse Secured Indebtedness), plus (B) such person's pro rata share of Recourse Secured Indebtedness of such person's unconsolidated entities.

     "Tangible Net Worth" means, with respect to FelCor or FelCor LP at any date, (a) the sum of (1) the total shareholders' equity of FelCor and (2) the book value of all partnership interests in FelCor LP owned by persons other than FelCor; minus (b) the sum of all intangible assets of FelCor, each as shown on the consolidated balance sheet of FelCor as of such date.

     "Total Indebtedness" of any person means the sum of the following (without duplication): (a) all Indebtedness of such person and its subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) such person's pro rata share of Indebtedness of such person's unconsolidated entities.

     "Total Secured Indebtedness" of any person means any Total Indebtedness of such person for which the obligations thereunder are secured by a pledge of or other encumbrance (other than a permitted lien) on any assets of such person or its subsidiaries or unconsolidated entities.

     "Total Value" means the sum of: (A) for hotels owned or leased (including newly acquired hotels and hotels to be immediately acquired using the proceeds of any loans under our credit facilities) other than hotels described in clause B below, Adjusted NOI on a consolidated basis from such hotels for the preceding four fiscal quarters divided by ten percent; plus (B) for hotels owned or leased
(x) for less than four fiscal quarters and for which FelCor or FelCor LP (or any subsidiary or unconsolidated entity) does not have, or is not able to reasonably obtain, trailing four quarter audited financial information or (y) which FelCor or FelCor LP has designated as a refurbishment hotel, in each such case, generally 95% of FelCor's or FelCor LP's investment in such hotel; plus (C) the sum of $15,000,000, being the agreed aggregate sum of FelCor and FelCor LP's investment at cost in certain properties; plus (D) unencumbered cash or cash equivalents held by FelCor or FelCor LP and their subsidiaries (determined on a consolidated basis in accordance with GAAP); plus FelCor's or FelCor LP's pro rata share of unencumbered cash or cash equivalent held by their unconsolidated entities; all as subject to adjustment in certain limited cases.

     "Unencumbered NOI" means Adjusted NOI from each hotel that is not encumbered in any way, provided, that only FelCor's or FelCor LP's pro rata interest in a hotel owned by a joint venture shall be included in Unencumbered NOI and in no event shall more than 25% of Unencumbered NOI be attributable to unencumbered leased hotels.

     "Unsecured Interest Expense" means, for any person for any period, the greater of (1) the sum of (a) the total interest expense in respect of all Unsecured Indebtedness of such person (excluding up to $3 million of certain non-cash amortization expense) and its subsidiaries for such period determined on a consolidated basis in conformity with GAAP, plus capitalized interest of such person and its subsidiaries in respect of unsecured Indebtedness, plus (b) such person's pro rata share of Unsecured Interest Expense of such person's unconsoli-dated entities and (2) 7.5% of the sum of (a) the average outstanding balance of all unsecured Indebtedness of such person and its subsidiaries for such period determined on a consolidated basis in conformity with GAAP, plus (b) such person's pro rata share of Unsecured Indebtedness of such person's unconsolidated entities for such period.

     Failure to satisfy any of the financial covenants would constitute an Event of Default, notwithstanding our ability to meet our debt service obligations. An Event of Default also includes without limitation, a cross-default to other indebtedness, bankruptcy and a change of control.

     In addition to the financial covenants, our line of credit includes certain other affirmative and negative covenants, including: (a) a requirement that substantially all hotels that are leased or owned by FelCor or FelCor LP be (1) leased to an operating lessee pursuant to an operating lease, (2) managed pursuant to a management agreement and (3) operated pursuant to and with the benefit of a license; (b) a restriction on the creation or acquisition of any direct or indirect wholly owned subsidiary, other than certain specified special purpose and other subsidiaries, (1) having assets with a value in excess of 2% of Total Value unless such subsidiary becomes a guarantor under our credit facilities, and (2) having assets with a value less than 2% of Total Value unless the organizational documents of such subsidiary provide for certain limitations on its ability to incur debt; (c) restrictions on the declaration or payment of dividends or other distribution of assets, properties, cash, rights, obligations or securities in respect of any stock or stock equivalents; (d) restrictions on the sale of assets or merger of the Company or its subsidiaries and (e) restrictions on construction of new hotels or investments in budget hotels.

     Existing Senior Notes. In October 1997, we issued $175,000,000 aggregate principal amount of 7 3/8% senior notes due 2004 and $125,000,000 aggregate principal amount of 7 5/8% senior notes due 2007. The existing senior notes were issued under an indenture containing covenants and other terms and conditions substantially similar to those governing the Old Notes; however, the indenture governing the Old Notes contains additional restrictions upon the redemption of the Notes and the repurchase of capital stock. See "Description of the Notes and Guarantees."

     Interest Rate Swaps. To manage the relative mix of its debt between fixed and variable rate instruments, the Company has entered into interest rate swap agreements with six financial institutions. These interest rate swap agreements modify a portion of the interest characteristics of the Company's outstanding debt under its line of credit and a term loan that was repaid from the proceeds of the private offering of the Old Notes, without an exchange of the underlying principal amount and effectively convert variable rate debt to a fixed rate. The fixed rates to be paid, the effective fixed rate, and the variable rate to be received by the Company at June 30, 2000, are summarized in the following table:

                                                                 EFFECTIVE
                                                                 SWAP RATE
                                                                 RECEIVED
                                    SWAP RATE     EFFECTIVE    (VARIABLE) AT     SWAP
NOTIONAL AMOUNT                    PAID (FIXED)   FIXED RATE      6/30/00      MATURITY
---------------                    ------------   ----------   -------------   ---------
$ 25 million....................      5.5575%       7.1825%       8.2663%      July 2001
  25 million....................      5.5480        7.1730        8.2663       July 2001
  75 million....................      5.5550        7.1800        8.2663       July 2001
 100 million....................      5.7955        8.5455        9.3913       July 2003
  25 million....................      5.8260        8.5760        9.3913       July 2003
------------
$250 million
============

     The differences to be paid or received by the Company under the terms of the interest rate swap agreements are accrued as interest rates change and recognized as an adjustment to interest expense by the Company, pursuant to the terms of its interest rate agreement, and will have a corresponding effect on its future cash flows. Agreements such as these contain a credit risk in that the counterparties may be unable to meet the terms of the agreement. The Company minimizes that risk by evaluating the creditworthiness of its counterparties, who are limited to major banks and financial institutions, and does not anticipate nonperformance by the counterparties.

                  DESCRIPTION OF THE NEW NOTES AND GUARANTEES

     The Old Notes were, and the New Notes will be, issued by FelCor LP under the Indenture dated September 15, 2000 (the "Indenture") among itself, FelCor, the Subsidiary Guarantors and SunTrust Bank, as trustee (the "Trustee"). The terms of the Old Notes and the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The New Notes are substantially identical to the terms and provisions of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The term "Notes" refers to both the Old Notes and the New Notes.

     The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. Because this is a summary, we urge you to read the Indenture and the relevant portions of the Trust Indenture Act because they, and not this description, define your rights as holders of the Notes. We have filed copies of the Indenture as an exhibit to the registration statement which includes this prospectus.

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." For purposes of this section only, references to FelCor LP and FelCor do not include their respective subsidiaries.

GENERAL

     The Notes will be in the aggregate principal amount of $400 million and will be unsecured senior obligations of FelCor LP. The Notes will mature on September 15, 2008. The Notes will initially bear yearly interest at 9 1/2% from September 15, 2000 or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the March 1 or the September 1, immediately preceding the interest payment date on March 15 and September 15 of each year, commencing March 15, 2001. Notwithstanding anything to the contrary contained herein, upon the occurrence of, and during the continuance of, a Ratings Downgrade, the Notes will bear yearly interest at the rate set forth in the immediately preceding sentence plus 0.5%.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of FelCor LP in the Borough of Manhattan, the City of New York, which initially will be the corporate trust office of the trustee c/o Harris Trust of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005, as agent for the trustee; provided that, at the option of FelCor LP, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register for the Notes.

     The Old Notes have been, and the New Notes will be, issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple. See "-- Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but FelCor LP may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

     Subject to the covenants described below under "Covenants" and applicable law, FelCor LP may issue additional Notes under the Indenture. The Notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture.

GUARANTEES AND SUBSIDIARY GUARANTORS

     The Old Notes are, and the New Notes will be, guaranteed on an unsecured senior basis by FelCor and the Subsidiary Guarantors. At present, the Subsidiary Guarantors consist of FelCor/ CSS Hotels, L.L.C., FelCor/LAX Hotels, L.L.C., FelCor Eight Hotels, L.L.C., FelCor/CSS Holdings, L.P., FelCor/St. Paul Holdings, L.P., FelCor/LAX Holdings, L.P., FelCor Hotel Asset Company, L.L.C., FelCor Nevada Holdings L.L.C., FHAC Nevada Holdings, L.L.C., FHAC Texas Holdings, L.P., FelCor Omaha Hotel Company, L.L.C., FelCor Country Villa Hotel, L.L.C., FelCor Moline Hotel, L.L.C., and FelCor Canada Co., each of which is a guarantor with respect to the Line of Credit and the existing 7 3/8% and 7 5/8% senior notes. The guarantees are unconditional regardless of the enforceability of the Notes and the Indenture.

     FelCor currently conducts no other business and has no significant assets other than its general partner interest and an indirect limited partner interest in FelCor LP. The four Subsidiary Guarantors that are limited partnerships own directly an aggregate of 27 of the hotels and own general partner interests in a partnership that owns directly one additional hotel in which FelCor and FelCor LP have an interest. Four of the Subsidiary Guarantors that are limited liability companies directly own an aggregate of 59 of the hotels and own direct or indirect membership interests in other entities that own an aggregate of 27 of the hotels, including 12 hotels that are owned directly by a limited partnership that is a Subsidiary Guarantor and six hotels that are owned directly by FelCor Canada Co., another Subsidiary Guarantor. None of the remaining five Subsidiary Guarantors directly owns any hotel properties or engages in any business other than the ownership of partnership and membership interests in other entities. FelCor LP and certain of the Subsidiary Guarantors own additional subsidiaries, none of which is material to FelCor LP.

     Each future Restricted Subsidiary that subsequently guarantees Indebtedness of FelCor LP or FelCor that ranks equally with or subordinate in right of payment to the Notes will be required to execute a Subsidiary Guarantee. See "Limitation on Issuances of Guarantees by Restricted Subsidiaries."

OPTIONAL REDEMPTION

     Optional Redemption. Except as described below, FelCor LP will not have the right to redeem any Notes prior to September 15, 2004. The Notes will be redeemable at the option of FelCor LP, in whole or in part, at any time, and from time to time, on and after September 15, 2004, upon not less than 30 days' nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing September 15 of the years indicated below, in each case together with accrued and unpaid interest thereon to the redemption date:

                                                          REDEMPTION
YEAR                                                        PRICE
----                                                      ----------
2004...................................................    104.750
2005...................................................    103.167
2006...................................................    101.583
2007 and thereafter....................................    100.000%

     Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to September 15, 2003, FelCor LP may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 109.5% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

          (1) at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after such redemption; and

          (2) FelCor LP makes such redemption not more than 90 days after the consummation of any such Equity Offering.

     "Equity Offering" means a public or private offering of Capital Stock (other than Disqualified Stock) of FelCor or FelCor LP; provided that, the proceeds received by FelCor or FelCor LP directly or indirectly from such offering are not less than $50 million.

SELECTION AND NOTICE OF REDEMPTION

     In the event that FelCor LP chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the trustee either:

          (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

          (2) on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

     No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Unless FelCor LP defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

SINKING FUND

     There will be no sinking fund payments for the Notes.

REGISTRATION RIGHTS

     FelCor LP and FelCor have agreed with the initial purchasers of the Old Notes, for the benefit of the holders, that FelCor LP and FelCor will use their best efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered exchange offer to exchange the Old Notes for an issue of notes that will be senior notes of FelCor LP ("Exchange Notes") with terms identical to the notes tendered, including the guarantee by FelCor and the Subsidiary Guarantors, except that the Exchange Notes will not have legends restricting transfer. When the SEC declares the registration statement relating to the exchange offer effective, FelCor LP will offer the Exchange Notes in return for surrender of the Old Notes. The exchange offer will remain open for at least 20 business days after the date notice of the exchange offer is mailed to the holders. For each Old Note surrendered to FelCor LP under the exchange offer, the holder will receive an Exchange Note of equal principal amount. Interest on each Exchange Note accrues from the last interest payment date on which interest was paid on the Old Notes surrendered or, if no interest has been paid on the Old Notes, from the closing date for the private offering. In the event that applicable interpretations of the SEC staff do not permit FelCor LP and FelCor to effect the exchange offer, or under certain other circumstances, FelCor LP and FelCor will, at their cost, use their best efforts to cause a shelf registration statement with respect to resales of the Notes to become effective and to keep such shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or until an earlier date when all of the Notes have been sold under the shelf registration statement. FelCor LP and FelCor shall, in the event of a shelf registration, provide each holder copies of the prospectus, notify each holder when the shelf registration statement for the Notes has become effective and take other actions that are required to permit resales of the Notes. A holder that sells its Notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by those provisions of the registration rights agreement that are applicable to that holder, including certain indemnification obligations.

     Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that, with the exceptions set forth below, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act, or a broker-dealer who purchased Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of business of the Holder and the Holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." Broker-dealers who acquired Old Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the Exchange Offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the Old Notes.

     If the exchange offer is not consummated and a shelf registration statement is not declared effective by the SEC on or prior to March 14, 2001, the annual interest rate borne by the Notes will be increased by 0.5% until the exchange offer is consummated or the SEC declares the shelf registration statement effective.

     If FelCor LP and FelCor effect the exchange offer, FelCor LP and FelCor will be entitled to close the exchange offer 20 business days after its commencement; provided that FelCor LP has accepted all Old Notes validly tendered in accordance with the terms of the exchange offer. Notes not tendered in the exchange offer will bear interest at the rate set forth on the cover page of this prospectus and will be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in "Transfer Restrictions."

     This description of some of the provisions of the registration rights agreement is a summary only. We urge you to read the registration rights agreement because it defines your rights regarding registration of the Notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

RANKING

     The Notes will be unsecured senior obligations of FelCor LP, and will rank equally in right of payment with other unsecured Senior Indebtedness of FelCor LP. The Notes will be effectively subordinated to all of our and our consolidated Subsidiaries' secured Indebtedness and to all other Indebtedness of the non-guarantor Subsidiaries. After giving effect to the private offering of the Old Notes and the application of the net proceeds, our secured Indebtedness will include only mortgage and capitalized lease debt. As of June 30, 2000, after giving effect to the private offering of the Old Notes and the application of the net proceeds, and share repurchases through August 31, 2000, we and our consolidated Subsidiaries would have had approximately $789 million of mortgage and capitalized lease debt, which is effectively senior to the Notes to the extent of the value of the underlying assets.

     As of June 30, 2000 our non-guarantor Subsidiaries had no other
Indebtedness.

CERTAIN DEFINITIONS

     Set forth below are definitions of certain terms contained in the Indenture that are used in this description. Please refer to the Indenture for the definition of other capitalized terms used in this description that are not defined below.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of FelCor, FelCor LP and their respective Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP plus the minority interest in FelCor LP, if applicable; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

          (1) the net income of any Person, other than FelCor LP, FelCor or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to FelCor LP, FelCor or any of their respective Restricted Subsidiaries by such Person during such period;

          (2) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          (3) any after-tax gains or losses attributable to Asset Sales;

          (4) for so long as the Notes are not rated Investment Grade, any amount paid or accrued as dividends on Preferred Stock of FelCor LP, FelCor or any Restricted Subsidiary owned by Persons other than FelCor or FelCor LP and any of their respective Restricted Subsidiaries; and

          (5) all extraordinary gains and extraordinary losses.

     "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of FelCor LP, FelCor and their respective Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting from the total amount of assets:

          (1) all current liabilities of FelCor LP, FelCor and their respective Restricted Subsidiaries, excluding intercompany items, and

          (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on the most recent quarterly or annual consolidated balance sheet of FelCor LP or FelCor and their respective Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant.

     "Adjusted Total Assets" means, for any Person, the sum of:

          (1) Total Assets for such Person as of the end of the calendar quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of FelCor LP or FelCor and their respective Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant, and

          (2) any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Acquisition" means:

          (1) an investment by FelCor LP or FelCor or any of their respective Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with FelCor LP or FelCor or any of their respective Restricted Subsidiaries; provided that such Person's primary business is related, ancillary, incidental or complementary to the businesses of FelCor LP or FelCor or any of their respective Restricted Subsidiaries on the date of such investment; or

          (2) an acquisition by FelCor LP or FelCor or any of their respective Restricted Subsidiaries from any other Person that constitutes substantially all of a division or line of business, or one or more hotel properties, of such Person; provided that the property and assets acquired are related, ancillary, incidental or complementary to the businesses of FelCor LP or FelCor or any of their respective Restricted Subsidiaries on the date of such acquisition.

     "Asset Disposition" means the sale or other disposition by FelCor LP or FelCor or any of their respective Restricted Subsidiaries, other than to FelCor LP, FelCor or another Restricted Subsidiary, of:

          (1) all or substantially all of the Capital Stock of any Restricted Subsidiary, or

          (2) all or substantially all of the assets that constitute a division or line of business, or one or more hotel properties, of FelCor LP or FelCor or any of their respective Restricted Subsidiaries.

     "Asset Sale" means any sale, transfer or other disposition, including by way of merger, consolidation or sale-leaseback transaction, in one transaction or a series of related transactions by FelCor LP or FelCor or any of their Restricted Subsidiaries to any Person other than FelCor LP or FelCor or any of their respective Restricted Subsidiaries of:

          (1) all or any of the Capital Stock of any Restricted Subsidiary other than sales permitted under clause (4) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant described below,

          (2) all or substantially all of the property and assets of an operating unit or business of FelCor LP or FelCor or any of their respective Restricted Subsidiaries, or

          (3) any other property and assets of FelCor LP or FelCor or any of their respective Restricted Subsidiaries outside the ordinary course of business of FelCor LP or FelCor or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of FelCor LP and FelCor;

provided that "Asset Sale" shall not include:

     - sales or other dispositions of inventory, receivables an other current assets,

     - sales, transfers or other dispositions of assets with a fair market value not in excess of $1 million in any transaction or series of related transactions, or

     - sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy the second bullet of clause
       (1) of the second paragraph of the "Limitation on Asset Sales" covenant.

     "Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing:

          (1) the sum of the products of:

              - the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

              - the amount of such principal payment, by

          (2) the sum of all such principal payments.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock, Preferred Stock and Units.

     "Capitalized Lease" means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

     "Change of Control" means such time as:

          (1) a "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934 (the "Exchange Act")), becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of FelCor or, other than by FelCor, of FelCor LP on a fully diluted basis; or

          (2) individuals who on the Closing Date constitute the Board of Directors (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by FelCor's shareholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

     "Closing Date" means September 15, 2000, the date on which the Notes were first issued.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

          (1) Consolidated Interest Expense,

          (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),

          (3) depreciation expense,

          (4) amortization expense, and

          (5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for FelCor LP, FelCor and their respective Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to:

     - the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by

     - the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by FelCor LP or FelCor or any of their respective Restricted Subsidiaries.

     "Consolidated Interest Expense" means, for any period, without duplication, the aggregate amount of interest expense in respect of Indebtedness during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP including, without limitation:

     - amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

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     - all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers' acceptance financing;

     - the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of FelCor LP, FelCor or any of their respective Restricted Subsidiaries; and

     - all but the principal component of rentals in respect of capitalized lease obligations paid, accrued or scheduled to be paid or to be accrued by FelCor LP, FelCor and their respective Restricted Subsidiaries;

excluding (A) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof) and (B) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes or paid in connection with any other Indebtedness outstanding on June 30, 2000, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

          (1) required to be redeemed prior to the Stated Maturity of the Notes,

          (2) redeemable at the option of the holder of such class or series of Capital Stock, other than Units, at any time prior to the Stated Maturity of the Notes, or

          (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to FelCor LP's repurchase of the Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

     "DJONT" means DJONT Operations, L.L.C., a Delaware limited liability company.

     "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

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     "Funds From Operations" for any period means the consolidated net income of
FelCor LP, FelCor and their respective Restricted Subsidiaries for such period in conformity with GAAP excluding gains or losses from debt restructurings which would be extraordinary items in accordance with GAAP and sales of depreciable operating property, plus depreciation of real property (including furniture and equipment) and after adjustments for unconsolidated partnerships and joint ventures plus the minority interest in FelCor LP, if applicable; provided that for purposes of the payment of any dividend or distribution by FelCor LP or FelCor, "Funds From Operations" shall be equal to $80 million plus the amount thereof computed for the period commencing with the first day of the fiscal quarter in which the Closing Date occurs and ending on the last day of the last fiscal quarter preceding the payment of such dividend or distribution.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to:

     - the amortization of any expenses incurred in connection with the offering of the Notes, and

     - except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "Government Securities" means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise), or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantors" means FelCor and the Subsidiary Guarantors, collectively.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of
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Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

          (1) all indebtedness of such Person for borrowed money,

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement),

          (4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables,

          (5) all Capitalized Lease Obligations,

          (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness,

          (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, and

          (8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

     - the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP, and

     - Indebtedness shall not include any liability for federal state, local or other taxes.

     "Interest Coverage Ratio" means, on any Transaction Date, the ratio of:

     - the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to the "SEC Reports and Reports to Holders" covenant ("Four Quarter Period") to

     - the aggregate Consolidated Interest Expense during such Four Quarter Period.

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     In making the foregoing calculation,

          (1) pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period ("Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of FelCor LP or FelCor, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

          (2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

          (3) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period but subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

          (4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into FelCor LP or FelCor or any of their respective Restricted Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period; provided that to the extent that clause (3) or (4) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more hotel properties, of the Person that is acquired or disposed of to the extent that such financial information is available.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of FelCor LP, FelCor and their respective Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or

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services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

          (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, and

          (2) the fair market value of the Capital Stock (or any other Investment), held by FelCor LP or FelCor or any of their respective Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant;

provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below:

     - "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to FelCor LP or FelCor or any of their respective Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary,

     - the fair market value of the assets (net of liabilities (other than liabilities to FelCor LP or FelCor or any of their respective Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments, and

     - any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     "Investment Grade" means a rating of the Notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, in each case, such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the Notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by FelCor LP and FelCor, notice of which shall be given to the Trustee.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Line of Credit" means the credit facility established pursuant to the Fifth Amended and Restated Credit Agreement dated as of August 1, 2000 among FelCor LP, FelCor, the lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, Chase Securities, Inc., as Joint Lead Arranger, Joint Book Manager and Syndication Agent, Bankers Trust Company, as Joint Lead Arranger, Joint Book Manager and Documentation Agent, Bank of America, N.A., as Documentation Agent, and Wells Fargo Bank, National Association, as Co-Documentation Agent, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time; provided that, with respect to an agreement providing for the refinancing of Indebtedness under the Line of Credit, such agreement shall be the Line of Credit

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under the Indenture only if a notice to that effect is delivered by FelCor LP and FelCor to the trustee.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means:

          (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to FelCor LP or FelCor or any of their respective Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

        - brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

        - provisions for all taxes actually paid or payable as a result of such Asset Sale by FelCor LP, FelCor and their respective Restricted Subsidiaries, taken as a whole,

        - payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, and

        - amounts reserved by FelCor LP, FelCor and their respective Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP, and

          (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to FelCor LP or FelCor or any of their respective Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

     "Offer to Purchase" means an offer to purchase Notes by FelCor LP, from the holders commenced by mailing a notice to the trustee and each holder stating:

          (1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) ("Payment Date");

          (3) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (4) that, unless FelCor LP defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

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          (5) that holders electing to have a Note purchased pursuant to the
     Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (6) that holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased; and

          (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

On the Payment Date, FelCor LP shall

     - accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; and

     - deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted;

     - and shall promptly thereafter deliver, or cause to be delivered, to the trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by FelCor LP.

     The Paying Agent shall promptly mail to the holders of Notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. FelCor LP will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. FelCor LP will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that FelCor LP is required to repurchase Notes pursuant to an Offer to Purchase.

     "Permitted Investment" means:

          (1) an Investment in FelCor LP or FelCor or any of their Restricted Subsidiaries or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, FelCor LP or FelCor or any of their Restricted Subsidiaries; provided that such person's primary business is related, ancillary, incidental or complementary to the businesses of FelCor LP or FelCor or any of their respective Restricted Subsidiaries on the date of such Investment;

          (2) Temporary Cash Investments;

          (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; and

          (4) stock, obligations or securities received in satisfaction of judgments.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) that
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

have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

     "Ratings Downgrade" means a rating of the Notes (1) by S&P and Moody's lower than, in the case of S&P, BB- and, in the case of Moody's, Ba3; provided in each case such ratings are publicly available or (2) by S&P or Moody's lower than, in the case of S&P, BB- or, in the case of Moody's, Ba3; provided that in any such case such rating is the only rating publicly available.

     "Restricted Subsidiary" means any Subsidiary of FelCor LP or FelCor other than an Unrestricted Subsidiary.

     "Secured Indebtedness" means any Indebtedness secured by a Lien upon the property of FelCor LP or FelCor or any of their respective Restricted Subsidiaries, other than Indebtedness secured by a Stock Pledge to the extent such Indebtedness does not exceed 50% of Adjusted Total Assets.

     "Senior Indebtedness" means the following obligations of FelCor LP or FelCor or any of their respective Restricted Subsidiaries, whether outstanding on the Closing Date or thereafter Incurred:

          (1) all Indebtedness and all other monetary obligations (including expenses fees and other monetary obligations) of FelCor LP and FelCor under the Line of Credit;

          (2) all Indebtedness and all other monetary obligations of FelCor LP or FelCor or any of their respective Restricted Subsidiaries (other than the Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued is expressly subordinated in right of payment to the Notes; and

          (3) Subsidiary Debt.

     Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of FelCor LP and FelCor and their respective Restricted Subsidiaries at the rate provided for the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under bankruptcy law.

     "Significant Subsidiary" means, at any determination date, any Restricted Subsidiary that, together with its Subsidiaries:

          (1) for the most recent fiscal year of FelCor LP and FelCor, accounted for more than 10% of the consolidated revenues of FelCor LP, FelCor and their respective Restricted Subsidiaries, or

          (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of FelCor LP, FelCor and their respective Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements thereof for such fiscal year.

     "S&P" means Standard & Poor's Ratings Services and its successors.

     "Stated Maturity" means:

          (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and

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          (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Stock Pledge" means a first priority security interest in the equity interests of subsidiaries of FelCor and/or FelCor LP.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

     "Subsidiary Debt" means all unsecured Indebtedness of which a Restricted Subsidiary is the primary obligor.

     "Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of the Notes by such Subsidiary Guarantor. The Subsidiary Guarantee will be an unsecured senior obligation of each Subsidiary Guarantor and will be unconditional regardless of the enforceability of the Notes and the Indenture. Notwithstanding the foregoing, each Subsidiary Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of FelCor LP or FelCor, of all of the Capital Stock owned by FelCor LP, FelCor and their respective Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not then prohibited by the Indenture).

     "Subsidiary Guarantor" means each of the following:

          (1) FelCor/CSS Hotels, L.L.C., a Delaware limited liability company;

          (2) FelCor/LAX Hotels, L.L.C., a Delaware limited liability company;

          (3) FelCor/CSS Holdings, L.P., a Delaware limited partnership;

          (4) FelCor/St. Paul Holdings, L.P., a Delaware limited partnership;

          (5) FelCor/LAX Holdings, L.P., a Delaware limited partnership;

          (6) FelCor Eight Hotels, L.L.C., a Delaware limited liability company;

          (7) FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company;

          (8) FelCor Nevada Holdings L.L.C., a Nevada limited liability company;

          (9) FHAC Nevada Holdings, L.L.C., a Nevada limited liability company;

          (10) FHAC Texas Holdings, L.P., a Texas limited partnership;

          (11) FelCor Omaha Hotel Company, L.L.C., a Delaware limited liability company;

          (12) FelCor Country Villa Hotel, L.L.C., a Delaware limited liability company;

          (13) FelCor Moline Hotel, L.L.C., a Delaware limited liability company;

          (14) FelCor Canada Co., a Nova Scotia unlimited liability company; and

          (15) each other Restricted Subsidiary that executes a Subsidiary Guarantee in compliance with the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant below.

     "Temporary Cash Investment" means any of the following:

          (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof,

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

          (2) time deposits accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

          (4) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of FelCor LP or FelCor) organized and in existence under the laws of the United States of America, any state of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and

          (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

     "Total Assets" means the sum of:

          (1) Undepreciated Real Estate Assets, and

          (2) all other assets of FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP (but excluding intangibles and accounts receivables).

     "Total Unencumbered Assets" as of any date means the sum of:

          (1) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness, and

          (2) all other assets (but excluding intangibles and accounts receivable) of FelCor LP, FelCor and their respective Restricted Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means, with the respect to the Incurrence of any Indebtedness by FelCor LP or FelCor or any of their respective Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to FelCor LP or FelCor or any of their respective Restricted Subsidiaries plus capital improvements) of real estate assets of FelCor LP, FelCor and their Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

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     "Units" means the limited partnership units of FelCor LP, that by their terms are redeemable at the option of the holder thereof and that, if so redeemed, at the election of FelCor are redeemable for cash or Common Stock of FelCor.

     "Unrestricted Subsidiary" means

          (1) any Subsidiary of FelCor LP or FelCor that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of FelCor LP or FelCor) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, FelCor LP or FelCor or any of their respective Restricted Subsidiaries; provided that:

     - any Guarantee by FelCor LP or FelCor or any of their respective Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by FelCor LP or FelCor or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

     - either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below; and

     - if applicable, the Incurrence of Indebtedness and the Investment referred to in the first bullet of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

     - no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

     - all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Unsecured Indebtedness" means any Indebtedness of FelCor LP or FelCor or any of their respective Restricted Subsidiaries that is not Secured Indebtedness.

     "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

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COVENANTS

     The Indenture contains, among others, the following covenants, provided that the Indenture will provide that the "Limitation on Liens," the "Limitation on Sale-Leaseback Transactions," the "Limitation on Restricted Payments," the "Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries," the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries," the "Limitation on Issuances of Guarantees by Restricted Subsidiaries," and the "Limitation on Transactions with Affiliates" covenants will not be applicable in the event, and only for so long as, the Notes are rated Investment Grade and no Default or Event of Default has occurred and is continuing.

  Limitation on Indebtedness

     (1) Neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of Adjusted Total Assets.

     (2) Neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Subsidiary Debt or Secured Indebtedness, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis is greater than 45% of Adjusted Total Assets.

     (3) Neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, Incur any Indebtedness (other than the existing 7 3/8% and 7 5/8% senior notes, the Subsidiary Guarantees relating to the existing 7 3/8% and 7 5/8% senior notes and other Indebtedness existing on the Closing Date); provided that FelCor LP or FelCor or any of their respective Restricted Subsidiaries may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis would be greater than 2.0 to 1.

     (4) Notwithstanding paragraphs (1), (2) or (3), FelCor LP or FelCor or any of their respective Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

          (A) Indebtedness outstanding under the Line of Credit at any time in an aggregate principal amount not to exceed $700 million less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below;

          (B) Indebtedness owed to:

        - FelCor LP or FelCor evidenced by an unsubordinated promissory note, or

        - to any Restricted Subsidiary;

provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to FelCor LP or FelCor or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

          (C) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, outstanding Indebtedness (other than Indebtedness Incurred under

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

     clause (A), (B), (D) or (F) of this paragraph (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that ranks equally with or subordinate in right of payment to, the Notes shall only be permitted under this clause (C) if:

        - in case the Notes are refinanced in part or the Indebtedness to be refinanced ranks equally with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, ranks equally with or is expressly made subordinate in right of payment to the remaining Notes,

        - in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes, and

        - such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and

provided further that in no event may Indebtedness of FelCor LP or FelCor that ranks equally with or subordinate in right of payment to the Notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (C);

          (D) Indebtedness:

        - in respect of performance, surety or appeal bonds provided in the ordinary course of business,

        - under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect FelCor LP or FelCor or any of their respective Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and
          (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and

        - arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of FelCor LP or FelCor or any of their respective Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis in connection with such disposition;

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

          (E) Indebtedness of FelCor LP or FelCor, to the extent the net proceeds thereof are promptly:

        - used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control, or

        - deposited to defease the Notes as described below under "Defeasance;"
          or

          (F) Guarantees of the Notes and the existing 7 7/8% and 7 5/8% notes and Guarantees of Indebtedness of FelCor LP or FelCor by any of their respective Restricted Subsidiaries provided the guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described below.

    (5) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that FelCor LP or FelCor or any of their respective Restricted Subsidiaries may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

    (6) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant,

     - Indebtedness Incurred under the Line of Credit on or prior to the Closing Date shall be treated as Incurred pursuant to clause (A) of paragraph (4) of this "Limitation on Indebtedness" covenant,

     - Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, and

     - any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness.

For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in second bullet in this paragraph (6), each of FelCor LP and FelCor, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that FelCor LP and FelCor must classify such item of Indebtedness in an identical fashion.

  Maintenance of Total Unencumbered Assets

     FelCor LP, FelCor and their respective Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis.

  Limitation on Liens

     Neither FelCor LP nor FelCor shall secure any Indebtedness under the Line of Credit by a Lien unless contemporaneously therewith effective provision is made to secure the notes equally and ratably with the Indebtedness under the Line of Credit for so long as the Indebtedness under the Line of Credit is secured by such Lien.

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

  Limitation on Sale-Leaseback Transactions

     Neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby any of them sells or transfers such assets or properties and then or thereafter leases such assets or properties or any substantial part thereof.

     The foregoing restriction does not apply to any sale-leaseback transaction if:

          (1) the lease is for a period, including renewal rights, of not in excess of three years;

          (2) the lease secures or relates to industrial revenue or pollution control bonds;

          (3) the transaction is solely between FelCor LP or FelCor and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or

          (4) FelCor LP or FelCor or any of their respective Restricted Subsidiaries, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (1) or (2) of the second paragraph of the "Limitation on Asset Sales" covenant described below.

  Limitation on Restricted Payments

     Neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than FelCor LP or FelCor or any of their respective Restricted Subsidiaries, other than:

        - dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock, and

        - pro rata dividends or distributions on Common Stock of FelCor LP or any Restricted Subsidiary held by minority stockholders;

          (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of:

        - FelCor LP, FelCor or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than FelCor LP or FelCor or any of their respective Restricted Subsidiaries unless in connection with such purchase the Unrestricted Subsidiary is designated as a Restricted Subsidiary, or

        - a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by an Affiliate of FelCor LP or FelCor (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of FelCor LP or FelCor;

          (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of FelCor LP or FelCor that is subordinated in right of payment to the Notes; or

          (4) make an Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being

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

     collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

             (A) a Default or Event of Default shall have occurred and be continuing,

             (B) FelCor LP or FelCor could not Incur at least $1.00 of Indebtedness under the paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant, or

             (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

           - 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by FelCor LP or FelCor or any of their respective Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Closing Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to the "SEC Reports and Reports to Holders" covenant, plus

           - the aggregate Net Cash Proceeds received by FelCor LP or FelCor after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of FelCor LP or FelCor, including an issuance or sale permitted by the Indenture of Indebtedness of FelCor LP or FelCor for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of FelCor LP or FelCor, or from the issuance to a Person who is not a Subsidiary of FelCor LP or FelCor of any options, warrants or other rights to acquire Capital Stock of FelCor LP or FelCor (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus

           - an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to FelCor LP or FelCor or any of their respective Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments") not to exceed, in each case, the amount of Investments previously made by FelCor LP, FelCor and their respective Restricted Subsidiaries in such Person or Unrestricted Subsidiary, plus

           - the purchase price of noncash tangible assets acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock) of FelCor LP or FelCor subsequent to the Closing Date.

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

Notwithstanding the foregoing, FelCor LP or FelCor may declare or pay any dividend or make any distribution that is necessary to maintain FelCor's status as a REIT under the Code if:

     - the aggregate principal amount of all outstanding Indebtedness of FelCor LP or FelCor on a consolidated basis at such time is less than 60% of Adjusted Total Assets, and

     - no Default or Event of Default shall have occurred and be continuing.

The foregoing provisions shall not be violated by reason of:

          (1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

          (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (C) of paragraph (4) of the "Limitation on Indebtedness" covenant;

          (3) the repurchase, redemption or other acquisition of Capital Stock of FelCor LP or FelCor or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of Capital Stock (other than Disqualified Stock) of FelCor LP or FelCor (or options, warrants or other rights to acquire such Capital Stock);

          (4) the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of FelCor LP or FelCor which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent issuance of, shares of the Capital Stock (other than Disqualified Stock) of FelCor LP or FelCor (or options, warrants or other rights to acquire such Capital Stock);

          (5) payments or distributions, to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of FelCor LP or FelCor;

          (6) Investments in any Person or Persons in an aggregate amount not to exceed $150 million; or

          (7) Restricted Payments in an aggregate amount not to exceed $200 million, provided that at the time of, and after giving effect to, the proposed Restricted Payment FelCor LP and FelCor could have incurred at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant;

        provided that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to this paragraph (other than the Restricted Payment referred to in clause (2) of this paragraph, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) of this paragraph, an Investment referred to in clause (6) of this paragraph or a Restricted Payment referred to in clause (7) of this paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and
(4), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

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

     Notwithstanding anything to the contrary contained in this "Limitation on Restricted Payments" covenant, except in the case of clauses (3) and (5) of the immediately preceding paragraph, in no case shall FelCor LP, FelCor or any of their respective Restricted Subsidiaries, directly or indirectly, purchase, redeem or otherwise acquire any Capital Stock unless at the time of, and after giving effect to, such proposed Restricted Payment, the ratio of Indebtedness to Consolidated EBITDA of FelCor LP, FelCor and their respective Restricted Subsidiaries on a consolidated basis would be equal to or less than 4.85 to 1.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     Neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

     - pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by FelCor LP or FelCor or any of their respective Restricted Subsidiaries,

     - pay any Indebtedness owed to FelCor LP, FelCor or any other Restricted Subsidiary,

     - make loans or advances to FelCor LP, FelCor or any other Restricted Subsidiary, or

     - transfer its property or assets to FelCor LP, FelCor or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

          (1) existing on the Closing Date in the Indenture, the Line of Credit and any other agreement in effect on the Closing Date to the extent listed on a schedule to the Indenture, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (2) existing under or by reason of applicable law;

          (3) existing with respect to any Person or the property or assets of such Person acquired by FelCor LP, FelCor or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

          (4) in the case of the last bullet in the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant:

        - that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

        - existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of FelCor LP, FelCor or any Restricted Subsidiary not otherwise prohibited by the Indenture, or

        - arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of FelCor LP, FelCor or any Restricted Subsidiary in any manner material to FelCor LP, FelCor and their respective Restricted Subsidiaries taken as a whole;
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          (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

          (6) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

        - the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

        - the encumbrance or restriction is not material more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined by FelCor LP and FelCor), and

        - each of FelCor LP and FelCor determines that an such encumbrance or restriction will not materially affect such Persons' ability to make principal or interest payments on the Notes.

     Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent FelCor LP, FelCor or any Restricted Subsidiary from:

     - creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant, or

     - restricting the sale or other disposition of property or assets of FelCor LP or FelCor or any of their respective Restricted Subsidiaries that secure Indebtedness of FelCor LP, FelCor or any of their respective Restricted Subsidiaries.

  Limitation on the Issuance and Sale of Capital Stock of Restricted
  Subsidiaries

     Neither FelCor LP nor FelCor will sell, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

          (1) to FelCor LP, FelCor or a Wholly Owned Restricted Subsidiary;

          (2) issuances of director's qualifying shares or sales to individuals of shares of Restricted Subsidiaries, to the extent required by applicable law or to the extent necessary to obtain local liquor licenses;

          (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale, or

          (4) sales of not greater than 20% of the Capital Stock of a newly-created Restricted Subsidiary made in connection with, or in contemplation of, the acquisition or development by such Restricted Subsidiary of one or more properties to any Person that is, or is an Affiliate of, the entity that provides, franchise management or other services, as the case may be, to one or more properties owned by such Restricted Subsidiary.

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  Limitation on Issuances of Guarantees by Restricted Subsidiaries

     Neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of FelCor LP or FelCor which ranks equally with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless:

          (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary, and

          (2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against FelCor LP, FelCor or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness:

     - ranks equally with the Notes, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guarantee, or

     - is subordinate to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

          (1) any sale, exchange or transfer, to any Person not an Affiliate of FelCor LP or FelCor, of all of Capital Stock held by FelCor LP, FelCor and their respective Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), or

          (2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

  Limitation on Transactions with Affiliates

     Neither FelCor LP nor FelCor will, and neither FelCor LP nor FelCor will permit any of their respective Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of FelCor LP or FelCor or with any Affiliate of FelCor LP or FelCor or any of their respective Restricted Subsidiaries, except upon fair and reasonable terms no less favorable to FelCor LP, FelCor or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     The foregoing limitation does not limit, and shall not apply to:

          (1) transactions (A) approved by a majority of the independent directors of FelCor or (B) for which FelCor LP, FelCor or any Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking firm stating that the
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     transaction is fair to FelCor LP, FelCor or such Restricted Subsidiary from a financial point of view;

          (2) any transaction solely between FelCor LP or FelCor and any of their respective Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

          (3) the payment of reasonable and customary fees and expenses to directors of FelCor who are not employees of FelCor;

          (4) any payments or other transactions pursuant to any tax-sharing agreement between FelCor LP or FelCor and any other Person with which FelCor LP or FelCor files a consolidated tax return or with which FelCor LP or FelCor is part of a consolidated group for tax purposes; or

          (5) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant.

     Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Affiliates" covenant and not covered by (2) through (5) of the immediately foregoing paragraph,

     - the aggregate amount of which exceeds $2 million in value or relates to the leasing of one or more hotel properties to DJONT, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above, and

     - the aggregate amount of which exceeds $5 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

  Limitation on Asset Sales

     Neither FelCor LP nor FelCor will, and neither FelCor LP or FelCor will permit any of their respective Restricted Subsidiaries to, consummate any Asset Sale, unless:

          (1) the consideration received by FelCor LP, FelCor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of, and

          (2) at least 75% of the consideration received consists of cash or Temporary Cash Investments; provided, with respect to the sale of one or more hotel properties that up to 75% of the consideration may consist of indebtedness of the purchaser of such hotel properties; provided, further, that such indebtedness is secured by a first priority Lien on the hotel property or properties sold.

     In the event and to the extent that the Net Cash Proceeds received by FelCor LP, FelCor or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of FelCor LP, FelCor and their respective Restricted Subsidiaries has been filed with the SEC or provided to the Trustee pursuant to the "SEC Reports and Reports to Holders" covenant), then FelCor LP or FelCor shall or shall cause the relevant Restricted Subsidiary to:

          (1) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets:

        - apply an amount equal to such excess Net Cash Proceeds to permanently reduce Senior Indebtedness of FelCor LP, FelCor, or any Restricted Subsidiary or Indebted-

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          ness of any other Restricted Subsidiary, in each case owing to a
          Person other than FelCor LP, FelCor or any of their respective Restricted Subsidiaries, or

        - invest an equal amount, or the amount not so applied pursuant to the foregoing bullet (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Restricted Subsidiary having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, FelCor LP or FelCor or any of their respective Restricted Subsidiaries existing on the date of such investment, and

          (2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

     The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause
(1) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, FelCor LP must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the Payment Date.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

     FelCor LP must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued interest (if any) to the Payment Date.

     There can be no assurance that FelCor LP will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of FelCor LP or FelCor that might be outstanding at the time). The above covenant requiring FelCor LP to repurchase the Notes will, unless consents are obtained, require FelCor LP to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

SEC REPORTS AND REPORTS TO HOLDERS

     Whether or not FelCor LP or FelCor is then required to file reports with the SEC, FelCor LP and FelCor shall file with the SEC all such reports and other information as they would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if they were subject thereto; provided that, if filing such documents by FelCor LP or FelCor with the SEC is not permitted under the Exchange Act, FelCor LP or FelCor shall provide such documents to the trustee and upon written request supply copies of such documents to any prospective holder; provided, further, that if the rules and regulations of the SEC permit FelCor LP and FelCor to file combined reports or information pursuant to the Exchange Act, FelCor LP and FelCor may file combined reports and information. FelCor LP and FelCor shall supply the trustee and each holder or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information.

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EVENTS OF DEFAULT

     Events of Default under the Indenture include the following:

          (1) default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

          (2) default in the payment of interest on any Note when they are due and payable, and such default continues for a period of 30 days;

          (3) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of FelCor LP and FelCor or the failure by FelCor LP to make or consummate an Offer to Purchase in accordance with the "Limitations on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenants;

          (4) FelCor LP or FelCor defaults in the performance of or breaches any other covenant or agreement of FelCor LP or FelCor in the Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the Notes;

          (5) there occurs with respect to any issue or issues of Indebtedness of FelCor LP or FelCor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

        - an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or

        - the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (6) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

        - shall be rendered against FelCor LP or FelCor or any Significant Subsidiary and shall not be paid or discharged, and

        - and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (7) a court having jurisdiction in the premises enters a decree or order for:

        - relief in respect of FelCor LP or FelCor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

        - appointment of a receiver, liquidator, assignee custodian, trustee, sequestrator or similar official of FelCor LP or FelCor or any Significant Subsidiary or for all or substantially all of the property and assets of FelCor LP or FelCor or any Significant Subsidiary, or
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        - the winding up or liquidation of the affairs of FelCor LP or FelCor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (8) FelCor LP or FelCor or any Significant Subsidiary:

        - commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

        - consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of FelCor LP or FelCor or Significant Subsidiary or for all or substantially all of the property and assets of FelCor LP or FelCor or any Significant Subsidiary, or

        - effects any general assignment for the benefit of its creditors.

     If an Event of Default (other than an Event of Default specified in clause
(7) or (8) above that occurs with respect to FelCor LP or FelCor) occurs and is continuing under the Indenture, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to FelCor LP and FelCor (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by FelCor LP, FelCor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

     If an Event or Default specified in clause (7) or (8) above occurs with respect to FelCor LP or FelCor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding Notes by written notice to FelCor LP, FelCor and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

     - all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and

     - the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     As to the waiver of defaults, see "-- Modification and Waiver."

     The holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from

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holders of Notes. A holder may not pursue any remedy with respect to the
Indenture or the Notes unless:

          (1) the holder gives the trustee written notice of a continuing Event of Default;

          (2) the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the trustee to pursue the remedy;

          (3) such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

          (4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes do not give the trustee a direction that is inconsistent with the request.

     However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

     The Indenture requires certain officers of FelCor LP and FelCor to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of FelCor LP and FelCor and their respective Restricted Subsidiaries and of their performance under the Indenture and that FelCor LP and FelCor have fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. FelCor LP and FelCor will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Neither FelCor LP nor FelCor will merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into FelCor LP or FelCor unless:

          (1) FelCor LP or FelCor shall be the continuing Person, or the Person (if other than FelCor LP or FelCor) formed by such consolidation or into which FelCor LP or FelCor is merged or that acquired or leased such property and assets of FelCor LP or FelCor shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of FelCor LP or FelCor on the Notes and under the Indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction on a pro forma basis FelCor LP or FelCor, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant; provided that this clause (3) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving

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     Person or FelCor LP or FelCor) shall be issued or distributed to the holders of Capital Stock of FelCor LP or FelCor; and

          (4) FelCor LP or FelCor delivers to the trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that clause (3) above does not apply if, in the good faith determination of the Board of Directors of FelCor LP or FelCor, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of FelCor LP or FelCor; and provided, further, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

DEFEASANCE

     Defeasance and Discharge. The Indenture provides that FelCor LP, FelCor and the Subsidiary Guarantors will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes or any Subsidiary Guarantee on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other things: certain obligations to register the transfer or exchange of the Notes; to replace stolen, lost or mutilated Notes; to maintain paying agencies and to hold monies for payment in trust) if, among other things,

          (1) FelCor LP has deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes,

          (2) FelCor LP has delivered to the trustee:

             (A) either

           - an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of FelCor LP's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required, or

           - a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel, and

             (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

          (3) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or

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     instrument to which FelCor LP, FelCor or any of their respective Restricted
     Subsidiaries is a party or by which FelCor LP, FelCor or any of their respective Restricted Subsidiaries are bound, and

          (4) if at such time the Notes are listed on a national securities exchange, FelCor LP has delivered to the trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

     Defeasance of Certain Covenants and Certain Events of Default. The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to clause (3) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (3) under "Events of Default" with respect to such clause (3) under "Consolidation, Merger and Sale of Assets," clause (4) under "Events of Default" with respect to such other covenants and clauses (5) and (6) under "Events of Default" shall be deemed not to be Events of Default upon, among other things:

          (1) the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes,

          (2) the satisfaction of the provisions described in clauses (2)(B),
     (3) and (4) of the preceding paragraph titled "Defeasance and Discharge," and

          (3) the delivery by FelCor LP to the trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     Defeasance and Certain Other Events of Default. In the event FelCor LP exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, FelCor LP, FelCor and the Subsidiary Guarantors will remain liable for such payments.

MODIFICATION AND WAIVER

     Subject to certain limited exceptions, modifications and amendments of the Indenture may be made by FelCor LP, FelCor and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided that no such modification or amendment may, without the consent of each holder affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

          (2) reduce the principal amount of, or premium, if any, or interest on, any Note,

          (3) change the place of payment of principal of, or premium, if any, or interest on, any Note,

          (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

          (5) reduce the above-stated percentages of outstanding Notes the consent of whose holders is necessary to modify or amend the Indenture,

          (6) waive a default in the payment of principal of, premium, if any, or interest on the Notes,

          (7) voluntarily release a Guarantor of the Notes, or

          (8) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

NO PERSONAL LIABILITY OF INCORPORATORS, PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

     The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of FelCor LP or FelCor in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of FelCor LP, FelCor or the Subsidiary Guarantors or of any successor Person thereof. Each holder, by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

     The Indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the Indenture contain limitations on the rights of the trustee, should it become a creditor of FelCor LP or FelCor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

BOOK ENTRY; DELIVERY AND FORM

     The certificates representing the New Notes will be issued in fully registered form without interest coupons. Old Notes sold in reliance on Rule 144A are represented by the Global Old Notes. New Notes issued in exchange for the Global Old Notes will be issued in the form of one or more Global New Notes and will be deposited with the trustee as custodian for, and registered in the name of a nominee of, DTC.

     Old Notes originally purchased by or transferred to Institutional Accredited Investors who are not qualified institutional buyers ("Non-Global Purchasers") were in registered form without interest coupons and represented by the Certificated Old Notes. New Notes issued in exchange for the Certificated Old Notes will be issued in the form of one or more Certificated New Notes.

     Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Global Note directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

     Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither FelCor LP, FelCor, any Subsidiary Guarantor, the trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     FelCor LP expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. FelCor LP also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     FelCor LP expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which, in the case of a Global Old Note, may be legended with respect to the restrictions on transfer thereof.

     FelCor LP understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither FelCor LP, FelCor, any Subsidiary Guarantor, nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing its operations.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by FelCor LP within 90 days, FelCor LP will issue Certificated Notes, which, in the case of a Global Old Note, may bear a legend with respect to the restrictions on transfer thereof, in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which, in the case of a Global Old Note, may bear a legend with respect to the restrictions on transfer thereof, in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following general discussion summarizes the material United States federal income tax aspects of the exchange offer to holders of the Old Notes. This discussion is for general information only and does not consider all aspects of exchange offer that might impact owners of the Old Notes in light of such holder's personal circumstances. This discussion deals only with Old Notes held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (generally property held for investment and not for sale to customers in the ordinary course of a trade or business). This discussion also does not address the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities, or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the Old Notes as part of a "straddle", a "hedge" against currency risk or a "conversion transaction"; persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion does not address any of the United States federal income tax consequences of owning or disposing of New Notes, nor does it address any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

     This discussion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions and current administrative rulings and practice, all as in effect on the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect the tax consequences described below. The Company has not and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer which are different from those discussed herein.

     The exchange of Old Notes for New Notes pursuant to the exchange offer should not constitute a taxable exchange. As a result, a holder (1) should not recognize taxable gain or loss as a result of exchanging Old Notes for New Notes pursuant to the exchange offer, (2) the holding period of the New Notes should include the holding period of the Old Notes exchanged therefor and (3) the adjusted tax basis of the New Notes should be the same as the adjusted tax basis of the Old Notes exchanged therefore immediately before the exchange.

     THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS OF OLD NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED ABOVE IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, INCLUDING THE EFFECTS OF CHANGES IN SUCH LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for
use in connection with any such resale. In addition, until             , 2000,
all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sales of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the securities act.

     We have agreed to pay all expenses incident to our performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Old Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the Notes will be passed upon for FelCor and FelCor LP by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas. Certain legal matters relating to the offering are being passed upon for the initial purchasers by King & Spalding, Atlanta, Georgia. Jenkens & Gilchrist and King & Spalding will rely on the opinion of Miles & Stockbridge, a Professional Corporation, Baltimore, Maryland, with respect to all matters involving Maryland law.

                                    EXPERTS

     The consolidated financial statements of FelCor Lodging Limited Partnership as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this Prospectus; the consolidated financial statements of FelCor Lodging Trust Incorporated incorporated in this prospectus by reference to FelCor Lodging Trust Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999 and the financial statements of FelCor Lodging Trust Incorporated incorporated in this prospectus by reference to the Current Report on Form 8-K dated October 4, 2000; and the consolidated financial statements of DJONT Operations, L.L.C. incorporated in this prospectus by reference to the Annual Report on Form 10-K of FelCor Lodging Trust Incorporated for the year ended December 31, 1999 have been so included or incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                       FELCOR LODGING LIMITED PARTNERSHIP

                                                              PAGE
                                                              ----
Consolidated Balance Sheets -- June 30, 2000 (unaudited) and
  December 31, 1999.........................................   F-2
Consolidated Statements of Operations for the three and six
  months ended June 30, 2000 and 1999 (unaudited)...........   F-3
Consolidated Statements of Cash Flows for the six months
  ended June 30, 2000 and 1999 (unaudited)..................   F-4
Notes to Consolidated Financial Statements..................   F-5
Unaudited Pro Forma Financial Information:
  Pro Forma Consolidated Statements of Operations for the
     six months ended June 30, 2000, the twelve months ended
     June 30, 2000, and the year ended December 31, 1999....  F-15
  Notes to Pro Forma Consolidated Statements of
     Operations.............................................  F-19
  Pro Forma Consolidated Balance Sheet as of June 30,
     2000...................................................  F-20
  Notes to Pro Forma Consolidated Balance Sheet.............  F-22
Report of Independent Accountants...........................  F-23
Consolidated Balance Sheets -- December 31, 1999 and 1998...  F-24
Consolidated Statements of Operations for the years ended
  December 31, 1999, 1998 and 1997..........................  F-25
Consolidated Statements of Partners' Capital for the years
  ended December 31, 1999, 1998 and 1997....................  F-26
Consolidated Statements of Cash Flows for the years ended
  December 31, 1999, 1998 and 1997..........................  F-27
Notes to Consolidated Financial Statements..................  F-28

                FELCOR LODGING TRUST INCORPORATED
Consolidated Balance Sheets -- June 30, 2000 (unaudited) and
  December 31, 1999.........................................  F-51
Consolidated Statements of Operations for the three and six
  months ended June 30, 2000 and 1999 (unaudited)...........  F-52
Consolidated Statements of Cash Flows for the six months
  ended June 30, 2000 and 1999 (unaudited)..................  F-53
Notes to Consolidated Financial Statements..................  F-54
Unaudited Pro Forma Financial Information:
  Pro Forma Consolidated Statements of Operations for the
     six months ended June 30, 2000, the twelve months ended
     June 30, 2000, and the year ended December 31, 1999....  F-62
  Notes to Pro Forma Consolidated Statements of
     Operations.............................................  F-66
  Pro Forma Consolidated Balance Sheet as of June 30,
     2000...................................................  F-67
  Notes to Pro Forma Consolidated Balance Sheet.............  F-69

                       FELCOR LODGING LIMITED PARTNERSHIP

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               JUNE 30,      DECEMBER 31,
                                                                 2000            1999
                                                               --------      ------------
                                                              (UNAUDITED)
ASSETS

Investment in hotels, net of accumulated depreciation of
  $397,735 at June 30, 2000 and $330,555 at December 31,
  1999......................................................  $3,796,755      $4,035,344
Investment in unconsolidated entities.......................     133,038         136,718
Assets held for sale........................................     135,647
Cash and cash equivalents...................................      50,852          36,123
Due from Lessees............................................      28,598          18,394
Note receivable from unconsolidated entity..................       7,728           7,760
Deferred expenses, net of accumulated amortization of $6,874
  at June 30, 2000 and $4,491 at December 31, 1999..........      17,093          15,473
Other assets................................................       7,054           5,939
                                                              ----------      ----------
          Total assets......................................  $4,176,765      $4,255,751
                                                              ==========      ==========

                            LIABILITIES AND PARTNERS' CAPITAL

Debt, net of discount of $1,288 at June 30, 2000 and $1,401
  at December 31, 1999......................................  $1,882,743      $1,833,954
Distributions payable.......................................      35,237          39,657
Accrued expenses and other liabilities......................      73,335          65,480
Deferred rent...............................................      18,604
Minority interest in other partnerships.....................      50,710          51,671
                                                              ----------      ----------
          Total liabilities.................................   2,060,629       1,990,762
                                                              ----------      ----------
Commitments and contingencies (Notes 5 and 6)
Redeemable units at redemption value........................     151,948          52,338
Preferred units:
  Series A Cumulative Preferred Units, 6,031 and 6,050 units issued and outstanding at June 30, 2000 and December
     31, 1999, respectively.................................     150,765         151,250
  Series B Redeemable Preferred Units, 58 units issued and
     outstanding............................................     143,750         143,750
Partners' capital...........................................   1,669,673       1,917,651
                                                              ----------      ----------
          Total liabilities and partners' capital...........  $4,176,765      $4,255,751
                                                              ==========      ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR LODGING LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2000 AND 1999
               (UNAUDITED, IN THOUSANDS EXCEPT FOR PER UNIT DATA)

                                            THREE MONTHS ENDED     SIX MONTHS ENDED
                                                 JUNE 30,              JUNE 30,
                                            -------------------   -------------------
                                              2000       1999       2000       1999
                                            --------   --------   --------   --------
Revenues:
  Percentage lease revenue................  $133,286   $131,891   $256,335   $256,882
  Equity in income from unconsolidated
     entities.............................     3,769      2,591      5,648      3,837
  Other revenue...........................       810        705      2,687      1,385
                                            --------   --------   --------   --------
          Total revenues..................   137,865    135,187    264,670    262,104
                                            --------   --------   --------   --------
Expenses:
  Depreciation............................    41,080     37,737     81,480     74,162
  Reserve for assets held for sale........    63,000                63,000
  Interest expense........................    39,740     30,750     77,644     59,172
  Taxes, insurance, and other.............    17,234     15,425     35,877     32,372
  Land leases.............................     6,151      4,479     11,711      8,485
  General and administrative..............     2,713      2,509      6,112      4,753
  Minority interest in other
     partnerships.........................     1,125        833      2,093      1,639
                                            --------   --------   --------   --------
          Total expenses..................   171,043     91,733    277,917    180,583
                                            --------   --------   --------   --------
Net income (loss) before nonrecurring
  items...................................   (33,178)    43,454    (13,247)    81,521
Gain on sale of land......................       875                   875
Extraordinary charge from write off of
  deferred financing fees.................               (1,113)               (1,113)
                                            --------   --------   --------   --------
Net income (loss).........................   (32,303)    42,341    (12,372)    80,408
Preferred distributions...................     6,174      6,184     12,358     12,368
                                            --------   --------   --------   --------
Net income (loss) applicable to
  unitholders.............................  $(38,477)  $ 36,157   $(24,730)  $ 68,040
                                            ========   ========   ========   ========
Per unit data:
Basic:
  Net income (loss) applicable to
     unitholders..........................  $  (0.62)  $   0.51   $  (0.39)  $   0.96
                                            ========   ========   ========   ========
  Weighted average units outstanding......    62,312     71,000     63,066     70,998
                                            ========   ========   ========   ========
Diluted:
  Net income (loss) applicable to
     unitholders..........................  $  (0.62)  $   0.51   $  (0.39)  $   0.95
                                            ========   ========   ========   ========
  Weighted average units outstanding......    62,543     71,338     63,297     71,334
                                            ========   ========   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR LODGING LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                           (UNAUDITED, IN THOUSANDS)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
Cash flows from operating activities:
  Net income (loss).........................................   $ (12,372)     $  80,408
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................      81,480         74,162
     Gain on sale of land...................................        (875)
     Reserve for assets held for sale.......................      63,000
     Amortization of deferred financing fees................       2,383          1,303
     Accretion of debt......................................        (446)          (494)
     Amortization of unearned officers' and directors'
       compensation.........................................         472            350
     Equity in income from unconsolidated entities..........      (5,648)        (3,837)
     Extraordinary charge for write off of deferred
       financing fees.......................................                      1,113
     Minority interest in other partnerships................       2,093          1,639
  Changes in assets and liabilities:
     Due from Lessees.......................................     (10,204)       (13,356)
     Deferred expenses......................................      (4,003)        (5,538)
     Other assets...........................................      (1,251)        (1,140)
     Deferred rent..........................................      18,604
     Accrued expenses and other liabilities.................       5,510         15,343
                                                               ---------      ---------
          Net cash flow provided by operating activities....     138,743        149,953
                                                               ---------      ---------
Cash flows used in investing activities:
  Improvements and additions to hotels......................     (41,408)      (148,519)
  Acquisition of hotel assets...............................                    (10,802)
  Proceeds from sale of assets..............................       1,071         15,091
  Cash distributions from unconsolidated entities...........      11,708         13,297
                                                               ---------      ---------
          Net cash flow used in investing activities........     (28,629)      (130,933)
                                                               ---------      ---------
Cash flows from financing activities:
  Proceeds from borrowings..................................     500,892        744,000
  Repayment of borrowings...................................    (451,847)      (630,899)
  Purchase of treasury stock................................     (56,733)
  Buyback of assumed stock options..........................      (1,860)
  Other distributions.......................................      (3,054)
  Distributions paid to preferred unitholders...............     (12,368)       (13,619)
  Distributions paid to unitholders.........................     (70,415)      (102,625)
                                                               ---------      ---------
          Net cash flow used in financing activities........     (95,385)        (3,143)
                                                               ---------      ---------
Net change in cash and cash equivalents.....................      14,729         15,877
Cash and cash equivalents at beginning of periods...........      36,123         34,692
                                                               ---------      ---------
Cash and cash equivalents at end of periods.................   $  50,852      $  50,569
                                                               =========      =========
Supplemental cash flow information --
  Interest paid.............................................   $  73,259      $  55,549
                                                               =========      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR LODGING LIMITED PARTNERSHIP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     FelCor Lodging Limited Partnership and its subsidiaries (the "Company") at June 30, 2000, owned interests in 188 hotels with nearly 50,000 rooms and suites (collectively the "Hotels"). The sole general partner of the Company is FelCor Lodging Trust Incorporated ("FelCor"), one of the nation's largest hotel real estate investment trusts ("REIT"). At June 30, 2000 FelCor owned a greater than 88% equity interest in the Company. The Company owns 100% of the interest in 163 of the Hotels, a 90% or greater interest in entities owning seven hotels, a 60% interest in an entity owning two hotels and 50% interests in separate entities that own 16 hotels.

     The Company is the owner of the largest number of Embassy Suites(R), Crowne Plaza(R), Holiday Inn(R), and independently owned Doubletree(R) branded hotels in the world.

     At June 30, 2000, the Company leased 86 of the Hotels to DJONT Operations, L.L.C., a Delaware limited liability company, or a consolidated subsidiary thereof (collectively "DJONT"), and leased 100 of the Hotels to Bristol Hotels & Resorts, or a consolidated subsidiary thereof ("Bristol" and, together with DJONT, the "Lessees"). Two Hotels were operated without a lease.

     The following table provides a schedule of the Hotels, by brand, operated by each of the Company's Lessees at June 30, 2000:

                                                                  NOT OPERATED
BRAND                                           DJONT   BRISTOL   UNDER A LEASE   TOTAL
-----                                           -----   -------   -------------   -----
Embassy Suites................................   60                                 60
Holiday Inn...................................             43           1           44
Crowne Plaza and Crowne Plaza Suites(R).......             18                       18
Doubletree and Doubletree Guest Suites(R).....   14                                 14
Holiday Inn Select(R).........................             10                       10
Sheraton(R) and Sheraton Suites(R)............   10                                 10
Hampton Inn(R)................................              9                        9
Holiday Inn Express(R)........................              5                        5
Fairfield Inn(R)..............................              5                        5
Harvey Hotel(R)...............................              4                        4
Independents..................................              2           1            3
Courtyard by Marriott(R)......................              2                        2
Four Points by Sheraton(R)....................              1                        1
Hilton Suites(R)..............................    1                                  1
Homewood Suites(R)............................              1                        1
Westin(R).....................................    1                                  1
                                                 --       ---          --          ---
          Total Hotels........................   86       100           2          188
                                                 ==       ===          ==          ===

     The Hotels are located in the United States (35 states) and Canada, with a concentration in Texas (41 hotels), California (20 hotels), Florida (18 hotels) and Georgia (15 hotels).

     Thomas J. Corcoran, Jr., the President, Chief Executive Officer, and a Director of FelCor, and Hervey A. Feldman, Chairman Emeritus of FelCor, beneficially own a 50% voting common equity interest in DJONT. The remaining 50% nonvoting common equity interest is beneficially owned by the children of Charles N. Mathewson, a director of FelCor and major initial investor in the Company. At June 30, 2000, DJONT had entered into management agreements pursuant to which 72 of the Hotels leased by it were managed by subsidiaries of Hilton Hotels Corporation

                       FELCOR LODGING LIMITED PARTNERSHIP

("Hilton"), 11 were managed by subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. ("Starwood") and three were managed by two unrelated management companies.

     At June 30, 2000, Bristol, which became a subsidiary of Bass plc ("Bass") by virtue of the merger between Bristol and a subsidiary of Bass on March 31, 2000, leased and managed 100 Hotels and managed and operated one hotel, in which the Company owned a 50% interest, without a lease. Bass is one of the largest hotel operating companies in the world.

     Certain reclassifications have been made to prior period financial information to conform to the current period's presentation with no effect to previously reported net income or shareholder's equity.

     The financial information for the three and six months ended June 30, 2000 and 1999, is unaudited but includes all adjustments (consisting only of normal recurring accruals) which the Company considers necessary for a fair presentation of the results for the periods. The financial information should be read in conjunction with the consolidated financial statements for the year ended December 31, 1999, included herein. Operating results for the three and six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2000.

2. DEFERRED RENT

     Effective January 2000, Percentage Leases with regard to 68 of the Company's 188 hotels were changed to provide for the computation of rent on an annual, rather than quarterly basis. This should result in no change in annual Percentage Rent or cash flows. In accordance with Staff Accounting Bulletin No. 101 (SAB 101), this change requires that the Company defer Percentage Lease revenue until annual thresholds are exceeded. This deferred rent is expected to be fully earned and recognized as Percentage Lease Revenue by the end of 2000.

3. ASSETS HELD FOR SALE

     The Company has identified 25 hotels that it considers non-strategic and has announced its intention to sell such hotels within the next year. Three of the hotels are leased by DJONT and the other 22 are leased and managed by Bristol. The Company expects gross sales proceeds from these hotels to be approximately $150 million and net proceeds to be approximately $136 million. In connection with the decision to sell these hotels, the Company has recorded, at June 30, 2000, a one-time reserve of $63 million representing the difference between the net book value of these hotels and the estimated net proceeds. The results of operations associated with the assets held for sale, included in the Company's results of operations, for the six months ended June 30, 2000, is $6.1 million. The hotels were depreciated through June 30, 2000.

4. INVESTMENT IN UNCONSOLIDATED ENTITIES

     The Company owned 50% interests in separate entities owning 16 hotels at June 30, 2000, and 15 hotels at June 30, 1999, a parcel of undeveloped land, and a condominium management company. The Company also owned a 97% nonvoting interest in an entity that owns an annex to a hotel owned by the Company and holds a 50% interest in an entity that is developing condominiums for sale. The Company accounts for its investments in these unconsolidated entities under the equity method.

                       FELCOR LODGING LIMITED PARTNERSHIP

     Summarized unaudited combined financial information for 100% of these unconsolidated entities is as follows (in thousands):

                                                                  JUNE 30,
                                                             -------------------
                                                               2000       1999
                                                             --------   --------
Balance sheet information:
  Investment in hotels.....................................  $339,795   $269,123
  Non-recourse mortgage debt...............................  $265,874   $196,462
  Equity...................................................  $ 88,096   $ 93,524

                                                 THREE MONTHS ENDED    SIX MONTHS ENDED
                                                      JUNE 30,             JUNE 30,
                                                 -------------------   -----------------
                                                   2000       1999      2000      1999
                                                 --------   --------   -------   -------
Statements of Operations Information:
  Total revenues...............................  $21,245    $17,137    $39,173   $31,297
  Net income...................................  $ 8,715    $ 6,358    $13,649   $10,078
  Net income attributable to the Company.......  $ 4,304    $ 3,127    $ 6,719   $ 4,908
  Amortization of cost in excess of book
     value.....................................     (535)      (536)    (1,071)   (1,071)
                                                 -------    -------    -------   -------
  Equity in income from unconsolidated
     entities..................................  $ 3,769    $ 2,591    $ 5,648   $ 3,837
                                                 =======    =======    =======   =======

5. DEBT

     Debt at June 30, 2000, and December 31, 1999, consisted of the following (in thousands):

                                                                                        JUNE 30,    DECEMBER 31,
                                 COLLATERAL         INTEREST RATE      MATURITY DATE      2000          1999
                              ----------------   -------------------   -------------   ----------   ------------
Floating Rate Debt:
  Line of credit............        (a)             LIBOR + 163bp      June 2001       $  285,000    $  351,000
  Senior term loan..........        (a)             LIBOR + 275bp      March 2004         249,000       250,000
  Mortgage debt.............      3 hotels          LIBOR + 200bp      February 2003       62,239        62,553
  Other.....................  Uncollateralized   Up to LIBOR + 200bp   Various             11,032        32,282
                                                                                       ----------    ----------
        Total floating rate
          debt..............                                                              607,271       695,835
                                                                                       ----------    ----------
Fixed Rate Debt:
  Line of credit --
    swapped.................        (a)              7.17-7.56%        June 2001          125,000       313,000
  Publicly-traded term
    notes...................        (a)                 7.38%          October 2004       174,441       174,377
  Publicly-traded term
    notes...................        (a)                 7.63%          October 2007       124,271       124,221
  Mortgage debt.............     15 hotels              7.24%          November 2007      141,367       142,542
  Senior term loan --
    swapped.................        (a)                 8.56%          March 2004         125,000       125,000
  Mortgage debt.............      7 hotels              7.54%          April 2009          98,354        99,075
  Mortgage debt.............      6 hotels              7.55%          June 2009           73,946        74,483
  Mortgage debt.............      7 hotels              8.73%          May 2010           144,865
  Mortgage debt.............      8 hotels              8.70%          May 2010           185,762
  Other.....................     13 hotels           6.96%-7.23%       2000-2005           82,466        85,421
                                                                                       ----------    ----------
        Total fixed rate
          debt..............                                                            1,275,472     1,138,119
                                                                                       ----------    ----------
        Total debt..........                                                           $1,882,743    $1,833,954
                                                                                       ==========    ==========

------------

(a) Collateralized by stock and partnership interests in certain subsidiaries of FelCor.

                       FELCOR LODGING LIMITED PARTNERSHIP

     Thirty-day LIBOR at June 30, 2000, was 6.649%.

     A portion of the Company's Line of Credit and Senior Term Loan is matched with interest rate swap agreements which effectively convert the variable rate on the Line of Credit and Senior Term Loan to a fixed rate.

     The Line of Credit and the Senior Term Loan contain various affirmative and negative covenants including limitations on total indebtedness, total secured indebtedness, and cash distributions, as well as the obligation to maintain certain minimum tangible net worth and certain minimum interest and debt service coverage ratios. At June 30, 2000, the Company was not in default with respect to any such covenants.

     The Company's other borrowings contain affirmative and negative covenants that are generally equal to or less restrictive than the Line of Credit and Senior Term Loan. Most of the mortgage debt is non-recourse to the Company (with certain exceptions) and contains provisions allowing for the substitution of collateral upon satisfaction of certain conditions. Most of the mortgage debt is prepayable; subject, however, to various prepayment penalties, yield maintenance, or defeasance obligations.

     On April 26, 2000, the Company closed a 10-year, $145 million First Mortgage Term Loan, which is secured by seven Sheraton hotels and carries an 8.73% fixed interest rate. On May 2, 2000, the Company closed $186 million of 10-year, First Mortgage Term Loans which are secured by eight Embassy Suites hotels and carry an 8.70% fixed interest rate. The loans are non-recourse, mature in May 2010, and amortize over 25 years. The proceeds of these loans were used to reduce borrowings under the Company's $850 million Line of Credit.

6. COMMITMENTS AND RELATED PARTY TRANSACTIONS

     The Company is to receive rental income from the Lessees under the Percentage Leases which expire in 2003 (six hotels), 2004 (11 hotels), 2005 (18 hotels), 2006 (22 hotels), 2007 (27 hotels), 2008 (44 hotels), and thereafter (19 hotels). The rental income under the Percentage Leases between 15 of the unconsolidated entities, of which the Company owns 50%, is payable by the Lessee to the respective entities and is not included in the schedule of future lease commitments to the Company. Minimum future rental income (i.e., base rents) payable to the Company under these noncancelable operating leases at June 30, 2000, excluding the 25 hotels that have been designated as held for sale, is as follows (in thousands):

                                                   LESSEES
                                           -----------------------
YEAR                                         DJONT       BRISTOL       TOTAL
----                                       ----------   ----------   ----------
Remainder of 2000........................  $   72,351   $   84,402   $  156,753
2001.....................................     148,009      168,805      316,814
2002.....................................     148,240      168,816      317,056
2003.....................................     137,190      166,123      303,313
2004.....................................     132,584      158,827      291,411
2005 and thereafter......................     447,848      620,570    1,068,418
                                           ----------   ----------   ----------
                                           $1,086,222   $1,367,543   $2,453,765
                                           ==========   ==========   ==========

                       FELCOR LODGING LIMITED PARTNERSHIP

     Minimum future rental income (i.e., base rents) payable to the Company under the noncancelable operating leases for the 25 hotels held for sale as of June 30, 2000 is as follows (in thousands):

                                                        LESSEES
                                                   -----------------
YEAR                                                DJONT    BRISTOL    TOTAL
----                                               -------   -------   --------
Remainder of 2000................................  $ 1,575   $ 6,338   $  7,913
2001.............................................    3,150    12,676     15,826
2002.............................................    3,150    12,676     15,826
2003.............................................    3,150    12,578     15,728
2004.............................................    3,150    12,382     15,532
2005 and thereafter..............................    4,696    34,255     38,951
                                                   -------   -------   --------
                                                   $18,871   $90,905   $109,776
                                                   =======   =======   ========

     Certain entities owning interests in DJONT and managers for certain hotels have agreed to make loans to DJONT of up to an aggregate of approximately $17.3 million to the extent necessary to enable DJONT to pay rent and other obligations due under the respective Percentage Leases relating to a total of 38 of the Hotels. No such loans were outstanding at June 30, 2000.

     DJONT engages third-party managers to operate the Hotels leased by it and generally pays such managers a base management fee based on a percentage of room and suite revenue and an incentive management fee based on DJONT's income before overhead expenses for each hotel. In certain instances, the hotel managers have subordinated fees and are committed to make subordinated loans to DJONT, if needed, to meet its rental and other obligations under the Percentage Leases.

     Bristol serves as both the lessee and manager of 100 Hotels leased to it by the Company at June 30, 2000, and, as such, is compensated for both roles through the profitability of the Hotels, after meeting their operating expenses and rental obligations under the Percentage Leases.

     Bristol has entered into an absolute and unconditional guarantee of the obligations of the Bristol Lessees under the Percentage Leases, and is required to maintain a minimum liquid net worth. A portion of this liquid net worth is being satisfied through a letter of credit for the benefit of the Company. This letter of credit is subject to periodic reductions upon satisfaction of certain conditions and, at June 30, 2000, totaled $9.1 million.

7. SEGMENT INFORMATION

     The Company has determined that its reportable segments are those that are consistent with the Company's method of internal reporting, which segments its business by Lessee. The Company's Lessees at June 30, 2000, were DJONT and Bristol.

                       FELCOR LODGING LIMITED PARTNERSHIP

     The following tables present information for the reportable segments for the three and six months ended June 30, 2000 and 1999 for both DJONT and Bristol (in thousands):

                                                                    CORPORATE
                                                       SEGMENT    NOT ALLOCABLE   CONSOLIDATED
THREE MONTHS ENDED JUNE 30, 2000   DJONT    BRISTOL     TOTAL      TO SEGMENTS       TOTAL
--------------------------------  -------   --------   --------   -------------   ------------
Total revenues.................   $74,338   $ 62,717   $137,055     $    810        $137,865
Net income (loss)..............   $33,193   $(23,785)  $  9,408     $(41,711)       $(32,303)
Funds from operations..........   $68,567   $ 57,197   $125,764     $(44,879)       $ 80,885
Weighted average units
  outstanding(1)...............                                                       67,232

                                                                   CORPORATE
                                                      SEGMENT    NOT ALLOCABLE   CONSOLIDATED
THREE MONTHS ENDED JUNE 30, 1999   DJONT    BRISTOL    TOTAL      TO SEGMENTS       TOTAL
--------------------------------  -------   -------   --------   -------------   ------------
Total revenues.................   $72,845   $62,114   $134,959     $    228        $135,187
Net income (loss)..............   $43,252   $33,233   $ 76,485     $(34,144)       $ 42,341
Funds from operations..........   $65,385   $51,264   $116,649     $(36,266)       $ 80,383
Weighted average units
  outstanding(1)...............                                                      76,029

                                                                   CORPORATE
                                                      SEGMENT    NOT ALLOCABLE   CONSOLIDATED
SIX MONTHS ENDED JUNE 30, 2000   DJONT     BRISTOL     TOTAL      TO SEGMENTS       TOTAL
------------------------------  --------   --------   --------   -------------   ------------
Total revenues...............   $142,746   $119,237   $261,983     $  2,687        $264,670
Net income (loss)............   $ 69,892   $ (1,059)  $ 68,833     $(81,205)       $(12,372)
Funds from operations........   $132,459   $104,459   $236,918     $(87,538)       $149,380
Weighted average units
  outstanding(1).............                                                        67,987

                                                                   CORPORATE
                                                      SEGMENT    NOT ALLOCABLE   CONSOLIDATED
SIX MONTHS ENDED JUNE 30, 1999   DJONT     BRISTOL     TOTAL      TO SEGMENTS       TOTAL
------------------------------  --------   --------   --------   -------------   ------------
Total revenues...............   $146,901   $114,752   $261,653     $    451        $262,104
Net income (loss)............   $ 87,200   $ 57,795   $144,995     $(64,587)       $ 80,408
Funds from operations........   $131,827   $ 92,348   $224,175     $(69,943)       $154,232
Weighted average units
  outstanding(1).............                                                        76,008

------------

(1) Weighted average units outstanding are computed including dilutive options, unvested stock grants, and assuming conversion of Series A Preferred Units to Units.

8. TREASURY STOCK REPURCHASE PROGRAM

     On January 4, 2000, FelCor announced that its Board of Directors had approved a stock repurchase program, authorizing FelCor to purchase up to an aggregate of $200 million of its outstanding common shares. During the six months ended June 30, 2000, FelCor had repurchased approximately 3.1 million shares of FelCor common stock for approximately $56.7 million. This has been recorded as a reduction to Partners' Capital as a result of the redemption of units held by FelCor to fund the repurchase.

                       FELCOR LODGING LIMITED PARTNERSHIP

9. BASS STOCK CONTRIBUTION

     In connection with the efforts of Bass to acquire Bristol, a Bass subsidiary (Bass America, Inc.) contributed 4,713,185 outstanding FelCor common shares held by it to the Company in exchange for a like number of units on February 28, 2000. This exchange did not affect the Company's FFO or earnings per unit, although it resulted in reducing FelCor's percentage ownership in the Company from approximately 95% to approximately 88%.

10. BUYBACK OF ASSUMED STOCK OPTIONS

     In the second quarter of 2000 the Company purchased options covering an aggregate of 349,443 shares of FelCor's Common Stock for approximately $1.9 million. The options were held by employees of Bristol Hotels & Resorts and were issued in substitution for stock options previously granted by Bristol Hotel Company that were outstanding at the time of its merger with FelCor in 1998. The options so purchased and retired had exercise prices ranging from $10.33 to $16.95 per share and the majority of these options were scheduled to vest in the third quarter of 2000.

11. EARNINGS PER UNIT

     The following table sets forth the computation of basic and diluted earnings (loss) per unit for the three and six months ended June 30, 2000 and 1999 (in thousands, except per unit data):

                                               THREE MONTHS ENDED    SIX MONTHS ENDED
                                                      JUNE                 JUNE
                                               ------------------   ------------------
                                                 2000      1999       2000      1999
                                               --------   -------   --------   -------
Numerator:
  Net income (loss) applicable to
     unitholders.............................  $(38,477)  $36,157   $(24,730)  $68,040
Denominator:
  Denominator for basic earnings per unit --
     weighted average units..................    62,312    71,000     63,066    70,998
  Effect of diluted securities:
     Options.................................                 273                  271
     Restricted units........................       231        65        231        65
                                               --------   -------   --------   -------
  Denominator for diluted earnings per unit--
     adjusted weighted average units and
     assumed conversions.....................    62,543    71,338     63,297    71,334
                                               ========   =======   ========   =======
Earnings (loss) per unit data:
  Basic......................................  $  (0.62)  $  0.51   $  (0.39)  $  0.96
  Diluted....................................  $  (0.62)  $  0.51   $  (0.39)  $  0.95

     The Series A Preferred Units and most of the options granted are anti-dilutive and not included in the calculation of diluted earnings per unit.

12. CONSOLIDATING FINANCIAL INFORMATION

     Certain of the Company's wholly-owned subsidiaries (FelCor/CSS Holdings, L.P.; FelCor/ CSS Hotels, L.L.C.; FelCor/LAX Hotels L.L.C.; FelCor Eight Hotels, L.L.C.; FelCor/St. Paul Holdings, L.P.; FelCor/LAX Holdings, L.P.; FHAC Nevada Holdings, L.L.C.; FHAC Texas

                       FELCOR LODGING LIMITED PARTNERSHIP

Holdings, L.P., FelCor Omaha Hotel Company, L.L.C., FelCor Country Villa Hotel, L.L.C., FelCor Moline Hotel, L.L.C., FelCor Canada Co. and FelCor Hotel Asset Company, L.L.C., collectively "Subsidiary Guarantors"), together with FelCor and one of its wholly-owned subsidiaries (FelCor Nevada Holdings, L.L.C.), are guarantors of senior debt. The following tables present consolidating information for the Subsidiary Guarantors.

                          CONSOLIDATING BALANCE SHEET
                                 JUNE 30, 2000
                                 (IN THOUSANDS)

                                              SUBSIDIARY   NON-GUARANTOR                     TOTAL
                                FELCOR L.P.   GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                -----------   ----------   -------------   ------------   ------------
                                                ASSETS

Net investment in hotel
  properties..................  $  593,248    $1,663,611    $1,539,896                     $3,796,755
Investment in consolidated
  entities....................   2,814,305                                  (2,814,305)
Investment in unconsolidated
  entities....................     116,811        16,227                                      133,038
Assets held for sale..........       4,582       118,510        12,555                        135,647
Cash and cash equivalents.....      21,582         8,269        21,001                         50,852
Due from Lessee...............      14,278        18,218        (3,898)                        28,598
Due (to) from subsidiary......    (244,385)      263,404       (19,019)
Note receivable from
  unconsolidated entity.......       7,728                                                      7,728
Deferred assets...............      10,772         1,245         5,076                         17,093
Other assets..................       5,215         1,834             5                          7,054
                                ----------    ----------    ----------     -----------     ----------
         Total assets.........  $3,344,136    $2,091,318    $1,555,616     $(2,814,305)    $4,176,765
                                ==========    ==========    ==========     ===========     ==========

                                  LIABILITIES AND PARTNERS' CAPITAL

Debt..........................  $1,117,360    $  118,227    $  647,156                     $1,882,743
Distributions payable.........      35,237                                                     35,237
Accrued expenses and other
  liabilities.................      73,335                                                     73,335
Deferred rent.................       2,068         7,771         8,765                         18,604
Minority interest -- other
  partnerships................                                  50,710                         50,710
                                ----------    ----------    ----------     -----------     ----------
         Total liabilities....   1,228,000       125,998       706,631              --      2,060,629
                                ----------    ----------    ----------     -----------     ----------
Redeemable units, at
  redemption value............     151,948                                                    151,948
Preferred Units...............     294,515                                                    294,515
Partners' capital.............   1,669,673     1,965,320       848,985      (2,814,305)     1,669,673
                                ----------    ----------    ----------     -----------     ----------
         Total liabilities and
           partners'
           capital............  $3,344,136    $2,091,318    $1,555,616     $(2,814,305)    $4,176,765
                                ==========    ==========    ==========     ===========     ==========

                       FELCOR LODGING LIMITED PARTNERSHIP

                     CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                 (IN THOUSANDS)

                                                       SUBSIDIARY   NON-GUARANTOR      TOTAL
                                         FELCOR L.P.   GUARANTORS   SUBSIDIARIES    CONSOLIDATED
                                         -----------   ----------   -------------   ------------
Revenues:
Percent rent...........................   $ 55,332      $123,202      $ 77,801        $256,335
Equity in income from unconsolidated
  entities.............................      4,933           715                         5,648
Other revenue..........................      2,687                                       2,687
                                          --------      --------      --------        --------
          Total revenue................     62,952       123,917        77,801         264,670
                                          --------      --------      --------        --------
Expenses:
General and administrative.............      1,319         2,937         1,856           6,112
Depreciation...........................     17,803        37,591        26,086          81,480
Taxes, insurance and other.............      7,480        15,292        13,105          35,877
Land leases............................        965         9,491         1,255          11,711
Reserve for assets held for sale.......      6,170        53,200         3,630          63,000
Interest expense.......................     54,574         5,454        17,616          77,644
Minority interest other partnerships...      1,493                         600           2,093
                                          --------      --------      --------        --------
          Total expenses...............     89,804       123,965        64,148         277,917
                                          --------      --------      --------        --------
Net income (loss) before nonrecurring
  items................................    (26,852)          (48)       13,653         (13,247)
Gain on sale of assets.................                      875                           875
                                          --------      --------      --------        --------
Net income (loss)......................    (26,852)          827        13,653         (12,372)
Preferred distributions................     12,358                                      12,358
                                          --------      --------      --------        --------
Net income (loss) applicable to
  unitholders..........................   $(39,210)     $    827      $ 13,653        $(24,730)
                                          ========      ========      ========        ========

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                 (IN THOUSANDS)

                                                        SUBSIDIARY   NON-GUARANTOR      TOTAL
                                          FELCOR L.P.   GUARANTORS   SUBSIDIARIES    CONSOLIDATED
                                          -----------   ----------   -------------   ------------
Cash flows from operating activities....    $ 4,335      $ 90,052      $ 44,356        $138,743
Cash flows from (used in) investing
  activities............................     (1,174)      (16,628)      (10,827)        (28,629)
Cash flows from (used in) financing
  activities............................     15,328       (77,573)      (33,140)        (95,385)
                                            -------      --------      --------        --------
Change in cash and cash equivalents.....     18,489        (4,149)          389          14,729
Cash and cash equivalents at beginning
  of period.............................      3,093        12,418        20,612          36,123
                                            -------      --------      --------        --------
Cash and cash equivalents at end of
  period................................    $21,582      $  8,269      $ 21,001        $ 50,852
                                            =======      ========      ========        ========

                       FELCOR LODGING LIMITED PARTNERSHIP

13. SUBSEQUENT EVENTS

     On July 14, the Company entered into a binding sale contract to sell its Embassy Suites hotel, Los Angeles International Airport-North, California (215 suites) for a gross price of approximately $24 million. The Company expects the sale will close by the end of August 2000, and FelCor will record a gain on sale of approximately $3 million, in the third quarter of 2000. This hotel is not included in the 25 hotels held for sale.

     On July 21, 2000, FelCor's Independent Directors approved the acquisition of 100% of DJONT effective January 1, 2001. The purchase price is approximately 417,000 units of the Company.

     On August 1, 2000, the Company renewed its Line of Credit. The Line of Credit was reduced from $850 million to $600 million and the maturity was extended from July 2001 to August 2003. The effective interest rate ranges from
87.5 basis points to 250 basis points above LIBOR depending on the Company's leverage and corporate rating.

     On September 15, 2000, the Company completed the private placement of $400 million in aggregate principal amount of its long-term senior unsecured notes. The notes bear interest at 9 1/2% per annum, mature in 2008, and were priced at 98.633% to yield 9 3/4%.

                       FELCOR LODGING LIMITED PARTNERSHIP

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE SIX MONTHS ENDED JUNE 30, 2000, THE TWELVE MONTHS ENDED
              JUNE 30, 2000, AND THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

     The following unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2000, the twelve months ended June 30, 2000, and the year ended December 31, 1999 are based in part upon the Consolidated Statements of Operations of FelCor Lodging Limited Partnership ("FelCor LP") for the six months ended June 30, 2000, and the year ended December 31, 1999 included herein.

     The Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2000, the twelve months ended June 30, 2000, and the year ended December 31, 1999 assumes that all the following occurred on January 1, 1999:
(i) the issuance of $400 million of senior unsecured debt and the application of the net proceeds, (ii) the completion of the financing transactions which occurred in 2000, (iii) the repurchase by FelCor of $164.3 million of its common stock through August 31, 2000, and (iv) the sale of 25 non-strategic hotels identified in the second quarter of 2000.

     In management's opinion, all material adjustments necessary to reflect the effects of the foregoing transactions have been made. The following unaudited pro forma consolidated statements of operations are not necessarily indicative of what the actual results of operations of FelCor LP would have been assuming such transactions had been completed as of January 1, 1999, nor do they purport to represent the results of operations for future periods.

                       FELCOR LODGING LIMITED PARTNERSHIP

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2000,
                     THE TWELVE MONTHS ENDED JUNE 30, 2000,
                      AND THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER UNIT AMOUNTS)

                                            DEBT TRANSACTION
                                                   AND
                                            STOCK REPURCHASE                 SENIOR
                               FELCOR LP    COMPLETED THROUGH    SALE OF    UNSECURED
THE SIX MONTHS ENDED JUNE 30,  HISTORICAL    AUGUST 31, 2000    25 HOTELS     DEBT        PRO FORMA
2000                              (A)              (B)             (C)         (D)          TOTAL
-----------------------------  ----------   -----------------   ---------   ---------     ---------
Revenues:
  Percentage lease revenue...   $256,335                        $(11,232)                 $245,103
  Equity in income of
    unconsolidated
    entities.................      5,648                                                     5,648
  Other revenue..............      2,687                                                     2,687
                                --------         -------        --------     -------      --------
         Total revenue.......    264,670                         (11,232)                  253,438
                                --------         -------        --------     -------      --------
Expenses:
  General and
    administrative...........      6,112                                                     6,112
  Land Leases................     11,711                             (21)                   11,690
  Reserve for assets held for
    sale.....................     63,000                         (63,000)
  Depreciation...............     81,480                          (3,668)                   77,812
  Taxes, insurance and
    other....................     35,877                          (1,687)                   34,190
  Interest...................     77,644         $ 2,350(E)       (5,359)    $ 2,221(F)     76,856
  Minority interest in other
    partnerships.............      2,093                                                     2,093
                                --------         -------        --------     -------      --------
         Total expenses......    277,917           2,350         (73,735)      2,221       208,753
                                --------         -------        --------     -------      --------
Net income (loss) before
  nonrecurring items.........    (13,247)         (2,350)         62,503      (2,221)       44,685
Gain on sale of land.........        875                                                       875
                                --------         -------        --------     -------      --------
Net income (loss)............    (12,372)         (2,350)         62,503      (2,221)       45,560
Preferred dividends..........     12,358                                                    12,358
                                --------         -------        --------     -------      --------
Net income (loss) applicable
  to unitholders.............   $(24,730)        $(2,350)       $ 62,503     $(2,221)     $ 33,202
                                ========         =======        ========     =======      ========
Diluted per unit data:
    Net income applicable to
       unitholders...........   $  (0.39)                                                 $   0.54
                                ========                                                  ========
    Weighted average units
       outstanding...........     63,297          (1,501)(G)                                61,796
                                ========         =======                                  ========

         See notes to pro forma consolidated statements of operations.

                       FELCOR LODGING LIMITED PARTNERSHIP

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2000,
                     THE TWELVE MONTHS ENDED JUNE 30, 2000,
                      AND THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER UNIT AMOUNTS)

                                                                  DEBT
                                                              TRANSACTIONS
                                                               AND STOCK
                                  FELCOR LP     FELCOR LP      REPURCHASE
                                  SIX MONTHS    SIX MONTHS     COMPLETED
                                    ENDED         ENDED         THROUGH                    SENIOR
                                   JUNE 30,    DECEMBER 31,    AUGUST 31,      SALE OF    UNSECURED
THE TWELVE MONTHS ENDED              2000          1999           2000        25 HOTELS     DEBT       PRO FORMA
JUNE 30, 2000                        (A)           (A)            (B)            (C)         (D)         TOTAL
-----------------------           ----------   ------------   ------------    ---------   ---------    ---------
Revenues:
  Percentage lease revenue......   $256,335      $234,011                     $(21,967)                $468,379
  Equity in income of
    unconsolidated entities.....      5,648         4,647                                                10,295
  Other revenue.................      2,687         3,239                                                 5,926
                                   --------      --------                     --------                 --------
        Total revenue...........    264,670       241,897                      (21,967)                 484,600
                                   --------      --------                     --------                 --------
Expenses:
  General and administrative....      6,112         4,369                                                10,481
  Land leases...................     11,711         9,073                          (45)                  20,739
  Reserve for assets held for
    sale........................     63,000                                    (63,000)
  Depreciation..................     81,480        78,786                       (7,193)                 153,073
  Taxes, insurance and other....     35,877        27,200                       (3,213)                  59,864
  Interest......................     77,644        66,263       $ 10,551(E)    (10,556)    $ 6,023(F)   149,925
  Minority interest in other
    partnerships................      2,093         1,074                                                 3,167
                                   --------      --------       --------      --------     -------     --------
        Total expenses..........    277,917       186,765         10,551       (84,007)      6,023      397,249
                                   --------      --------       --------      --------     -------     --------
Net income (loss) before
  nonrecurring items............    (13,247)       55,132        (10,551)       62,040      (6,023)      87,351
Gain on sale of assets..........        875           236                                                 1,111
                                   --------      --------       --------      --------     -------     --------
Net income (loss)...............    (12,372)       55,368        (10,551)       62,040      (6,023)      88,462
Preferred dividends.............     12,358        12,367                                                24,725
                                   --------      --------       --------      --------     -------     --------
Net income (loss) applicable to
  unitholders...................   $(24,730)     $ 43,001       $(10,551)     $ 62,040     $(6,023)    $ 63,737
                                   ========      ========       ========      ========     =======     ========
Diluted per unit data:
    Net income applicable to
      unitholders...............   $  (0.39)     $   0.62                                              $   1.03
                                   ========      ========                                              ========
    Weighted average units
      outstanding...............     63,297        69,775         (1,573)(F)                             61,724
                                   ========      ========       ========                               ========

         See notes to pro forma consolidated statements of operations.

                       FELCOR LODGING LIMITED PARTNERSHIP

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2000,
                     THE TWELVE MONTHS ENDED JUNE 30, 2000,
                      AND THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER UNIT AMOUNTS)

                                          DEBT TRANSACTIONS
                                                 AND
                                                STOCK
                                             REPURCHASE
                                              COMPLETED
                                               THROUGH
                             FELCOR LP       AUGUST 31,        SALE OF     SENIOR UNSECURED
      THE YEAR ENDED         HISTORICAL         2000          25 HOTELS          DEBT          PRO FORMA
     DECEMBER 31, 1999          (A)              (B)             (C)             (D)             TOTAL
     -----------------       ----------   -----------------   ---------    ----------------    ---------
Revenues:
  Percentage lease
    revenue................   $490,893                        $(23,116)                        $467,777
  Equity in income of
    unconsolidated
    entities...............      8,484                                                            8,484
  Other revenue............      4,624                                                            4,624
                              --------                        --------                         --------
         Total revenue.....    504,001                         (23,116)                         480,885
                              --------                        --------                         --------
Expenses:
  General and
    administrative.........      9,122                                                            9,122
  Depreciation.............    152,948                          (6,765)                         146,183
  Taxes, insurance and
    other..................     59,572                          (3,256)                          56,316
  Land Leases..............     17,558                             (42)                          17,516
  Interest.................    125,435        $ 16,922(E)      (10,145)        $  9,215(F)      141,427
  Minority interest in
    other partnerships.....      2,713                                                            2,713
                              --------        --------        --------         --------        --------
         Total expenses....    367,348          16,922         (20,208)           9,215         373,277
                              --------        --------        --------         --------        --------
Net income before
  nonrecurring item........    136,653         (16,922)         (2,908)          (9,215)        107,608
Gain on sale of assets.....        236                                                              236
                              --------        --------        --------         --------        --------
Net income.................    136,889         (16,922)         (2,908)          (9,215)        107,844
Preferred dividends........     24,735                                                           24,735
                              --------        --------        --------         --------        --------
Net income applicable to
  unitholders..............   $112,154        $(16,922)       $ (2,908)        $ (9,215)       $ 83,109
                              ========        ========        ========         ========        ========
Diluted per unit data:
    Net income applicable
      to unitholders.......   $   1.59                                                         $   1.34
                              ========                                                         ========
    Weighted average units
      outstanding..........     70,561          (8,656)(G)                                       61,905
                              ========        ========        ========         ========        ========

         See notes to pro forma consolidated statements of operations.

                       FELCOR LODGING LIMITED PARTNERSHIP

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE SIX MONTHS ENDED JUNE 30, 2000, THE TWELVE MONTHS ENDED
               JUNE 30, 2000 AND THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

(A) Represents FelCor LP's historical results of operations, excluding extraordinary charges from the write off of deferred financing fees.

(B) Represents adjustment to FelCor LP's historical results of operations assuming that (i) the debt transactions completed in 2000, which include placement of $330.6 million of mortgage debt and renewal of the Company's Line of Credit and (ii) the $164.3 million repurchase by FelCor of its common stock through August 31, 2000, had occurred as of January 1, 1999.

(C) Represents the historical results of operations for the 25 non-strategic hotels that the Company has announced its intent to sell. The reduction in interest expense reflects the repayment of $5 million in mortgage debt, and of $131 million borrowed under our line of credit, from the net proceeds of the sale of the 25 hotels. The interest rate used to calculate the pro forma interest on the Line of Credit during the periods presented is the applicable historical rate under the Line of Credit during the periods.

(D) Represents adjustment to FelCor LP's historical results of operations assuming the completion of the issuance of the $400 million senior unsecured debt.

(E) Represents pro forma interest expense based on (i) $330.6 million of mortgage debt borrowed in 2000 and used to paydown the Line of Credit and
     (ii) $164.3 million of FelCor's common stock repurchased through August 31, 2000. The interest rates used to calculate pro forma interest expense on the mortgage debt borrowed in 2000 are the actual rates for the new mortgage notes, of 8.73% and 8.70%. The rate for the paydown on the Line of Credit is the historical rate on the Line of Credit during the periods presented. The interest rate used to calculate pro forma interest on the $164.3 million stock repurchase is the historical rate on the Line of Credit during the periods presented adjusted to reflect the August 2000 renewal of the Line of Credit.

(F) Represents pro forma interest expense on the $400 million of senior unsecured debt after using the net proceeds to repay a $374 million term loan and to reduce borrowings under the Line of Credit. The interest rates used to calculate pro forma interest expense are 9.50% for the senior unsecured debt and historical rates on the term loan and Line of Credit for the periods presented.

(G) Represents the units retired associated with the number of shares of FelCor common stock which had been repurchased through August 31, 2000.

                       FELCOR LODGING LIMITED PARTNERSHIP

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2000
                                  (UNAUDITED)

     The following unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2000 is based in part on the Consolidated Balance Sheet of FelCor LP included herein.

     The Pro Forma Consolidated Balance Sheet assumes the completion of (i) the $400 million of senior unsecured debt, subsequent payoff of a $374 million term loan and paydown of the Line of Credit, (ii) the repurchase by FelCor of $9.2 million of its common stock between July 1, 2000 and August 31, 2000 funded from its Line of Credit and (iii) the sale of 25 non-strategic hotels identified in the second quarter of 2000.

     In management's opinion, all material adjustments necessary to reflect the effects of the foregoing transaction have been made. The following unaudited consolidated balance sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2000, nor does it purport to represent the future financial position of FelCor LP.

                       FELCOR LODGING LIMITED PARTNERSHIP

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2000
                           (UNAUDITED, IN THOUSANDS)

                                                FELCOR LP
                                                HISTORICAL                     PRO FORMA
                                                   (A)       ADJUSTMENTS         TOTAL
                                                ----------   -----------       ----------
                                         ASSETS

Net investment in hotels......................  $3,796,755                     $3,796,755
Investment in unconsolidated entities.........     133,038                        133,038
Assets held for sale..........................     135,647     (135,647)(B)
Cash and cash equivalents.....................      50,852                         50,852
Due from Lessees..............................      28,598                         28,598
Note receivable from unconsolidated entity....       7,728                          7,728
Deferred expenses, net........................      17,093        8,929(C)         26,022
Other assets..................................       7,054                          7,054
                                                ----------    ---------        ----------
          Total assets........................  $4,176,765    $(126,718)       $4,050,047
                                                ==========    =========        ==========

                            LIABILITIES AND PARTNERS' EQUITY

Debt and capital lease obligations............  $1,882,743    $(114,050)(D)    $1,768,693
Distributions payable.........................      35,237                         35,237
Accrued expenses and other liabilities........      73,335                         73,335
Deferred rent.................................      18,604                         18,604
Minority interest in other partnerships.......      50,710                         50,710
                                                ----------    ---------        ----------
          Total liabilities...................   2,060,629     (114,050)        1,946,579
                                                ----------    ---------        ----------
Partners' equity:
  Redeemable units............................     151,948                        151,948
  Series A Cumulative Preferred Units.........     150,765                        150,765
  Series B Redeemable Preferred Units.........     143,750                        143,750
  Partners' capital...........................   1,669,673      (12,668)(E)     1,657,005
                                                ----------    ---------        ----------
          Total liabilities and partners'
            equity............................  $4,176,765    $(126,718)       $4,050,047
                                                ==========    =========        ==========

               See notes to pro forma consolidated balance sheet.

                       FELCOR LODGING LIMITED PARTNERSHIP

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2000
                           (UNAUDITED, IN THOUSANDS)

(A) Represents the historical consolidated balance sheet of FelCor LP as of June 30, 2000.

(B) Represents the pro forma change in assets held for sale to reflect the sale of 25 hotels.

(C) Represents the estimated costs of the $400 million senior unsecured debt of $12.4 million which are capitalized and amortized over the term of the debt after write off of unamortized loan costs of $3.4 million associated with the term loan.

(D) Represents the pro forma change in debt from, (i) placement of $400 million senior unsecured notes with net proceeds of $388 million used to repay a $374 million term and the balance used to reduce borrowings under the Line of Credit, (ii) the repurchase by FelCor of $9.2 million of its common stock from July 1, 2000 through August 31, 2000 funded from the Line of Credit, and (iii) the net proceeds of the sale of 25 hotels of $136 million, used to repay $5 million in mortgage debt associated with these hotels and $131 million to reduce borrowings under the Line of Credit.

(E) Represents the actual repurchase of $9.2 million of FelCor's common stock from July 1, 2000 through August 31, 2000 and the writeoff of unamortized deferred loan costs associated with the $374 million term loan repaid from the proceeds of the senior unsecured debt.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of FelCor Lodging Trust Incorporated

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, partners' capital and cash flows present fairly, in all material respects, the financial position of FelCor Lodging Limited Partnership at December 31, 1999 and 1998, and the consolidated results of operations and cash flows for the years ended December 31, 1999, 1998 and 1997, respectively, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                            PricewaterhouseCoopers LLP

Dallas, Texas
February 1, 2000,
except as to the information in Notes 18 and 19, for which the date is September 15, 2000.

                       FELCOR LODGING LIMITED PARTNERSHIP

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998
                                 (IN THOUSANDS)

                                                                 1999         1998
                                                              ----------   ----------
                                       ASSETS

Investment in hotels, net of accumulated depreciation of
  $330,555 in 1999 and $178,072 in 1998.....................  $4,035,344   $3,955,582
Investment in unconsolidated entities.......................     136,718      140,299
Cash and cash equivalents...................................      36,123       34,692
Due from Lessees............................................      18,394       18,968
Note receivable from unconsolidated entity..................       7,760        7,766
Deferred expenses, net of accumulated amortization of $4,491
  in 1999 and $2,096 in 1998................................      15,473       10,041
Other assets................................................       5,939        8,035
                                                              ----------   ----------
          Total assets......................................  $4,255,751   $4,175,383
                                                              ==========   ==========

                          LIABILITIES AND PARTNERS' CAPITAL

Debt, net of discount of $1,401 in 1999 and $1,628 in
  1998......................................................  $1,833,954   $1,594,734
Distributions payable.......................................      39,657       67,262
Accrued expenses and other liabilities......................      65,480       57,312
Minority interest in other partnerships.....................      51,671       51,105
                                                              ----------   ----------
          Total liabilities.................................   1,990,762    1,770,413
                                                              ----------   ----------
Commitments and contingencies (Notes 6 and 11)
Redeemable units at redemption value........................      52,338       67,595
Preferred units:
  Series A Cumulative Preferred Units, 6,050 units issued
     and outstanding........................................     151,250      151,250
  Series B Redeemable Preferred Units, 58 units issued and
     outstanding............................................     143,750      143,750
Partners' Capital...........................................   1,917,651    2,042,375
                                                              ----------   ----------
          Total liabilities and partners' capital...........  $4,255,751   $4,175,383
                                                              ==========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR LODGING LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           1999       1998       1997
                                                         --------   --------   --------
Revenues:
Percentage lease revenue...............................  $490,893   $328,035   $169,114
Equity in income from unconsolidated entities..........     8,484      7,017      6,963
Other revenue..........................................     4,624      4,565        574
                                                         --------   --------   --------
          Total revenues...............................   504,001    339,617    176,651
                                                         --------   --------   --------
Expenses:
General and administrative.............................     9,122      5,254      3,743
Depreciation...........................................   152,948     90,835     50,798
Taxes, insurance and other.............................    59,572     37,158     21,483
Land leases............................................    17,558      8,130      1,610
Interest expense.......................................   125,435     73,182     28,792
Minority interest in other partnerships................     2,713      1,121        573
                                                         --------   --------   --------
          Total expenses...............................   367,348    215,680    106,999
                                                         --------   --------   --------
Income before nonrecurring items.......................   136,653    123,937     69,652
Gain on sale of hotels, net............................       236        477
Extraordinary charge from write off of deferred
  financing fees.......................................     1,113      3,075        185
                                                         --------   --------   --------
Net income.............................................   135,776    121,339     69,467
Preferred distributions................................    24,735     21,423     11,797
                                                         --------   --------   --------
Net income applicable to unitholders...................  $111,041   $ 99,916   $ 57,670
                                                         ========   ========   ========
Per unit data:
  Basic:
     Income applicable to unitholders before
       extraordinary charge............................  $   1.59   $   1.95   $   1.70
     Extraordinary charge..............................     (0.01)     (0.06)     (0.01)
                                                         --------   --------   --------
     Net income applicable to unitholders..............  $   1.58   $   1.89   $   1.69
                                                         ========   ========   ========
     Weighted average units outstanding................    70,372     52,978     34,126
  Diluted:
     Income applicable to unitholders before
       extraordinary charge............................  $   1.59   $   1.93   $   1.68
     Extraordinary charge..............................     (0.02)     (0.06)     (0.01)
                                                         --------   --------   --------
     Net income applicable to unitholders..............  $   1.57   $   1.87   $   1.67
                                                         ========   ========   ========
     Weighted average units outstanding................    70,561     53,323     34,467

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR LODGING LIMITED PARTNERSHIP

                        STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                      (IN THOUSANDS, EXCEPT PER UNIT DATA)

Balance, December 31, 1996..................................  $  468,247
  Contributions.............................................     449,591
  Distributions.............................................     (90,249)
  Allocations from redeemable units.........................         710
  Net income................................................      69,467
                                                              ----------
Balance, December 31, 1997..................................     897,766
  Contributions.............................................   1,147,739
  Distributions.............................................    (166,580)
  Allocations from redeemable units.........................      42,111
  Net income................................................     121,339
                                                              ----------
Balance, December 31, 1998..................................   2,042,375
  Contributions.............................................         583
  Redemption of units.......................................     (98,387)
  Distributions.............................................    (179,185)
  Allocations from redeemable units.........................      16,489
  Net income................................................     135,776
                                                              ----------
Balance.....................................................  $1,917,651
                                                              ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR LODGING LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
                                 (IN THOUSANDS)

                                                       1999         1998        1997
                                                    ----------   ----------   ---------
Cash flows from operating activities:
  Net income......................................  $  135,776   $  121,339   $  69,467
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Gain on sale of assets.......................        (236)        (477)
     Depreciation.................................     152,948       90,835      50,798
     Amortization of deferred financing fees and
       organization costs.........................       1,816        1,985       1,468
     Amortization of unearned officers' and
       directors' compensation....................         652          830       1,017
     Equity in income from unconsolidated
       entities...................................      (8,484)      (7,017)     (6,963)
     Extraordinary charge for write off of
       deferred financing fees....................       1,113        3,075         185
     Minority interest in other partnerships......       2,713        1,121         573
  Changes in assets and liabilities, net of
     effects of acquisitions:
     Due from Lessees.............................         574       (3,035)    (13,382)
     Deferred financing fees......................      (9,313)      (4,348)     (8,825)
     Other assets.................................        (282)        (602)     (1,175)
     Accrued expenses and other liabilities.......       5,088      (11,123)      4,315
                                                    ----------   ----------   ---------
          Net cash flow provided by operating
            activities............................     282,365      192,583      97,478
                                                    ----------   ----------   ---------
Cash flows used in investing activities:
  Acquisition of hotels...........................     (10,802)    (326,276)   (574,100)
  Acquisition of unconsolidated entities..........      (7,452)      (4,230)    (65,271)
  Improvements and additions to hotels............    (222,320)    (119,107)    (52,700)
  Note receivable from unconsolidated entity......                   (7,766)
  Bristol interim credit facility.................                 (120,000)
  Sale of hotels..................................      15,476        7,815
  Cash distributions from unconsolidated
     entities.....................................      19,581       19,066       4,211
                                                    ----------   ----------   ---------
          Net cash flow used in investing
            activities............................    (205,517)    (550,498)   (687,860)
                                                    ----------   ----------   ---------
Cash flows from financing activities:
  Proceeds from borrowings........................   1,034,667    1,013,003     679,144
  Repayment of borrowings.........................    (804,915)    (658,524)   (445,900)
  Proceeds from sale of preferred units...........                  139,063
  Purchase of treasury stock......................     (98,387)
  Contributions...................................           8        3,884     448,586
  Distributions paid to unitholders...............    (180,803)    (105,425)    (69,901)
  Dividends paid to preferred unitholders.........     (25,987)     (16,937)    (11,797)
                                                    ----------   ----------   ---------
          Net cash flow provided by (used in)
            financing activities..................     (75,417)     375,064     600,132
                                                    ----------   ----------   ---------
Net change in cash and cash equivalents...........       1,431       17,149       9,750
Cash and cash equivalents at beginning of years...      34,692       17,543       7,793
                                                    ----------   ----------   ---------
Cash and cash equivalents at end of years.........  $   36,123   $   34,692   $  17,543
                                                    ==========   ==========   =========
Supplemental cash flow information --
  interest paid...................................  $  125,085   $   72,215   $  21,414
                                                    ----------   ----------   ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR LODGING LIMITED PARTNERSHIP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     FelCor Lodging Limited Partnership and its subsidiaries (the "Company") at December 31, 1999, owned interests in 188 hotels with nearly 50,000 rooms and suites (collectively the "Hotels"). The sole general partner of the Company is FelCor Lodging Trust Incorporated ("FelCor"), one of the nation's largest hotel real estate investment trusts, ("REIT"). At December 31, 1999, FelCor owned a greater than 95% equity interest in the Company. The Company owns 100% of the interest in 163 of the Hotels, a 90% or greater interest in entities owning seven hotels, a 60% interest in an entity owning two hotels and 50% interests in separate entities that own 16 hotels.

     The Company is the owner of the largest number of Embassy Suites(R), Crowne Plaza(R), Holiday Inn(R), and independently owned Doubletree(R) branded hotels in the world. The following table provides a schedule of the Hotels, by brand, operated by each of the Company's Lessees at December 31, 1999:

                                                                  NOT OPERATED
BRAND                                           DJONT   BRISTOL   UNDER A LEASE   TOTAL
-----                                           -----   -------   -------------   -----
Embassy Suites................................   58                                 58
Holiday Inn...................................             43           1           44
Doubletree and Doubletree Guest Suites(R).....   16(1)                              16
Crowne Plaza and Crowne Plaza Suites(R).......             18                       18
Holiday Inn Select(R).........................             10                       10
Sheraton(R) and Sheraton Suites(R)............    9                     1(2)        10
Hampton Inn(R)................................              9                        9
Holiday Inn Express(R)........................              5                        5
Fairfield Inn(R)..............................              5                        5
Harvey Hotel(R)...............................              4                        4
Independents..................................              2           1            3
Courtyard by Marriott(R)......................              2                        2
Four Points by Sheraton(R)....................              1                        1
Hilton Suites(R)..............................    1                                  1
Homewood Suites(R)............................              1                        1
Westin(R).....................................    1                                  1
                                                 --       ---          --          ---
          Total Hotels........................   85       100           3          188
                                                 ==       ===          ==          ===

------------

(1) On January 1, 2000, two of these Doubletree Guest Suites hotels were converted to the Embassy Suites brand.

(2) On January 1, 2000, a lease on this hotels became effective between the Company and DJONT.

     The Hotels are located in the United States (35 states) and Canada, with a concentration in California (20 hotels), Florida (18 hotels), Georgia (15 hotels) and Texas (41 hotels). The

                       FELCOR LODGING LIMITED PARTNERSHIP
following table provides information regarding the net acquisition and disposition of hotels through December 31, 1999:

                                                  NET HOTELS ACQUIRED/
                                                     (DISPOSED OF)
                                                  --------------------
1994...........................................             7
1995...........................................            13
1996...........................................            23
1997...........................................            30
1998...........................................           120
1999...........................................            (5)
                                                          ---
                                                          188
                                                          ===

     At December 31, 1999, the Company leased 85 of the Hotels to DJONT Operations, L.L.C., a Delaware limited liability company, or a consolidated subsidiary thereof (collectively "DJONT"), and leased 100 of the Hotels to Bristol Hotels & Resorts, or a consolidated subsidiary thereof ("Bristol" and, together with DJONT, the "Lessees"). Three Hotels were operated without a lease.

     Thomas J. Corcoran, Jr., the President, Chief Executive Officer, and a Director of FelCor, and Hervey A. Feldman, Chairman Emeritus of FelCor, beneficially own a 50% voting common equity interest in DJONT. The remaining 50% nonvoting common equity interest is beneficially owned by the children of Charles N. Mathewson, a director of FelCor and major initial investor in the Company. At December 31, 1999, DJONT had entered into management agreements pursuant to which 72 of the Hotels leased by it were managed by subsidiaries of Hilton Hotels Corporation ("Hilton"), ten were managed by subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. ("Starwood"), and three were managed by two unrelated management companies.

     Bristol, an independent publicly owned company, at December 31, 1999, leased and managed 100 Hotels and managed one hotel which operated without a lease. Bristol is one of the largest independent hotel operating companies in North America and operates the largest number of Bass Hotels & Resorts-branded hotels in the world.

     Certain reclassifications have been made to prior period financial information to conform to the current period's presentation with no effect to previously reported net income or shareholder's equity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation -- The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated.

     Use of Estimates -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Investment in Hotels -- Hotels are stated at cost and are depreciated using the straight-line method over estimated useful lives ranging from 31 to 40 years for buildings and improvements and three to seven years for furniture, fixtures, and equipment.

                       FELCOR LODGING LIMITED PARTNERSHIP

     The Company periodically reviews the carrying value of each Hotel to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. The Company does not believe that there are any factors or circumstances indicating impairment of any of its investment in the Hotels.

     Maintenance and repairs are charged to the Lessees' operations as incurred; major renewals and betterments by the Company are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts and the related gain or loss is included in operations.

     Investment in Unconsolidated Entities -- The Company owns a 50% interest in various partnerships or limited liability companies in which the partners jointly make all material decisions concerning the business affairs and operations. The Company also owns a 97% nonvoting interest in an entity. Accordingly, the Company does not control these entities and carries its investment in unconsolidated entities at cost, plus its equity in net earnings, less distributions received since the date of acquisition. Equity in net earnings is adjusted for the straight-line amortization, over a 40-year period, of the difference between the Company's cost and its proportionate share of the underlying net assets at the date of acquisition.

     Cash and Cash Equivalents -- All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     Deferred Expenses -- Deferred expenses are recorded at cost. Amortization is computed using the interest method over the maturity of the related debt.

     Revenue Recognition -- Percentage lease revenue is reported as income over the lease term as it becomes receivable from the Lessees according to the provisions of the Percentage Lease agreements. The Lessees are in compliance with their rental obligations under the Percentage Leases.

     Capitalized Interest -- The Company capitalizes interest and certain other costs relating to hotels undergoing major renovations and redevelopments. Such costs capitalized in 1999 and 1998 were approximately $7.4 million and $5.9 million, respectively.

     Net Income Per Unit -- Basic earnings per unit have been computed by dividing net income by the weighted average number of units outstanding. Diluted earnings per unit have been computed by dividing net income by the weighted average number of units and equivalents outstanding. Unit equivalents represent units issuable upon exercise of FelCor stock options and unvested officers' restricted FelCor stock grants.

     At December 31, 1999, 1998, and 1997, the Company's Series A Cumulative Preferred Units, if converted to units, would be antidilutive; accordingly the Series A Cumulative Preferred Units are not assumed to be converted in the computation of diluted earnings per unit.

     Distributions -- The Company pays regular quarterly distributions on its Units. Additionally, the Company pays regular quarterly distributions on preferred units in accordance with its preferred units distribution requirements.

                       FELCOR LODGING LIMITED PARTNERSHIP

     For 1999 The Company paid distributions of $2.20 per unit, $1.95 per unit of Series A Cumulative Preferred Units ("Series A Preferred Units"), and $2.25 per depositary share evidencing Series B Redeemable Preferred Units ("Series B Preferred Units").

     Income Taxes -- No provision for federal income taxes has been reflected in the financial statements because all taxable income or loss, or tax credits are passed through to the partners.

3. BRISTOL MERGER

     On July 28, 1998, FelCor completed the merger of Bristol Hotel Company's real estate holdings with and into FelCor (the "Merger"). The Merger resulted in the net acquisition of 107 primarily full-service hotels which were contributed to the Company in return for approximately 31.0 million units.

     A summary of the fair values of the assets and liabilities acquired in the Merger, recorded at the date of acquisition, is as follows (in thousands):

Investment in hotels.................................   $2,014,250
Investment in unconsolidated entity..................       16,839
Other assets.........................................        4,151
                                                        ----------
                                                         2,035,240
                                                        ----------
Common stock issued..................................    1,146,081
Debt obligations assumed.............................      868,615
Accrued expenses and other liabilities assumed.......       55,297
                                                        ----------
                                                         2,069,993
                                                        ----------
          Total cash received in Merger..............   $   34,753
                                                        ==========

     The Merger has been accounted for as a purchase, and, accordingly, the results of operations since the date of acquisition are included in the Company's consolidated statements of operations.

4. INVESTMENT IN HOTELS

     Investment in hotels at December 31, 1999 and 1998, consist of the following (in thousands):

                                                             1999         1998
                                                          ----------   ----------
Land....................................................  $  346,862   $  328,591
Building and improvements...............................   3,616,269    3,470,854
Furniture, fixtures and equipment.......................     383,931      300,501
Construction in progress................................      18,837       33,708
                                                          ----------   ----------
                                                           4,365,899    4,133,654
Accumulated depreciation................................    (330,555)    (178,072)
                                                          ----------   ----------
                                                          $4,035,344   $3,955,582
                                                          ==========   ==========

5. INVESTMENT IN UNCONSOLIDATED ENTITIES

     At December 31, 1999, the Company owned 50% interests in separate entities owning 16 hotels, a parcel of undeveloped land, and a condominium management company. The Company

                       FELCOR LODGING LIMITED PARTNERSHIP
also owned a 97% nonvoting interest in an entity that is developing condominiums for sale and that owns an annex to a hotel owned by the Company. The Company accounts for its investments in these unconsolidated entities under the equity method.

     Summarized unaudited combined financial information for 100% of these unconsolidated entities is as follows (in thousands):

                                                                DECEMBER 31,
                                                             -------------------
                                                               1999       1998
                                                             --------   --------
Balance sheet information:
  Investment in hotels.....................................  $337,444   $269,881
  Non-recourse mortgage debt...............................   254,668    176,755
  Equity...................................................   101,120    105,347

                                                      YEARS ENDED DECEMBER 31,
                                                     ---------------------------
                                                      1999      1998      1997
                                                     -------   -------   -------
Statements of operations information:
  Total revenues...................................  $69,146   $57,006   $54,000
  Net income.......................................  $21,726   $17,438   $17,044
  Net income attributable to the Company...........  $10,626   $ 8,719   $ 8,522
  Amortization of cost in excess of book value.....   (2,142)   (1,702)   (1,559)
                                                     -------   -------   -------
  Equity in income from unconsolidated entities....  $ 8,484   $ 7,017   $ 6,963
                                                     =======   =======   =======

6. DEBT

     Debt at December 31, 1999 and 1998, consists of the following (in thousands):

                                                                                          DECEMBER 31,
                                                                                     -----------------------
                                COLLATERAL      INTEREST RATE       MATURITY DATE       1999         1998
                                ----------   -------------------   ---------------   ----------   ----------
Floating Rate Debt:
  Line of credit..............     (a)          LIBOR + 163bp      June 2001         $  351,000   $  411,000
  Senior term loan............     (a)          LIBOR + 250bp      March 2004           250,000
  Term loan...................  Unsecured       LIBOR + 150bp      December 1999                     250,000
  Mortgage debt...............  3 hotels        LIBOR + 200bp      February 2003         62,553
  Other.......................  Unsecured    Up to LIBOR + 200bp   Various               32,282       34,750
                                                                                     ----------   ----------
        Total floating rate
          debt................                                                          695,835      695,750
                                                                                     ----------   ----------
Fixed Rate Debt:
  Line of credit -- swapped...     (a)           7.17-7.56%        March 2000-2001      313,000      325,000
  Publicly-traded term
    notes.....................     (a)              7.38%          October 2004         174,377      174,249
  Publicly-traded term
    notes.....................     (a)              7.63%          October 2007         124,221      124,122
  Mortgage debt...............  15 hotels           7.24%          November 2022        142,542      145,062
  Senior term loan --
    swapped...................     (a)              8.30%          March 2000-2004      125,000
  Mortgage debt...............  3 hotels            6.97%          December 2002                      43,836
  Mortgage debt...............  7 hotels            7.54%          April 2009            99,075
  Mortgage debt...............  6 hotels            7.55%          June 2009             74,483
  Other.......................  13 hotels        6.96%-7.23%       2000-2005             85,421       86,715
                                                                                     ----------   ----------
        Total fixed rate
          debt................                                                        1,138,119      898,984
                                                                                     ----------   ----------
        Total debt............                                                       $1,833,954   $1,594,734
                                                                                     ==========   ==========

------------

(a) Collateralized by stock and partnership interests in certain subsidiaries of FelCor.

                       FELCOR LODGING LIMITED PARTNERSHIP

     On March 4, 1999 the Company completed a $63 million first mortgage term loan ("Mortgage Loan"). The Mortgage Loan is collateralized by three hotels, bears interest at 200 basis points over LIBOR, matures in February 2003 and amortizes over 25 years. The proceeds from this loan were used to pay off a $44 million mortgage loan due December 2002 and to acquire ownership of land previously held under ground leases.

     On April 1, 1999, the Company entered into a $375 million term loan ("the Senior Term Loan") increasing its credit facilities to $1.2 billion, consisting of the Senior Term Loan which matures in March 2004 and an $850 million revolving line of credit ("Line of Credit") which matures in June 2001. The Line of Credit, Senior Term Loan and the Company's publicly traded term notes are collateralized by stock and partnership interests in certain subsidiaries of FelCor. The financial covenants in the Senior Term Loan are consistent with those in the Company's existing Line of Credit. If the Company achieves investment grade credit ratings from the applicable rating agencies, or when the Senior Term Loan is retired, the stock and partnership interest collateral will be released. The proceeds of the Senior Term Loan were used to prepay a $250 million term loan, which was to mature on December 31, 1999, and initially to reduce borrowings under the Company's Line of Credit. Interest payable on borrowings under the credit facilities is variable, determined from a ratings and leverage-based pricing matrix, ranging from 87.5 basis points to 275 basis points above LIBOR (30-day LIBOR at December 31, 1999, was 5.83%). The interest rate spread on the Line of Credit ranged from 150 to 162.5 basis points in 1999. Additionally, the Company is required to pay an unused commitment fee on the Line of Credit which is variable, determined from a ratings-based pricing matrix, ranging from 20 to 30 basis points. In 1999 and 1998, the Company wrote off approximately $1.1 million and $2.5 million, respectively, of deferred financing fees relating to the term loan of $250 million and the previous unsecured credit facility of $550 million, respectively. For the years ended December 31, 1999, 1998, and 1997, the Company paid interest on its unsecured credit facilities at weighted average interest rates of 7.1%, 7.1%, and 7.6%, respectively. At December 31, 1999, the Company had borrowing capacity under its Line of Credit of $186 million.

     On April 1, 1999, the Company also closed a 10-year, $100 million mortgage loan (the "April 1999 First Mortgage Term Loan"). The April 1999 First Mortgage Term Loan is non-recourse (with certain exceptions), is collateralized by seven Embassy Suites hotels, carries a fixed rate coupon of 7.54%, matures in April 2009 and amortizes over 25 years. The proceeds from this loan were used initially to reduce outstanding borrowings under the Company's Line of Credit.

     On May 13, 1999, the Company closed a 10-year, $75 million mortgage loan. This loan is non-recourse (with certain exceptions), is collateralized by six Embassy Suites hotels, carries a fixed rate coupon of 7.55%, matures in June 2009 and amortizes over 25 years. The proceeds from this loan were used initially to reduce outstanding borrowings under the Company's Line of Credit.

     The Line of Credit and the Senior Term Loan contain various affirmative and negative covenants including limitations on total indebtedness, total secured indebtedness, and cash distributions, as well as the obligation to maintain a certain minimum tangible net worth and certain minimum interest and debt service coverage ratios. At December 31, 1999, the Company was in compliance with all such covenants.

     The Company's other borrowings contain affirmative and negative covenants that are generally equal to or less restrictive than the Line of Credit and Senior Term Loan. Most of the mortgage debt is non-recourse to the Company (with certain exceptions) and contain

                       FELCOR LODGING LIMITED PARTNERSHIP
provisions allowing for the substitution of collateral upon satisfaction of certain conditions. Most of the mortgage debt is prepayable; subject, however, to various prepayment, yield maintenance, or defeasance obligations.

     Future scheduled principal payments on debt obligations at December 31, 1999 are as follows (in thousands):

YEAR
----
2000..................................................  $   42,608
2001..................................................     684,588
2002..................................................       9,622
2003..................................................      90,768
2004..................................................     559,306
2005 and thereafter...................................     448,463
                                                        ----------
                                                         1,835,355
Discount accretion over term..........................      (1,401)
                                                        ----------
                                                        $1,833,954
                                                        ==========

     To manage the relative mix of its debt between fixed and variable rate instruments, the Company has entered into interest rate swap agreements with six financial institutions. These interest rate swap agreements modify a portion of the interest characteristics of the Company's outstanding debt under its Line of Credit and Senior Term Loan without an exchange of the underlying principal amount and effectively convert variable rate debt to a fixed rate. The fixed rates to be paid, the effective fixed rate, and the variable rate to be received by the Company at December 31, 1999, are summarized in the following table:

                                                            EFFECTIVE
                                                            SWAP RATE
                                                            RECEIVED
                             SWAP RATE     EFFECTIVE      (VARIABLE) AT        SWAP
NOTIONAL AMOUNT             PAID (FIXED)   FIXED RATE   DECEMBER 31, 1999    MATURITY
---------------             ------------   ----------   -----------------   ----------
$113 million..............     5.9300%       7.5550%         7.7450%        March 2000
$ 75 million..............     5.9375%       7.5625%         7.7450%        March 2000
$ 25 million..............     5.5750%       7.1830%         8.1013%        July 2001
$ 25 million..............     5.5480%       7.1730%         8.1013%        July 2001
$ 75 million..............     5.5550%       7.1800%         8.1013%        July 2001
$100 million..............     5.7955%       8.2960%         8.9763%        July 2003
$ 25 million..............     5.8260%       8.3260%         8.9763%        July 2003
------------
$438 million
============

     The differences to be paid or received by the Company under the terms of the interest rate swap agreements are accrued as interest rates change and recognized as an adjustment to interest expense by the Company, pursuant to the terms of its interest rate agreement, and will have a corresponding effect on its future cash flows. Agreements such as these contain a credit risk in that the counterparties may be unable to meet the terms of the agreement. The Company minimizes that risk by evaluating the creditworthiness of its counterparties, who are limited to major banks and financial institutions, and does not anticipate nonperformance by the counterparties.

                       FELCOR LODGING LIMITED PARTNERSHIP

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107 requires disclosures about the fair value for all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about fair value of financial instruments are based on pertinent information available to management as of December 31, 1999. Considerable judgement is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     Management estimates the fair value of (i) accounts receivable, accounts payable and accrued expenses approximate carrying value due to the relatively short maturity of these instruments; (ii) the note receivable approximates carrying value based upon effective borrowing rates for issuance of debt with similar terms and remaining maturities; (iii) the borrowings under the Line of Credit, Senior Term loan and various other mortgage notes approximate carrying value because these borrowings accrue interest at floating interest rates based on market. The estimated fair value of the Company's fixed rate debt of $700 million is $568 million at December 31, 1999, based on current market interest rates estimated by the Company for similar debt with similar maturities.

     The Company manages its debt portfolio by using interest rate swaps to achieve an overall desired position of fixed and floating rates. The fair value of interest rate hedge contracts is estimated based on quotes from the market makers of these instruments and represents the estimated amounts the Company would expect to receive or pay to terminate the contracts. Credit and market risk exposures are limited to the net interest differentials. The estimated unrealized net gain on these instruments was approximately $6.3 million at December 31, 1999, which represents the amount the Company would receive to terminate the agreements based on current market rates.

8. REDEEMABLE OPERATING PARTNERSHIP UNITS AND PREFERRED UNITS

     The outstanding units of limited partnership interest in the Company ("Units") are redeemable at the option of the holder for a like number of shares of common stock of FelCor, or cash, or a combination thereof, at the election of FelCor. Due to these redemption rights, these limited partnership units have been excluded from partners' capital and are included in redeemable units and measured at redemption value as of the end of the periods presented. At December 31, 1999 and 1998 there were 2,990,762 and 2,938,933 redeemable units outstanding. The value of the redeemable units are based on the closing market price of FelCor's common stock at the balance sheet date, which at December 31, 1999 and 1998 was $17.50 and $23.00, respectively.

  Preferred Units

     FelCor's Board of Directors is authorized to provide for the issuance of up to 20,000,000 shares of Preferred Stock in one or more series, to establish the number of shares in each series, to fix the designation, powers preferences and rights of each such series, and the qualifications, limitations or restrictions thereof.

     In 1996 FelCor issued 6.1 million shares of its $1.95 Series A Preferred Stock at $25 per share. The Series A Preferred Stock bears an annual dividend equal to the greater of $1.95 per share or the cash distributions declared or paid for the corresponding period on the number of

                       FELCOR LODGING LIMITED PARTNERSHIP
shares of Common Stock into which the Series A Preferred Stock is then convertible. Each share of the Series A Preferred Stock is convertible at the shareholder's option to 0.7752 shares of Common Stock, subject to certain adjustments, and may not be redeemed by the Company before April 30, 2001. The proceeds from the Series A Preferred Stock were contributed to the Company in exchange for Series A Preferred Units. The preference on these units are the same as FelCor's Series A Preferred Stock.

     On May 1, 1998, FelCor issued 5.75 million depositary shares, representing 57,500 shares of 9% Series B Preferred Stock, at $25 per depositary share. The Series B Preferred Stock and the corresponding depositary shares may be called by FelCor at par on or after May 7, 2003, have no stated maturity, sinking fund or mandatory redemption, and are not convertible into any other securities of FelCor. The Series B Preferred Stock has a liquidation preference of $2,500 per share (equivalent to $25 per depositary share) and is entitled to annual dividends at the rate of 9% of the liquidation preference (equivalent to $2.25 annually per depositary share). The proceeds from the Series B Preferred Stock were contributed to the Company in exchange for Series B Preferred Units. The preference on these units are the same as FelCor's Series B Preferred Stock.

     At December 31, 1999, all distributions then payable on the Series A and Series B Preferred Units had been paid.

  Treasury Stock Repurchase Program

     On September 3, 1999, FelCor announced that its Board of Directors had authorized it to repurchase up to $100 million of its outstanding common shares. At December 31, 1999, FelCor had completed the repurchase of approximately 5.8 million common shares at a cost of approximately $98.4 million which has been recorded as a reduction to Partner's Capital as a result of the redemption of units held by FelCor to fund the repurchase.

9. TAXES, INSURANCE AND OTHER

     Taxes, insurance and other is comprised of the following for the years ended December 31, 1999, 1998, and 1997 (in thousands):

                                                      1999      1998      1997
                                                     -------   -------   -------
Real estate and personal property taxes............  $52,118   $32,892   $18,976
Property insurance.................................    3,481     2,341     1,627
State franchise taxes and Canadian income tax......    3,973     1,609       718
Other..............................................                316       162
                                                     -------   -------   -------
          Total taxes, insurance, and other........  $59,572   $37,158   $21,483
                                                     =======   =======   =======

10. LAND LEASES

     The Company leases land occupied by certain hotels from third parties under various operating leases. Certain leases contain contingent rent features based on gross revenue at the

                       FELCOR LODGING LIMITED PARTNERSHIP
respective hotels. Future minimum lease payments under the Company's land lease obligations at December 31, 1999, are as follows (in thousands):

YEAR
----
2000...................................................   $ 18,358
2001...................................................     18,346
2002...................................................     17,951
2003...................................................     17,767
2004...................................................     17,703
2005 and thereafter....................................    265,115
                                                          --------
                                                          $355,240
                                                          ========

11. COMMITMENTS AND RELATED PARTY TRANSACTIONS

  Commitments

     The Company is to receive rental income from the Lessees under the Percentage Leases, which expire in 2002 (five hotels), 2003 (three hotels), 2004 (12 hotels), 2005 (19 hotels), 2006 (26 hotels), 2007 (37 hotels), 2008 (54 hotels), and thereafter (15 hotels). The rental income under the Percentage Leases between 14 of the unconsolidated entities, of which the Company owns 50%, is payable by the Lessee to the respective entities and is not included in the following schedule of future lease commitments to the Company. Minimum future rental income (i.e., base rents) payable to the Company under these noncancelable operating leases at December 31, 1999 is as follows (in thousands):

                                                   LESSEES
                                           -----------------------
YEAR                                         DJONT       BRISTOL       TOTAL
----                                       ----------   ----------   ----------
2000.....................................  $  140,235   $  180,055   $  320,290
2001.....................................     143,609      180,076      323,685
2002.....................................     143,966      180,049      324,015
2003.....................................     130,445      177,302      307,747
2004.....................................     126,885      169,930      296,815
2005 and thereafter......................     392,499      650,239    1,042,738
                                           ----------   ----------   ----------
                                           $1,077,639   $1,537,651   $2,615,290
                                           ==========   ==========   ==========

     The Percentage Lease revenue is based on a percentage of room and suite revenues, and a varying combination of food and beverage revenues, food and beverage rents, and other revenues of the Hotels. Both the base rent and the threshold suite revenue in each lease computation are subject to adjustments for changes in the Consumer Price Index ("CPI"). The adjustment is calculated at the beginning of each calendar year for the hotels acquired prior to July of the previous year. The adjustment in any lease year may not exceed 7%. The CPI adjustments made in January 2000 ranged from 1.05% to 2.20%, dependent upon the Lessee. The CPI adjustments for 1999 ranged from 0.55% to 1.5%, dependent upon the Lessee, and in 1998 was 0.50%.

     Under the Percentage Leases, the Company is obligated to pay the costs of real estate and personal property taxes, property insurance, maintenance of underground utilities and structural elements of the Hotels, and to set aside a portion of the hotels' revenues (varying from 4% of room and suite revenue to 3% of total hotel revenue) per month, on a cumulative basis, to fund capital expenditures for the periodic replacement or refurbishment of furniture, fixtures and

                       FELCOR LODGING LIMITED PARTNERSHIP
equipment required for the retention of the franchise licenses with respect to the Hotels. Included in cash and cash equivalents at December 31, 1999 and 1998, were cash balances held by the Hotel managers for these capital expenditures of $19.9 million and $14.8 million, respectively.

  Related Party Transactions

     The Company's general partner, FelCor, shares its executive offices and certain employees with FelCor, Inc., and DJONT, and each company bears its share of the costs thereof, including an allocated portion of the rent, compensation of certain personnel (other than Mr. Corcoran, whose compensation is borne solely by FelCor), office supplies, telephones, and depreciation of office furniture, fixtures, and equipment. The Company reimburses FelCor for its share of such allocated costs. Any such allocation of shared expenses to FelCor is required to be approved by a majority of FelCor's Independent Directors. During 1999, 1998, and 1997, the Company and FelCor paid approximately $5.7 million (approximately 89.5%), $2.8 million (approximately 63%), and $1.3 million (approximately 38%), respectively, of the allocable expenses under this arrangement.

     Included in the mortgage debt of the unconsolidated entities is a mortgage loan payable to the Company in the amount of $7.8 million for 1999 and 1998. The note bears a fixed interest rate of 8% per annum with a 30 year amortization, matures on December 31, 2004, and is collateralized by a Mortgage and Assignment of Leases and Rents with respect to the annex of the hotel owned by an entity in which the Company has a 97% nonvoting interest.

12. SUPPLEMENTAL CASH FLOW DISCLOSURE

     The Company purchased certain assets and assumed certain liabilities in connection with the acquisition of hotels in 1998 and 1997. During 1999 the Company purchased the land related to three hotels, which was previously leased. These purchases were recorded under the purchase method of accounting. The fair values of the acquired assets and liabilities recorded at the date of acquisition are as follows (in thousands):

                                                 1999        1998        1997
                                                -------   ----------   --------
Assets acquired...............................  $19,776   $2,427,027   $588,053
Liabilities assumed...........................   (7,800)    (940,906)    (5,932)
Common Stock and Units issued.................   (1,174)  (1,152,856)
Minority interest contribution................                (6,989)    (8,021)
                                                -------   ----------   --------
          Net cash paid.......................  $10,802   $  326,276   $574,100
                                                =======   ==========   ========

     Under the Merger Agreement with Bristol Hotel Company, FelCor provided Bristol a $120 million interim credit facility (the "Interim Credit Facility"). At July 28, 1998, the Interim Credit facility was assumed and canceled by FelCor upon completion of the Merger.

     Approximately $39.7 million, $67.3 million, and $24.7 million of aggregate preferred unit distributions and unit distributions had been declared as of December 31, 1999, 1998, and 1997, respectively. These amounts were paid in the following January of each year.

     In 1998 the Company entered into a joint venture, in which the Company contributed a hotel with a net book value of $53.9 million for a 60% equity interest in the venture. The Company has consolidated this venture in the financial statements and recorded increases of $34.4 million in investment in hotels and minority interest in other partnerships.

                       FELCOR LODGING LIMITED PARTNERSHIP

13. STOCK BASED COMPENSATION PLANS

     FelCor sponsors three restricted stock and stock option plans (the "FelCor Plans"). In addition, upon completion of the Merger, FelCor assumed two stock option plans previously sponsored by Bristol Hotel Company (the "Bristol Plans"). FelCor was initially obligated to issue up to 1,271,103 shares of its Common Stock pursuant to the Bristol Plans. No additional options may be awarded under the Bristol Plans. The FelCor Plans and the Bristol Plans are referred to collectively as the "Plans." Upon issuance of any stock, FelCor is obligated to contribute the proceeds to the Company in exchange for a like number of units.

  Stock Options

     FelCor is authorized to issue 2,950,000 shares of Common Stock under the FelCor Plans pursuant to awards granted in the form of incentive stock options, non-qualified stock options, and restricted stock. All options have 10-year contractual terms and vest over five equal annual installments (20% per year), beginning in the year following the date of grant.

     The options outstanding under the Bristol Plans generally vest either in four equal annual installments (25% per year) beginning in the second year following the original date of award, in five equal annual installments (20% per year) beginning in the year following the original date of award, or on a single date that is three to five years following the original date of the date of award.

     A summary of the status of FelCor's non-qualified stock options under the Plans as of December 31, 1999, 1998, and 1997, and the changes during the years are presented below:

                                  1999                     1998                     1997
                         ----------------------   ----------------------   ----------------------
                                       WEIGHTED                 WEIGHTED                 WEIGHTED
                         # SHARES OF   AVERAGE    # SHARES OF   AVERAGE    # SHARES OF   AVERAGE
                         UNDERLYING    EXERCISE   UNDERLYING    EXERCISE   UNDERLYING    EXERCISE
                           OPTIONS      PRICES      OPTIONS      PRICES      OPTIONS      PRICES
                         -----------   --------   -----------   --------   -----------   --------
Outstanding at
  beginning of
  the year.............   2,540,466     $22.53     1,670,500     $29.96     1,047,500     $25.67
Granted(A)(B)..........       9,750     $22.13     2,445,813     $20.54       752,000     $35.70
Exercised..............        (760)    $10.33      (332,915)    $11.67       (31,000)    $19.11
Forfeited(B)...........     (52,683)    $32.41    (1,242,932)    $31.51       (98,000)    $31.56
                          ---------               ----------                ---------
Outstanding at end
  of year..............   2,496,773     $22.32     2,540,466     $22.53     1,670,500     $29.96
                          =========               ==========                =========
Exercisable at end
  of year..............     906,675     $24.58       796,499     $24.64       411,500     $24.42

------------

(A) 1998 grants include options covering 1,271,103 shares of Common Stock issuable as a result of the assumption of the Bristol Plans.

(B) To enable FelCor to preserve its stock options as a meaningful element of compensation in 1998, existing option holders under the FelCor Plans employed by FelCor on a full-time basis were offered the opportunity to exchange their existing options (having exercise prices ranging from $26.44 to $38.56 per share) for a lesser number of new options having an equal value under the Black-Scholes option pricing model. Twenty-two employees accepted this offer in 1998, surrendering for cancellation existing options covering an aggregate of 1,151,500 shares of Common Stock at a weighted average exercise price of $32.807 per share for new options covering an aggregate of 840,393 shares of Common Stock at an exercise price of $22.125 per share. The new options have the same

                       FELCOR LODGING LIMITED PARTNERSHIP
     expiration dates and vesting schedules as the options surrendered for cancellation; however, none of the new options were exercisable prior to January 1, 2000.

                                     OPTIONS OUTSTANDING            OPTIONS EXERCISABLE
                             -----------------------------------   ----------------------
                               NUMBER        WGTD.        WGTD       NUMBER       WGTD.
                             OUTSTANDING      AVG.        AVG.     EXERCISABLE     AVG.
RANGE OF                         AT        REMAINING    EXERCISE       AT        EXERCISE
EXERCISE PRICES               12/31/99        LIFE       PRICE      12/31/99      PRICE
---------------              -----------   ----------   --------   -----------   --------
$10.33 to $29.50...........   2,206,819       7.21       $20.80      734,890      $22.21
$30.28 to $36.63...........     289,954       7.63       $33.92      171,785      $34.72
----------------              ---------       ----       ------      -------      ------
$10.33 to $36.63...........   2,496,773       7.26       $22.32      906,675      $24.58

  Restricted Stock

     A summary of the status of FelCor's restricted stock grants as of December 31, 1999, 1998, and 1997 and the changes during the years are presented below:

                                    1999                     1998                     1997
                           ----------------------   ----------------------   ----------------------
                                       WEIGHTED                 WEIGHTED                 WEIGHTED
                                        AVERAGE                  AVERAGE                  AVERAGE
                                      FAIR MARKET              FAIR MARKET              FAIR MARKET
                                       VALUE AT                 VALUE AT                 VALUE AT
                           # SHARES      GRANT      # SHARES      GRANT      # SHARES      GRANT
                           --------   -----------   --------   -----------   --------   -----------
Outstanding at beginning
  of the year............  125,375      $28.97      115,500      $29.03       84,500      $26.04
                           -------                  -------                  -------
Granted:
  With 5-year pro rata
    vesting..............                             5,000      $21.25       35,000      $35.00
  Vest 100% at grant
    date.................                             4,875      $35.63        6,000      $35.00
  Vest 100% within 12
    months of grant......                                                      2,500      $36.94
                                                    -------      ------      -------
Total granted............                             9,875      $28.35       43,500      $35.11
Forfeited................                                                    (12,500)     $30.00
                           -------                  -------                  -------
Outstanding at end of
  year...................  125,375      $28.97      125,375      $28.97      115,500      $29.03
                           =======                  =======                  =======
Vested at end
  of year................   83,575      $28.35       65,175      $28.26       40,400      $26.60

14. LESSEES

     All of the Company's percentage lease revenue is derived from the Percentage Leases with the Lessees. Certain information, related to DJONT's financial statements, is as follows (in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                                1999      1998
                                                              --------   -------
Balance Sheet Information:
  Cash and cash equivalents.................................  $ 20,127   $28,538
  Accounts receivable, net..................................  $ 28,601   $27,561
  Total assets..............................................  $ 71,659   $63,972
  Due to FelCor Lodging Limited Partnership.................  $ 22,064   $16,875
  Accounts payable..........................................  $ 12,742   $13,508
  Shareholders' deficit.....................................  $(13,142)  $(8,231)

                       FELCOR LODGING LIMITED PARTNERSHIP

                                                    YEARS ENDED DECEMBER 31,
                                                 ------------------------------
                                                   1999       1998       1997
                                                 --------   --------   --------
Statement of Operations Information:
  Room and suite revenue.......................  $649,323   $618,122   $456,614
  Percentage lease expenses....................  $307,532   $289,891   $216,990
  Net income (loss)............................  $ (4,911)  $    844   $ (2,672)

     Certain entities owning interests in DJONT and managers for certain hotels have agreed to make loans to DJONT of up to an aggregate of approximately $17.3 million to the extent necessary to enable DJONT to pay rent and other obligations due under the respective Percentage Leases relating to a total of 38 of the Hotels. No such loans were outstanding at December 31, 1999.

     DJONT engages third-party managers to operate the Hotels leased by it and generally pays such managers a base management fee based on a percentage of room and suite revenue and an incentive management fee based on DJONT's income before overhead expenses for each hotel. In certain instances, the hotel managers have subordinated fees and are committed to make subordinated loans to DJONT, if needed, to meet its rental and other obligations under the Percentage Leases.

     Bristol is a publicly traded company whose stock is listed on the New York Stock Exchange under the symbol BH and that files financial statements in accordance with the Securities Exchange Act of 1934, as amended.

     Bristol serves as both the lessee and manager of the 100 Hotels leased to it by the Company at December 31, 1999, and, as such, is compensated for both roles through the profitability of the Hotels, after meeting their operating expenses and rental obligations under the Percentage Leases.

     Bristol has entered into an absolute and unconditional guarantee of the obligations of the Bristol Lessees under the Percentage Leases, and is required to maintain a minimum liquid net worth. A portion of this liquid net worth is being satisfied through a letter of credit for the benefit of the Company. This Letter of Credit is subject to periodic reductions upon satisfaction of certain conditions and, at December 31, 1999, totaled $9.1 million. According to Bristol's press release dated February 1, 2000, for the year ended December 31, 1999, and the period from July 28, 1998, through December 31, 1998, Bristol had net income of $8.2 million and $2.6 million, respectively, and at December 31, 1999 and 1998, had stockholders' equity of $43.1 million and $35.4 million, respectively.

     At December 31, 1999, the Company owned interests in 188 Hotels operating under various brand names. The Hotels generally operate pursuant to franchise license agreements which require the payment of fees based on a percentage of room and suite revenue. These fees are paid by the Lessees.

15. SEGMENT INFORMATION

     The Company has determined that its reportable segments are those that are consistent with the Company's method of internal reporting, which segments its business by Lessee. The Company's Lessees at December 31, 1999, were DJONT and Bristol. Prior to July 28, 1998 (the date of the Bristol Merger), the Company had only one lessee, DJONT.

                       FELCOR LODGING LIMITED PARTNERSHIP

     The following tables present information about the reportable segments for the year ended December 31, 1999 and 1998 (in thousands):

                                                                                 CORPORATE
                                                                   SEGMENT     NOT ALLOCABLE   CONSOLIDATED
                                          DJONT       BRISTOL       TOTAL       TO SEGMENTS       TOTAL
                                        ----------   ----------   ----------   -------------   ------------
YEAR ENDED DECEMBER 31, 1999
Statement of Operations Information:
Revenues:
  Percentage lease revenue............  $  256,128   $  234,765   $  490,893                    $  490,893
  Equity in income from unconsolidated
    entities..........................  $    7,725   $      759   $    8,484                    $    8,484
Expenses:
  Depreciation........................  $   80,969   $   71,748   $  152,717     $     231      $  152,948
  Interest expense....................                                           $ 125,435      $  125,435
Income (loss) before nonrecurring
  items...............................  $  147,868   $  118,949   $  266,817     $(130,164)     $  136,653
Gain on sale of hotels................                                           $     236      $      236
Income (loss) before extraordinary
  change..............................  $  147,868   $  118,949   $  266,817     $(129,928)     $  136,889
Funds from operations:
  Income (loss) before extraordinary
    charge............................  $  147,868   $  118,949   $  266,817     $(129,928)     $  136,889
  Series B preferred distributions....                                             (12,937)        (12,937)
  Depreciation........................      80,969       71,748      152,717           231         152,948
  Depreciation for unconsolidated
    entities..........................       9,248          747        9,995                         9,995
                                        ----------   ----------   ----------     ---------      ----------
Funds from operations.................  $  238,085   $  191,444   $  429,529     $(142,634)     $  286,895
                                        ==========   ==========   ==========     =========      ==========
  Weighted average units
    outstanding(1)....................                                                              75,251
Other Information:
        Total assets..................  $1,940,247   $2,243,916   $4,184,163     $  68,555      $4,252,718
        Capital expenditures..........  $   51,587   $  170,733   $  222,320                    $  222,320
YEAR ENDED DECEMBER 31, 1998
Statement of Operations Information:
Percentage lease revenue..............  $  237,555   $   90,480   $  328,035                    $  328,035
Equity in income from unconsolidated
  entities............................  $    6,744   $      273   $    7,017                    $    7,017
Expenses:
  Depreciation........................  $   71,055   $   19,619   $   90,674     $     161      $   90,835
  Interest expense....................                                           $  73,182      $   73,182
Income before nonrecurring item.......  $  143,736   $   54,233   $  197,969     $ (74,032)     $  123,937
Gain on sale of hotels................                                           $     477      $      477
Income (loss) before extraordinary
  charge..............................  $  143,736   $   54,233   $  197,969     $ (73,555)     $  124,414
Funds from operations:
  Income (loss) before extraordinary
    charge............................  $  143,736   $   54,233   $  197,969     $ (73,555)     $  124,414
  Series B preferred distributions....                                              (8,373)         (8,373)
  Depreciation........................      71,055       19,619       90,674           161          90,835
  Depreciation for unconsolidated
    entities..........................      10,254          233       10,487                        10,487
                                        ----------   ----------   ----------     ---------      ----------
Funds from operations.................  $  225,045   $   74,085   $  299,130     $ (81,767)     $  217,363
                                        ==========   ==========   ==========     =========      ==========
  Weighted average units
    outstanding(1)....................                                                              58,013
Other Information:
        Total assets..................  $2,022,975   $2,093,328   $4,116,303     $  59,080      $4,175,383
        Capital expenditures..........  $   65,264   $   65,839   $  131,103                    $  131,103

------------

(1) Weighted average units outstanding are computed including dilutive FelCor options and unvested stock grants, and assuming conversion of Series A Preferred Units to Units.

                       FELCOR LODGING LIMITED PARTNERSHIP

     The following table sets forth Percentage Lease revenue and investment in hotel assets represented by the following geographical areas as of and for the years ended December 31, (in thousands):

                                PERCENTAGE LEASE REVENUE    INVESTMENT IN HOTEL ASSETS
                                -------------------------   ---------------------------
                                   1999          1998           1999           1998
                                -----------   -----------   ------------   ------------
California....................   $ 97,283      $ 63,733      $  698,942     $  642,965
Texas.........................     94,782        52,220         891,626        854,558
Florida.......................     61,516        45,719         542,298        519,280
Georgia.......................     39,247        23,691         355,519        349,429
Other States..................    186,248       138,437       1,802,220      1,705,220
Canada........................     11,817         5,123          75,294         62,202
                                 --------      --------      ----------     ----------
          Total...............   $490,893      $328,923      $4,365,899     $4,133,654
                                 ========      ========      ==========     ==========

16. RECENTLY ISSUED STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). FAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging
Activities -- Deferral of the Effective Date of FASB 133" which deferred the effective date of FAS 133 for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company believes that, upon implementation, FAS 133 will not have a material impact on the financial statements of the Company.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101") which provides guidance on revenue recognition. SAB 101 is effective for fiscal years beginning after December 15, 1999. SAB 101 requires that a lessor not recognize contingent rental income until annual specified thresholds have been achieved by the lessee. During 1999, the Company's leases had quarterly, rather than annual, specified rental thresholds and the Company recognized contingent rentals earned in each quarter pursuant to the Percentage Lease terms. The Company has reviewed the terms of its Percentage Leases and has determined that the provisions of SAB 101 will not materially impact the Company's revenue recognition on an interim basis in 2000, since a significant majority of the Percentage Leases contain quarterly specified thresholds. SAB 101 will not impact the Company's revenue recognition on an annual basis given the Company maintains only calendar year leases. SAB 101 will have no impact on the Company's interim or annual cash flow from the Lessees, and therefore on its ability to pay distributions.

17. QUARTERLY OPERATING RESULTS (UNAUDITED)

     The Company's unaudited consolidated quarterly operating data for the years ended December 31, 1999 and 1998 follows (in thousands, except per unit data). In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of quarterly results have been reflected in the data. It is also management's opinion, however, that quarterly operating data for hotel enterprises are not indicative of results to be achieved in succeeding quarters or years. In order to obtain a more accurate indication of

                       FELCOR LODGING LIMITED PARTNERSHIP
performance, there should be a review of operating results, changes in partner's equity and cash flows for a period of several years.

                                             FIRST      SECOND     THIRD      FOURTH
                   1999                     QUARTER    QUARTER    QUARTER    QUARTER
                   ----                     --------   --------   --------   --------
Total revenues............................  $126,917   $135,187   $124,082   $117,815
Income before nonrecurring items..........  $ 38,067   $ 43,454   $ 31,115   $ 24,017
Net income applicable to unitholders......  $ 31,883   $ 36,157   $ 24,931   $ 18,070
Per diluted unit data:
  Net income applicable to unitholders....  $   0.45   $   0.51   $   0.35   $   0.26
  Weighted average units outstanding......    70,964     71,338     71,001     68,533

                                                FIRST    SECOND     THIRD      FOURTH
                    1998                       QUARTER   QUARTER   QUARTER    QUARTER
                    ----                       -------   -------   --------   --------
Total revenues...............................  $57,528   $67,402   $108,599   $106,088
Income before nonrecurring items.............  $23,251   $26,944   $ 41,493   $ 32,249
Net income applicable to unitholders.........  $19,746   $22,090   $ 32,790   $ 25,290
Per diluted unit data:
  Net income applicable to unitholders.......  $  0.50   $  0.55   $   0.53   $   0.36
  Weighted average units outstanding.........   39,885    39,882     61,913     71,126

18. CONSOLIDATING FINANCIAL INFORMATION

     Certain of the Company's wholly-owned subsidiaries (FelCor/CSS Holdings, L.P.; FelCor/ CSS Hotels, L.L.C.; FelCor/LAX Hotels L.L.C.; FelCor Eight Hotels, L.L.C.; FelCor/St. Paul Holdings, L.P.; FelCor/LAX Holdings, L.P.; FHAC Nevada Holdings, L.L.C.; FHAC Texas Holdings, L.P., FelCor Omaha Hotel Company, L.L.C., FelCor Country Villa Hotel, L.L.C., FelCor Moline Hotel, L.L.C., FelCor Canada Co. and FelCor Hotel Asset Company, L.L.C., collectively "Subsidiary Guarantors"), together with FelCor and one of its wholly-owned subsidiaries (FelCor Nevada Holdings, L.L.C.), are guarantors of senior debt. The following tables present consolidating information for the Subsidiary Guarantors.

                       FELCOR LODGING LIMITED PARTNERSHIP

                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                               SUBSIDIARY   NON-GUARANTOR                     TOTAL
                                 FELCOR L.P.   GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                 -----------   ----------   -------------   ------------   ------------
                                                ASSETS

Net investment in hotel
  properties...................  $  974,642    $1,884,901    $1,175,801                     $4,035,344
Equity investment in
  consolidated entities........   2,799,824                                 $(2,799,824)
Investment in unconsolidated
  entities.....................     120,556        16,162                                      136,718
Cash and cash equivalents......       3,093        12,418        20,612                         36,123
Due from Lessee................      12,615         5,035           744                         18,394
Due (to)/from subsidiary.......    (191,148)      219,280       (28,132)
Note receivable from
  unconsolidated entity........       7,760                                                      7,760
Deferred assets................       9,842         1,336         4,295                         15,473
Other assets...................       3,796         1,834           309                          5,939
                                 ----------    ----------    ----------     -----------     ----------
         Total assets..........  $3,740,980    $2,140,966    $1,173,629     $(2,799,824)    $4,255,751
                                 ==========    ==========    ==========     ===========     ==========

                                   LIABILITIES AND PARTNERS' CAPITAL

Debt...........................  $1,371,220    $  142,530    $  320,204                     $1,833,954
Distributions payable..........      39,657                                                     39,657
Accrued expenses and other
  liabilities..................      65,480                                                     65,480
Minority interest -- other
  partnerships.................        (366)                     52,037                         51,671
                                 ----------    ----------    ----------     -----------     ----------
         Total liabilities.....   1,475,991       142,530       372,241                      1,990,762
                                 ----------    ----------    ----------     -----------     ----------
Redeemable units, at redemption
  value........................      52,338                                                     52,338
Preferred units................     295,000                                                    295,000
Partners' capital..............   1,917,651     1,998,436       801,388     $(2,799,824)     1,917,651
                                 ----------    ----------    ----------     -----------     ----------
         Total liabilities and
           partners' capital...  $3,740,980    $2,140,966    $1,173,629     $(2,799,824)    $4,255,751
                                 ==========    ==========    ==========     ===========     ==========

                       FELCOR LODGING LIMITED PARTNERSHIP

                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                               SUBSIDIARY    NON-GUARANTOR                     TOTAL
                                 FELCOR L.P.   GUARANTORS    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                 -----------   -----------   -------------   ------------   ------------
                                                 ASSETS

Net investment in hotel
  properties...................  $1,073,266    $ 1,909,299    $  973,017                     $3,955,582
Equity investment in
  consolidated entities........   2,647,693                                  $(2,647,693)
Investment in unconsolidated
  entities.....................     123,345         16,912            42                        140,299
Cash and cash equivalents......      20,000          4,672        10,020                         34,692
Due from Lessee................       8,248         13,905        (3,185)                        18,968
Due (to)/from subsidiary.......     (51,291)        47,111         4,180
Note receivable from
  unconsolidated entity........       7,766                                                       7,766
Deferred assets................       9,996             45                                       10,041
Other assets...................       6,201          1,834                                        8,035
                                 ----------    -----------    ----------     -----------     ----------
         Total assets..........  $3,845,224    $ 1,993,778    $  984,074     $(2,647,693)    $4,175,383
                                 ==========    ===========    ==========     ===========     ==========

                                   LIABILITIES AND PARTNERS' CAPITAL

Debt...........................  $1,316,696    $    48,942    $  229,096                     $1,594,734
Distributions payable..........      67,262                                                      67,262
Accrued expenses and other
  liabilities..................      56,296            192           824                         57,312
Minority interest  -- other
  partnerships.................                                   51,105                         51,105
                                 ----------    -----------    ----------     -----------     ----------
         Total liabilities.....   1,440,254         49,134       281,025                      1,770,413
                                 ----------    -----------    ----------     -----------     ----------
Redeemable units, at redemption
  value........................      67,595                                                      67,595
Preferred units................     295,000                                                     295,000
Partners' capital..............   2,042,375      1,944,644       703,049     $(2,647,693)     2,042,375
                                 ----------    -----------    ----------     -----------     ----------
         Total liabilities
           and partners'
           capital.............  $3,845,224    $ 1,993,778    $  984,074     $(2,647,693)    $4,175,383
                                 ==========    ===========    ==========     ===========     ==========

                       FELCOR LODGING LIMITED PARTNERSHIP

                     CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                 SUBSIDIARY   NON-GUARANTOR      TOTAL
                                   FELCOR L.P.   GUARANTORS   SUBSIDIARIES    CONSOLIDATED
                                   -----------   ----------   -------------   ------------
Revenues:
Percent rent.....................   $131,706      $228,154      $131,033        $490,893
Equity in income from
  unconsolidated entities........      7,725           759                         8,484
Other revenue....................      4,624                                       4,624
                                    --------      --------      --------        --------
         Total revenue...........    144,055       228,913       131,033         504,001
                                    --------      --------      --------        --------
Expenses:
General and administrative.......      2,447         4,240         2,435           9,122
Depreciation.....................     43,090        69,665        40,193         152,948
Taxes, insurance and other.......     17,643        39,460        20,027          77,130
Interest expense.................     95,254         9,327        20,854         125,435
Minority interest other
  partnerships...................      1,099                       1,614           2,713
                                    --------      --------      --------        --------
         Total expenses..........    159,533       122,692        85,123         367,348
Net income (loss) before
  nonrecurring items.............    (15,478)      106,221        45,910         136,653
Gain on sale of hotels, net......        236                                         236
Extraordinary charge for write
  off of deferred financing
  fees...........................      1,113                                       1,113
                                    --------      --------      --------        --------
Net income (loss)................    (16,355)      106,221        45,910         135,776
Preferred distributions..........     24,735                                      24,735
                                    --------      --------      --------        --------
Net income (loss) applicable to
  unitholders....................   $(41,090)     $106,221      $ 45,910        $111,041
                                    ========      ========      ========        ========

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                 SUBSIDIARY   NON-GUARANTOR      TOTAL
                                   FELCOR L.P.   GUARANTORS   SUBSIDIARIES    CONSOLIDATED
                                   -----------   ----------   -------------   ------------
Cash flows from operating
  activities.....................   $ 17,555      $183,998      $  80,812      $ 282,365
Cash flows from (used
  in)investing activities........     55,786       (99,074)      (162,229)      (205,517)
Cash flows from (used in)
  financing activities...........    (90,248)      (77,178)        92,009        (75,417)
                                    --------      --------      ---------      ---------
Change in cash and cash
  equivalents....................    (16,907)        7,746         10,592          1,431
Cash and cash equivalents at
  beginning of period............     20,000         4,672         10,020         34,692
                                    --------      --------      ---------      ---------
Cash and equivalents at end of
  year...........................   $  3,093      $ 12,418      $  20,612      $  36,123
                                    ========      ========      =========      =========

                       FELCOR LODGING LIMITED PARTNERSHIP

                     CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                       SUBSIDIARY   NON-GUARANTOR      TOTAL
                                         FELCOR L.P.   GUARANTORS   SUBSIDIARIES    CONSOLIDATED
                                         -----------   ----------   -------------   ------------
Revenues:
Percent rent...........................   $125,103      $143,977       $58,955        $328,035
Equity in income from unconsolidated
  entities.............................      6,960                          57           7,017
Other revenue..........................      4,504            61                         4,565
                                          --------      --------       -------        --------
          Total revenue................    136,567       144,038        59,012         339,617
                                          --------      --------       -------        --------
Expenses:
General and administrative.............      2,117         2,226           911           5,254
Depreciation...........................     36,490        41,021        13,324          90,835
Taxes, insurance and other.............     14,388        23,548         7,352          45,288
Interest expense.......................     62,785         3,076         7,321          73,182
Minority interest other partnerships...                                  1,121           1,121
                                          --------      --------       -------        --------
          Total expenses...............    115,780        69,871        30,029         215,680
  Net income before nonrecurring
     items.............................     20,787        74,167        28,983         123,937
  Gain on sale of hotels, net..........        477                                         477
  Extraordinary charge for write off of
     deferred financing fees...........      3,075                                       3,075
                                          --------      --------       -------        --------
  Net income...........................     18,189        74,167        28,983         121,339
Preferred distributions................     21,423                                      21,423
                                          --------      --------       -------        --------
Net income (loss) applicable to
  unitholders..........................   $ (3,234)     $ 74,167       $28,983        $ 99,916
                                          ========      ========       =======        ========

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                     SUBSIDIARY   NON-GUARANTOR      TOTAL
                                       FELCOR L.P.   GUARANTORS   SUBSIDIARIES    CONSOLIDATED
                                       -----------   ----------   -------------   ------------
Cash flows from operating
  activities.........................   $  34,025     $115,187      $ 43,371       $ 192,583
Cash flows used in investing
  activities.........................    (444,363)     (25,753)      (80,382)       (550,498)
Cash flows from (used in) financing
  activities.........................     412,795      (84,762)       47,031         375,064
                                        ---------     --------      --------       ---------
Change in cash and cash
  equivalents........................       2,457        4,672        10,020          17,149
Cash and cash equivalents at
  beginning of period................      17,543                                     17,543
                                        ---------     --------      --------       ---------
Cash and equivalents at end of
  year...............................   $  20,000     $  4,672      $ 10,020       $  34,692
                                        =========     ========      ========       =========

                       FELCOR LODGING LIMITED PARTNERSHIP

                     CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                        SUBSIDIARY   NON-GUARANTOR      TOTAL
                                          FELCOR L.P.   GUARANTORS   SUBSIDIARIES    CONSOLIDATED
                                          -----------   ----------   -------------   ------------
Revenues:
Percent rent............................   $  83,528     $ 77,335      $  8,251       $ 169,114
Equity in income from unconsolidated
  entities..............................       6,963                                      6,963
Other revenue...........................         367          207                           574
                                           ---------     --------      --------       ---------
          Total revenue.................      90,858       77,542         8,251         176,651
                                           ---------     --------      --------       ---------
Expenses:
General and administrative..............       1,848        1,712           183           3,743
Depreciation............................      22,798       26,094         1,906          50,798
Taxes, insurance and other..............      11,781       10,661           651          23,093
Interest expense........................      26,673        2,119                        28,792
Minority interest other partnerships....                                    573             573
                                           ---------     --------      --------       ---------
          Total expenses................      63,100       40,586         3,313         106,999
                                           ---------     --------      --------       ---------
Net income before extraordinary
  charge................................      27,758       36,956         4,938          69,652
Extraordinary charge for write off of
  deferred financing fees...............         185                                        185
                                           ---------     --------      --------       ---------
Net income..............................      27,573       36,956         4,938          69,467
Preferred distributions.................      11,797                                     11,797
                                           ---------     --------      --------       ---------
Net income applicable to unitholders....   $  15,776     $ 36,956      $  4,938       $  57,670
                                           =========     ========      ========       =========

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                       SUBSIDIARY   NON-GUARANTOR      TOTAL
                                         FELCOR L.P.   GUARANTORS   SUBSIDIARIES    CONSOLIDATED
                                         -----------   ----------   -------------   ------------
Cash flows from operating activities...   $  57,817     $ 36,598      $  3,063       $  97,478
Cash flows used in investing
  activities...........................    (598,467)     (16,242)      (73,151)       (687,860)
Cash flows from (used in) financing
  activities...........................     550,400      (20,356)       70,088         600,132
                                          ---------     --------      --------       ---------
Change in cash and cash equivalents....       9,750                                      9,750
Cash and cash equivalents at beginning
  of period............................       7,793                                      7,793
                                          ---------     --------      --------       ---------
Cash and equivalents at end of year....   $  17,543     $             $              $  17,543
                                          =========     ========      ========       =========

                       FELCOR LODGING LIMITED PARTNERSHIP

19. SUBSEQUENT EVENTS

     In connection with the efforts of Bass plc to acquire Bristol, as announced on February 28, 2000, a Bass subsidiary (Bass America, Inc.) contributed 4,713,185 outstanding FelCor common shares held by it to the Company in exchange for a like number of units. This exchange will not affect FFO or earnings per unit, although it results in reducing FelCor's percentage ownership in the Company from approximately 95% to approximately 88%.

     On January 4, 2000, FelCor announced that its Board of Directors had approved a $200 million increase to the existing $100 million stock repurchase program, authorizing FelCor to purchase up to an aggregate of $300 million of its outstanding common shares. Through September 15, 2000, FelCor had repurchased approximately 9.5 million shares of FelCor common stock at an aggregate cost of approximately $167.8 million.

     On April 26, 2000, the Company closed a 10-year, $145 million First Mortgage Term Loan, which is collateralized by seven Sheraton hotels and carries an 8.73% fixed interest rate. On May 2, 2000, the Company closed $186 million of 10-year, First Mortgage Term Loans which are collateralized by eight Embassy Suites hotels and carry an 8.69% fixed interest rate. The loans are non-recourse, mature in May 2010, and amortize over 25 years. The proceeds of these loans were used to reduce borrowings under its $850 million Line of Credit.

     The Company has identified 25 hotels that it considers non-strategic and has announced its intention to sell such hotels within the next year. Three of the hotels are leased by DJONT and the other 22 are leased and managed by Bristol. The Company expects gross sales proceeds from these hotels to be approximately $150 million and net proceeds to be approximately $136 million. In connection with the decision to sell these hotels, the Company has recorded, at June 30, 2000, a one-time reserve of $63 million representing the difference between the net book value of these hotels and the estimated net proceeds. The results of operations associated with the assets held for sale, included in the Company's results of operations, for the six months ended June 30, 2000, is $6.1 million. The hotels were depreciated through June 30, 2000.

     On July 14, the Company entered into a binding sale contract to sell its Embassy Suites hotel, Los Angeles International Airport-North, California (215 suites) for a gross price of approximately $24 million. The Company expects the sale will close in the third quarter of 2000, and result in a gain on sale of approximately $2.5 million. This hotel is not included in the 25 hotels held for sale.

     On July 21, 2000, FelCor's Independent Directors approved the acquisition of 100% of DJONT effective January 1, 2001. The purchase price is approximately 417,000 units of the Company; no binding agreements have been entered into for this acquisition, and the Company cannot assure that they will successfully complete this transaction.

     On August 1, 2000, the Company renewed it Line of Credit. The Line of Credit was reduced from $850 million to $600 million and the maturity was extended from July 2001 to August 2003. The effective interest rate ranges from
87.5 basis points to 250 basis points above LIBOR depending on the Company's leverage and corporate rating.

     On September 15, 2000, the Company completed the private placement of $400 million in aggregate principal amount of its long term senior unsecured notes. The notes bear interest at 9 1/2%, mature in 2008 and are priced at 98.633% to yield 9.75%. The discount on the $400 million senior notes accrete using the straight line method over the maturity of the notes.

                       FELCOR LODGING TRUST INCORPORATED

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               JUNE 30,     DECEMBER 31,
                                                                 2000           1999
                                                              -----------   ------------
                                                              (UNAUDITED)
                                         ASSETS

Investment in hotels, net of accumulated depreciation of
  $397,735 at June 30, 2000 and $330,555 at December 31,
  1999......................................................  $3,796,755     $4,035,344
Investment in unconsolidated entities.......................     133,038        136,718
Assets held for sale........................................     135,647
Cash and cash equivalents...................................      50,852         36,123
Due from Lessees............................................      28,598         18,394
Note receivable from unconsolidated entity..................       7,728          7,760
Deferred expenses, net of accumulated amortization of $6,874
  at June 30, 2000 and $4,491 at December 31, 1999..........      17,093         15,473
Other assets................................................       7,054          5,939
                                                              ----------     ----------
          Total assets......................................  $4,176,765     $4,255,751
                                                              ==========     ==========

                          LIABILITIES AND SHAREHOLDERS' EQUITY

Debt, net of discount of $1,288 at June 30, 2000 and $1,401
  at December 31, 1999......................................  $1,882,743     $1,833,954
Distributions payable.......................................      35,237         39,657
Accrued expenses and other liabilities......................      73,335         65,480
Deferred rent...............................................      18,604
Minority interest in Operating Partnership, 7,597 and 2,991
  units issued and outstanding at June 30, 2000 and December
  31, 1999, respectively....................................     221,878         90,078
Minority interest in other partnerships.....................      50,710         51,671
                                                              ----------     ----------
          Total liabilities.................................   2,282,507      2,080,840
                                                              ----------     ----------
Commitments and contingencies (Notes 5 and 6)
Shareholders' equity:
Preferred stock, $.01 par value, 20,000 shares authorized:
  Series A Cumulative Preferred Stock, 6,031 and 6,050
     shares issued and outstanding at June 30, 2000 and
     December 31, 1999, respectively........................     150,765        151,250
  Series B Redeemable Preferred Stock, 58 shares issued and
     outstanding............................................     143,750        143,750
Common stock, $.01 par value, 200,000 shares authorized,
  69,412 and 69,291 shares issued, including shares in
  treasury, at June 30, 2000 and December 31, 1999,
  respectively..............................................         694            693
Additional paid-in capital..................................   2,078,023      2,138,477
Distributions in excess of earnings.........................    (206,783)      (119,385)
                                                              ----------     ----------
                                                               2,166,449      2,314,785
Common stock in treasury, at cost, 14,600 shares and 6,976
  shares at June 30, 2000 and December 31, 1999,
  respectively..............................................    (272,191)      (139,874)
                                                              ----------     ----------
          Total shareholders' equity........................   1,894,258      2,174,911
                                                              ----------     ----------
          Total liabilities and shareholders' equity........  $4,176,765     $4,255,751
                                                              ==========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR LODGING TRUST INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2000 AND 1999
              (UNAUDITED, IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                          THREE MONTHS ENDED       SIX MONTHS ENDED
                                               JUNE 30,                JUNE 30,
                                         --------------------    --------------------
                                           2000        1999        2000        1999
                                         --------    --------    --------    --------
Revenues:
  Percentage lease revenue.............  $133,286    $131,891    $256,335    $256,882
  Equity in income from unconsolidated
     entities..........................     3,769       2,591       5,648       3,837
  Other revenue........................       810         705       2,687       1,385
                                         --------    --------    --------    --------
          Total revenues...............   137,865     135,187     264,670     262,104
                                         --------    --------    --------    --------
Expenses:
  Depreciation.........................    41,080      37,737      81,480      74,162
  Reserve for assets held for sale.....    63,000                  63,000
  Interest expense.....................    39,740      30,750      77,644      59,172
  Taxes, insurance, and other..........    17,234      15,425      35,877      32,372
  Land leases..........................     6,151       4,479      11,711       8,485
  General and administrative...........     2,713       2,509       6,112       4,753
  Minority interest in Operating
     Partnership.......................    (3,403)      1,519      (2,399)      2,839
  Minority interest in other
     partnerships......................     1,125         833       2,093       1,639
                                         --------    --------    --------    --------
          Total expenses...............   167,640      93,252     275,518     183,422
                                         --------    --------    --------    --------
Net income (loss) before nonrecurring
  items................................   (29,775)     41,935     (10,848)     78,682
Gain on sale of land...................       875                     875
Extraordinary charge from write off of
  deferred financing fees..............                (1,113)                 (1,113)
                                         --------    --------    --------    --------
Net income (loss)......................   (28,900)     40,822      (9,973)     77,569
Preferred dividends....................     6,174       6,184      12,358      12,368
                                         --------    --------    --------    --------
Net income (loss) applicable to common
  shareholders.........................  $(35,074)   $ 34,638    $(22,331)   $ 65,201
                                         ========    ========    ========    ========
Per common share data:
Basic:
  Net income (loss) applicable to
     common shareholders...............  $  (0.64)   $   0.51    $  (0.39)   $   0.96
                                         ========    ========    ========    ========
  Weighted average common shares
     outstanding.......................    54,714      68,013      56,930      68,011
Diluted:
  Net income (loss) applicable to
     common shareholders...............  $  (0.64)   $   0.51    $  (0.39)   $   0.95
                                         ========    ========    ========    ========
  Weighted average common shares
     outstanding.......................    54,945      68,351      57,161      68,347

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR LODGING TRUST INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                           (UNAUDITED, IN THOUSANDS)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Cash flows from operating activities:
  Net income (loss).........................................  $  (9,973)  $  77,569
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation...........................................     81,480      74,162
     Gain on sale of land...................................       (875)
     Reserve for assets held for sale.......................     63,000
     Amortization of deferred financing fees................      2,383       1,303
     Accretion of debt......................................       (446)       (494)
     Amortization of unearned officers' and directors'
      compensation..........................................        472         350
     Equity in income from unconsolidated entities..........     (5,648)     (3,837)
     Extraordinary charge for write off of deferred
      financing fees........................................                  1,113
     Minority interest in Operating Partnership.............     (2,399)      2,839
     Minority interest in other partnerships................      2,093       1,639
  Changes in assets and liabilities:
     Due from Lessees.......................................    (10,204)    (13,356)
     Deferred expenses......................................     (4,003)     (5,538)
     Other assets...........................................     (1,251)     (1,140)
     Deferred rent..........................................     18,604
     Accrued expenses and other liabilities.................      5,510      15,343
                                                              ---------   ---------
          Net cash flow provided by operating activities....    138,743     149,953
                                                              ---------   ---------
Cash flows used in investing activities:
  Improvements and additions to hotels......................    (41,408)   (148,519)
  Acquisition of hotel assets...............................                (10,802)
  Proceeds from sale of assets..............................      1,071      15,091
  Cash distributions from unconsolidated entities...........     11,708      13,297
                                                              ---------   ---------
          Net cash flow used in investing activities........    (28,629)   (130,933)
                                                              ---------   ---------
Cash flows from financing activities:
  Proceeds from borrowings..................................    500,892     744,000
  Repayment of borrowings...................................   (451,847)   (630,899)
  Purchase of treasury stock................................    (56,733)
  Buyback of assumed stock options..........................     (1,860)
  Other distributions.......................................     (3,054)
  Distributions paid to limited partners....................     (5,654)     (4,273)
  Distributions paid to preferred shareholders..............    (12,368)    (13,619)
  Distributions paid to common shareholders.................    (64,761)    (98,352)
                                                              ---------   ---------
          Net cash flow used in financing activities........    (95,385)     (3,143)
                                                              ---------   ---------
Net change in cash and cash equivalents.....................     14,729      15,877
Cash and cash equivalents at beginning of periods...........     36,123      34,692
                                                              ---------   ---------
Cash and cash equivalents at end of periods.................  $  50,852   $  50,569
                                                              =========   =========
Supplemental cash flow information --
  Interest paid.............................................  $  73,259   $  55,549
                                                              =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       FELCOR LODGING TRUST INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     FelCor Lodging Trust Incorporated ("FelCor") is one of the nation's largest hotel real estate investment trusts ("REIT"). At June 30, 2000, it owned interests in 188 hotels with nearly 50,000 rooms and suites (collectively the "Hotels") through its greater than 88% equity interest in FelCor Lodging Limited Partnership (the "Operating Partnership"). FelCor, the Operating Partnership, and their subsidiaries are herein referred to, collectively, as the "Company." The Company owns 100% of the interest in 163 of the Hotels, a 90% or greater interest in entities owning seven hotels, a 60% interest in an entity owning two hotels and 50% interests in separate entities that own 16 hotels.

     The Company is the owner of the largest number of Embassy Suites(R), Crowne Plaza(R), Holiday Inn(R), and independently owned Doubletree(R) branded hotels in the world.

     At June 30, 2000, the Company leased 86 of the Hotels to DJONT Operations, L.L.C., a Delaware limited liability company, or a consolidated subsidiary thereof (collectively "DJONT"), and leased 100 of the Hotels to Bristol Hotels & Resorts, or a consolidated subsidiary thereof ("Bristol" and, together with DJONT, the "Lessees"). Two Hotels were operated without a lease.

     The following table provides a schedule of the Hotels, by brand, operated by each of the Company's Lessees at June 30, 2000:

                                                                  NOT OPERATED
BRAND                                           DJONT   BRISTOL   UNDER A LEASE   TOTAL
-----                                           -----   -------   -------------   -----
Embassy Suites................................   60                                 60
Holiday Inn...................................             43           1           44
Crowne Plaza and Crowne Plaza Suites(R).......             18                       18
Doubletree and Doubletree Guest Suites(R).....   14                                 14
Holiday Inn Select(R).........................             10                       10
Sheraton(R) and Sheraton Suites(R)............   10                                 10
Hampton Inn(R)................................              9                        9
Holiday Inn Express(R)........................              5                        5
Fairfield Inn(R)..............................              5                        5
Harvey Hotel(R)...............................              4                        4
Independents..................................              2           1            3
Courtyard by Marriott(R)......................              2                        2
Four Points by Sheraton(R)....................              1                        1
Hilton Suites(R)..............................    1                                  1
Homewood Suites(R)............................              1                        1
Westin(R).....................................    1                                  1
                                                 --       ---          --          ---
          Total Hotels........................   86       100           2          188
                                                 ==       ===          ==          ===

     The Hotels are located in the United States (35 states) and Canada, with a concentration in Texas (41 hotels), California (20 hotels), Florida (18 hotels) and Georgia (15 hotels).

     Thomas J. Corcoran, Jr., the President, Chief Executive Officer, and a Director of FelCor, and Hervey A. Feldman, Chairman Emeritus of FelCor, beneficially own a 50% voting common equity interest in DJONT. The remaining 50% nonvoting common equity interest is beneficially owned by the children of Charles N. Mathewson, a director of FelCor and major initial investor in the Company. At June 30, 2000, DJONT had entered into management agreements pursuant to which 72 of the Hotels leased by it were managed by subsidiaries of Hilton Hotels Corporation

                       FELCOR LODGING TRUST INCORPORATED

("Hilton"), 11 were managed by subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. ("Starwood") and three were managed by two unrelated management companies.

     At June 30, 2000, Bristol, which became a subsidiary of Bass plc ("Bass") by virtue of the merger between Bristol and a subsidiary of Bass on March 31, 2000, leased and managed 100 Hotels and managed and operated one hotel, in which the Company owned a 50% interest, without a lease. Bass is one of the largest hotel operating companies in the world.

     Certain reclassifications have been made to prior period financial information to conform to the current period's presentation with no effect to previously reported net income or shareholder's equity.

     The financial information for the three and six months ended June 30, 2000 and 1999, is unaudited but includes all adjustments (consisting only of normal recurring accruals) which the Company considers necessary for a fair presentation of the results for the periods. The financial information should be read in conjunction with the consolidated financial statements for the year ended December 31, 1999, included in the Company's Annual Report on Form 10-K ("Form 10-K"). Operating results for the three and six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2000.

2. DEFERRED RENT

     Effective January 2000, Percentage Leases with regard to 68 of the Company's 188 hotels were changed to provide for the computation of rent on an annual, rather than quarterly basis. This should result in no change in annual Percentage Rent or cash flows. In accordance with Staff Accounting Bulletin No. 101 (SAB 101), this change requires that the Company defer Percentage Lease revenue until annual thresholds are exceeded. This deferred rent is expected to be fully earned and recognized as Percentage Lease Revenue by the end of 2000.

3. ASSETS HELD FOR SALE

     The Company has identified 25 hotels that it considers non-strategic and has announced its intention to sell such hotels within the next year. Three of the hotels are leased by DJONT and the other 22 are leased and managed by Bristol. The Company expects gross sales proceeds from these hotels to be approximately $150 million and net proceeds to be approximately $136 million. In connection with the decision to sell these hotels, FelCor has recorded, at June 30, 2000, a one-time reserve of $63 million representing the difference between the net book value of these hotels and the estimated net proceeds. The results of operations associated with the assets held for sale, included in the Company's results of operations, for the six months ended June 30, 2000, is $6.1 million. The hotels were depreciated through June 30, 2000.

4. INVESTMENT IN UNCONSOLIDATED ENTITIES

     The Company owned 50% interests in separate entities owning 16 hotels at June 30, 2000, and 15 hotels at June 30, 1999, a parcel of undeveloped land, and a condominium management company. The Company also owned a 97% nonvoting interest in an entity that owns an annex to a hotel owned by the Company and holds a 50% interest in an entity that is developing condominiums for sale. The Company accounts for its investments in these unconsolidated entities under the equity method.

                       FELCOR LODGING TRUST INCORPORATED

     Summarized unaudited combined financial information for 100% of these unconsolidated entities is as follows (in thousands):

                                                                  JUNE 30,
                                                             -------------------
                                                               2000       1999
                                                             --------   --------
Balance sheet information:
  Investment in hotels.....................................  $339,795   $269,123
  Non-recourse mortgage debt...............................  $265,874   $196,462
  Equity...................................................  $ 88,096   $ 93,524

                                                 THREE MONTHS ENDED    SIX MONTHS ENDED
                                                      JUNE 30,             JUNE 30,
                                                 -------------------   -----------------
                                                   2000       1999      2000      1999
                                                 --------   --------   -------   -------
Statements of Operations Information:
          Total revenues.......................  $21,245    $17,137    $39,173   $31,297
Net income.....................................  $ 8,715    $ 6,358    $13,649   $10,078
Net income attributable to the Company.........  $ 4,305    $ 3,127    $ 6,719   $ 4,908
Amortization of cost in excess of book value...     (536)      (536)    (1,071)   (1,071)
                                                 -------    -------    -------   -------
Equity in income from unconsolidated
  entities.....................................  $ 3,769    $ 2,591    $ 5,648   $ 3,837
                                                 =======    =======    =======   =======

5. DEBT

     Debt at June 30, 2000, and December 31, 1999, consisted of the following (in thousands):

                                                                                      JUNE 30,    DECEMBER 31,
                                COLLATERAL        INTEREST RATE      MATURITY DATE      2000          1999
                             ----------------  --------------------  -------------   ----------   ------------
Floating Rate Debt:
  Line of credit...........        (a)            LIBOR + 163bp      June 2001       $  285,000    $  351,000
  Senior term loan.........        (a)            LIBOR + 275bp      March 2004         249,000       250,000
  Mortgage debt............      3 hotels         LIBOR + 200bp      February 2003       62,239        62,553
  Other....................  Uncollateralized  Up to LIBOR + 200bp   Various             11,032        32,282
                                                                                     ----------    ----------
        Total floating rate
          debt.............                                                             607,271       695,835
                                                                                     ----------    ----------
Fixed Rate Debt:
  Line of credit --
    swapped................        (a)                7.18%          June 2001          125,000       313,000
  Publicly-traded term
    notes..................        (a)                7.38%          October 2004       174,441       174,377
  Publicly-traded term
    notes..................        (a)                7.63%          October 2007       124,271       124,221
  Mortgage debt............     15 hotels             7.24%          November 2007      141,367       142,542
  Senior term loan --
    swapped................        (a)                8.56%          March 2004         125,000       125,000
  Mortgage debt............      7 hotels             7.54%          April 2009          98,354        99,075
  Mortgage debt............      6 hotels             7.55%          June 2009           73,946        74,483
  Mortgage debt............      7 hotels             8.73%          May 2010           144,865
  Mortgage debt............      8 hotels             8.70%          May 2010           185,762
  Other....................     13 hotels         6.96% - 7.23%      2000 - 2005         82,466        85,421
                                                                                     ----------    ----------
        Total fixed rate
          debt.............                                                           1,275,472     1,138,119
                                                                                     ----------    ----------
        Total debt.........                                                          $1,882,743    $1,833,954
                                                                                     ==========    ==========

------------

(a) Collateralized by stock and partnership interests in certain subsidiaries of FelCor.

                       FELCOR LODGING TRUST INCORPORATED

     Thirty-day LIBOR at June 30, 2000, was 6.649%.

     A portion of the Company's Line of Credit and Senior Term Loan is matched with interest rate swap agreements which effectively convert the variable rate on the Line of Credit and Senior Term Loan to a fixed rate.

     The Line of Credit and the Senior Term Loan contain various affirmative and negative covenants including limitations on total indebtedness, total secured indebtedness, and cash distributions, as well as the obligation to maintain certain minimum tangible net worth and certain minimum interest and debt service coverage ratios. At June 30, 2000, the Company was not in default with respect to any such covenants.

     The Company's other borrowings contain affirmative and negative covenants that are generally equal to or less restrictive than the Line of Credit and Senior Term Loan. Most of the mortgage debt is non-recourse to the Company (with certain exceptions) and contains provisions allowing for the substitution of collateral upon satisfaction of certain conditions. Most of the mortgage debt is prepayable; subject, however, to various prepayment penalties, yield maintenance, or defeasance obligations.

     On April 26, 2000, the Company closed a 10-year, $145 million First Mortgage Term Loan, which is secured by seven Sheraton hotels and carries an 8.73% fixed interest rate. On May 2, 2000, the Company closed $186 million of 10-year, First Mortgage Term Loans which are secured by eight Embassy Suites hotels and carry an 8.70% fixed interest rate. The loans are non-recourse, mature in May 2010, and amortize over 25 years. The proceeds of these loans were used to reduce borrowings under the Company's $850 million Line of Credit.

6. COMMITMENTS AND RELATED PARTY TRANSACTIONS

     The Company is to receive rental income from the Lessees under the Percentage Leases which expire in 2003 (six hotels), 2004 (11 hotels), 2005 (18 hotels), 2006 (22 hotels), 2007 (27 hotels), 2008 (44 hotels), and thereafter (19 hotels). The rental income under the Percentage Leases between 15 of the unconsolidated entities, of which the Company owns 50%, is payable by the Lessee to the respective entities and is not included in the schedule of future lease commitments to the Company. Minimum future rental income (i.e., base rents) payable to the Company under these noncancelable operating leases at June 30, 2000, excluding the 25 hotels that have been designated as held for sale, is as follows (in thousands):

                                                   LESSEES
                                           -----------------------
YEAR                                         DJONT       BRISTOL       TOTAL
----                                       ----------   ----------   ----------
Remainder of 2000........................  $   72,351   $   84,402   $  156,753
2001.....................................     148,009      168,805      316,814
2002.....................................     148,240      168,816      317,056
2003.....................................     137,190      166,123      303,313
2004.....................................     132,584      158,827      291,411
2005 and thereafter......................     447,848      620,570    1,068,418
                                           ----------   ----------   ----------
                                           $1,086,222   $1,367,543   $2,453,765
                                           ==========   ==========   ==========

                       FELCOR LODGING TRUST INCORPORATED

     Minimum future rental income (i.e., base rents) payable to the Company under the noncancelable operating leases for the 25 hotels held for sale as of June 30, 2000 is as follows (in thousands):

                                                        LESSEES
                                                   -----------------
YEAR                                                DJONT    BRISTOL    TOTAL
----                                               -------   -------   --------
Remainder of 2000................................  $ 1,575   $ 6,338   $  7,913
2001.............................................    3,150    12,676     15,826
2002.............................................    3,150    12,676     15,826
2003.............................................    3,150    12,578     15,728
2004.............................................    3,150    12,382     15,532
2005 and thereafter..............................    4,696    34,255     38,951
                                                   -------   -------   --------
                                                   $18,871   $90,905   $109,776
                                                   =======   =======   ========

     Certain entities owning interests in DJONT and managers for certain hotels have agreed to make loans to DJONT of up to an aggregate of approximately $17.3 million to the extent necessary to enable DJONT to pay rent and other obligations due under the respective Percentage Leases relating to a total of 38 of the Hotels. No such loans were outstanding at June 30, 2000.

     DJONT engages third-party managers to operate the Hotels leased by it and generally pays such managers a base management fee based on a percentage of room and suite revenue and an incentive management fee based on DJONT's income before overhead expenses for each hotel. In certain instances, the hotel managers have subordinated fees and are committed to make subordinated loans to DJONT, if needed, to meet its rental and other obligations under the Percentage Leases.

     Bristol serves as both the lessee and manager of 100 Hotels leased to it by the Company at June 30, 2000, and, as such, is compensated for both roles through the profitability of the Hotels, after meeting their operating expenses and rental obligations under the Percentage Leases.

     Bristol has entered into an absolute and unconditional guarantee of the obligations of the Bristol Lessees under the Percentage Leases, and is required to maintain a minimum liquid net worth. A portion of this liquid net worth is being satisfied through a letter of credit for the benefit of the Company. This letter of credit is subject to periodic reductions upon satisfaction of certain conditions and, at June 30, 2000, totaled $9.1 million.

7. SEGMENT INFORMATION

     The Company has determined that its reportable segments are those that are consistent with the Company's method of internal reporting, which segments its business by Lessee. The Company's Lessees at June 30, 2000, were DJONT and Bristol.

                       FELCOR LODGING TRUST INCORPORATED

     The following tables present information for the reportable segments for the three and six months ended June 30, 2000 and 1999 for both DJONT and Bristol (in thousands):

                                                                      CORPORATE
                                                         SEGMENT    NOT ALLOCABLE   CONSOLIDATED
THREE MONTHS ENDED JUNE 30, 2000     DJONT    BRISTOL     TOTAL      TO SEGMENTS       TOTAL
--------------------------------    -------   --------   --------   -------------   ------------
Total revenues....................  $74,338   $ 62,717   $137,055     $    810        $137,865
Net income (loss).................  $33,193   $(23,785)  $  9,408     $(38,308)       $(28,900)
Funds from operations.............  $68,567   $ 57,197   $125,764     $(44,879)       $ 80,885
Weighted average common shares and
  units outstanding(1)............                                                      67,232

                                                                     CORPORATE
                                                        SEGMENT    NOT ALLOCABLE   CONSOLIDATED
THREE MONTHS ENDED JUNE 30, 1999     DJONT    BRISTOL    TOTAL      TO SEGMENTS       TOTAL
--------------------------------    -------   -------   --------   -------------   ------------
Total revenues....................  $72,845   $62,114   $134,959     $    228        $135,187
Net income (loss).................  $43,252   $33,233   $ 76,485     $(35,663)       $ 40,822
Funds from operations.............  $65,385   $51,264   $116,649     $(36,266)       $ 80,383
Weighted average common shares and
  units outstanding(1)............                                                     76,029

                                                                   CORPORATE
                                                      SEGMENT    NOT ALLOCABLE   CONSOLIDATED
SIX MONTHS ENDED JUNE 30, 2000   DJONT     BRISTOL     TOTAL      TO SEGMENTS       TOTAL
------------------------------  --------   --------   --------   -------------   ------------
Total revenues................  $142,746   $119,237   $261,983     $  2,687        $264,670
Net income (loss).............  $ 69,892   $ (1,059)  $ 68,833     $(78,806)       $ (9,973)
Funds from operations.........  $132,459   $104,459   $236,918     $(87,538)       $149,380
Weighted average common shares
  and units outstanding(1)....                                                       67,987

                                                                   CORPORATE
                                                      SEGMENT    NOT ALLOCABLE   CONSOLIDATED
SIX MONTHS ENDED JUNE 30, 1999   DJONT     BRISTOL     TOTAL      TO SEGMENTS       TOTAL
------------------------------  --------   --------   --------   -------------   ------------
Total revenues................  $146,901   $114,752   $261,653     $    451        $262,104
Net income (loss).............  $ 87,200   $ 57,795   $144,995     $(67,426)       $ 77,569
Funds from operations.........  $131,827   $ 92,348   $224,175     $(69,943)       $154,232
Weighted average common shares
  and units outstanding(1)....                                                       76,008

------------

(1) Weighted average common shares and units outstanding are computed including dilutive options, unvested stock grants, and assuming conversion of Series A Preferred Stock to Common Stock.

8. TREASURY STOCK REPURCHASE PROGRAM

     On January 4, 2000, FelCor announced that its Board of Directors had approved a stock repurchase program, authorizing the Company to purchase up to an aggregate of $200 million of its outstanding common shares. During the six months ended June 30, 2000, FelCor had repurchased approximately 3.1 million shares of FelCor common stock for approximately $56.7 million.

                       FELCOR LODGING TRUST INCORPORATED

9. BASS STOCK CONTRIBUTION

     In connection with the efforts of Bass to acquire Bristol, a Bass subsidiary (Bass America, Inc.) contributed 4,713,185 outstanding FelCor common shares held by it to the Operating Partnership in exchange for a like number of units of limited partnership interest on February 28, 2000. This exchange did not affect the Company's FFO or earnings per share, although it resulted in reducing FelCor's percentage ownership in the Operating Partnership from approximately 95% to approximately 88%. The shares were recorded in treasury at $17 per share which represented fair market value on date of exchange ($80.1 million) and increased minority interest in the Operating Partnership for a like amount.

10. BUYBACK OF ASSUMED STOCK OPTIONS

     In the second quarter of 2000 the Company purchased options covering an aggregate of 349,443 shares of FelCor's Common Stock for approximately $1.9 million. The options were held by employees of Bristol Hotels & Resorts and were issued in substitution for stock options previously granted by Bristol Hotel Company that were outstanding at the time of its merger with FelCor in 1998. The options so purchased and retired had exercise prices ranging from $10.33 to $16.95 per share and the majority of these options were scheduled to vest in the third quarter of 2000.

11. EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings (loss) per share for the three and six months ended June 30, 2000 and 1999 (in thousands, except per share data):

                                       THREE MONTHS ENDED    SIX MONTHS ENDED
                                              JUNE                 JUNE
                                       ------------------   ------------------
                                         2000      1999       2000      1999
                                       --------   -------   --------   -------
Numerator:
  Net income (loss) applicable to
     common shareholders.............  $(35,074)  $34,638   $(22,331)  $65,201
Denominator:
  Denominator for basic earnings per
     share -- weighted average
     shares..........................    54,714    68,013     56,930    68,011
  Effect of diluted securities:
       Stock options.................                 273                  271
       Restricted shares.............       231        65        231        65
                                       --------   -------   --------   -------
  Denominator for diluted earnings
     per share -- adjusted weighted
     average shares and assumed
     conversions.....................    54,945    68,351     57,161    68,347
                                       ========   =======   ========   =======
Earnings (loss) per share data:
  Basic..............................  $  (0.64)  $  0.51   $  (0.39)  $  0.96
  Diluted............................  $  (0.64)  $  0.51   $  (0.39)  $  0.95

     The Series A Preferred Shares and most of the options granted are anti-dilutive and not included in the calculation of diluted earnings per share.

                       FELCOR LODGING TRUST INCORPORATED

12. SUBSEQUENT EVENTS

     On July 14, FelCor entered into a binding sale contract to sell its Embassy Suites hotel, Los Angeles International Airport-North, California (215 suites) for a gross price of approximately $24 million. The Company expects the sale will close by the end of August 2000, and result in a gain on sale of approximately $3 million, in the third quarter of 2000. This hotel is not included in the 25 hotels held for sale.

     On July 21, 2000, FelCor's Independent Directors approved the acquisition of 100% of DJONT effective January 1, 2001. The purchase price is approximately 417,000 units of the Operating Partnership.

     On August 1, 2000, FelCor renewed its Line of Credit. The Line of Credit was reduced from $850 million to $600 million and the maturity was extended from July 2001 to August 2003. The effective interest rate ranges from 87.5 basis points to 250 basis points above LIBOR depending on the Company's leverage and corporate rating.

     On September 15, 2000, the Company completed the private placement of $400 million in aggregate principal amount of its long-term senior unsecured notes. The notes bear interest at 9 1/2% per annum, mature in 2008, and were priced at 98.633% to yield 9 3/4%.

                       FELCOR LODGING TRUST INCORPORATED

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2000,
                   THE TWELVE MONTHS ENDED JUNE 30, 2000, AND
                        THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

     The following unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2000, the twelve months ended June 30, 2000, and the year ended December 31, 1999 is based in part upon the Consolidated Statements of Operations of FelCor Lodging Trust Incorporated ("FelCor") for the six months ended June 30, 2000 and the year ended December 31, 1999 included or incorporated by reference herein.

     The Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2000, the twelve months ended June 30, 2000, and the year ended December 31, 1999 assume that all the following occurred on January 1, 1999: (i) the issuance of $400 million of senior unsecured debt (ii) the completion of the other financing transactions which occurred in 2000, (iii) the repurchase by FelCor of $164.3 million of its common stock through August 31, 2000, and (iv) the sale of 25 non-strategic hotels identified in the second quarter of 2000.

     In management's opinion, all material adjustments necessary to reflect the effects of the foregoing transactions have been made. The following unaudited pro forma consolidated statements of operations are not necessarily indicative of what the actual results of operations of FelCor would have been assuming such transactions had been completed as of January 1, 1999, nor do they purport to represent the results of operations for future periods.

                       FELCOR LODGING TRUST INCORPORATED

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2000,
                   THE TWELVE MONTHS ENDED JUNE 30, 2000, AND
                        THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                  DEBT TRANSACTIONS
                                                      AND STOCK
                                                     REPURCHASE                    SENIOR
                                       FELCOR     COMPLETED THROUGH    SALE OF    UNSECURED
                                     HISTORICAL    AUGUST 31, 2000    25 HOTELS     DEBT       PRO FORMA
THE SIX MONTHS ENDED JUNE 30, 2000      (A)              (B)             (C)         (D)         TOTAL
----------------------------------   ----------   -----------------   ---------   ---------    ---------
Revenues:
  Percentage lease revenue.........   $256,335                        $(11,232)                $245,103
  Equity in income of
    unconsolidated entities........      5,648                                                    5,648
  Other revenue....................      2,687                                                    2,687
                                      --------                        --------                 --------
         Total revenue.............    264,670                         (11,232)                 253,438
                                      --------                        --------                 --------
Expenses:
  General and administrative.......      6,112                              --                    6,112
  Depreciation.....................     81,480                          (3,668)                  77,812
  Reserve for assets held for
    sale...........................     63,000                         (63,000)
  Taxes, insurance and other.......     35,877                          (1,687)                  34,190
  Land leases......................     11,711                             (21)                  11,690
  Interest.........................     77,644         $ 2,350(E)       (5,359)    $ 2,221(F)    76,856
  Minority interest in FelCor
    Operating Partnership..........     (2,399)          5,696(G)                                 3,297
  Minority interest in other
    partnerships...................      2,093                                                    2,093
                                      --------         -------        --------     -------     --------
         Total expenses............    275,518           8,046         (73,735)      2,221      212,050
                                      --------         -------        --------     -------     --------
Net income (loss) before
  nonrecurring item................    (10,848)         (8,046)         62,503      (2,221)      41,388
Gain on sale of land...............        875                                                      875
                                      --------         -------        --------     -------     --------
Net income (loss)..................     (9,973)         (8,046)         62,503      (2,221)      42,263
Preferred dividends................     12,358                                                   12,358
                                      --------         -------        --------     -------     --------
Net income (loss) applicable to
  common shareholders..............   $(22,331)        $(8,046)       $ 62,503     $(2,221)    $ 29,905
                                      ========         =======        ========     =======     ========
Diluted per common share data:
Net income applicable to common
  shareholders.....................   $  (0.39)                                                $  (0.54)
                                      ========                                                 ========
Weighted average common shares
  outstanding -- diluted...........     57,161          (1,501)(H)                               55,660
                                      ========         =======                                 ========

         See notes to pro forma consolidated statements of operations.

                       FELCOR LODGING TRUST INCORPORATED

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2000,
                   THE TWELVE MONTHS ENDED JUNE 30, 2000, AND
                        THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                  DEBT
                                                              TRANSACTIONS
                                                                AND STOCK
                                    FELCOR        FELCOR       REPURCHASE
                                  SIX MONTHS    SIX MONTHS      COMPLETED       SALE OF        SENIOR
                                    ENDED         ENDED          THROUGH           25         UNSECURED
THE TWELVE MONTHS ENDED JUNE 30,   JUNE 30,    DECEMBER 31,    AUGUST 31,        HOTELS         DEBT        PRO FORMA
2000                               2000(A)       1999(A)         2000(B)          (C)            (D)          TOTAL
--------------------------------  ----------   ------------   -------------     --------      ---------     ---------
Revenues:
  Percentage lease revenue.....    $256,335      $234,011                       $(21,967)                   $468,379
  Equity in income of
    unconsolidated entities....       5,648         4,647                                                     10,295
  Other revenue................       2,687         3,239                                                      5,926
                                   --------      --------       --------        --------       -------      --------
        Total revenue..........     264,670       241,897                        (21,967)                    484,600
                                   --------      --------       --------        --------       -------      --------
Expenses:
  General and administrative...       6,112         4,369                                                     10,481
  Depreciation.................      81,480        78,786                         (7,193)                    153,073
  Reserve for assets held for
    sale.......................      63,000                                      (63,000)
  Taxes, insurance and other...      35,877        27,200                         (3,213)                     59,864
  Land Leases..................      11,711         9,073                            (45)                     20,739
  Interest.....................      77,644        66,263       $ 10,551(E)      (10,556)      $ 6,023(F)    149,925
  Minority interest in FelCor
    Operating Partnership......      (2,399)        1,857          5,195(G)                                    4,653
  Minority interest in other
    partnerships...............       2,093         1,074                                                      3,167
                                   --------      --------       --------        --------       -------      --------
        Total expenses.........     275,518       188,622         15,746         (84,007)        6,023       401,902
                                   --------      --------       --------        --------       -------      --------
Net income (loss) before
  nonrecurring item............     (10,848)       53,275        (15,746)         62,040        (6,023)       82,698
Gain on sale of assets.........         875           236                                                      1,111
                                   --------      --------       --------        --------       -------      --------
Net income (loss)..............      (9,973)       53,511        (15,746)         62,040        (6,023)       83,809
Preferred dividends............      12,358        12,367                                                     24,725
                                   --------      --------       --------        --------       -------      --------
Net income (loss) applicable to
  common shareholders..........    $(22,331)     $ 41,144       $(15,746)       $ 62,040       $(6,023)     $ 59,084
                                   ========      ========       ========        ========       =======      ========
Diluted per common share data:
Net income applicable to common
  shareholders.................    $  (0.39)                                                                $   1.03
                                   ========                                                                 ========
Weighted average common shares
  outstanding --
  diluted......................      57,161        66,803             58(H)                                   57,219
                                   ========      ========       ========                                    ========

         See notes to pro forma consolidated statements of operations.

                       FELCOR LODGING TRUST INCORPORATED

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2000,
                   THE TWELVE MONTHS ENDED JUNE 30, 2000, AND
                        THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                DEBT TRANSACTIONS
                                                    AND STOCK
                                                   REPURCHASE                     SENIOR
                                     FELCOR     COMPLETED THROUGH    SALE OF     UNSECURED
                                   HISTORICAL    AUGUST 31, 2000    25 HOTELS      DEBT         PRO FORMA
THE YEAR ENDED DECEMBER 31, 1999      (A)              (B)             (C)          (D)           TOTAL
--------------------------------   ----------   -----------------   ---------   -----------     ---------
Revenues:
  Percentage lease revenue.......   $490,893                        $(23,116)                   $467,777
  Equity in income of
    unconsolidated entities......      8,484                                                       8,484
  Other revenue..................      4,624                                                       4,624
                                    --------                        --------                    --------
         Total revenue...........    504,001                         (23,116)                    480,885
                                    --------                        --------                    --------
Expenses:
  General and administrative.....      9,122                                                       9,122
  Depreciation...................    152,948                          (6,765)                    146,183
  Taxes, insurance and other.....     59,572                          (3,256)                     56,316
  Land Leases....................     17,558                             (42)                     17,516
  Interest.......................    125,435        $ 16,922(E)      (10,145)     $ 9,215(F)     141,427
  Minority interest in FelCor
    Operating Partnership........      4,696            (674)(G)                                   4,022
  Minority interest in other
    partnerships.................      2,713                                                       2,713
                                    --------        --------        --------      -------       --------
         Total expenses..........    372,044          16,248         (20,208)       9,215        377,299
                                    --------        --------        --------      -------       --------
Net income before nonrecurring
  item...........................    131,957         (16,248)         (2,908)      (9,215)       103,586
Gain on sale of assets...........        236                                                         236
                                    --------        --------        --------      -------       --------
Net income.......................    132,193         (16,248)         (2,908)      (9,215)       103,822
Preferred dividends..............     24,735                                                      24,735
                                    --------        --------        --------      -------       --------
Net income applicable to common
  shareholders...................   $107,458        $(16,248)       $ (2,908)     $(9,215)      $ 79,087
                                    ========        ========        ========      =======       ========
Diluted per common share data:
Net income applicable to common
  shareholders...................   $   1.59                                                    $   1.34
                                    ========                                                    ========
Weighted average common shares
  outstanding -- diluted.........     67,581          (8,655)(H)                                  58,926
                                    ========        ========                                    ========

         See notes to pro forma consolidated statements of operations.

                       FELCOR LODGING TRUST INCORPORATED

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2000, THE TWELVE MONTHS ENDED JUNE 30, 2000, AND THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

(A) Represents FelCor's historical results of operations, excluding extraordinary charges from the write off of deferred financing fees.

(B) Represents adjustment to FelCor's historical results of operations assuming that (i) the debt transactions completed in 2000, which include placement of $330.6 million of mortgage debt and renewal of the Company's Line of Credit and (ii) the $164.3 million repurchase by FelCor of its common stock through August 31, 2000, had occurred as of January 1, 1999.

(C) Represents the historical results of operations for the 25 non-strategic hotels that the Company has announced its intent to sell. The reduction in interest expense reflects the repayment of $5 million in mortgage debt, and of $131 million borrowed under our line of credit, from the net proceeds of the sale of the 25 hotels. The interest rate used to calculate the pro forma interest on the Line of Credit during the periods presented is the applicable historical rate under the Line of Credit during the periods.

(D) Represents adjustment to FelCor's historical results of operations assuming the completion of the issuance of $400 million of senior unsecured debt.

(E) Represents pro forma interest expense based on (i) $330.6 million of mortgage debt borrowed in 2000 and used to pay down the Line of Credit and
     (ii) $164.3 million of FelCor's common stock repurchased through August 31, 2000. The interest rates used to calculate pro forma interest expense on the mortgage debt borrowed in 2000 are the actual rates for the new mortgage notes, of 8.73% and 8.70%. The rate for the paydown on the Line of Credit is the historical rate on the Line of Credit during the periods presented. The interest rate used to calculate pro forma interest on the $164.3 million stock repurchase is the historical rate on the Line of Credit during the periods presented adjusted to reflect the August 2000 renewal of the Line of Credit.

(F) Represents pro forma interest expense on the $400 million of senior unsecured debt after application of net proceeds to repay a $374 million term loan and to reduce borrowings under the Line of Credit. The interest rates used to calculate pro forma interest expense are 9.50% for the senior unsecured debt and historical rates for the term loan and Line of Credit for the periods presented.

(G) Represents pro forma adjustment to minority interest in the FelCor Operating Partnership to reflect additional interest expense and the repurchase of FelCor stock.

(H) Represents the number of shares of FelCor common stock which had been repurchased through August 31, 2000.

                       FELCOR LODGING TRUST INCORPORATED

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2000
                                  (UNAUDITED)

     The following unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2000 is based in part on the Consolidated Balance Sheet of FelCor included herein.

     The Pro Forma Consolidated Balance Sheet assumes that the completion of (i) the $400 million of senior unsecured debt, the subsequent payoff of the $374 million term loan and the reduction of borrowings under the Line of Credit, (ii) the repurchase by FelCor of $9.2 million of its common stock between July 1, 2000 and August 31, 2000 funded from its Line of Credit and (iii) the sale of 25 non-strategic hotels identified in the second quarter of 2000.

     In management's opinion, all material adjustments necessary to reflect the effects of the foregoing transaction have been made. The following unaudited consolidated balance sheet is not necessarily indicative of what the actual financial position would have been assuming such transaction had been completed as of June 30, 2000, nor does it purport to represent the future financial position of FelCor.

                       FELCOR LODGING TRUST INCORPORATED

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2000
                           (UNAUDITED, IN THOUSANDS)

                                                    FELCOR
                                                  HISTORICAL                    PRO FORMA
                                                     (A)       ADJUSTMENTS        TOTAL
                                                  ----------   -----------      ----------
                                          ASSETS

Net investment in hotels........................  $3,796,755                    $3,796,755
Investment in unconsolidated entities...........     133,038                       133,038
Assets held for sale............................     135,647    $(135,647)(B)
Cash and cash equivalents.......................      50,852                        50,852
Due from Lessees................................      28,598                        28,598
Note receivable from unconsolidated entity......       7,728                         7,728
Deferred expenses, net..........................      17,093        8,929(C)        26,022
Other assets....................................       7,054                         7,054
                                                  ----------    ---------       ----------
          Total assets..........................  $4,176,765    $(126,718)      $4,050,047
                                                  ==========    =========       ==========

                           LIABILITIES AND SHAREHOLDERS' EQUITY

Debt and capital lease obligations..............  $1,882,743    $(114,050)(D)   $1,768,693
Distributions payable...........................      35,237                        35,237
Accrued expenses and other liabilities..........      73,335                        73,335
Deferred rent...................................      18,604                        18,604
Minority interest in Operating Partnership......     221,878         (281)(E)      221,597
Minority interest in other partnerships.........      50,710                        50,710
                                                  ----------    ---------       ----------
          Total liabilities.....................   2,282,507     (114,331)       2,168,176
                                                  ----------    ---------       ----------
Shareholders' equity:
  Series A Cumulative Preferred Stock...........     150,765                       150,765
  Series B Redeemable Preferred Stock...........     143,750                       143,750
  Common stock..................................         694                           694
  Additional paid-in capital....................   2,078,023          (61)(E)    2,077,962
  Distributions in excess of earnings...........    (206,783)      (3,098)(F)     (209,881)
  Common stock in treasury......................    (272,191)      (9,228)(G)     (281,419)
                                                  ----------    ---------       ----------
          Total liabilities and shareholders'
            equity..............................  $4,176,765    $(126,718)      $4,050,047
                                                  ==========    =========       ==========

               See notes to pro forma consolidated balance sheet.

                       FELCOR LODGING TRUST INCORPORATED

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2000
                           (UNAUDITED, IN THOUSANDS)

(A) Represents the historical consolidated balance sheet of FelCor as of June 30, 2000.

(B) Represents the pro forma change in assets held for sale to reflect the sale of 25 hotels.

(C) Represents the estimated costs of the $400 million senior unsecured debt of $12.4 million which are capitalized and amortized over the term of the debt after writeoff of unamortized loan costs of $3.4 million associated with the term loan.

(D) Represents the pro forma change in debt from, (i) placement of $400 million senior unsecured notes with net proceeds of $388 million used to repay a $374 million term and the balance used to reduce borrowings under the Line of Credit, (ii) the repurchase by FelCor of $9.2 million of its common stock from July 1, 2000 through August 31, 2000 funded from the Line of Credit, and (iii) the net proceeds of the sale of 25 hotels of $136 million, used to repay $5 million in mortgage debt associated with these hotels and $131 million to reduce borrowings under the Line of Credit.

(E) Represents the adjustment to reflect the increase in the minority interest in FelCor LP to 9.93% as a result of the redemption of the partnership units related to the stock repurchased as discussed in (G) below.

(F) Represents the writeoff of unamortized loan costs of $3.4 million associated with the term loan repaid net of minority interest.

(G) Reflects the shares repurchased by FelCor from July 1, 2000 to August 31, 2000.

                      (This page intentionally left blank)

ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DELIVERED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THIS PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                        BY REGISTERED OR CERTIFIED MAIL,
                                HAND DELIVERY OR
                               OVERNIGHT COURIER:

                                 SunTrust Bank
                          Attention: George T. Hogan,
                           Corporate Trust Department
                           25 Park Place, 24th Floor
                          Atlanta, Georgia 30303-2900
                             Attention:

                                       or

                                 SunTrust Bank
                          c/o Harris Trust of New York
                           Attention: Mary Ann Luisi,
                           Corporate Trust Department
                               Wall Street Plaza
                           88 Pine Street, 19th Floor
                            New York, New York 10005

                                       or

                                 BY FACSIMILE:

                              (404) 588-7335 (GA)

                                       or

                              (212) 701-7648 (NY)

                           ORIGINALS OF ALL DOCUMENTS
                     SUBMITTED BY FACSIMILE SHOULD BE SENT
                      PROMPTLY BY HAND, OVERNIGHT COURIER,
                        OR REGISTERED OR CERTIFIED MAIL.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE TRANSACTIONS WE DISCUSSED IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS WE INCORPORATE HEREIN BY REFERENCE. IF YOU ARE GIVEN ANY INFORMATION OR REPRESENTATIONS ABOUT THESE MATTERS THAT IS NOT DISCUSSED OR INCORPORATED IN THIS PROSPECTUS, YOU MUST NOT RELY ON THAT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES ANYWHERE OR TO ANYONE WHERE OR TO WHOM WE ARE NOT PERMITTED TO OFFER OR SELL SECURITIES UNDER APPLICABLE LAW. THE DELIVERY OF THIS PROSPECTUS OFFERED HEREBY DOES NOT, UNDER ANY CIRCUMSTANCES, MEAN THAT THERE HAS NOT BEEN A CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. IT ALSO DOES NOT MEAN THAT THE INFORMATION IN THIS PROSPECTUS OR IN THE DOCUMENTS WE INCORPORATE HEREIN BY REFERENCE IS CORRECT AFTER THIS DATE.



OFFER TO EXCHANGE
ALL OUTSTANDING
9 1/2% SENIOR NOTES
DUE 2008
FOR
REGISTERED 9 1/2% SENIOR NOTES
DUE 2008


FELCOR LODGING
LIMITED PARTNERSHIP


PROSPECTUS


OCTOBER   , 2000

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 6.7 of the Amended and Restated Agreement of Limited Partnership of FelCor Lodging Limited Partnership (the "Partnership"), as amended (the "Partnership Agreement"), provides that, to the fullest extent permitted by law, but subject to the limitations expressly provided in the Partnership Agreement, FelCor Lodging Trust Incorporated, or its successor or assigns (the "General Partner"), and any person who is or was an officer or director of the General Partner shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil or criminal, administrative or investigative, in which any such party may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) the General Partner, or any of its affiliates, (ii) an officer, director, employee, partner, agent or trustee of the General Partner, or any of its affiliates or (iii) a person serving at the request of the Partnership in another entity in a similar capacity; provided, that in each case such party acted in good faith, in a manner which such party believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification pursuant to Section 6.7 shall be made only out of the Partnership assets.

     The Charter of the General Partner, generally, limits the liability of the General Partner's directors and officers to the General Partner and the shareholders for money damages to the fullest extent permitted from time to time by the laws of the State of Maryland. The Charter also provides, generally, for the indemnification of directors and officers, among others, against judgments, settlements, penalties, fines, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with a proceeding by or in the right of the General Partner in which the director was adjudged liable to the General Partner or in connection with any other proceeding, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Securities Act") may be permitted to directors and officers of the General Partner pursuant to the foregoing provisions or otherwise, the General Partner has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     The General Partner may purchase director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

ITEM 21. EXHIBITS

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
         3.1              -- Amended and Restated Agreement of Limited Partnership of
                             FelCor Lodging Limited Partnership (filed as Exhibit 10.1
                             to FelCor Lodging Trust Incorporated's Annual Report on
                             Form 10-K/A Amendment No. 1 for the fiscal year ended
                             December 31, 1994 (the "1994 10-K/A") and incorporated
                             herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
         3.2              -- First Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of November 17, 1995 by and among FelCor Lodging
                             Trust Incorporated, Promus Hotels, Inc. and all of the
                             persons or entities who are or shall in the future become
                             of the limited partners of FelCor Lodging Limited
                             Partnership (filed as Exhibit 10.1.1 to FelCor Lodging
                             Trust Incorporated's Annual Report on Form 10-K, as
                             amended, for the fiscal year ended December 31, 1995 (the
                             "1995 10-K") and incorporated herein by reference).
         3.3              -- Second Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of January 9, 1996 between FelCor Lodging Trust
                             Incorporated and all of the persons or entities who are
                             or shall in the future become limited partners of FelCor
                             Lodging Limited Partnership (filed as Exhibit 10.1.2 to
                             the 1995 10-K and incorporated herein by reference).
         3.4              -- Third Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of January 10, 1996 by and among FelCor Lodging
                             Trust Incorporated, MarRay-LexGreen, Inc. and all of the
                             persons and entities who are or shall in the future
                             become limited partners of FelCor Lodging Limited
                             Partnership (filed as Exhibit 10.1.3 to the 1995 10-K and
                             incorporated herein by reference).
         3.5              -- Fourth Amendment to the Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of January 10, 1996 by and among FelCor Lodging
                             Trust Incorporated, Piscataway-Centennial Associates
                             Limited Partnership and all of the persons or entities
                             who are or shall in the future become limited partners of
                             FelCor Lodging Limited Partnership (filed as Exhibit
                             10.1.4 to the 1995 10-K and incorporated herein by
                             reference).
         3.6              -- Fifth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of May 2, 1996, between FelCor Lodging Trust
                             Incorporated and all of the persons or entities who are
                             or shall in the future become limited partners of FelCor
                             Lodging Limited Partnership, adopting Addendum No. 2 to
                             Amended and Restated Agreement of Limited Partnership of
                             FelCor Lodging Limited Partnership dated as of May 2,
                             1996 (filed as Exhibit 10.1.5 to FelCor Lodging Trust
                             Incorporated's Form 10-Q for the quarter ended June 30,
                             1996, and incorporated herein by reference).
         3.7              -- Sixth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of September 16, 1996, by and among FelCor
                             Lodging Trust Incorporated, John B. Urbahns, II and all
                             of the persons or entities who are or shall in the future
                             become limited partners of FelCor Lodging Limited
                             Partnership (filed as Exhibit 10.1.6 to FelCor Lodging
                             Trust Incorporated's Annual Report on Form 10-K for the
                             fiscal year ended December 31, 1996, and incorporated
                             herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
         3.8              -- Seventh Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of May 16, 1997, by and among FelCor Lodging
                             Trust Incorporated, PMB Associates, Ltd. and all of the
                             persons or entities who are or shall in the future become
                             limited partners of FelCor Lodging Limited Partnership
                             (filed as Exhibit 10.1.7 to FelCor Lodging Trust
                             Incorporated's Annual Report on Form 10-K for the fiscal
                             year ended December 31, 1997 (the "1997 10-K"), and
                             incorporated herein by reference).
         3.9              -- Eighth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of February 6, 1998, by and among FelCor Lodging
                             Trust Incorporated, Columbus/Front Ltd. and all of the
                             persons or entities who are or shall in the future become
                             limited partners of FelCor Lodging Limited Partnership
                             (filed as Exhibit 10.1.8 to the 1997 10-K and
                             incorporated herein by reference).
         3.10             -- Ninth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of May 1, 1998, between FelCor Lodging Trust
                             Incorporated and all of the persons or entities who are
                             or shall in the future become limited partners of FelCor
                             Lodging Limited Partnership, adopting Addendum No. 3 to
                             Amended and Restated Agreement of Limited Partnership
                             dated as of May 1, 1998 (filed as Exhibit 10.1.9 to
                             FelCor Lodging Trust Incorporated's Form 8-K dated May
                             29, 1998, and incorporated herein by reference).
         3.11             -- Tenth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of June 22, 1998, by and among FelCor Lodging
                             Trust Incorporated, Schenley Hotel Associates, and all of
                             the persons or entities who are or shall in the future
                             become limited partners of FelCor Lodging Limited
                             Partnership (filed as Exhibit 10.1.10 to FelCor Lodging
                             Trust Incorporated's Form 10-Q for the quarter ended
                             October 30, 1998, and incorporated herein by reference).
         3.12             -- Eleventh Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of July 28, 1998, between FelCor Lodging Trust
                             Incorporated and all of the persons or entities who are
                             or shall in the future become limited partners of FelCor
                             Lodging Limited Partnership, changing the name of FelCor
                             Suites Limited Partnership to "FelCor Lodging Limited
                             Partnership" (filed as Exhibit 10.1.11 to FelCor Lodging
                             Trust Incorporated's Form 10-Q for the quarter ended
                             October 30, 1998, and incorporated herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
         3.13             -- Twelfth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of December 29, 1998, between FelCor Lodging
                             Trust Incorporated and all of the persons or entities who
                             are or shall in the future become limited partners of
                             FelCor Lodging Limited Partnership, amending certain
                             provisions of FelCor Lodging Limited Partnership
                             Agreement (filed as Exhibit 10.1.12 to FelCor Lodging
                             Trust Incorporated's Annual Report on Form 10-K for the
                             fiscal year ended December 31, 1998 (the "1998 10-K") and
                             incorporated herein by reference).
         3.14             -- Thirteenth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of December 31, 1998, by and between FelCor
                             Lodging Trust Incorporated, FelCor Nevada Holdings,
                             L.L.C. and all of the persons or entities who are or
                             shall in the future become limited partners of FelCor
                             Lodging Limited Partnership (filed as Exhibit 10.1.13 to
                             the 1998 10-K and incorporated herein by reference).
         3.15             -- Fourteenth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of March 1, 1999, by and among FelCor Lodging
                             Trust Incorporated, Huie Properties, Ltd., and all of the
                             persons or entities who are or shall in the future become
                             limited partners of FelCor Lodging Limited Partnership
                             (filed as Exhibit 10.1.14 to the 1998 10-K and
                             incorporated herein by reference).
         3.16             -- Fifteenth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of October 15, 1999, by and among FelCor Lodging
                             Trust Incorporated, SRS Properties Limited Partnership,
                             and all of the persons and entities who are or shall in
                             the future become limited partners of FelCor Lodging
                             Limited Partnership (filed as Exhibit 10.1.15 to FelCor
                             Lodging Trust Incorporated's Form 10-K for the fiscal
                             year ended December 31, 1999 ("the 1999 10-K") and
                             incorporated herein by reference).
         3.17             -- Sixteenth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of February 27, 2000, by and among FelCor
                             Lodging Trust Incorporated, Bass America, Inc., and all
                             of the persons and entities who are or shall in the
                             future become limited partners of FelCor Lodging Limited
                             Partnership (filed as Exhibit 10.1.16 to the 1999 10-K
                             and incorporated herein by reference).
         4.1              -- Indenture dated as of April 22, 1996 by and between
                             FelCor Lodging Trust Incorporated and SunTrust Bank,
                             Atlanta, Georgia, as Trustee (filed as Exhibit 4.2 to
                             FelCor Lodging Trust Incorporated's Form 8-K dated May 1,
                             1996 and incorporated herein by reference).
         4.2              -- Indenture dated as of October 1, 1997 by and among FelCor
                             Lodging Limited Partnership, FelCor Lodging Trust
                             Incorporated, the Subsidiary Guarantors named therein and
                             SunTrust Bank, Atlanta, Georgia, as Trustee (filed as
                             Exhibit 4.1 to FelCor Lodging Limited Partnership's
                             Registration Statement on Form S-4 (file No. 333-39595)
                             and incorporated herein by reference (the "FelCor LP Form
                             S-4")).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
         4.2.1            -- First Amendment to Indenture dated as of February 5, 1998 by and among Registrant, FelCor Lodging Trust
                             Incorporated, the Subsidiary Guarantors named therein and
                             SunTrust Bank, Atlanta, Georgia, as Trustee (filed as
                             Exhibit 4.2 to the FelCor LP Form S-4 and incorporated
                             herein by reference).
         4.2.2            -- Second Amendment to Indenture and First Supplemental
                             Indenture dated as of December 30, 1998, by and among
                             FelCor Lodging Limited Partnership, FelCor Lodging Trust
                             Incorporated, the Subsidiary Guarantors named therein and
                             SunTrust Bank, Atlanta, Georgia, as Trustee (filed as
                             Exhibit 4.7.2 to the 1998 10-K and incorporated herein by
                             reference).
         4.2.3            -- Third Amendment to Indenture dated as of March 30, 1999 by and among FelCor Lodging Limited Partnership, FelCor
                             Lodging Trust Incorporated, the Subsidiary Guarantors
                             named therein, who are signatories thereto and SunTrust
                             Bank, Atlanta (filed as Exhibit 4.7.3 to FelCor Lodging
                             Trust Incorporated's Form 10-Q for the quarter ended
                             March 31, 1999 (the "March 1999 10-Q"), and incorporated
                             herein by reference).
         4.2.4            -- Second Supplemental Indenture dated as of August 1, 2000 by and among Partnership, the General Partner, the
                             Subsidiary Guarantors named therein, who are signatories
                             thereto, and SunTrust Bank.
         4.3              -- Indenture dated as of September 15, 2000, by and among
                             FelCor Lodging Limited Partnership, FelCor Lodging Trust
                             Incorporated, the Subsidiary Guarantors named therein and
                             SunTrust Bank, as Trustee.
         5.1              -- Opinion of Jenkens & Gilchrist, a Professional
                             Corporation.
        10.1              -- Form of Lease Agreement between FelCor Lodging Limited
                             Partnership as Lessor and DJONT Operations, L.L.C. or its
                             subsidiaries ("DJONT") as Lessee (filed as Exhibit 10.2.1
                             to the 1995 10-K and incorporated herein by reference).
        10.1.1            -- Omnibus Lease Amendment Agreement dated as of June 30,
                             1998 among FelCor Lodging Trust Incorporated, FelCor
                             Lodging Limited Partnership, and DJONT to clarify the
                             meaning of Article III of the lease as represented by the
                             actual course of dealing between lessors and lessees
                             under such leases (filed as Exhibit 10.19 to FelCor
                             Lodging Trust Incorporated's Form 10-Q for the quarter
                             ended June 30, 1998, and incorporated herein by
                             reference).
        10.2              -- Form of Lease Agreement between FelCor Lodging Limited
                             Partnership as Lessor and a subsidiary of Bristol Hotels
                             & Resorts ("BHR") as Lessee (the "Bristol Lease
                             Agreement") (filed as Exhibit 10.3 to the 1998 10-K and
                             incorporated herein by reference).
        10.2.1            -- Amended and Restated Master Hotel Agreement dated as of
                             July 27, 1998 among FelCor Lodging Limited Partnership,
                             FelCor Lodging Trust Incorporated, BHR and the lessors
                             and lessees named therein (filed as Exhibit 10.17 to
                             FelCor Lodging Trust Incorporated's Form 8-K dated August
                             10, 1998, and incorporated herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
        10.3              -- Employment Agreement dated as of July 28, 1994 between
                             FelCor Lodging Trust Incorporated and Hervey A. Feldman
                             (filed as Exhibit 10.7 to the 1994 10-K/A and
                             incorporated herein by reference).
        10.4              -- Employment Agreement dated as of July 28, 1994 between
                             FelCor Lodging Trust Incorporated and Thomas J. Corcoran,
                             Jr. (filed as Exhibit 10.8 to the 1994 10-K/A and
                             incorporated herein by reference).
        10.5              -- Restricted Stock and Stock Option Plan of FelCor Lodging
                             Trust Incorporated (filed as Exhibit 10.9 to the 1994
                             10-K/A and incorporated herein by reference).
        10.6              -- Savings and Investment Plan of FelCor Lodging Trust
                             Incorporated (filed as Exhibit 10.10 to the 1994 10-K/A
                             and incorporated herein by reference).
        10.7              -- 1995 Restricted Stock and Stock Option Plan of FelCor
                             Lodging Limited Partnership (filed as Exhibit 10.9.2 to
                             the 1995 10-K and incorporated herein by reference).
        10.8              -- Non-Qualified Deferred Compensation Plan, as amended and restated July 1999 (filed as Exhibit 10.9 to FelCor
                             Lodging Trust Incorporated's Form 10-Q for the quarter
                             ended September 30, 1999 (the "September 1999 10-Q") and
                             incorporated herein by reference).
        10.9              -- 1998 Restricted Stock and Stock Option Plan (filed as
                             Exhibit 4.2 to FelCor Lodging Trust Incorporated's
                             Registration Statement on Form S-8 (File No. 333-66041)
                             and incorporated herein by reference).
        10.10             -- Second Amended and Restated 1995 Equity Incentive Plan
                             (filed as Exhibit 99.1 to FelCor Lodging Trust
                             Incorporated's Post-Effective Amendment on Form S-3 to
                             Form S-4 Registration Statement (File No. 333-50509) (the
                             "FelCor Form S-4") and incorporated herein by reference).
        10.11             -- Amended and Restated Stock Option Plan for Non-Employee
                             Directors (filed as Exhibit 99.2 to FelCor Lodging Trust
                             Incorporated's Post-Effective Amendment on Form S-3 to
                             the FelCor Form S-4 and incorporated herein by
                             reference).
        10.12             -- Form of Severance Agreement for executive officers and
                             certain key employees of FelCor Lodging Trust
                             Incorporated (filed as Exhibit 10.13 to the 1998 10-K and
                             incorporated herein by reference).
        10.13             -- Agreement dated as of April 15, 1995 among FelCor Lodging
                             Trust Incorporated, FelCor Lodging Limited Partnership,
                             FelCor, Inc., Thomas J. Corcoran, Jr. and Hervey A.
                             Feldman relating to purchase of securities (filed as
                             Exhibit 10.15 to FelCor Lodging Trust Incorporated's
                             Registration Statement on Form S-11 (File No. 33-91870)
                             and incorporated herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
        10.14             -- Credit Agreement dated as of February 6, 1996 by and
                             among FelCor Lodging Limited Partnership, as borrower,
                             Holdings and FelCor Lodging Trust Incorporated, as
                             guarantors, and Canadian Imperial Bank of Commerce, as
                             agent (filed as Exhibit 10.30 to FelCor Lodging Trust
                             Incorporated's Form 8-K dated May 1, 1996, and
                             incorporated herein by reference).
        10.15             -- Voting and Cooperation Agreement dated as of March 23,
                             1998 among FelCor Lodging Limited Partnership, Bristol,
                             Bass America Inc., Holiday Corporation and United/Harvey
                             Holdings, L.P. (filed as Exhibit 99.7 to the FelCor Form
                             S-4 and incorporated herein by reference).
        10.16             -- Spin-Off Agreement dated as of March 23, 1998 among
                             Bristol, Bristol Hotel Management Corporation and Bristol
                             Hotel and Resorts, Inc., as agreed to by FelCor Lodging
                             Trust Incorporated (filed as Exhibit 99.8 to the FelCor
                             Form S-4 and incorporated herein by reference).
        10.17             -- Stockholders' and Registration Rights Agreement dated as of July 27, 1998 by and among FelCor Lodging Trust
                             Incorporated, Bass America, Inc., Holiday Corporation,
                             Bass plc, United/Harvey Investors I, L.P., United/Harvey
                             Investors II, L.P., United/Harvey Investors III, L.P.,
                             United/Harvey Investors IV, L.P., and United/ Harvey
                             Investors V, L.P. (filed as Exhibit 10.18 to FelCor
                             Lodging Trust Incorporated's Form 8-K dated August 10,
                             1998, and incorporated herein by reference).
        10.18             -- Fifth Amended and Restated Credit Agreement dated as of
                             August 1, 2000 among FelCor Lodging Trust Incorporated
                             and FelCor Lodging Limited Partnership, as Borrower, the
                             Lenders party thereto, The Chase Manhattan Bank, as
                             Administrative Agent, Chase Securities, Inc., as Joint
                             Lead Arranger, Joint Book Manager and Syndication Agent,
                             and Bankers Trust Company, as Joint Lead Arranger, Joint
                             Book Manager and Documentation Agent, Bank of America,
                             N.A. and Wells Fargo Bank, National Association as
                             Documentation Agents.
        10.19             -- Loan Agreement dated as of October 10, 1997 among Bristol
                             Lodging Company, Bristol Lodging Holding Company, Nomura
                             Asset Capital Corporation as administrative agent and
                             collateral agent for Lenders and Bankers Trust Company as
                             co-agent for Lenders (filed as Exhibit 10.10 to the
                             Bristol Hotel Company Annual Report on Form 10-K for the
                             year ended December 31, 1997 and incorporated herein by
                             reference).
        10.19.1           -- First Amendment to Loan Agreement and Ancillary Loan
                             Documents made as of May 28, 1999, among FelCor Lodging
                             Company, L.L.C., FelCor Lodging Holding Company, L.L.C.
                             and LaSalle National Bank, as Trustee for Nomura Asset
                             Securities Corporation Commercial Pass-Through
                             Certificates Series 1998-D6, administrative agent and
                             collateral agent (filed as Exhibit 10.19.1 to the 1999
                             10-K and incorporated herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
        10.20             -- Deed of Trust, Security Agreement, Assignment of Leases
                             and Rents, Fixture Filing and Financing Statement, dated
                             March 1, 1999, by FelCor Hotel Company II, Ltd., as
                             Grantor, to Howard E. Schreiber, Trustee, in trust for
                             the benefit of Bankers Trust Company, as Beneficiary
                             (filed as Exhibit 10.21 to the March 1999 10-Q, and
                             incorporated herein by reference).
        10.21.1           -- Loan Agreement, dated April 1, 1999, among FelCor Lodging
                             Trust Incorporated and FelCor Lodging Limited Partnership
                             as Borrower, and The Lenders Party Thereto and The Chase
                             Manhattan Bank as Administrative Agent and Collateral
                             Agent (filed as Exhibit 10.22.1 to the March 1999 10-Q,
                             and incorporated herein by reference).
        10.21.2           -- Guaranty, dated April 1, 1999, made by each of the named
                             Guarantors therein, who are signatories thereto (filed as
                             Exhibit 10.22.2 to the March 1999 10-Q, and incorporated
                             herein by reference).
        10.21.3           -- Pledge and Security Agreement, dated April 1, 1999, made by each of the named Pledgors therein, who are
                             signatories thereto, in favor of The Chase Manhattan
                             Bank, as Collateral Agent (filed as Exhibit 10.22.3 to
                             the March 1999 10-Q, and incorporated herein by
                             reference).
        10.21.4           -- Second Amendment to Loan Agreement dated as of August 20,
                             1999, among FelCor Lodging Trust Incorporated and FelCor
                             Lodging Limited Partnership, as Borrower, the financial
                             institutions party thereto, and The Chase Manhattan Bank,
                             as administrative agent (filed as Exhibit 10.22.4 to the
                             September 1999 10-Q and incorporated herein by
                             reference).
        10.21.5           -- Third Amendment to Loan Agreement dated as of December 1,
                             1999, among FelCor Lodging Trust Incorporated and FelCor
                             Lodging Limited Partnership, as Borrower, the financial
                             institutions party thereto, and The Chase Manhattan Bank,
                             as Administrative Agent (filed as Exhibit 10.21.4 to the
                             1999 10-K and incorporated herein by reference).
        10.21.6           -- Fourth Amendment to Loan Agreement dated as of August 7,
                             2000, among FelCor Lodging Trust Incorporated and FelCor
                             Lodging Limited Partnership, as Borrower, the financial
                             institutions party thereto, and The Chase Manhattan Bank,
                             as Administrative Agent.
        10.22             -- Form of Mortgage, Security Agreement and Fixture Filing
                             by and between FelCor/CSS Holdings, L.P. as Mortgagor and
                             The Prudential Insurance Company of America as Mortgagee
                             (filed as Exhibit 10.23 to the March 1999 10-Q, and
                             incorporated herein by reference).
        10.22.1           -- Promissory Note dated April 1, 1999, in the original
                             principal amount of $100,000,000 made by FelCor/CSS
                             Holdings, L.P., payable to the order of The Prudential
                             Insurance Company of America (filed as Exhibit 10.23.1 to
                             FelCor Lodging Trust Incorporated's Form 10-Q for the
                             quarter ended June 30, 1999 (the "June 1999 10-Q") and
                             incorporated herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
        10.23.1           -- Form of six separate Promissory Notes each dated May 12,
                             1999, made by FelCor/MM Holdings, L.P. payable to the
                             order of Massachusetts Mutual Life Insurance Company in
                             the respective original principal amounts of $12,500,000
                             (Embassy Suites-Dallas Market Center), $14,000,000
                             (Embassy Suites-Dallas Love Field), $12,450,000 (Embassy
                             Suites-Tempe), $11,550,000 (Embassy Suites-Anaheim),
                             $8,900,000 (Embassy Suites-Palm Desert), $15,600,000
                             (Embassy Suites-Deerfield Beach) (filed as Exhibit
                             10.24.1 to the June 1999 10-Q and incorporated herein by
                             reference).
        10.23.2           -- Form of Deed of Trust, Security Agreement and Fixture
                             Filing, each dated as of May 12, 1999, from FelCor/MM
                             Holdings, L.P., as Borrower, in favor of Fidelity
                             National Title Insurance Company, as Trustee, and
                             Massachusetts Mutual Life Insurance Company, as
                             Beneficiary, each covering a separate hotel and securing
                             one of the separate Promissory Notes described in Exhibit
                             10.24.1, also executed by FelCor/CSS Holdings, L.P. with
                             respect to the Embassy Suites-Anaheim and Embassy
                             Suites-Deerfield Beach, and by FelCor Lodging Limited
                             Partnership with respect to the Embassy Suites-Palm
                             Desert (filed as Exhibit 10.24.2 to the June 1999 10-Q
                             and incorporated herein by reference).
        10.24             -- Form Deed of Trust and Security Agreement and Fixture
                             Filing with Assignment of Leases and Rents, each dated as
                             of April 20, 2000, from FelCor/MM S-7 Holdings, L.P., as
                             Mortgagor, in favor of Massachusetts Mutual Life
                             Insurance Company and Teachers Insurance and Annuity
                             Association of America, as Mortgagee, each covering a
                             separate hotel and securing one of the separate
                             Promissory Notes described in Exhibit 10.24.2 (filed as
                             Exhibit 10.24 to FelCor Lodging Trust Incorporated's Form
                             10-Q for the quarter ended June 30, 2000 (the "June 2000
                             10-Q"), and incorporated herein by reference).
        10.24.1           -- Form of Accommodation Cross-Collateralization Mortgage
                             and Security Agreement, each dated as of April 20, 2000,
                             executed by FelCor/MM S-7 Holdings, L.P., in favor of
                             Massachusetts Mutual Life Insurance Company and Teachers
                             Insurance and Annuity Association of America (filed as
                             Exhibit 10.24.1 to the June 2000 10-Q and incorporated
                             herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
        10.24.2           -- Form of fourteen separate Promissory Notes each dated
                             April 20, 2000, each made by FelCor/MM S-7 Holdings,
                             L.P., each separately payable to the order of
                             Massachusetts Mutual Life Insurance Company and Teachers
                             Insurance and Annuity Association of America,
                             respectively, in the respective original principal
                             amounts of $13,500,000 (Phoenix (Crescent), Arizona),
                             $13,500,000 (Phoenix (Crescent), Arizona), $6,500,000
                             (Cypress Creek/Ft. Lauderdale, Florida), $6,500,000
                             (Cypress Creek/Ft. Lauderdale, Florida), $9,000,000
                             (Atlanta Galleria, Georgia), $9,000,000 (Atlanta
                             Galleria, Georgia), $12,500,000 (Chicago O'Hare Airport,
                             Illinois), $12,500,000 (Chicago O'Hare Airport,
                             Illinois), $3,500,000 (Lexington, Kentucky), $3,500,000
                             (Lexington, Kentucky), $17,000,000 (Philadelphia Society
                             Hill, Philadelphia), $17,000,000 (Philadelphia Society
                             Hill, Philadelphia), $10,500,000 (South Burlington,
                             Vermont), and, $10,500,000 (South Burlington, Vermont)
                             (filed as Exhibit 10.24.2 to the June 2000 10-Q and
                             incorporated herein by reference).
        10.25             -- Form Deed of Trust and Security Agreement, each dated as of May 2, 2000, from each of FelCor/CMB Buckhead Hotel,
                             L.L.C., FelCor/CMB Marlborough Hotel, L.L.C., FelCor/CMB
                             Deerfield Hotel, L.L.C., FelCor/ CMB Corpus Holdings,
                             L.P., FelCor/CMB Orsouth Holdings, L.P., FelCor/CMB New
                             Orleans Hotel, L.L.C., FelCor/CMB Piscataway Hotel,
                             L.L.C., and FelCor/CMB SSF Holdings, L.P., each as
                             Borrower, in favor of The Chase Manhattan Bank, as
                             Beneficiary, each covering a separate hotel and securing
                             one of the separate Promissory Notes described in Exhibit
                             10.25.1 (filed as Exhibit 10.25 to the June 2000 10-Q and
                             incorporated herein by reference).
        10.25.1           -- Form of eight separate Promissory Notes each dated May 2,
                             2000, made by FelCor/CMB Buckhead Hotel, L.L.C.,
                             FelCor/CMB Marlborough Hotel, L.L.C., FelCor/CMB
                             Deerfield Hotel, L.L.C., FelCor/ CMB Corpus Holdings,
                             L.P., FelCor/CMB Orsouth Holdings, L.P., FelCor/CMB New
                             Orleans Hotel, L.L.C., FelCor/CMB Piscataway Hotel,
                             L.L.C., and FelCor/CMB SSF Holdings, L.P., each
                             separately payable to the order of The Chase Manhattan
                             Bank in the respective original principal amounts of
                             $38,250,000 (Atlanta Buckhead, Georgia), $20,500,000
                             (Boston Marlborough, Massachusetts), $16,575,000 (Chicago
                             Deerfield, Illinois), $5,338,000 (Corpus Christi, Texas),
                             $25,583,000 (Orlando South, Florida), $32,650,000 (New
                             Orleans, Louisiana), $20,728,000 (Piscataway, New
                             Jersey), and $26,268,000 (South San Francisco,
                             California) (filed as Exhibit 10.25.1 to the June 2000
                             10-Q and incorporated herein by reference).
        10.26             -- Registration Rights Agreement dated as of September 8,
                             2000 among FelCor Lodging Trust Incorporated, FelCor
                             Lodging Limited Partnership, Deutsche Banc Securities
                             Inc., Chase Securities Inc., Morgan Stanley & Co.
                             Incorporated, Banc of America Securities LLC, Banc One
                             Capital Markets, Inc., Credit Lyonnais Securities (USA)
                             Inc. and Scotia Capital (USA) Inc.
        12.1              -- Statement of Computation of Ratios.

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
        21.1              -- List of Subsidiaries of the Registrant.
        23.1              -- Consent of Jenkens & Gilchrist, a Professional
                             Corporation (included in Exhibit 5.1).
        23.2              -- Consent of PricewaterhouseCoopers LLP
        24.1              -- Power of Attorney (set forth on signature page).
        25.1              -- Statement of Eligibility of SunTrust Bank, as Trustee.
        27.1              -- Financial Data Schedule of FelCor Lodging Limited
                             Partnership (Six Months Ended June 30, 2000).
        27.2              -- Financial Data Schedule of FelCor Lodging Limited
                             Partnership (Year Ended December 31, 1999).
        27.3              -- Financial Data Schedule of FelCor Lodging Trust
                             Incorporated (Six Months Ended June 30, 2000).
        27.4              -- Financial Data Schedule of FelCor Lodging Trust
                             Incorporated (Year Ended December 31, 1999).
        99.1              -- Form of Letter of Transmittal.

ITEM 22. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Exchange Offer Registration through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Exchange Offer Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR LODGING LIMITED PARTNERSHIP
                                            a Delaware limited partnership
                                            (Co-Registrant)

                                            By: FelCor Lodging Trust
                                                Incorporated
                                                its General Partner

                                                By: /s/ LAWRENCE D. ROBINSON
                                                   -------------------------
                                                      Lawrence D. Robinson
                                                     Senior Vice President,
                                                 Secretary and General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----

                                                       Chairman of the Board and    October   , 2000
-----------------------------------------------------    Director
                 Donald J. McNamara

               /s/ THOMAS J. CORCORAN                  President and Chief          October 2, 2000
-----------------------------------------------------    Executive Officer and
                 Thomas J. Corcoran                      Director

                /s/ LESTER C. JOHNSON                  Vice President and           October 2, 2000
-----------------------------------------------------    Controller (Principal
                  Lester C. Johnson                      Financial Officer and
                                                         Principal Accounting
                                                         Officer)

                 /s/ MELINDA J. BUSH                   Director                     October 2, 2000
-----------------------------------------------------
                   Melinda J. Bush

               /s/ RICHARD S. ELLWOOD                  Director                     October 2, 2000
-----------------------------------------------------
                 Richard S. Ellwood

               /s/ RICHARD O. JACOBSON                 Director                     October 2, 2000
-----------------------------------------------------
                 Richard O. Jacobson

            /s/ CHARLES A. LEDSINGER, JR.              Director                     October 2, 2000
-----------------------------------------------------
              Charles A. Ledsinger, Jr.

               /s/ ROBERT H. LUTZ, JR.                 Director                     October 2, 2000
-----------------------------------------------------
                 Robert H. Lutz, Jr.

              /s/ CHARLES N. MATHEWSON                 Director                     October 2, 2000
-----------------------------------------------------
                Charles N. Mathewson

               /s/ THOMAS A. MCCHRISTY                 Director                     October 2, 2000
-----------------------------------------------------
                 Thomas A. McChristy

                /s/ RICHARD C. NORTH                   Director                     October 2, 2000
-----------------------------------------------------
                  Richard C. North

                                                       Director                     October   , 2000
-----------------------------------------------------
                   Michael D. Rose

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR LODGING TRUST INCORPORATED
                                            a Maryland corporation
                                            (Co-Registrant)

                                            By: /s/ LAWRENCE D. ROBINSON
                                            ------------------------------------
                                                    Lawrence D. Robinson
                                                   Senior Vice President,
                                               Secretary and General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                                                       Chairman of the Board and Director   October   , 2000
-----------------------------------------------------
                 Donald J. McNamara

               /s/ THOMAS J. CORCORAN                  President and Chief Executive        October 2, 2000
-----------------------------------------------------    Officer and Director
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and Controller        October 2, 2000
-----------------------------------------------------    (Principal Financial Officer and
                  Lester C. Johnson                      Principal Accounting Officer)

                 /s/ MELINDA J. BUSH                   Director                             October 2, 2000
-----------------------------------------------------
                   Melinda J. Bush

               /s/ RICHARD S. ELLWOOD                  Director                             October 2, 2000
-----------------------------------------------------
                 Richard S. Ellwood

               /s/ RICHARD O. JACOBSON                 Director                             October 2, 2000
-----------------------------------------------------
                 Richard O. Jacobson

            /s/ CHARLES A. LEDSINGER, JR.              Director                             October 2, 2000
-----------------------------------------------------
              Charles A. Ledsinger, Jr.

               /s/ ROBERT H. LUTZ, JR.                 Director                             October 2, 2000
-----------------------------------------------------
                 Robert H. Lutz, Jr.

              /s/ CHARLES N. MATHEWSON                 Director                             October 2, 2000
-----------------------------------------------------
                Charles N. Mathewson

               /s/ THOMAS A. MCCHRISTY                 Director                             October 2, 2000
-----------------------------------------------------
                 Thomas A. McChristy

                /s/ RICHARD C. NORTH                   Director                             October 2, 2000
-----------------------------------------------------
                  Richard C. North

                                                       Director                             October   , 2000
-----------------------------------------------------
                   Michael D. Rose

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR/CSS HOTELS, L.L.C.
                                            a Delaware limited liability company
                                            (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                    Lawrence D. Robinson
                                                   Senior Vice President,
                                                   Secretary and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----

               /s/ THOMAS J. CORCORAN                  President and Manager         October 2, 2000
-----------------------------------------------------
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and            October 2, 2000
-----------------------------------------------------    Controller (Principal
                  Lester C. Johnson                      Financial Officer and
                                                         Principal Accounting
                                                         Officer)

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President,        October 2, 2000
-----------------------------------------------------    Secretary and Manager
                Lawrence D. Robinson

                 /s/ THOMAS L. WIESE                   Manager                       October 2, 2000
-----------------------------------------------------
                   Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR/LAX HOTELS, L.L.C.
                                            a Delaware limited liability company
                                            (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                    Lawrence D. Robinson
                                                   Senior Vice President,
                                                   Secretary and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----

               /s/ THOMAS J. CORCORAN                  President and Manager         October 2, 2000
-----------------------------------------------------
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and            October 2, 2000
-----------------------------------------------------    Controller (Principal
                  Lester C. Johnson                      Financial Officer and
                                                         Principal Accounting
                                                         Officer)

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President,        October 2, 2000
-----------------------------------------------------    Secretary and Manager
                Lawrence D. Robinson

                 /s/ THOMAS L. WIESE                   Manager                       October 2, 2000
-----------------------------------------------------
                   Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR/CSS HOLDINGS, L.P.
                                            a Delaware limited partnership
                                            (Co-Registrant)

                                            By: FelCor/CSS Hotels, L.L.C.
                                                its general partner

                                                By: /s/ LAWRENCE D. ROBINSON
                                                   -------------------------
                                                      Lawrence D. Robinson
                                                     Senior Vice President,
                                                     Secretary and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----

               /s/ THOMAS J. CORCORAN                  President and Manager        October 2, 2000
-----------------------------------------------------
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and           October 2, 2000
-----------------------------------------------------    Controller (Principal
                  Lester C. Johnson                      Financial Officer and
                                                         Principal Accounting
                                                         Officer)

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President,       October 2, 2000
-----------------------------------------------------    Secretary and Manager
                Lawrence D. Robinson

                 /s/ THOMAS L. WIESE                   Manager                      October 2, 2000
-----------------------------------------------------
                   Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR/ST. PAUL HOLDINGS, L.P.
                                            a Delaware limited partnership
                                            (Co-Registrant)

                                            By: FelCor/CSS Hotels, L.L.C.
                                                its general partner

                                                By: /s/ LAWRENCE D. ROBINSON
                                                   -------------------------
                                                      Lawrence D. Robinson
                                                     Senior Vice President,
                                                     Secretary and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
               /s/ THOMAS J. CORCORAN                  President and Manager         October 2, 2000
-----------------------------------------------------
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and            October 2, 2000
-----------------------------------------------------    Controller (Principal
                  Lester C. Johnson                      Financial Officer and
                                                         Principal Accounting
                                                         Officer)

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President,        October 2, 2000
-----------------------------------------------------    Secretary and Manager
                Lawrence D. Robinson

                 /s/ THOMAS L. WIESE                   Manager                       October 2, 2000
-----------------------------------------------------
                   Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR/LAX HOLDINGS, L.P.
                                            a Delaware limited partnership
                                            (Co-Registrant)

                                            By: FelCor/LAX Hotels, L.L.C.
                                                its general partner

                                                    By: /s/ LAWRENCE D. ROBINSON
                                                       -------------------------
                                                       Lawrence D. Robinson
                                                      Senior Vice President,
                                                      Secretary and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
               /s/ THOMAS J. CORCORAN                  President and Manager        October 2, 2000
-----------------------------------------------------
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and           October 2, 2000
-----------------------------------------------------    Controller (Principal
                  Lester C. Johnson                      Financial Officer and
                                                         Principal Accounting
                                                         Officer)

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President,       October 2, 2000
-----------------------------------------------------    Secretary and Manager
                Lawrence D. Robinson

                 /s/ THOMAS L. WIESE                   Manager                      October 2, 2000
-----------------------------------------------------
                   Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR EIGHT HOTELS, L.L.C.
                                            a Delaware limited liability company
                                            (Co-Registrant)

                                                By: /s/ LAWRENCE D. ROBINSON
                                                   -------------------------
                                                      Lawrence D. Robinson
                                                     Senior Vice President,
                                                     Secretary and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                   SIGNATURE                                   TITLE                      DATE
                   ---------                                   -----                      ----
             /s/ THOMAS J. CORCORAN               President and Manager              October 2, 2000
------------------------------------------------
               Thomas J. Corcoran

             /s/ LESTER C. JOHNSON                Vice President and Controller      October 2, 2000
------------------------------------------------    (Principal Financial Officer
               Lester C. Johnson                    and Principal Accounting
                                                    Officer)

            /s/ LAWRENCE D. ROBINSON              Senior Vice President, Secretary   October 2, 2000
------------------------------------------------    and Manager
              Lawrence D. Robinson

              /s/ THOMAS L. WIESE                 Manager                            October 2, 2000
------------------------------------------------
                Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR HOTEL ASSET COMPANY, L.L.C.
                                            a Delaware limited liability company
                                            (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                     Lawrence D. Robinson
                                                    Senior Vice President,
                                                    Secretary and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

               /s/ THOMAS J. CORCORAN                  President, Chief Executive     October 2, 2000
-----------------------------------------------------    Officer and Manager
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and             October 2, 2000
-----------------------------------------------------    Controller (Principal
                  Lester C. Johnson                      Financial Officer and
                                                         Principal Accounting
                                                         Officer)

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President,         October 2, 2000
-----------------------------------------------------    Secretary and Manager
                Lawrence D. Robinson

                 /s/ THOMAS L. WIESE                   Manager                        October 2, 2000
-----------------------------------------------------
                   Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR NEVADA HOLDINGS, L.L.C.
                                            a Nevada limited liability company
                                            (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                     Lawrence D. Robinson
                                               Senior Vice President, Secretary
                                                         and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                    TITLE                   DATE
                      ---------                                    -----                   ----
               /s/ THOMAS J. CORCORAN                  President and Manager          October 2, 2000
-----------------------------------------------------
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and Controller  October 2, 2000
-----------------------------------------------------    (Principal Financial
                  Lester C. Johnson                      Officer
                                                         and Principal Accounting
                                                         Officer)

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President,         October 2, 2000
-----------------------------------------------------    Secretary and Manager
                Lawrence D. Robinson

                 /s/ THOMAS L. WIESE                   Manager                        October 2, 2000
-----------------------------------------------------
                   Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FHAC NEVADA HOLDINGS, L.L.C.
                                            a Nevada limited liability company
                                            (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                     Lawrence D. Robinson
                                               Senior Vice President, Secretary
                                                         and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                  TITLE                    DATE
                      ---------                                  -----                    ----

               /s/ THOMAS J. CORCORAN                  President and Manager        October 2, 2000
-----------------------------------------------------
                 Thomas J. Corcoran

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President,       October 2, 2000
-----------------------------------------------------    Secretary and Manager
                Lawrence D. Robinson

                /s/ LESTER C. JOHNSON                  Vice President and           October 2, 2000
-----------------------------------------------------    Controller (Principal
                  Lester C. Johnson                      Financial Officer and
                                                         Principal Accounting
                                                         Officer)

                 /s/ THOMAS L. WIESE                   Manager                      October 2, 2000
-----------------------------------------------------
                   Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FHAC TEXAS HOLDINGS, L.P.
                                            a Texas limited partnership
                                            (Co-Registrant)

                                            By: FelCor Hotel Asset Company,
                                                L.L.C.
                                                its general partner

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                     Lawrence D. Robinson
                                               Senior Vice President, Secretary
                                                         and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                  TITLE                    DATE
                      ---------                                  -----                    ----
               /s/ THOMAS J. CORCORAN                  President, Chief Executive   October 2, 2000
-----------------------------------------------------    Officer and Manager
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and           October 2, 2000
-----------------------------------------------------    Controller (Principal
                  Lester C. Johnson                      Financial Officer and
                                                         Principal Accounting
                                                         Officer)

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President,       October 2, 2000
-----------------------------------------------------    Secretary and Manager
                Lawrence D. Robinson

                 /s/ THOMAS L. WIESE                   Manager                      October 2, 2000
-----------------------------------------------------
                   Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR OMAHA HOTEL COMPANY, L.L.C.
                                            a Delaware limited liability company
                                            (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                     Lawrence D. Robinson
                                              Senior Vice President, Secretary,
                                                 General Counsel and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                  TITLE                    DATE
                      ---------                                  -----                    ----

               /s/ THOMAS J. CORCORAN                  President and Manager         October 2, 2000
-----------------------------------------------------
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and            October 2, 2000
-----------------------------------------------------    Controller (Principal
                  Lester C. Johnson                      Financial Officer and
                                                         Principal Accounting
                                                         Officer)

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President,        October 2, 2000
-----------------------------------------------------    Secretary and Manager
                Lawrence D. Robinson

                 /s/ THOMAS L. WIESE                   Vice President and Manager    October 2, 2000
-----------------------------------------------------
                   Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR COUNTRY VILLA HOTEL, L.L.C.
                                            a Delaware limited liability company
                                            (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                     Lawrence D. Robinson
                                              Senior Vice President, Secretary,
                                                 General Counsel and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                  TITLE                    DATE
                      ---------                                  -----                    ----
               /s/ THOMAS J. CORCORAN                  President and Manager         October 2, 2000
-----------------------------------------------------
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and            October 2, 2000
-----------------------------------------------------    Controller (Principal
                  Lester C. Johnson                      Financial Officer and
                                                         Principal Accounting
                                                         Officer)

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President,        October 2, 2000
-----------------------------------------------------    Secretary and Manager
                Lawrence D. Robinson

                 /s/ THOMAS L. WIESE                   Vice President and Manager    October 2, 2000
-----------------------------------------------------
                   Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR MOLINE HOTEL, L.L.C.
                                            a Delaware limited liability company
                                            (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                     Lawrence D. Robinson
                                              Senior Vice President, Secretary,
                                                 General Counsel and Manager

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----
               /s/ THOMAS J. CORCORAN                  President and Manager                October 2, 2000
-----------------------------------------------------
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and Controller        October 2, 2000
-----------------------------------------------------    (Principal Financial Officer and
                  Lester C. Johnson                      Principal Accounting Officer)

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President, Secretary     October 2, 2000
-----------------------------------------------------    and Manager
                Lawrence D. Robinson

                 /s/ THOMAS L. WIESE                   Vice President and Manager           October 2, 2000
-----------------------------------------------------
                   Thomas L. Wiese

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of October, 2000.

                                            FELCOR CANADA CO.
                                            a Nova Scotia unlimited liability
                                            company (Co-Registrant)

                                            By:  /s/ LAWRENCE D. ROBINSON
                                              ----------------------------------
                                                    Lawrence D. Robinson
                                                   Senior Vice President,
                                                   Secretary and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----

               /s/ THOMAS J. CORCORAN                  President and Director       October 2, 2000
-----------------------------------------------------
                 Thomas J. Corcoran

                /s/ LESTER C. JOHNSON                  Vice President and           October 2, 2000
-----------------------------------------------------    Controller (Principal
                  Lester C. Johnson                      Financial Officer and
                                                         Principal Accounting
                                                         Officer)

              /s/ LAWRENCE D. ROBINSON                 Senior Vice President,       October 2, 2000
-----------------------------------------------------    Secretary and Director
                Lawrence D. Robinson

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
         3.1              -- Amended and Restated Agreement of Limited Partnership of
                             FelCor Lodging Limited Partnership (filed as Exhibit 10.1
                             to FelCor Lodging Trust Incorporated's Annual Report on
                             Form 10-K/A Amendment No. 1 for the fiscal year ended
                             December 31, 1994 (the "1994 10-K/A") and incorporated
                             herein by reference).
         3.2              -- First Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of November 17, 1995 by and among FelCor Lodging
                             Trust Incorporated, Promus Hotels, Inc. and all of the
                             persons or entities who are or shall in the future become
                             of the limited partners of FelCor Lodging Limited
                             Partnership (filed as Exhibit 10.1.1 to FelCor Lodging
                             Trust Incorporated's Annual Report on Form 10-K, as
                             amended, for the fiscal year ended December 31, 1995 (the
                             "1995 10-K") and incorporated herein by reference).
         3.3              -- Second Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of January 9, 1996 between FelCor Lodging Trust
                             Incorporated and all of the persons or entities who are
                             or shall in the future become limited partners of FelCor
                             Lodging Limited Partnership (filed as Exhibit 10.1.2 to
                             the 1995 10-K and incorporated herein by reference).
         3.4              -- Third Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of January 10, 1996 by and among FelCor Lodging
                             Trust Incorporated, MarRay-LexGreen, Inc. and all of the
                             persons and entities who are or shall in the future
                             become limited partners of FelCor Lodging Limited
                             Partnership (filed as Exhibit 10.1.3 to the 1995 10-K and
                             incorporated herein by reference).
         3.5              -- Fourth Amendment to the Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of January 10, 1996 by and among FelCor Lodging
                             Trust Incorporated, Piscataway-Centennial Associates
                             Limited Partnership and all of the persons or entities
                             who are or shall in the future become limited partners of
                             FelCor Lodging Limited Partnership (filed as Exhibit
                             10.1.4 to the 1995 10-K and incorporated herein by
                             reference).
         3.6              -- Fifth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of May 2, 1996, between FelCor Lodging Trust
                             Incorporated and all of the persons or entities who are
                             or shall in the future become limited partners of FelCor
                             Lodging Limited Partnership, adopting Addendum No. 2 to
                             Amended and Restated Agreement of Limited Partnership of
                             FelCor Lodging Limited Partnership dated as of May 2,
                             1996 (filed as Exhibit 10.1.5 to FelCor Lodging Trust
                             Incorporated's Form 10-Q for the quarter ended June 30,
                             1996, and incorporated herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
         3.7              -- Sixth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of September 16, 1996, by and among FelCor
                             Lodging Trust Incorporated, John B. Urbahns, II and all
                             of the persons or entities who are or shall in the future
                             become limited partners of FelCor Lodging Limited
                             Partnership (filed as Exhibit 10.1.6 to FelCor Lodging
                             Trust Incorporated's Annual Report on Form 10-K for the
                             fiscal year ended December 31, 1996, and incorporated
                             herein by reference).
         3.8              -- Seventh Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of May 16, 1997, by and among FelCor Lodging
                             Trust Incorporated, PMB Associates, Ltd. and all of the
                             persons or entities who are or shall in the future become
                             limited partners of FelCor Lodging Limited Partnership
                             (filed as Exhibit 10.1.7 to FelCor Lodging Trust
                             Incorporated's Annual Report on Form 10-K for the fiscal
                             year ended December 31, 1997 (the "1997 10-K"), and
                             incorporated herein by reference).
         3.9              -- Eighth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of February 6, 1998, by and among FelCor Lodging
                             Trust Incorporated, Columbus/Front Ltd. and all of the
                             persons or entities who are or shall in the future become
                             limited partners of FelCor Lodging Limited Partnership
                             (filed as Exhibit 10.1.8 to the 1997 10-K and
                             incorporated herein by reference).
         3.10             -- Ninth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of May 1, 1998, between FelCor Lodging Trust
                             Incorporated and all of the persons or entities who are
                             or shall in the future become limited partners of FelCor
                             Lodging Limited Partnership, adopting Addendum No. 3 to
                             Amended and Restated Agreement of Limited Partnership
                             dated as of May 1, 1998 (filed as Exhibit 10.1.9 to
                             FelCor Lodging Trust Incorporated's Form 8-K dated May
                             29, 1998, and incorporated herein by reference).
         3.11             -- Tenth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of June 22, 1998, by and among FelCor Lodging
                             Trust Incorporated, Schenley Hotel Associates, and all of
                             the persons or entities who are or shall in the future
                             become limited partners of FelCor Lodging Limited
                             Partnership (filed as Exhibit 10.1.10 to FelCor Lodging
                             Trust Incorporated's Form 10-Q for the quarter ended
                             October 30, 1998, and incorporated herein by reference).
         3.12             -- Eleventh Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of July 28, 1998, between FelCor Lodging Trust
                             Incorporated and all of the persons or entities who are
                             or shall in the future become limited partners of FelCor
                             Lodging Limited Partnership, changing the name of FelCor
                             Suites Limited Partnership to "FelCor Lodging Limited
                             Partnership" (filed as Exhibit 10.1.11 to FelCor Lodging
                             Trust Incorporated's Form 10-Q for the quarter ended
                             October 30, 1998, and incorporated herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
         3.13             -- Twelfth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of December 29, 1998, between FelCor Lodging
                             Trust Incorporated and all of the persons or entities who
                             are or shall in the future become limited partners of
                             FelCor Lodging Limited Partnership, amending certain
                             provisions of FelCor Lodging Limited Partnership
                             Agreement (filed as Exhibit 10.1.12 to FelCor Lodging
                             Trust Incorporated's Annual Report on Form 10-K for the
                             fiscal year ended December 31, 1998 (the "1998 10-K") and
                             incorporated herein by reference).
         3.14             -- Thirteenth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of December 31, 1998, by and between FelCor
                             Lodging Trust Incorporated, FelCor Nevada Holdings,
                             L.L.C. and all of the persons or entities who are or
                             shall in the future become limited partners of FelCor
                             Lodging Limited Partnership (filed as Exhibit 10.1.13 to
                             the 1998 10-K and incorporated herein by reference).
         3.15             -- Fourteenth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of March 1, 1999, by and among FelCor Lodging
                             Trust Incorporated, Huie Properties, Ltd., and all of the
                             persons or entities who are or shall in the future become
                             limited partners of FelCor Lodging Limited Partnership
                             (filed as Exhibit 10.1.14 to the 1998 10-K and
                             incorporated herein by reference).
         3.16             -- Fifteenth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of October 15, 1999, by and among FelCor Lodging
                             Trust Incorporated, SRS Properties Limited Partnership,
                             and all of the persons and entities who are or shall in
                             the future become limited partners of FelCor Lodging
                             Limited Partnership (filed as Exhibit 10.1.15 to FelCor
                             Lodging Trust Incorporated's Form 10-K for the fiscal
                             year ended December 31, 1999 ("the 1999 10-K") and
                             incorporated herein by reference).
         3.17             -- Sixteenth Amendment to Amended and Restated Agreement of
                             Limited Partnership of FelCor Lodging Limited Partnership
                             dated as of February 27, 2000, by and among FelCor
                             Lodging Trust Incorporated, Bass America, Inc., and all
                             of the persons and entities who are or shall in the
                             future become limited partners of FelCor Lodging Limited
                             Partnership (filed as Exhibit 10.1.16 to the 1999 10-K
                             and incorporated herein by reference).
         4.1              -- Indenture dated as of April 22, 1996 by and between
                             FelCor Lodging Trust Incorporated and SunTrust Bank,
                             Atlanta, Georgia, as Trustee (filed as Exhibit 4.2 to
                             FelCor Lodging Trust Incorporated's Form 8-K dated May 1,
                             1996 and incorporated herein by reference).
         4.2              -- Indenture dated as of October 1, 1997 by and among FelCor
                             Lodging Limited Partnership, FelCor Lodging Trust
                             Incorporated, the Subsidiary Guarantors named therein and
                             SunTrust Bank, Atlanta, Georgia, as Trustee (filed as
                             Exhibit 4.1 to FelCor Lodging Limited Partnership's
                             Registration Statement on Form S-4 (file No. 333-39595)
                             and incorporated herein by reference (the "FelCor LP Form
                             S-4")).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
         4.2.1            -- First Amendment to Indenture dated as of February 5, 1998 by and among Registrant, FelCor Lodging Trust
                             Incorporated, the Subsidiary Guarantors named therein and
                             SunTrust Bank, Atlanta, Georgia, as Trustee (filed as
                             Exhibit 4.2 to the FelCor LP Form S-4 and incorporated
                             herein by reference).
         4.2.2            -- Second Amendment to Indenture and First Supplemental
                             Indenture dated as of December 30, 1998, by and among
                             FelCor Lodging Limited Partnership, FelCor Lodging Trust
                             Incorporated, the Subsidiary Guarantors named therein and
                             SunTrust Bank, Atlanta, Georgia, as Trustee (filed as
                             Exhibit 4.7.2 to the 1998 10-K and incorporated herein by
                             reference).
         4.2.3            -- Third Amendment to Indenture dated as of March 30, 1999 by and among FelCor Lodging Limited Partnership, FelCor
                             Lodging Trust Incorporated, the Subsidiary Guarantors
                             named therein, who are signatories thereto and SunTrust
                             Bank, Atlanta (filed as Exhibit 4.7.3 to FelCor Lodging
                             Trust Incorporated's Form 10-Q for the quarter ended
                             March 31, 1999 (the "March 1999 10-Q"), and incorporated
                             herein by reference).
         4.2.4            -- Second Supplemental Indenture dated as of August 1, 2000 by and among Partnership, the General Partner, the
                             Subsidiary Guarantors named therein, who are signatories
                             thereto, and SunTrust Bank.
         4.3              -- Indenture dated as of September 15, 2000, by and among
                             FelCor Lodging Limited Partnership, FelCor Lodging Trust
                             Incorporated, the Subsidiary Guarantors named therein and
                             SunTrust Bank, as Trustee.
         5.1              -- Opinion of Jenkens & Gilchrist, a Professional
                             Corporation.
        10.1              -- Form of Lease Agreement between FelCor Lodging Limited
                             Partnership as Lessor and DJONT Operations, L.L.C. or its
                             subsidiaries ("DJONT") as Lessee (filed as Exhibit 10.2.1
                             to the 1995 10-K and incorporated herein by reference).
        10.1.1            -- Omnibus Lease Amendment Agreement dated as of June 30,
                             1998 among FelCor Lodging Trust Incorporated, FelCor
                             Lodging Limited Partnership, and DJONT to clarify the
                             meaning of Article III of the lease as represented by the
                             actual course of dealing between lessors and lessees
                             under such leases (filed as Exhibit 10.19 to FelCor
                             Lodging Trust Incorporated's Form 10-Q for the quarter
                             ended June 30, 1998, and incorporated herein by
                             reference).
        10.2              -- Form of Lease Agreement between FelCor Lodging Limited
                             Partnership as Lessor and a subsidiary of Bristol Hotels
                             & Resorts ("BHR") as Lessee (the "Bristol Lease
                             Agreement") (filed as Exhibit 10.3 to the 1998 10-K and
                             incorporated herein by reference).
        10.2.1            -- Amended and Restated Master Hotel Agreement dated as of
                             July 27, 1998 among FelCor Lodging Limited Partnership,
                             FelCor Lodging Trust Incorporated, BHR and the lessors
                             and lessees named therein (filed as Exhibit 10.17 to
                             FelCor Lodging Trust Incorporated's Form 8-K dated August
                             10, 1998, and incorporated herein by reference).
        10.3              -- Employment Agreement dated as of July 28, 1994 between
                             FelCor Lodging Trust Incorporated and Hervey A. Feldman
                             (filed as Exhibit 10.7 to the 1994 10-K/A and
                             incorporated herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
        10.4              -- Employment Agreement dated as of July 28, 1994 between
                             FelCor Lodging Trust Incorporated and Thomas J. Corcoran,
                             Jr. (filed as Exhibit 10.8 to the 1994 10-K/A and
                             incorporated herein by reference).
        10.5              -- Restricted Stock and Stock Option Plan of FelCor Lodging
                             Trust Incorporated (filed as Exhibit 10.9 to the 1994
                             10-K/A and incorporated herein by reference).
        10.6              -- Savings and Investment Plan of FelCor Lodging Trust
                             Incorporated (filed as Exhibit 10.10 to the 1994 10-K/A
                             and incorporated herein by reference).
        10.7              -- 1995 Restricted Stock and Stock Option Plan of FelCor
                             Lodging Limited Partnership (filed as Exhibit 10.9.2 to
                             the 1995 10-K and incorporated herein by reference).
        10.8              -- Non-Qualified Deferred Compensation Plan, as amended and restated July 1999 (filed as Exhibit 10.9 to FelCor
                             Lodging Trust Incorporated's Form 10-Q for the quarter
                             ended September 30, 1999 (the "September 1999 10-Q") and
                             incorporated herein by reference).
        10.9              -- 1998 Restricted Stock and Stock Option Plan (filed as
                             Exhibit 4.2 to FelCor Lodging Trust Incorporated's
                             Registration Statement on Form S-8 (File No. 333-66041)
                             and incorporated herein by reference).
        10.10             -- Second Amended and Restated 1995 Equity Incentive Plan
                             (filed as Exhibit 99.1 to FelCor Lodging Trust
                             Incorporated's Post-Effective Amendment on Form S-3 to
                             Form S-4 Registration Statement (File No. 333-50509) (the
                             "FelCor Form S-4") and incorporated herein by reference).
        10.11             -- Amended and Restated Stock Option Plan for Non-Employee
                             Directors (filed as Exhibit 99.2 to FelCor Lodging Trust
                             Incorporated's Post-Effective Amendment on Form S-3 to
                             the FelCor Form S-4 and incorporated herein by
                             reference).
        10.12             -- Form of Severance Agreement for executive officers and
                             certain key employees of FelCor Lodging Trust
                             Incorporated (filed as Exhibit 10.13 to the 1998 10-K and
                             incorporated herein by reference).
        10.13             -- Agreement dated as of April 15, 1995 among FelCor Lodging
                             Trust Incorporated, FelCor Lodging Limited Partnership,
                             FelCor, Inc., Thomas J. Corcoran, Jr. and Hervey A.
                             Feldman relating to purchase of securities (filed as
                             Exhibit 10.15 to FelCor Lodging Trust Incorporated's
                             Registration Statement on Form S-11 (File No. 33-91870)
                             and incorporated herein by reference).
        10.14             -- Credit Agreement dated as of February 6, 1996 by and
                             among FelCor Lodging Limited Partnership, as borrower,
                             Holdings and FelCor Lodging Trust Incorporated, as
                             guarantors, and Canadian Imperial Bank of Commerce, as
                             agent (filed as Exhibit 10.30 to FelCor Lodging Trust
                             Incorporated's Form 8-K dated May 1, 1996, and
                             incorporated herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
        10.15             -- Voting and Cooperation Agreement dated as of March 23,
                             1998 among FelCor Lodging Limited Partnership, Bristol,
                             Bass America Inc., Holiday Corporation and United/Harvey
                             Holdings, L.P. (filed as Exhibit 99.7 to the FelCor Form
                             S-4 and incorporated herein by reference).
        10.16             -- Spin-Off Agreement dated as of March 23, 1998 among
                             Bristol, Bristol Hotel Management Corporation and Bristol
                             Hotel and Resorts, Inc., as agreed to by FelCor Lodging
                             Trust Incorporated (filed as Exhibit 99.8 to the FelCor
                             Form S-4 and incorporated herein by reference).
        10.17             -- Stockholders' and Registration Rights Agreement dated as of July 27, 1998 by and among FelCor Lodging Trust
                             Incorporated, Bass America, Inc., Holiday Corporation,
                             Bass plc, United/Harvey Investors I, L.P., United/Harvey
                             Investors II, L.P., United/Harvey Investors III, L.P.,
                             United/Harvey Investors IV, L.P., and United/ Harvey
                             Investors V, L.P. (filed as Exhibit 10.18 to FelCor
                             Lodging Trust Incorporated's Form 8-K dated August 10,
                             1998, and incorporated herein by reference).
        10.18             -- Fifth Amended and Restated Credit Agreement dated as of
                             August 1, 2000 among FelCor Lodging Trust Incorporated
                             and FelCor Lodging Limited Partnership, as Borrower, the
                             Lenders party thereto, The Chase Manhattan Bank, as
                             Administrative Agent, Chase Securities, Inc., as Joint
                             Lead Arranger, Joint Book Manager and Syndication Agent,
                             and Bankers Trust Company, as Joint Lead Arranger, Joint
                             Book Manager and Documentation Agent, Bank of America,
                             N.A. and Wells Fargo Bank, National Association as
                             Documentation Agents.
        10.19             -- Loan Agreement dated as of October 10, 1997 among Bristol
                             Lodging Company, Bristol Lodging Holding Company, Nomura
                             Asset Capital Corporation as administrative agent and
                             collateral agent for Lenders and Bankers Trust Company as
                             co-agent for Lenders (filed as Exhibit 10.10 to the
                             Bristol Hotel Company Annual Report on Form 10-K for the
                             year ended December 31, 1997 and incorporated herein by
                             reference).
        10.19.1           -- First Amendment to Loan Agreement and Ancillary Loan
                             Documents made as of May 28, 1999, among FelCor Lodging
                             Company, L.L.C., FelCor Lodging Holding Company, L.L.C.
                             and LaSalle National Bank, as Trustee for Nomura Asset
                             Securities Corporation Commercial Pass-Through
                             Certificates Series 1998-D6, administrative agent and
                             collateral agent (filed as Exhibit 10.19.1 to the 1999
                             10-K and incorporated herein by reference).
        10.20             -- Deed of Trust, Security Agreement, Assignment of Leases
                             and Rents, Fixture Filing and Financing Statement, dated
                             March 1, 1999, by FelCor Hotel Company II, Ltd., as
                             Grantor, to Howard E. Schreiber, Trustee, in trust for
                             the benefit of Bankers Trust Company, as Beneficiary
                             (filed as Exhibit 10.21 to the March 1999 10-Q, and
                             incorporated herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
        10.21.1           -- Loan Agreement, dated April 1, 1999, among FelCor Lodging
                             Trust Incorporated and FelCor Lodging Limited Partnership
                             as Borrower, and The Lenders Party Thereto and The Chase
                             Manhattan Bank as Administrative Agent and Collateral
                             Agent (filed as Exhibit 10.22.1 to the March 1999 10-Q,
                             and incorporated herein by reference).
        10.21.2           -- Guaranty, dated April 1, 1999, made by each of the named
                             Guarantors therein, who are signatories thereto (filed as
                             Exhibit 10.22.2 to the March 1999 10-Q, and incorporated
                             herein by reference).
        10.21.3           -- Pledge and Security Agreement, dated April 1, 1999, made by each of the named Pledgors therein, who are
                             signatories thereto, in favor of The Chase Manhattan
                             Bank, as Collateral Agent (filed as Exhibit 10.22.3 to
                             the March 1999 10-Q, and incorporated herein by
                             reference).
        10.21.4           -- Second Amendment to Loan Agreement dated as of August 20,
                             1999, among FelCor Lodging Trust Incorporated and FelCor
                             Lodging Limited Partnership, as Borrower, the financial
                             institutions party thereto, and The Chase Manhattan Bank,
                             as administrative agent (filed as Exhibit 10.22.4 to the
                             September 1999 10-Q and incorporated herein by
                             reference).
        10.21.5           -- Third Amendment to Loan Agreement dated as of December 1,
                             1999, among FelCor Lodging Trust Incorporated and FelCor
                             Lodging Limited Partnership, as Borrower, the financial
                             institutions party thereto, and The Chase Manhattan Bank,
                             as Administrative Agent (filed as Exhibit 10.21.4 to the
                             1999 10-K and incorporated herein by reference).
        10.21.6           -- Fourth Amendment to Loan Agreement dated as of August 7,
                             2000, among FelCor Lodging Trust Incorporated and FelCor
                             Lodging Limited Partnership, as Borrower, the financial
                             institutions party thereto, and The Chase Manhattan Bank,
                             as Administrative Agent.
        10.22             -- Form of Mortgage, Security Agreement and Fixture Filing
                             by and between FelCor/CSS Holdings, L.P. as Mortgagor and
                             The Prudential Insurance Company of America as Mortgagee
                             (filed as Exhibit 10.23 to the March 1999 10-Q, and
                             incorporated herein by reference).
        10.22.1           -- Promissory Note dated April 1, 1999, in the original
                             principal amount of $100,000,000 made by FelCor/CSS
                             Holdings, L.P., payable to the order of The Prudential
                             Insurance Company of America (filed as Exhibit 10.23.1 to
                             FelCor Lodging Trust Incorporated's Form 10-Q for the
                             quarter ended June 30, 1999 (the "June 1999 10-Q") and
                             incorporated herein by reference).
        10.23.1           -- Form of six separate Promissory Notes each dated May 12,
                             1999, made by FelCor/MM Holdings, L.P. payable to the
                             order of Massachusetts Mutual Life Insurance Company in
                             the respective original principal amounts of $12,500,000
                             (Embassy Suites-Dallas Market Center), $14,000,000
                             (Embassy Suites-Dallas Love Field), $12,450,000 (Embassy
                             Suites-Tempe), $11,550,000 (Embassy Suites-Anaheim),
                             $8,900,000 (Embassy Suites-Palm Desert), $15,600,000
                             (Embassy Suites-Deerfield Beach) (filed as Exhibit
                             10.24.1 to the June 1999 10-Q and incorporated herein by
                             reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
        10.23.2           -- Form of Deed of Trust, Security Agreement and Fixture
                             Filing, each dated as of May 12, 1999, from FelCor/MM
                             Holdings, L.P., as Borrower, in favor of Fidelity
                             National Title Insurance Company, as Trustee, and
                             Massachusetts Mutual Life Insurance Company, as
                             Beneficiary, each covering a separate hotel and securing
                             one of the separate Promissory Notes described in Exhibit
                             10.24.1, also executed by FelCor/CSS Holdings, L.P. with
                             respect to the Embassy Suites-Anaheim and Embassy
                             Suites-Deerfield Beach, and by FelCor Lodging Limited
                             Partnership with respect to the Embassy Suites-Palm
                             Desert (filed as Exhibit 10.24.2 to the June 1999 10-Q
                             and incorporated herein by reference).
        10.24             -- Form Deed of Trust and Security Agreement and Fixture
                             Filing with Assignment of Leases and Rents, each dated as
                             of April 20, 2000, from FelCor/MM S-7 Holdings, L.P., as
                             Mortgagor, in favor of Massachusetts Mutual Life
                             Insurance Company and Teachers Insurance and Annuity
                             Association of America, as Mortgagee, each covering a
                             separate hotel and securing one of the separate
                             Promissory Notes described in Exhibit 10.24.2 (filed as
                             Exhibit 10.24 to FelCor Lodging Trust Incorporated's Form
                             10-Q for the quarter ended June 30, 2000 (the "June 2000
                             10-Q"), and incorporated herein by reference).
        10.24.1           -- Form of Accommodation Cross-Collateralization Mortgage
                             and Security Agreement, each dated as of April 20, 2000,
                             executed by FelCor/MM S-7 Holdings, L.P., in favor of
                             Massachusetts Mutual Life Insurance Company and Teachers
                             Insurance and Annuity Association of America (filed as
                             Exhibit 10.24.1 to the June 2000 10-Q and incorporated
                             herein by reference).
        10.24.2           -- Form of fourteen separate Promissory Notes each dated
                             April 20, 2000, each made by FelCor/MM S-7 Holdings,
                             L.P., each separately payable to the order of
                             Massachusetts Mutual Life Insurance Company and Teachers
                             Insurance and Annuity Association of America,
                             respectively, in the respective original principal
                             amounts of $13,500,000 (Phoenix (Crescent), Arizona),
                             $13,500,000 (Phoenix (Crescent), Arizona), $6,500,000
                             (Cypress Creek/Ft. Lauderdale, Florida), $6,500,000
                             (Cypress Creek/Ft. Lauderdale, Florida), $9,000,000
                             (Atlanta Galleria, Georgia), $9,000,000 (Atlanta
                             Galleria, Georgia), $12,500,000 (Chicago O'Hare Airport,
                             Illinois), $12,500,000 (Chicago O'Hare Airport,
                             Illinois), $3,500,000 (Lexington, Kentucky), $3,500,000
                             (Lexington, Kentucky), $17,000,000 (Philadelphia Society
                             Hill, Philadelphia), $17,000,000 (Philadelphia Society
                             Hill, Philadelphia), $10,500,000 (South Burlington,
                             Vermont), and, $10,500,000 (South Burlington, Vermont)
                             (filed as Exhibit 10.24.2 to the June 2000 10-Q and
                             incorporated herein by reference).

        EXHIBIT
         NUMBER                              DESCRIPTION OF EXHIBIT
        -------                              ----------------------
        10.25             -- Form Deed of Trust and Security Agreement, each dated as of May 2, 2000, from each of FelCor/CMB Buckhead Hotel,
                             L.L.C., FelCor/CMB Marlborough Hotel, L.L.C., FelCor/CMB
                             Deerfield Hotel, L.L.C., FelCor/ CMB Corpus Holdings,
                             L.P., FelCor/CMB Orsouth Holdings, L.P., FelCor/CMB New
                             Orleans Hotel, L.L.C., FelCor/CMB Piscataway Hotel,
                             L.L.C., and FelCor/CMB SSF Holdings, L.P., each as
                             Borrower, in favor of The Chase Manhattan Bank, as
                             Beneficiary, each covering a separate hotel and securing
                             one of the separate Promissory Notes described in Exhibit
                             10.25.1 (filed as Exhibit 10.25 to the June 2000 10-Q and
                             incorporated herein by reference).
        10.25.1           -- Form of eight separate Promissory Notes each dated May 2,
                             2000, made by FelCor/CMB Buckhead Hotel, L.L.C.,
                             FelCor/CMB Marlborough Hotel, L.L.C., FelCor/CMB
                             Deerfield Hotel, L.L.C., FelCor/ CMB Corpus Holdings,
                             L.P., FelCor/CMB Orsouth Holdings, L.P., FelCor/CMB New
                             Orleans Hotel, L.L.C., FelCor/CMB Piscataway Hotel,
                             L.L.C., and FelCor/CMB SSF Holdings, L.P., each
                             separately payable to the order of The Chase Manhattan
                             Bank in the respective original principal amounts of
                             $38,250,000 (Atlanta Buckhead, Georgia), $20,500,000
                             (Boston Marlborough, Massachusetts), $16,575,000 (Chicago
                             Deerfield, Illinois), $5,338,000 (Corpus Christi, Texas),
                             $25,583,000 (Orlando South, Florida), $32,650,000 (New
                             Orleans, Louisiana), $20,728,000 (Piscataway, New
                             Jersey), and $26,268,000 (South San Francisco,
                             California) (filed as Exhibit 10.25.1 to the June 2000
                             10-Q and incorporated herein by reference).
        10.26             -- Registration Rights Agreement dated as of September 8,
                             2000 among FelCor Lodging Trust Incorporated, FelCor
                             Lodging Limited Partnership, Deutsche Banc Securities
                             Inc., Chase Securities Inc., Morgan Stanley & Co.
                             Incorporated, Banc of America Securities LLC, Banc One
                             Capital Markets, Inc., Credit Lyonnais Securities (USA)
                             Inc. and Scotia Capital (USA) Inc.
        12.1              -- Statement of Computation of Ratios.
        21.1              -- List of Subsidiaries of the Registrant.
        23.1              -- Consent of Jenkens & Gilchrist, a Professional
                             Corporation (included in Exhibit 5.1).
        23.2              -- Consent of PricewaterhouseCoopers LLP
        24.1              -- Power of Attorney (set forth on signature page).
        25.1              -- Statement of Eligibility of SunTrust Bank, as Trustee.
        27.1              -- Financial Data Schedule of FelCor Lodging Limited
                             Partnership (Six Months Ended June 30, 2000).
        27.2              -- Financial Data Schedule of FelCor Lodging Limited
                             Partnership (Year Ended December 31, 1999).
        27.3              -- Financial Data Schedule of FelCor Lodging Trust
                             Incorporated (Six Months Ended June 30, 2000).
        27.4              -- Financial Data Schedule of FelCor Lodging Trust
                             Incorporated (Year Ended December 31, 1999).
        99.1              -- Form of Letter of Transmittal.